Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

EXACT SCIENCES CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☒	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Exact Sciences Corporation

5505 Endeavor Lane

Madison, Wisconsin 53719

January 9, 2026

Dear Stockholder:

You are cordially invited to attend a special meeting of stockholders (which, including any adjournments or postponements thereof, we refer to as the “Special Meeting”) of Exact Sciences Corporation, a Delaware corporation (which we refer to as “Exact,” the “Company,” “we,” “us” and “our”), to be held solely by remote communication, via live audio webcast, on February 20, 2026, beginning at 10:00 a.m., Central Time (unless the Special Meeting is adjourned or postponed). Exact stockholders will be able to attend and vote at the Special Meeting by remote communication by visiting www.virtualshareholdermeeting.com/EXAS2026SM. There will be no physical location for the Special Meeting. For purposes of attendance at the Special Meeting, references in the accompanying proxy statement to “present” or “presence” will mean present or presence at the Special Meeting by remote communication, and references to “attend” or “attendance” will mean to attend or be in attendance at the Special Meeting by remote communication.

At the Special Meeting, you will be asked to consider and vote on (a) a proposal (which we refer to as the “Merger Agreement Proposal”) to adopt the Agreement and Plan of Merger, dated as of November 19, 2025, as it may be amended from time to time (which we refer to as the “Merger Agreement”), by and among Exact, Abbott Laboratories, an Illinois corporation (which we refer to as “Abbott”), and Badger Merger Sub I, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Abbott (which we refer to as “Merger Sub”), (b) a proposal (which we refer to as the “Compensation Proposal”) to approve, on an advisory (nonbinding) basis, the compensation that may be paid or become payable to Exact’s named executive officers that is based on or otherwise related to the Merger Agreement and the transactions contemplated by the Merger Agreement and (c) a proposal (which we refer to as the “Adjournment Proposal”) to approve any adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the Special Meeting to approve the Merger Agreement Proposal. Pursuant to the terms of the Merger Agreement, and subject to the terms and conditions set forth therein, Merger Sub will merge with and into Exact (which we refer to as the “Merger”), with Exact continuing as the surviving corporation in the Merger and as a direct, wholly owned subsidiary of Abbott.

The Merger Agreement provides that, subject to certain exceptions, each share of common stock, par value $0.01 per share, of Exact (which we refer to as “Exact common stock”) issued and outstanding immediately prior to the effective time of the Merger (which we refer to as the “Effective Time”) will, at the Effective Time, be converted into and will thereafter represent the right to receive $105.00 in cash (which we refer to as the “Per Share Merger Consideration”), without interest and subject to any required tax withholding.

If the Merger is completed, you will be entitled to receive the Per Share Merger Consideration, without interest and less any applicable tax withholding, for each share of Exact common stock that you own immediately prior to the Effective Time (unless you have properly demanded appraisal in accordance with Section 262 of the General Corporation Law of the State of Delaware (which we refer to as the “DGCL”) and have not failed to perfect or otherwise effectively withdrawn or lost the right to appraisal).

The Board of Directors of Exact (which we refer to as the “Board of Directors”), after considering the factors more fully described in the enclosed proxy statement, has unanimously (a) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable and in the best interests of Exact and Exact’s stockholders, and declared the Merger Agreement to be advisable pursuant to Section 251(b) of the DGCL, (b) authorized and approved the execution, delivery and performance of the

Merger Agreement by and on behalf of Exact, (c) resolved to recommend that Exact stockholders adopt the Merger Agreement and approve the transactions contemplated thereby and (d) directed that the Merger Agreement be submitted to Exact stockholders for adoption. The Board of Directors unanimously recommends that you vote (1) “FOR” the Merger Agreement Proposal, (2) “FOR” the Compensation Proposal and (3) “FOR” the Adjournment Proposal.

The accompanying proxy statement provides detailed information about the Special Meeting, the Merger Agreement and the Merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement.

The proxy statement also describes the actions and determinations of the Board of Directors in connection with its evaluation of the Merger Agreement and the Merger. You should carefully read and consider the entire proxy statement and its annexes, including the Merger Agreement, as they contain important information about, among other things, the Merger and how it affects you.

Your vote is very important, regardless of the number of shares of Exact common stock that you own. We cannot complete the Merger unless the Merger Agreement Proposal is approved by the affirmative vote of the holders of a majority of the outstanding shares of Exact common stock entitled to vote thereon at the Special Meeting.

Please vote as promptly as possible, whether or not you expect to attend the Special Meeting. If you hold your shares of Exact common stock through an account with a bank, broker or other nominee, please follow the instructions on the voting instruction form furnished by the bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the Merger Agreement Proposal, without your instructions. If you hold your shares of Exact common stock as a holder of record, please submit a proxy to have your shares voted as promptly as possible by (a) logging onto the website identified on your proxy card and following the instructions to vote online, (b) dialing the toll-free number shown on your proxy card and following the instructions to vote by telephone or (c) completing, dating and signing your proxy card and returning it in the postage-prepaid envelope provided. If you attend and vote at the Special Meeting, your vote will revoke any proxy that you have previously submitted.

If you have any questions or need assistance voting your shares, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders, please call toll-free: (877) 687-1865

Banks and Brokerage Firms, please call: (212) 750-5833

On behalf of the Board of Directors, I thank you for your support and appreciate your consideration of these matters.

Sincerely,

Kevin Conroy
Chairman, President and Chief Executive Officer

Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated January 9, 2026, and, together with the enclosed form of proxy, is first being mailed to Exact stockholders on or about January 9, 2026.

Exact Sciences Corporation

5505 Endeavor Lane

Madison, Wisconsin 53719

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 20, 2026

Notice is hereby given that a special meeting of stockholders (which, including any adjournments or postponements thereof, we refer to as the “Special Meeting”) of Exact Sciences Corporation, a Delaware corporation (which we refer to as “Exact,” the “Company,” “we,” “us” and “our”), will be held solely by remote communication, via live audio webcast, on February 20, 2026, beginning at 10:00 a.m., Central Time (unless the Special Meeting is adjourned or postponed). Exact stockholders will be able to attend and vote at the Special Meeting by remote communication by visiting www.virtualshareholdermeeting.com/EXAS2026SM, which we refer to as the “Special Meeting website.” There will be no physical location for the Special Meeting. For purposes of attendance at the Special Meeting, references in this notice and the accompanying proxy statement to “present” or “presence” will mean present or presence at the Special Meeting by remote communication, and references to “attend” or “attendance” will mean to attend or be in attendance at the Special Meeting by remote communication. The Special Meeting is being held for the following purposes:

1.

to consider and vote on a proposal (which we refer to as the “Merger Agreement Proposal”) to adopt the Agreement and Plan of Merger, dated as of November 19, 2025, as it may be amended from time to time (which we refer to as the “Merger Agreement”), by and among Exact, Abbott Laboratories, an Illinois corporation (which we refer to as “Abbott”), and Badger Merger Sub I, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Abbott (which we refer to as “Merger Sub”);

2.

to consider and vote on a proposal (which we refer to as the “Compensation Proposal”) to approve, on an advisory (nonbinding) basis, the compensation that may be paid or become payable to Exact’s named executive officers that is based on or otherwise related to the Merger Agreement and the transactions contemplated by the Merger Agreement; and

3.

to consider and vote on a proposal (which we refer to as the “Adjournment Proposal”) to approve any adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the Special Meeting to approve the Merger Agreement Proposal.

Pursuant to the terms of the Merger Agreement, and subject to the terms and conditions set forth therein, Merger Sub will merge with and into Exact (which we refer to as the “Merger”), with Exact continuing as the surviving corporation in the Merger and as a direct, wholly owned subsidiary of Abbott. A copy of the Merger Agreement is attached as Annex A to the accompanying proxy statement.

The Board of Directors of Exact (which we refer to as the “Board of Directors”) has fixed the close of business on January 9, 2026 as the record date for the Special Meeting. Only holders of record of common stock, par value $0.01 per share, of Exact (which we refer to as “Exact common stock”) as of the record date for the Special Meeting are entitled to notice of, and to vote at, the Special Meeting. A list of stockholders entitled to notice of the Special Meeting will be open to examination by any stockholder at any time during the Special Meeting through a link on the Special Meeting website.

The Board of Directors unanimously recommends that you vote (1) “FOR” the Merger Agreement Proposal, (2) “FOR” the Compensation Proposal and (3) “FOR” the Adjournment Proposal.

Please vote as promptly as possible, whether or not you expect to attend the Special Meeting. If you hold your shares of Exact common stock through an account with a bank, broker or other nominee (that is, you are the beneficial owner of shares held in “street name”), please follow the instructions on the voting instruction form furnished by the bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the Merger Agreement Proposal, without your instructions. If you hold your shares of Exact common stock as a holder of record, please submit a proxy to have your shares voted as promptly as possible by (a) logging onto the website identified on your proxy card and following the instructions to vote online, (b) dialing the toll-free number shown on your proxy card and following the instructions to vote by telephone or (c) completing, dating and signing your proxy card and returning it in the postage-prepaid envelope provided. If you attend and vote at the Special Meeting, your vote will revoke any proxy that you have previously submitted. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote “FOR” the Merger Agreement Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.

You will be able to attend the Special Meeting by visiting the Special Meeting website and entering a 16-digit control number. If you hold your shares of Exact common stock as a holder of record, your 16-digit control number will be printed on your proxy card. If instead you hold your shares of Exact common stock through an account with a bank, broker or other nominee (that is, you are the beneficial owner of shares held in “street name”), your bank, broker or other nominee may provide you with your 16-digit control number on the voting instruction form it furnishes to you; otherwise, you should contact your bank, broker or other nominee (preferably at least five business days before the date of the Special Meeting) to obtain a legal proxy that will permit you to attend, and vote at, the Special Meeting.

By Order of the Board of Directors,

James Herriott
Senior Vice President, General Counsel and Secretary
January 9, 2026

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE (1) OVER THE INTERNET, (2) BY TELEPHONE OR (3) BY COMPLETING, DATING AND SIGNING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. You may revoke your proxy or change your vote before the Special Meeting in the manner described in the accompanying proxy statement.

If you fail to grant your proxy electronically over the internet or by telephone or by returning your proxy card (or, if your shares are held in the name of a bank, broker or other nominee, if you fail to provide voting instructions to the bank, broker or other nominee) and you do not attend the Special Meeting, your shares of Exact common stock will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the Merger Agreement Proposal, but, assuming a quorum is present, will have no effect on the Compensation Proposal or the Adjournment Proposal.

You should carefully read and consider the entire accompanying proxy statement and its annexes, including the Merger Agreement, along with all of the documents incorporated by reference into the accompanying proxy statement, as they contain important information about, among other things, the Merger and how it affects you. If you have any questions concerning the Merger Agreement, the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of Exact common stock, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders, please call toll-free: (877) 687-1865

Banks and Brokerage Firms, please call: (212) 750-5833

i

ii

SUMMARY

This summary highlights selected information from this proxy statement related to the Merger (as defined below) and may not contain all of the information that is important to you. To understand the Merger more fully and for a more complete description of the legal terms of the Merger, you should carefully read and consider this entire proxy statement and the annexes to this proxy statement, including the Merger Agreement (as defined below), along with all of the documents to which we refer in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section of this proxy statement titled “Where You Can Find More Information.” A copy of the Merger Agreement is attached as Annex A to this proxy statement. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger.

Except as otherwise specifically noted in this proxy statement, “Exact,” the “Company,” “we,” “us,” “our” and similar words refer to Exact Sciences Corporation. Throughout this proxy statement, we refer to Abbott Laboratories, an Illinois corporation, as “Abbott,” Badger Merger Sub I, Inc., a Delaware corporation, as “Merger Sub,” and Exact, Abbott and Merger Sub each as a “party” and together as the “parties.” In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated as of November 19, 2025, as it may be amended from time to time, by and among Exact, Abbott and Merger Sub as the “Merger Agreement”; our common stock, par value $0.01 per share, as “Exact common stock”; the holders of shares of Exact common stock as “Exact stockholders”; and the special meeting of Exact stockholders for which this proxy statement is being delivered as the “Special Meeting.” Unless indicated otherwise, any capitalized term used herein but not otherwise defined herein has the meaning assigned to such term in the Merger Agreement.

Parties Involved in the Merger (see page 28)

Exact Sciences Corporation

Exact is a leading provider of cancer screening and diagnostics tests that assist patients and healthcare providers in making timely, informed decisions before, during and after a cancer diagnosis. Our growing product line includes well-established brands such as Cologuard and Oncotype DX, along with innovative solutions like the Cancerguard test for multi-cancer early detection and the Oncodetect test for molecular residual disease and recurrence monitoring. Our flagship screening product, the Cologuard test, is a patient-friendly, non-invasive, stool-based DNA screening test that utilizes a multitarget approach to detect DNA and hemoglobin biomarkers associated with colorectal cancer and pre-cancer. Our precision oncology portfolio delivers actionable genomic insights to inform prognosis and cancer treatment after a diagnosis. Through our product offerings, we work to enable patients to take a more active role in their cancer care and for providers to easily order tests, interpret results and personalize medicine by applying real-world evidence and guideline recommendations.

Exact was incorporated on February 10, 1995, in the state of Delaware. Exact common stock is listed for trading on The Nasdaq Stock Market LLC (which we refer to as the “Nasdaq”) under the symbol “EXAS.” Exact’s principal executive offices are located at 5505 Endeavor Lane, Madison, Wisconsin 53719, and its telephone number is (608) 284-5700.

Abbott Laboratories

Abbott is a global healthcare leader that helps people live more fully at all stages of life. Abbott’s portfolio of life-changing technologies spans the spectrum of healthcare, with leading businesses and products in diagnostics, medical devices, nutritionals and branded generic medicines. Abbott’s 114,000 colleagues serve people in more than 160 countries.

Abbott was incorporated on March 6, 1900, in the state of Illinois. Common shares of Abbott, without par value (which we refer to as “Abbott common shares”) are listed for trading on the New York Stock Exchange (which we refer to as the “NYSE”) under the symbol “ABT.” Abbott common shares are also listed on NYSE Texas and traded on various regional and electronic exchanges. Outside of the United States, Abbott common shares are listed for trading on the SIX Swiss Exchange. Abbott’s principal executive offices are located at 100 Abbott Park Road, Abbott Park, Illinois 60064, and its telephone number is (224) 667-6100.

Badger Merger Sub I, Inc.

Merger Sub is a Delaware corporation and a direct, wholly owned subsidiary of Abbott. Merger Sub was incorporated on November 18, 2025, solely for the purpose of entering into the Merger Agreement and, subject to the terms and conditions thereof, consummating the Merger and the other transactions contemplated by the Merger Agreement. Merger Sub has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement.

The Merger (see page 64)

On the terms and subject to the conditions set forth in the Merger Agreement, and in accordance with the General Corporation Law of the State of Delaware (which we refer to as the “DGCL”), at the Effective Time (as defined below), Merger Sub will merge with and into Exact (which we refer to as the “Merger”), the separate existence of Merger Sub will cease, and Exact will continue as the surviving corporation in the Merger (which we refer to as the “Surviving Corporation”). As a result of the Merger, Exact will become a direct, wholly owned subsidiary of Abbott, and Exact common stock will no longer be publicly traded and, following the Merger, will be delisted from the Nasdaq. In addition, following the Merger, Exact common stock will be deregistered under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”), and Exact will no longer file periodic or other reports with the U.S. Securities and Exchange Commission (which we refer to as the “SEC”). If the Merger is consummated, holders of Exact common stock prior to the Merger will not own any shares of the Surviving Corporation. The Merger will become effective at such time as the certificate of merger relating to the Merger (which we refer to as the “Certificate of Merger”) has been filed with the Secretary of State of the State of Delaware in accordance with the DGCL, or at such later time as may be agreed by the parties and specified in the Certificate of Merger. We refer to the time at which the Merger becomes effective as the “Effective Time.”

Merger Consideration (see page 65)

Treatment of Exact Common Stock

At the Effective Time, by virtue of the Merger and without any action on the part of Exact, Abbott or Merger Sub or any of their respective equityholders:

•

each share of Exact common stock issued and outstanding immediately prior to the Effective Time (other than Excluded Shares, Converted Shares and Dissenting Shares, as each such term is defined below) will be converted into and will thereafter represent the right to receive $105.00 in cash (which we refer to as the “Per Share Merger Consideration,” and in the aggregate for all such shares of Exact common stock, we refer to as the “Merger Consideration”), without interest and subject to any required tax withholding;

•

each share of Exact common stock owned by Exact, Abbott or Merger Sub immediately prior to the Effective Time (which we refer to collectively as the “Excluded Shares”) will be cancelled and will cease to exist and no consideration will be paid or delivered in exchange therefor; and

•	each share of Exact common stock owned by any direct or indirect wholly owned subsidiary of Abbott (other than Merger Sub) or of Exact immediately prior to the Effective Time (which we refer to collectively as the “Converted Shares”), will be converted into a number of shares of stock of the Surviving Corporation such that each such subsidiary will own the same percentage of the outstanding capital stock of the Surviving Corporation immediately following the Effective Time as such subsidiary owned in Exact immediately prior to the Effective Time, and no other consideration will be paid or delivered in exchange therefor.

If any shares of Exact common stock that are issued and outstanding immediately prior to the Effective Time are held by Exact stockholders who are entitled to appraisal rights under Section 262 of the DGCL (which we refer to as “Section 262”), and who have properly demanded appraisal in accordance with Section 262 and have not failed to perfect or otherwise effectively withdrawn or lost the right to appraisal (which we refer to collectively as the “Dissenting Shares”), such Dissenting Shares will not be converted into or represent the right to receive the Per Share Merger Consideration, and the holders thereof will instead be entitled only to receive such consideration as may be determined pursuant to Section 262. If any such holder fails to perfect or effectively withdraws or loses such right or if a court of competent jurisdiction determines that such holder is not entitled to the relief provided by Section 262, then each Dissenting Share held by such holder will thereupon be treated as if it had been converted into, at the Effective Time, the right to receive the Per Share Merger Consideration in accordance with the Merger Agreement. For more information, please see the section of this proxy statement titled “Appraisal Rights.”

At or prior to the Effective Time, Abbott will deposit, or cause to be deposited, with a bank or trust company reasonably acceptable to Exact and appointed by Abbott to act as a paying agent pursuant to the Merger Agreement (which we refer to as the “Paying Agent”), in trust for the benefit of holders of Exact common stock and non-employee Exact equity award holders, cash in United States dollars sufficient to pay the Merger Consideration in exchange for all of the shares of Exact common stock, and all Cash-Out Exact Equity Awards (as defined below) held by non-employee Exact equity award holders, in each case, that are outstanding immediately prior to the Effective Time (other than the Excluded Shares, Converted Shares and Dissenting Shares). For information on the procedure for surrendering share certificates to the Paying Agent in exchange for the Per Share Merger Consideration and the procedures for payment of the Per Share Merger Consideration in respect of book-entry shares, please refer to the section of this proxy statement titled “The Merger Agreement—Surrender and Payment.”

Treatment of Exact Equity Awards

At the Effective Time, by virtue of the Merger and without any action on the part of Exact, Abbott or Merger Sub or any of their respective equityholders:

•

Each option to purchase shares of Exact common stock granted under an Exact stock plan (which we refer to as an “Exact Option”) that is outstanding and unexercised as of immediately prior to the Effective Time, all of which are vested, will be cancelled and, in the case of any such option the per-share exercise price of which is less than the Per Share Merger Consideration, converted into the right to receive a cash payment equal to the number of shares of Exact common stock for which such option is exercisable multiplied by the excess of the Per Share Merger Consideration over the per-share exercise price of the Exact Option, less any applicable tax withholding. Any Exact Option with a per share exercise price that is equal to or greater than the Per Share Merger Consideration will be automatically cancelled for no consideration.

•

Each share of Exact common stock subject to vesting, repurchase or other lapse restriction granted under an Exact stock plan (which we refer to as an “Exact Restricted Stock Award”) that is outstanding as of immediately prior to the Effective Time will be deemed to be fully vested and will be converted into the right to receive the Per Share Merger Consideration, less any applicable tax withholding.

•	Each restricted stock unit granted under an Exact stock plan (which we refer to as an “Exact RSU Award”) that is outstanding as of immediately prior to the Effective Time and that either (a) was granted prior to November 19, 2025 (the date of the Merger Agreement), or (b) is held by a current or former non-employee director of Exact (which we refer to as a “Cash-Out RSU Award”), will be deemed to be fully vested and will be automatically cancelled and converted into the right to receive the Per Share Merger Consideration in respect of each share of Exact common stock subject to such Cash-Out RSU Award, less any applicable tax withholding. Each Exact RSU Award that is not a Cash-Out RSU Award (i.e., any Exact RSU Award granted on or after November 19, 2025 that is not held by a current or former non-employee director) will be assumed by Abbott as an Abbott restricted stock unit (which we refer to as an “Assumed RSU Award”), with the number of Abbott common shares underlying such an Assumed RSU Award determined based on the Per Share Merger Consideration divided by the average closing price of an Abbott common share for the 10 consecutive trading days ending on and including the trading day immediately preceding the Effective Time.

•

Each performance share unit granted under an Exact stock plan (which we refer to as an “Exact PSU Award”) that is outstanding as of immediately prior to the Effective Time will be deemed to be fully vested and will be automatically cancelled and converted into the right to receive a cash payment equal to the Per Share Merger Consideration in respect of each share of Exact common stock subject to such Exact PSU Award, with the number of shares of Exact common stock determined based on the following actual levels of achievement of applicable target levels as of November 19, 2025: (a) for Exact PSU Awards granted in 2023, 225% of the target level, (b) for Exact PSU Awards granted in 2024, 104% of the target level, and (c) for Exact PSU Awards granted in 2025, 218% of the target level, less any applicable tax withholding.

•

Each deferred stock unit granted under an Exact stock plan (which we refer to as an “Exact DSU Award”) that is outstanding as of immediately prior to the Effective Time will be deemed to be fully vested and will be automatically cancelled and converted into the right to receive the Per Share Merger Consideration in respect of each share of Exact common stock subject to such Exact DSU Award, less any applicable tax withholding.

We refer to the Exact Options, shares subject to Exact Restricted Stock Awards, Cash-Out RSU Awards, Exact PSU Awards and Exact DSU Awards collectively as the “Cash-Out Exact Equity Awards.”

Following the Effective Time, each Assumed RSU Award will remain subject to the same terms and conditions as applied to the corresponding Exact RSU Award (including with respect to double-trigger vesting protections, but excluding single-trigger vesting by reason of the occurrence of the Effective Time). Pursuant to the terms of Exact’s 2025 Omnibus Long-Term Incentive Plan (which we refer to as the “2025 LTIP”), if a participant’s employment is terminated, including Exact’s executive officers, without “cause” or by the recipient under circumstances that would constitute “good reason” (each as defined in the 2025 LTIP), in each case, within one year following a change in control, all outstanding Assumed RSU Awards held by such recipient would fully vest upon such termination of employment.

Treatment of the Exact Employee Stock Purchase Plan

With respect to Exact’s employee stock purchase plan (which we refer to as the “Exact ESPP”), (a) no new offering periods will commence following November 19, 2025 (the date of the Merger Agreement), and, to the extent not already provided for under the terms of the Exact ESPP as of November 19, 2025, no employees of Exact or any other persons will be permitted to begin participating in the Exact ESPP, and no participants will be permitted to increase elective deferrals in respect of the current offering period under the Exact ESPP, in each case after November 19, 2025, (b) any offering period under the Exact ESPP in effect immediately prior to November 19, 2025 will terminate no later than five business days prior to the Effective Time, and amounts credited to the accounts of participants will be used to purchase shares of Exact common stock on the earlier of the scheduled purchase date for such offering period and the date that is five business days prior to the Effective

Time, in either case, in accordance with the terms of the Exact ESPP, (c) such shares of Exact common stock will be treated as other outstanding shares of Exact common stock in accordance with the Merger Agreement and (d) the Exact ESPP will be terminated effective as of immediately prior to the Effective Time, contingent upon the occurrence of the closing of the Merger (which we refer to as the “Closing”).

Material U.S. Federal Income Tax Consequences of the Merger (see page 59)

The exchange of Exact common stock for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. Accordingly, a U.S. Holder (as defined in the section of this proxy statement titled “Proposal 1: Adoption of the Merger Agreement—Material U.S. Federal Income Tax Consequences of the Merger”) that exchanges shares of Exact common stock for cash in the Merger generally will recognize gain or loss in an amount equal to the difference, if any, between the amount of cash that such U.S. Holder receives in the Merger with respect to such shares and such U.S. Holder’s adjusted tax basis in such shares. For more information, please refer to the section of this proxy statement titled “Proposal 1: Adoption of the Merger Agreement—Material U.S. Federal Income Tax Consequences of the Merger.”

This proxy statement contains a general discussion of certain U.S. federal income tax consequences of the Merger. That discussion does not address any non-income tax consequences, nor does it address state, local, non-U.S. or other tax consequences or the consequences to holders who are subject to special treatment under U.S. federal income tax law. You should consult your tax advisor to determine the particular tax consequences to you of the Merger.

Appraisal Rights (see page 99)

Under the DGCL, if the Merger is consummated, Dissenting Shares held by stockholders who do not vote in favor of the Merger Agreement Proposal (as defined below) and who properly exercise and perfect their demands for appraisal under Section 262 will not be converted into the right to receive the Per Share Merger Consideration, but instead the holders of such Dissenting Shares will be entitled to receive such consideration as is determined pursuant to Section 262. Stockholders considering seeking appraisal should be aware that the fair value of their shares of Exact common stock as determined pursuant to Section 262 could be more than, the same as or less than the Per Share Merger Consideration payable pursuant to the Merger Agreement if they did not seek appraisal of their shares. Due to the complexity of the procedures for exercising the right to seek appraisal of shares of Exact common stock, stockholders who are considering exercising appraisal rights or who wish to preserve their right to do so are encouraged to seek the advice of legal counsel and to review the text of Section 262 carefully and in its entirety. The full text of Section 262 may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. For more information, please see the section of this proxy statement titled “Appraisal Rights.”

Financing of the Merger (see page 82)

The consummation of the Merger is not conditioned on Abbott’s or Merger Sub’s ability to obtain financing for the Merger. Abbott and Merger Sub have represented in the Merger Agreement that Abbott has or will have, as of the Closing, sufficient cash to pay the Merger Consideration, including payments to be made to the holders of Exact equity awards, and to consummate the other transactions contemplated by the Merger Agreement and perform all of its obligations thereunder.

On November 19, 2025, in connection with the execution of the Merger Agreement, Abbott entered into a commitment letter, dated as of November 19, 2025 (which we refer to as the “Commitment Letter”), with Morgan Stanley Senior Funding, Inc. (which we refer to as the “Commitment Party”), pursuant to which the

Commitment Party committed to provide, subject to the terms and conditions of the Commitment Letter, up to $20,000,000,000 of senior unsecured bridge loans.

For more information, please see the sections of this proxy statement titled “The Merger Agreement—Financing of the Merger” and “The Merger Agreement—Financing Cooperation.”

Regulatory Approvals Required for the Merger (see page 62)

Subject to the terms and conditions of the Merger Agreement, each of Exact and Abbott has agreed to (and to cause its respective subsidiaries to) use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable law to consummate the Merger and the other transactions contemplated by the Merger Agreement, including obtaining all approvals, consents, registrations, waivers, permits, authorizations, clearances, orders and other confirmations from governmental authorities or third parties that are necessary, proper or advisable to consummate the Merger and the other transactions contemplated by the Merger Agreement. These include requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (which we refer to as the “HSR Act”), and certain other specified filings, approvals and clearances under the antitrust laws of other jurisdictions as described further below.

HSR Act

The Merger is subject to the HSR Act. A transaction such as the Merger that is notifiable under the HSR Act may not be completed until the expiration of a 30-day waiting period following the parties’ filings of their respective HSR Act notification and report forms or the early termination of that waiting period. If the Federal Trade Commission (which we refer to as the “FTC”) or the Antitrust Division of the Department of Justice (which we refer to as the “DOJ”) issues a request for additional information and documentary materials (which we refer to as a “Second Request”) prior to the expiration of the initial waiting period, the transaction cannot close until the parties substantially comply with the Second Request and observe a second waiting period, which is 30 days by statute but can be extended by agreement or terminated earlier. The parties made the filings required under the HSR Act on January 6, 2026, and the initial 30-day waiting period will expire at 11:59 p.m., Eastern Time, on February 5, 2026, unless extended or earlier terminated.

At any time before or after the consummation of the Merger, notwithstanding the termination or expiration of the waiting period under the HSR Act, the FTC or the DOJ could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the Merger, seeking divestiture of substantial assets of the parties, or requiring the parties to license or hold separate assets or terminate existing relationships and contractual rights. In addition, at any time before or after the completion of the Merger, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the Merger or seeking divestiture of substantial assets of the parties. U.S. state attorneys general and private parties may also seek to take legal action under the antitrust laws under certain circumstances. We cannot be certain that a challenge to the Merger will not be made or that, if a challenge is made, we will prevail.

Other Regulatory Clearances

In addition to clearance under the HSR Act, the Merger is also subject to the filing or receipt of the necessary notices, clearances, approvals, waivers or consents under the antitrust and competition laws (including applicable health care entity notice of material change and other similar laws) in certain specified U.S. states and non-U.S. jurisdictions. We refer to these notices, clearances, approvals, waivers and consents collectively as the “Other Regulatory Approvals.”

In each case, the Merger cannot be completed until the parties obtain the necessary clearances or approvals to consummate the Merger or the applicable waiting periods have expired or been terminated. The parties have agreed to cooperate with each other and use their reasonable best efforts to make the necessary filings in connection with these regulatory clearances and approvals as promptly as practicable and advisable. The relevant regulatory authorities could take such actions under the applicable regulatory laws as they deem necessary or desirable, including seeking divestiture of substantial assets of the parties, requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights, or requiring the parties to commit to certain undertakings with respect to the operations of Abbott or Exact after the Closing.

Conditions to the Closing of the Merger (see page 89)

The respective obligations of each party to effect the Merger are subject to the satisfaction, or waiver (if permissible under applicable law) by Exact and Abbott, at or prior to the Closing of the following conditions:

•

the adoption of the Merger Agreement by the affirmative vote of holders of a majority of the outstanding shares of Exact common stock entitled to vote thereon (which we refer to as the “Stockholder Approval”) shall have been obtained;

•

the waiting period under the HSR Act applicable to the Merger (or any extension thereof, including the expiration or termination of any applicable timing agreement entered into with a governmental authority) shall have expired or been terminated and all Other Regulatory Approvals shall have been obtained and made, as the case may be, and shall be in full force and effect, without the imposition of any Burdensome Condition (as defined in the section of this proxy statement titled “The Merger Agreement—Regulatory Efforts and Related Matters”) (which condition described in this bullet point we refer to as the “Regulatory Approvals Condition”); and

•

no laws shall have been enacted, enforced, entered, adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order shall have been issued by a court or other governmental authority and remain in effect, having the effect of restraining, enjoining, making illegal or otherwise prohibiting consummation of the Merger (such laws and orders, we refer to collectively as “Restraints,” and such condition described in this bullet point, we refer to as the “Absence of Legal Restraints Condition”).

In addition, the obligations of Abbott and Merger Sub to effect the Merger are subject to the satisfaction, or waiver (if permissible under applicable law) by Abbott, at or prior to the Closing of the following conditions:

•	the accuracy of the representations and warranties of Exact contained in the Merger Agreement (generally subject to certain materiality qualifications);

•

Exact having performed or complied in all material respects with all covenants and agreements required to be performed by it or complied with by it under the Merger Agreement at or prior to the Closing;

•

since November 19, 2025 (the date of the Merger Agreement), no Material Adverse Effect (as described in the section of this proxy statement titled “The Merger Agreement—Representations and Warranties”) having occurred; and

•	Abbott having received a certificate of a duly authorized officer of Exact certifying the matters described in the preceding three bullet points.

In addition, the obligations of Exact to effect the Merger are subject to the satisfaction, or waiver (if permissible under applicable law) by Exact, at or prior to the Closing of the following conditions:

•	the accuracy of the representations and warranties of Abbott and Merger Sub contained in the Merger Agreement (generally subject to certain materiality qualifications);

•

each of Abbott and Merger Sub having performed or complied in all material respects with all covenants and agreements required to be performed by it or complied with by it under the Merger Agreement at or prior to the Closing; and

•	Exact having received a certificate of a duly authorized officer of Abbott certifying the matters described in the preceding two bullet points.

Required Stockholder Approval (see page 24)

Merger Agreement Proposal. The proposal to adopt the Merger Agreement (which we refer to as the “Merger Agreement Proposal”) can only be approved by the affirmative vote of the holders of a majority of the outstanding shares of Exact common stock entitled to vote thereon.

Compensation Proposal. The proposal to approve, on an advisory (nonbinding) basis, the compensation that may be paid or become payable to Exact’s named executive officers that is based on or otherwise related to the Merger Agreement and the transactions contemplated by the Merger Agreement (which we refer to as the “Compensation Proposal”) can only be approved by the affirmative vote of the holders of a majority of the voting power present or represented by proxy and voting at a stockholders’ meeting where a quorum is present.

Adjournment Proposal. The proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the Special Meeting to approve the Merger Agreement Proposal (which we refer to as the “Adjournment Proposal”) can only be approved by the affirmative vote of the holders of a majority of the voting power present or represented by proxy and voting at a stockholders’ meeting where a quorum is present.

As of the close of business on the Record Date (as defined below), our executive officers and directors beneficially owned and were entitled to vote, in the aggregate, approximately 2,867,354 shares of Exact common stock, representing approximately 1.5% of the shares of Exact common stock outstanding.

We currently expect that our executive officers and directors will vote all of their respective shares of Exact common stock (1) “FOR” the Merger Agreement Proposal, (2) “FOR” the Compensation Proposal and (3) “FOR” the Adjournment Proposal.

The Special Meeting (see page 23)

Date, Time and Place

The Special Meeting will be held solely by remote communication, via live audio webcast, on February 20, 2026, beginning at 10:00 a.m., Central Time (unless the Special Meeting is adjourned or postponed). Exact stockholders will be able to attend and vote at the Special Meeting by remote communication by visiting www.virtualshareholdermeeting.com/EXAS2026SM. There will be no physical location for the Special Meeting.

Record Date; Shares Entitled to Vote; Quorum

Only Exact stockholders as of the record date, which is the close of business on January 9, 2026 (which we refer to as the “Record Date”), are entitled to notice of the Special Meeting and to vote at the Special Meeting. As of the close of business on the Record Date, there were approximately 190,810,202 shares of Exact common stock outstanding and entitled to vote at the Special Meeting.

The presence in person or by proxy of the holders of a majority of the shares of Exact common stock issued and outstanding and entitled to vote at the Special Meeting (determined as of the Record Date) constitutes a quorum for the purpose of conducting business at the Special Meeting. In the event that a quorum is not present at the Special Meeting, it is expected that the Special Meeting will be adjourned to solicit additional proxies, subject to the limitations under the Merger Agreement on adjournments of the Special Meeting.

Board of Directors’ Recommendation (see page 26)

The Board of Directors of Exact (which we refer to as the “Board of Directors”) has unanimously (a) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable and in the best interests of Exact and Exact’s stockholders, and declared the Merger Agreement to be advisable pursuant to Section 251(b) of the DGCL, (b) authorized and approved the execution, delivery and performance of the Merger Agreement by and on behalf of Exact, (c) resolved to recommend that Exact stockholders adopt the Merger Agreement and approve the transactions contemplated thereby and (d) directed that the Merger Agreement be submitted to Exact stockholders for adoption.

The Board of Directors unanimously recommends that you vote (1) “FOR” the Merger Agreement Proposal, (2) “FOR” the Compensation Proposal and (3) “FOR” the Adjournment Proposal.

Opinion of Centerview Partners LLC (see page 40)

Exact retained Centerview Partners LLC, which is referred to in this proxy statement as “Centerview,” as a financial advisor to the Board of Directors in connection with the proposed Merger and the other transactions contemplated by the Merger Agreement, which are collectively referred to as the “Transaction” throughout this section, the summary of Centerview’s opinion in the section of this proxy statement titled “Proposal 1: Adoption of the Merger Agreement—Opinion of Centerview Partners LLC” and in the section of this proxy statement titled “Proposal 1: Adoption of the Merger Agreement—Certain Matters Relating to XMS.” In connection with this engagement, the Board of Directors requested that Centerview evaluate the fairness, from a financial point of view, to the holders of shares of Exact common stock (other than (a) each share of Exact common stock owned by Exact, Abbott or Merger Sub, (b) each share of Exact common stock owned by any direct or indirect wholly owned subsidiary of Abbott (other than Merger Sub) or of Exact and (c) Dissenting Shares (the shares of Exact common stock referred to in clauses (a) through (c), together with any shares of Exact common stock held by any affiliate of Exact or Abbott, are collectively referred to as “Fairness Opinion Excluded Shares” throughout this section and the summary of Centerview’s opinion in the section of this proxy statement titled “Proposal 1: Adoption of the Merger Agreement—Opinion of Centerview Partners LLC”)) of the Per Share Merger Consideration proposed to be paid to such holders pursuant to the Merger Agreement. On November 19, 2025, Centerview rendered to the Board of Directors its oral opinion, which was subsequently confirmed by delivery of a written opinion dated November 19, 2025, that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth therein, the Per Share Merger Consideration proposed to be paid to the holders of shares of Exact common stock (other than Fairness Opinion Excluded Shares) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.

The full text of Centerview’s written opinion, dated November 19, 2025, which describes the various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, is attached as Annex B and is incorporated herein by reference. Centerview’s financial advisory services and opinion were provided for the information and assistance of the Board of Directors (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction and Centerview’s opinion addressed only the fairness, from a financial point of view, as of the date thereof, to the holders of shares of Exact common stock (other than Fairness Opinion Excluded Shares) of the Per Share Merger Consideration to be paid to such holders pursuant to the Merger Agreement. Centerview’s opinion did not address any other term or aspect of the

Merger Agreement or the Transaction and does not constitute a recommendation to any stockholder of Exact or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transaction or any other matter.

The full text of Centerview’s written opinion should be read carefully in its entirety for a description of the various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion.

Interests of Exact’s Executive Officers and Directors in the Merger (see page 50)

In considering the recommendation of the Board of Directors to vote to approve the Merger Agreement Proposal and the Compensation Proposal, holders of Exact common stock should be aware that the executive officers and directors of Exact may have interests in the Merger that are different from, or in addition to, the interests of holders of Exact common stock generally, including the treatment of outstanding Exact equity awards in connection with the Merger, potential severance benefits, make-whole payments in connection with mitigating the impact of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (which we refer to as the “Code”), and rights to ongoing indemnification and insurance coverage. The Board of Directors was aware of these interests and considered them, among other matters, in evaluating and negotiating the Merger Agreement and in reaching its decision to (a) determine that it is in the best interests of Exact and Exact’s stockholders, and declare it advisable, to enter into the Merger Agreement, (b) authorize and approve the execution, delivery and performance of the Merger Agreement by and on behalf of Exact, (c) recommend that Exact stockholders adopt the Merger Agreement and approve the transactions contemplated thereby and (d) direct that the Merger Agreement Proposal and the Compensation Proposal be submitted to the Exact stockholders for approval at the Special Meeting.

These interests are discussed in more detail in “Proposal 1: Adoption of the Merger Agreement—Interests of Exact’s Executive Officers and Directors in the Merger.”

Non-Solicitation; Acquisition Proposals (see page 76)

During the period commencing on November 19, 2025 (the date of the Merger Agreement) until the Effective Time or, if earlier, the termination of the Merger Agreement in accordance with its terms (which we refer to as the “Interim Period”), Exact has agreed that it will, and will cause each of its subsidiaries to, and will use its reasonable best efforts to cause each representative of Exact and any of its subsidiaries to, (a) immediately cease and cause to be terminated any existing communications, discussions, negotiations and other activities with any person or its representatives (other than Abbott, Merger Sub and their respective representatives) with respect to any Acquisition Proposal (as defined in the section of this proxy statement titled “The Merger Agreement—Non-Solicitation; Acquisition Proposals”), or any inquiry, proposal, offer or indication of interest that could reasonably be expected to lead to any Acquisition Proposal and (b) on or prior to November 20, 2025, (i) terminate and discontinue any access of any person and its representatives (other than Abbott, Merger Sub, Exact or any of their respective representatives) to any data room or similar information-sharing platform containing any of Exact’s or its subsidiaries’ confidential information maintained in connection with a possible Acquisition Proposal and (ii) request the prompt return or destruction of any confidential information previously furnished or made available to such persons and their representatives through such platform or in connection with a possible Acquisition Proposal.

During the Interim Period, Exact has further agreed that it will not, and will cause each of its subsidiaries not to, and will use its reasonable best efforts to cause each representative of Exact and any of its subsidiaries not to, directly or indirectly, (a) initiate, seek, solicit, knowingly facilitate or encourage, or knowingly induce or take any other action designed or intended to lead to, any Acquisition Proposal, (b) enter into, participate or engage in or continue any communications, discussions or negotiations regarding, furnish to any person (other than Abbott and Merger Sub and their respective representatives) any information or data with respect to, furnish to any person (other than Abbott and Merger Sub and their respective representatives) any access to Exact’s or its subsidiaries’ business, books, records, properties or assets with respect to, or otherwise knowingly cooperate with, or take any other action to knowingly facilitate, any Acquisition Proposal, (c) grant any waiver, consent or release under (or terminate, amend or modify) any standstill or similar obligations, except that if the Board of Directors determines in good faith, after consultation with Exact’s outside legal counsel, that the failure to grant any waiver, consent or release with respect to such standstill or similar obligations would be inconsistent with the fiduciary duties of the Board of Directors to the Exact stockholders under Delaware Law, then Exact may grant a waiver, consent or release of such obligations solely to the extent necessary to allow a third person to make an Acquisition Proposal, (d) enter into any letter of intent, memorandum of understanding, agreement in principle, term sheet, merger agreement, acquisition agreement, option agreement or other contract relating to, or providing for, or that could reasonably be expected to lead to, an Acquisition Proposal (in each case, other than a written confidentiality agreement meeting criteria specified in the Merger Agreement, which we refer to as an “Acceptable Confidentiality Agreement”), (e) knowingly take any action to make the provisions of any anti-takeover laws (including the approval of any person becoming an “interested stockholder” pursuant to Section 203 of the DGCL) inapplicable to any transactions contemplated by an Acquisition Proposal (and, to the extent permitted thereunder, Exact will promptly take all steps within its control that are necessary to terminate any waiver that may have been previously granted to any person other than Abbott and Merger Sub under any such provisions) or (f) submit to the Exact stockholders for their approval, adoption or consideration any Acquisition Proposal.

Notwithstanding the prior paragraph, at any time prior to, but not after, receipt of the Stockholder Approval, Exact may, in response to a bona fide written Acquisition Proposal made after November 19, 2025 and prior to the receipt of the Stockholder Approval, which Acquisition Proposal did not result from a material breach of the provisions of the Merger Agreement described in the first paragraph of the section of this proxy statement titled “The Merger Agreement—Board of Directors’ Recommendation; Change in Recommendation,” (a) furnish information and data to the person making such Acquisition Proposal and its representatives pursuant to and in accordance with an Acceptable Confidentiality Agreement and (b) participate and engage in discussions or negotiations with such person and its representatives regarding such Acquisition Proposal, if and only if, in each case of the preceding clauses (a) and (b), the Board of Directors has determined in good faith, after consultation with Exact’s outside legal counsel and financial advisor, that such Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Proposal (as defined in the section of this proxy statement titled “The Merger Agreement—Non-Solicitation; Acquisition Proposals”). All information and data concerning the businesses and operations of Exact or any of its subsidiaries provided by Exact or any of its subsidiaries to any person entering into (or that has entered into) an Acceptable Confidentiality Agreement pursuant to the provisions of the Merger Agreement described in this paragraph, and that has not been previously provided to Abbott, shall be provided by Exact to Abbott prior to or substantially concurrently with the time it is provided to such person.

Exact has also agreed that, as promptly as practicable after the receipt by Exact and, in any case within 24 hours after the receipt thereof, of (a) any Acquisition Proposal, whether orally or in writing, or (b) any request for nonpublic information relating to Exact or any of its subsidiaries in connection with an Acquisition Proposal, or any request to engage in communications, discussions or negotiations with respect to an Acquisition Proposal, Exact will provide written notice to Abbott of such Acquisition Proposal or request, the identity of the person making the Acquisition Proposal or request and the material terms and conditions thereof, including a copy of any such written Acquisition Proposal or request, as applicable. Exact has further agreed that it will keep Abbott informed on a reasonably prompt basis of the status of any such Acquisition Proposal or request and any material modifications or proposed material modifications thereto, and will reasonably promptly, upon receipt or delivery thereof, provide Abbott with copies of all drafts and final versions of definitive or other agreements, and all other written communications exchanged between Exact or any of its subsidiaries or representatives, on the one hand, and the person making the Acquisition Proposal or any of its representatives, on the other hand, that describe any of the material terms and conditions of the Acquisition Proposal (or any amendments or modifications thereto).

At any time prior to, but not after, receipt of the Stockholder Approval, the Board of Directors may effect a Change in Recommendation (as defined in the section of this proxy statement titled “The Merger Agreement—Board of Directors’ Recommendation; Change in Recommendation”) pursuant to the provisions of the Merger Agreement described in the section of this proxy statement titled “The Merger Agreement—Board of Directors’ Recommendation; Change in Recommendation” if an Intervening Event (as described in the section of this proxy statement titled “The Merger Agreement—Board of Directors’ Recommendation; Change in Recommendation”) has occurred and the Board of Directors determines in good faith, after consultation with Exact’s outside legal counsel, that the failure to effect a Change in Recommendation would be inconsistent with the fiduciary duties of the Board of Directors to the Exact stockholders under Delaware Law, subject to compliance with certain procedures set forth in the Merger Agreement (as described below). In addition, at any time prior to, but not after, receipt of the Stockholder Approval, if Exact has received an Acquisition Proposal after November 19, 2025 that did not result from a material breach of the provisions of the Merger Agreement described in the first paragraph of the section of this proxy statement titled “The Merger Agreement—Board of Directors’ Recommendation; Change in Recommendation,” and the Board of Directors determines in good faith, after consultation with Exact’s outside legal counsel and financial advisor, that such Acquisition Proposal constitutes a Superior Proposal, and that the failure to effect a Change in Recommendation or to terminate the Merger Agreement pursuant to the Superior Proposal Termination Right (as defined in the section of this proxy statement titled “The Merger Agreement—Termination of the Merger Agreement”), as applicable, would be inconsistent with the fiduciary duties of the Board of Directors to the Exact stockholders under Delaware Law, then the Board of Directors may, as applicable, effect a Change in Recommendation or cause Exact to terminate the Merger Agreement pursuant to the Superior Proposal Termination Right and, substantially concurrently with such termination, enter into a definitive agreement with respect to such Superior Proposal, subject to compliance with certain procedures set forth in the Merger Agreement (as described below).

The Board of Directors may not effect a Change in Recommendation or terminate the Merger Agreement pursuant to the Superior Proposal Termination Right unless Exact has first provided at least five business days’ advance written notice to Abbott and then complied with certain additional procedures set forth in the Merger Agreement. For more information, please see the sections of this proxy statement titled “The Merger Agreement—Non-Solicitation; Acquisition Proposals” and “The Merger Agreement—Termination of the Merger Agreement.”

Termination of the Merger Agreement (see page 90)

Exact and Abbott have certain rights to terminate the Merger Agreement under customary circumstances, including (a) mutual consent, (b) the Merger having not been consummated by November 19, 2026 (subject to extension under certain circumstances), (c) the imposition of any final, non-appealable Restraint on the consummation of the Merger or making the Merger illegal, (d) the Stockholder Approval having not been obtained upon a vote taken on the adoption of the Merger Agreement at the Special Meeting or any postponement or adjournment thereof, (e) an uncured breach of certain provisions of the Merger Agreement by the other party having occurred (subject to certain materiality qualifications), (f) in the case of Abbott, prior to obtaining the Stockholder Approval, a Change in Recommendation is effected by the Board of Directors and (g) in the case of Exact, the entry by Exact into a definitive agreement with respect to a Superior Proposal. Under certain circumstances, Exact is required to pay Abbott a termination fee of $628,694,446. For more information, please see the sections of this proxy statement titled “The Merger Agreement—Termination of the Merger Agreement” and “The Merger Agreement—Company Termination Fee.”

Effect on Exact if the Merger Is Not Completed (see page 29)

If the Merger Agreement Proposal is not approved by Exact stockholders, or if the Merger is not completed for any other reason:

•	Exact stockholders will not be entitled to, and will not receive, any payment for their shares of Exact common stock pursuant to the Merger Agreement;

•

(a) Exact will remain an independent public company, (b) Exact common stock will continue to be listed and traded on the Nasdaq and registered under the Exchange Act and (c) Exact will continue to file periodic and other reports with the SEC; and

•

under specified circumstances, Exact will be required to pay Abbott a termination fee of $628,694,446 upon the termination of the Merger Agreement, pursuant to the provisions of the Merger Agreement described in the section of this proxy statement titled “The Merger Agreement—Company Termination Fee.”

For more information, please see the section of this proxy statement titled “Proposal 1: Adoption of the Merger Agreement—Effect on Exact if the Merger Is Not Completed.”

QUESTIONS AND ANSWERS

The following questions and answers address some commonly asked questions regarding the Merger, the Merger Agreement and the Special Meeting. These questions and answers may not address all questions that are important to you. You should carefully read and consider the more detailed information contained elsewhere in this proxy statement and the annexes to this proxy statement, including the Merger Agreement, along with all of the documents we refer to in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section of this proxy statement titled “Where You Can Find More Information.”

Q:	Why am I receiving these materials?

A:

On November 19, 2025, Exact, Abbott and Merger Sub entered into the Merger Agreement, pursuant to which, on the terms and subject to the conditions set forth therein, Merger Sub will merge with and into Exact, the separate existence of Merger Sub will cease, and Exact will continue as the Surviving Corporation. As a result of the Merger, Exact will become a direct, wholly owned subsidiary of Abbott. Your vote is required in connection with the Merger.

The Merger requires adoption of the Merger Agreement by the holders of a majority of the outstanding shares of Exact common stock entitled to vote thereon. The Board of Directors is furnishing this proxy statement and the form of proxy to Exact stockholders for the solicitation of proxies to be voted at the Special Meeting in connection with seeking adoption of the Merger Agreement.

Q:	When and where is the Special Meeting?

A:

The Special Meeting will be held solely by remote communication, via live audio webcast, on February 20, 2026, beginning at 10:00 a.m., Central Time (unless the Special Meeting is adjourned or postponed). There will be no physical location for the Special Meeting. Exact stockholders will be able to attend and vote at the Special Meeting by remote communication by visiting www.virtualshareholdermeeting.com/EXAS2026SM (which we refer to as the “Special Meeting website”), and entering a 16-digit control number. If you hold your shares of Exact common stock as a holder of record, your 16-digit control number will be printed on your proxy card. If instead you hold your shares of Exact common stock through an account with a bank, broker or other nominee (that is, you are the beneficial owner of shares held in “street name”), your bank, broker or other nominee may provide you with your 16-digit control number on the voting instruction form it furnishes to you; otherwise, you should contact your bank, broker or other nominee (preferably at least five business days before the date of the Special Meeting) to obtain a legal proxy that will permit you to attend, and vote at, the Special Meeting.

Q:	How can I attend the Special Meeting?

A:

You will be able to attend and vote at the Special Meeting by remote communication by visiting www.virtualshareholdermeeting.com/EXAS2026SM, and entering a 16-digit control number. If you hold your shares of Exact common stock as a holder of record, your 16-digit control number will be printed on your proxy card. If instead you hold your shares of Exact common stock through an account with a bank, broker or other nominee (that is, you are the beneficial owner of shares held in “street name”), your bank, broker or other nominee may provide you with your 16-digit control number on the voting instruction form it furnishes to you; otherwise, you should contact your bank, broker or other nominee (preferably at least five business days before the date of the Special Meeting) to obtain a legal proxy that will permit you to attend, and vote at, the Special Meeting.

Exact stockholders that participate in the Special Meeting via the Special Meeting website will be considered to have attended the Special Meeting and to have been present at the Special Meeting “in person,” including for purposes of determining a quorum and counting votes.

You may begin to log into the Special Meeting website beginning at 9:45 a.m., Central Time, on February 20, 2026. The Special Meeting website is fully supported across browsers (Edge, Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and mobile phones) that have the most updated version of applicable software and plugins installed. Stockholders should ensure that they have a strong internet connection if they intend to attend the Special Meeting. Attendees should allow sufficient time to access the meeting and ensure that they can hear streaming audio prior to the start of the Special Meeting.

If you encounter any difficulties accessing the Special Meeting, please call the technical support number that will be provided on the Special Meeting website. Technical support will be available beginning approximately 15 minutes prior to the start of the Special Meeting and continuing through the conclusion of the Special Meeting.

Q:	What am I being asked to vote on at the Special Meeting?

A:	You are being asked to consider and vote on the following proposals:

•	the Merger Agreement Proposal;

•	the Compensation Proposal; and

•	the Adjournment Proposal.

Q:	Who is entitled to vote at the Special Meeting?

A:

Exact stockholders as of the Record Date, which is the close of business on January 9, 2026, are entitled to notice of the Special Meeting and to vote at the Special Meeting. Each Exact stockholder will be entitled to cast one vote on each matter properly brought before the Special Meeting for each such share owned at the close of business on the Record Date. Attendance at the Special Meeting by remote communication via the Special Meeting website is not required to vote.

Q:	What constitutes a quorum?

A:

As of the Record Date, approximately 190,810,202 shares of Exact common stock were outstanding. The presence in person or by proxy of the holders of a majority of the shares of Exact common stock issued and outstanding and entitled to vote at the Special Meeting (determined as of the Record Date) constitutes a quorum for the purpose of conducting business at the Special Meeting.

Q:	How does the Per Share Merger Consideration compare to the market price of Exact common stock prior to the announcement of the Merger Agreement?

A:

The Per Share Merger Consideration of $105.00 represents a premium of approximately 51% over Exact’s unaffected closing share price on November 18, 2025 (the last full trading day before published news media reports that Abbott was nearing a potential acquisition of Exact, and the highest trading price of Exact common stock for the 52-week period ended November 18, 2025, which 52-week high trading price was recorded on November 18, 2025), and a premium of approximately 77% over the volume weighted average trading price per share of Exact common stock during the period of 60 consecutive trading days ended November 18, 2025. You are encouraged to obtain current market prices of Exact common stock in connection with voting your shares of Exact common stock.

Q:	May I attend and vote at the Special Meeting?

A:

Only Exact stockholders of record as of the Record Date, which is the close of business on January 9, 2026, are entitled to receive notice of, and to vote the shares of Exact common stock they held on the Record Date at, the Special Meeting. To vote your shares of Exact common stock at the Special Meeting, you must attend the Special Meeting by visiting www.virtualshareholdermeeting.com/EXAS2026SM at 10:00 a.m., Central Time, on February 20, 2026. For additional information on how to attend the Special Meeting, please see the answer to the question “How can I attend the Special Meeting?” above.

Even if you plan to attend the Special Meeting, we encourage you to sign, date and return the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the internet or by telephone (in accordance with the instructions detailed in the section of this proxy statement titled “The Special Meeting—Voting at the Special Meeting”) so that your vote will be counted if you later decide not to or become unable to attend the Special Meeting. If you attend and vote at the Special Meeting, your vote will revoke any proxy previously submitted.

Q:	What will I receive if the Merger is completed?

A:

At the Effective Time, you will be entitled to receive the Per Share Merger Consideration of $105.00 in cash, without interest and subject to any required tax withholding, for each share of Exact common stock that you own immediately prior to the Effective Time. For example, if you own 100 shares of Exact common stock immediately prior to the Effective Time, you will receive $10,500.00 in cash in exchange for your shares of Exact common stock (other than Excluded Shares, Converted Shares and Dissenting Shares), without interest and less any applicable tax withholding. Excluded Shares are shares of Exact common stock owned by Exact, Abbott or Merger Sub immediately prior to the Effective Time. Converted Shares are shares of Exact common stock owned by any direct or indirect wholly owned subsidiary of Abbott (other than Merger Sub) or of Exact immediately prior to the Effective Time. Dissenting Shares are shares of Exact common stock issued and outstanding immediately prior to the Effective Time and that are held by Exact stockholders who have properly demanded appraisal in accordance with Section 262 and have not failed to perfect or otherwise effectively withdrawn or lost the right to appraisal.

Q:	What will holders of Exact equity awards receive if the Merger is completed?

A:	Information on the treatment of Exact equity awards can be found in the section of this proxy statement titled “The Merger Agreement—Merger Consideration—Treatment of Exact Equity Awards.”

Q:	What will happen to the Exact ESPP?

A:

Information on the treatment of the Exact ESPP can be found in the section of this proxy statement titled “The Merger Agreement—Merger Consideration—Treatment of the Exact Employee Stock Purchase Plan.”

Q:	What are the material U.S. federal income tax consequences of the Merger to holders of Exact common stock?

A:

The exchange of Exact common stock for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. Accordingly, a U.S. Holder that exchanges shares of Exact common stock for cash in the Merger generally will recognize gain or loss in an amount equal to the difference, if any, between the amount of cash that such U.S. Holder receives in the Merger with respect to such shares and such U.S. Holder’s adjusted tax basis in such shares.

This proxy statement contains a general discussion of certain U.S. federal income tax consequences of the Merger. That discussion does not address any non-income tax consequences, nor does it address state, local, non-U.S. or other tax consequences or the consequences to holders who are subject to special treatment under U.S. federal income tax law. You should consult your tax advisor to determine the particular tax consequences to you of the Merger.

Q:	What vote is required to approve the Merger Agreement Proposal, the Compensation Proposal and the Adjournment Proposal?

A:

The Merger Agreement Proposal can only be approved by the affirmative vote of the holders of a majority of the outstanding shares of Exact common stock entitled to vote thereon. The Compensation Proposal can only be approved by the affirmative vote of the holders of a majority of the voting power present or represented by proxy and voting at a stockholders’ meeting where a quorum is present. The Adjournment Proposal can only be approved by the affirmative vote of the holders of a majority of the voting power present or represented by proxy and voting at a stockholders’ meeting where a quorum is present.

Abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” the Merger Agreement Proposal. If a quorum is present at the Special Meeting, abstentions and broker non-votes, if any, will have no effect on the Compensation Proposal or the Adjournment Proposal.

Q:	What happens if the Merger is not completed?

A:

If the Merger Agreement Proposal is not approved by Exact stockholders, or if the Merger is not completed for any other reason, Exact stockholders will not be entitled to, and will not receive, any payment for their shares of Exact common stock pursuant to the Merger Agreement; Exact will remain an independent public company; Exact common stock will continue to be listed and traded on the Nasdaq and registered under the Exchange Act; and Exact will continue to file periodic and other reports with the SEC; and, under specified circumstances, Exact will be required to pay Abbott a termination fee of $628,694,446 upon the termination of the Merger Agreement, pursuant to the provisions of the Merger Agreement described in the section of this proxy statement titled “The Merger Agreement—Company Termination Fee.”

Q:	Why are Exact stockholders being asked to cast an advisory (nonbinding) vote to approve the Compensation Proposal?

A:

The Exchange Act and applicable SEC rules require Exact to submit a proposal to Exact stockholders to approve, on an advisory (nonbinding) basis, the compensation that may be paid or become payable to Exact’s named executive officers that is based on or otherwise related to the Merger Agreement and the transactions contemplated by the Merger Agreement.

Q:	What will happen if Exact stockholders do not approve the Compensation Proposal at the Special Meeting?

A:

Approval by Exact stockholders of the Compensation Proposal is not a condition to completion of the Merger. Because the vote on the Compensation Proposal is advisory only, it will not be binding on Exact or Abbott. If the Merger Agreement Proposal is approved and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the vote on the Compensation Proposal.

Q:	What do I need to do now?

A:

After you have carefully read and considered the information contained or incorporated by reference into this proxy statement, please vote your shares as soon as possible so that your shares of Exact common stock will be represented at the Special Meeting. Please follow the instructions set forth on the proxy card or, if your shares of Exact common stock are held in “street name,” on the voting instruction form provided by your bank, broker or other nominee. Information on voting procedures can be found in the section of this proxy statement titled “The Special Meeting.”

Q:	Should I surrender my share certificates now?

A:

No. After the Merger is completed, the Paying Agent will send each holder of record of share certificates a letter of transmittal and instructions that explain how to exchange shares of Exact common stock represented by such holder’s share certificates for the Per Share Merger Consideration.

Q:	What happens if I sell or otherwise transfer my shares of Exact common stock after the Record Date, but before the Special Meeting?

A:

The Record Date is earlier than the date of the Special Meeting and the date the Merger is expected to be completed. If you sell or transfer your shares of Exact common stock after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares, and each of you notifies Exact in writing of those special arrangements, you will retain your right to vote those shares at the Special Meeting, but will otherwise transfer ownership of those shares.

To receive the Per Share Merger Consideration, you must hold your shares of Exact common stock through the completion of the Merger. Consequently, if you sell or otherwise transfer your shares of Exact common stock before the Special Meeting, which will be before completion of the Merger, you will not be entitled to receive the Per Share Merger Consideration.

Q:	What is the difference between holding shares as a stockholder of record and holding shares in “street name” as a beneficial owner?

A:

If your shares of Exact common stock are registered directly in your name with Exact’s transfer agent, American Stock Transfer and Trust Company, LLC (which we refer to as “AST”), you are considered the stockholder of record of those shares. The proxy materials for the Special Meeting will be sent directly to you by Exact, and you are entitled to attend and vote at the Special Meeting as a stockholder of record.

If your shares of Exact common stock are held through a bank, broker or other nominee, you are considered the beneficial owner of the shares of Exact common stock held in “street name.” In that case, the proxy materials for the Special Meeting have been forwarded to you by your bank, broker or other nominee that is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following their instructions for voting, and you are also invited to attend and vote at the Special Meeting as described in the answer to the question “How can I attend the Special Meeting?” above.

Q:	How may I vote?

A:	There are four ways to vote if you are a record holder (i.e., you do not hold your shares through a bank, broker or other nominee):

•

By Internet: If you have internet access, the Board of Directors encourages you to vote at www.proxyvote.com in advance of the Special Meeting by following the instructions on the proxy card prior to 11:59 p.m., Eastern Time, on February 19, 2026.

•	By Telephone: As instructed on the proxy card, you can vote by making a toll-free telephone call from the U.S. or Canada to 800-690-6903 prior to 11:59 p.m., Eastern Time, on February 19, 2026.

•

By Mail: If you received your proxy materials by mail, you can vote by completing, dating and signing your proxy card and returning it in the postage-prepaid envelope provided. For your mailed proxy to be counted, we must receive it before 11:59 p.m., Eastern Time, on February 19, 2026.

•

At the Special Meeting: To vote during the Special Meeting, visit the Special Meeting website at www.virtualshareholdermeeting.com/EXAS2026SM and enter the 16-digit control number included in your proxy card. Online access to the Special Meeting will open approximately 15 minutes prior to the start of the Special Meeting. If you encounter any difficulties accessing the Special Meeting during the check-in or meeting time, please call the technical support number that will be provided on the Special Meeting website. Technical support will be available beginning approximately 15 minutes prior to the start of the Special Meeting and continuing through the conclusion of the Special Meeting.

If you hold shares of Exact common stock through an account with a bank, broker or other nominee (that is, if you are the beneficial owner of shares held in “street name”) as of the Record Date, you will receive separate instructions from your bank, broker or other nominee describing how to vote your shares.

Whether or not you plan to attend the Special Meeting, we urge you to vote in advance by proxy to ensure your vote is counted. We encourage you to submit your proxy over the internet or by telephone, both of which are convenient, cost-effective and reliable alternatives to returning a proxy card by mail. You may still attend the Special Meeting and vote during the Special Meeting if you have already voted by proxy.

Please be aware that, although there is no charge for voting your shares of Exact common stock, if you vote electronically over the internet by visiting the website on your proxy card or by telephone by calling the phone number on your proxy card, in each case, you may incur costs such as internet access and telephone charges for which you will be responsible.

Q:	How can I vote the shares of Exact common stock that I hold through Exact’s 401(k) plan?

A:

If you hold Exact common stock through Exact’s 401(k) plan, your proxy card includes the number of shares of Exact common stock allocated to your 401(k) plan account. You will receive information and separate instructions about how to direct the 401(k) plan trustee to vote the shares of Exact common stock allocated to your 401(k) plan account on your behalf, including the applicable deadline for submitting such directions. In general, your voting directions must be received by the 401(k) plan trustee prior to the voting deadline applicable to Exact stockholders generally, in order to allow sufficient time for the trustee to vote the shares of Exact common stock on your behalf. If the 401(k) plan trustee does not receive directions on how to vote the shares of Exact common stock allocated to your 401(k) plan account by the applicable deadline, such shares will not be voted. All participant directions on how to vote the shares of Exact common stock allocated to your 401(k) plan account will be kept confidential by the trustee of the 401(k) plan.

Q:	What is a proxy?

A:

A proxy is an Exact stockholder’s legal designation of another person to vote shares owned by such Exact stockholder on their behalf. If you are an Exact stockholder of record, you can vote by proxy over the internet, by telephone or by mail by following the instructions provided in the enclosed proxy card. If instead you hold your shares of Exact common stock through an account with a bank, broker or other nominee (that is, if you are the beneficial owner of shares held in “street name”), you should follow the voting instructions provided by your bank, broker or other nominee.

Q:	If an Exact stockholder gives a proxy, how are the shares voted?

A:

Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares of Exact common stock in the way that you indicate. When completing the internet or telephone process or the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card, but do not mark one or more of the boxes showing how your shares of Exact common stock should be voted on one or more particular matters, the shares represented by your properly signed proxy with respect to the unmarked matters will be voted (1) “FOR” the Merger Agreement Proposal, (2) “FOR” the Compensation Proposal and (3) “FOR” the Adjournment Proposal.

Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:

No. Your bank, broker or other nominee is not permitted to vote your shares of Exact common stock on any proposal currently scheduled to be considered at the Special Meeting unless you instruct your bank, broker or other nominee on how to vote. You should follow the procedures provided by your bank, broker or other nominee to vote your shares. Without instructions, your shares of Exact common stock will not be voted on such proposals, which will have the same effect as if you voted against the Merger Agreement Proposal, but, assuming a quorum is present, will have no effect on the Compensation Proposal or the Adjournment Proposal.

Q:	What can I do if I change my mind after I vote my shares prior to the Special Meeting?

A:	If you are a stockholder of record, you may revoke your proxy by doing any of the following:

•	voting again by internet or telephone before the closing of the voting facilities at 11:59 p.m., Eastern Time, on February 19, 2026;

•	submitting another properly completed proxy card bearing a later date by mail, provided such proxy card is received no later than 11:59 p.m., Eastern Time, on February 19, 2026;

•

sending written notice that you are revoking your proxy to Exact’s Secretary at 5505 Endeavor Lane, Madison, Wisconsin 53719, provided such written notice is received by 11:59 p.m., Eastern Time, on February 19, 2026; or

•	attending and voting at the Special Meeting by remote communication via the Special Meeting website, although attendance at the Special Meeting will not by itself constitute revocation of a proxy.

If you are a beneficial owner of shares of Exact common stock held through a bank, broker or other nominee, you must follow the specific instructions provided to you by your bank, broker or other nominee to change or revoke any voting instructions you have already given to your bank, broker or other nominee, or you may change your vote by attending the Special Meeting and voting via the Special Meeting website during the Special Meeting. See the answer to the question “How can I attend the Special Meeting?” above.

If you have any questions about how to vote or change your vote, you should contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders, please call toll-free: (877) 687-1865

Banks and Brokerage Firms, please call: (212) 750-5833

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials for the Special Meeting, including multiple copies of this proxy statement and multiple proxy cards or voting instruction forms.

If, for example, you hold your shares of Exact common stock in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold shares of Exact common stock. In that case, you should follow the procedures specified by your bank, broker or other nominee to make sure that you vote all of your shares held in those brokerage accounts.

If, for example, you are a holder of record and your shares of Exact common stock are registered in more than one name, you will receive more than one proxy card. Please submit each separate proxy card that you receive (or cast your vote over the internet or by telephone) by following the instructions set forth in each separate proxy card to ensure that you vote all of the shares of which you are a holder of record.

Q:	Where can I find the voting results for the Special Meeting?

A:

The preliminary voting results for the Special Meeting are expected to be announced at the Special Meeting. In addition, within four business days of the Special Meeting, Exact will file the final voting results of the

Special Meeting (or, if the final voting results have not yet been certified, the preliminary results) with the SEC on a Current Report on Form 8-K.

Q:	Who will solicit and pay the cost of soliciting proxies?

A:

The Board of Directors is soliciting proxies in connection with the Special Meeting, and Exact will bear the cost of soliciting such proxies. Proxies in connection with the Special Meeting may be solicited by officers, directors and regular supervisory and executive employees of Exact, none of whom will receive any additional compensation for such solicitation. Exact has retained Innisfree M&A Incorporated (which we refer to as “Innisfree”) as proxy solicitor to assist with the solicitation of proxies in connection with the Special Meeting, for which Exact estimates it will pay Innisfree a fee of up to $75,000 plus reasonable out-of-pocket costs and expenses.

Proxies in connection with the Special Meeting may be solicited in person, over the internet, by telephone, by mail, by facsimile, by messenger or by other means of communication, including electronic communication. Exact will supply banks, brokers and other nominees that hold shares of Exact common stock of record for beneficial owners with copies of proxy soliciting material in connection with the Special Meeting to be sent to such beneficial owners, in which case these persons will be reimbursed by Exact for their reasonable expenses for completing the sending of such material to beneficial owners.

Q:	When do you expect the Merger to be completed?

A:

The Merger is expected to close before the end of the second calendar quarter of 2026. However, the exact timing of completion of the Merger cannot be predicted because the Merger is subject to the satisfaction or waiver of the conditions to the Closing, which are described below in the section of this proxy statement titled “The Merger Agreement—Conditions to the Closing of the Merger” (and which we refer to as the “Closing Conditions”), many of which are outside of our control.

Q:	How can I obtain additional information about Exact?

A:	You can find more information about Exact from various sources described in the section “Where You Can Find More Information” on page 108 of this proxy statement.

Q:	Who can help answer my questions?

A:	If you have any questions about the Special Meeting, the Merger or how to submit your proxy, or if you would like additional copies of this proxy statement, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders, please call toll-free: (877) 687-1865

Banks and Brokerage Firms, please call: (212) 750-5833

FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements about, among other things, the Merger. Forward-looking statements involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, among others, the following: the possible inability of the parties to consummate the Merger on a timely basis or at all; the possible inability of the parties to satisfy the conditions precedent to consummation of the Merger, including necessary regulatory approvals and the requisite vote by Exact stockholders, on a timely basis or at all; the possible occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the risk that the Merger Agreement may be terminated in circumstances that require Exact to pay a termination fee; the possibility that competing offers may be made; the potential adverse impact on Exact of contractual restrictions under the Merger Agreement that limit Exact’s ability to pursue business opportunities or strategic transactions; risks relating to significant transaction costs associated with the Merger and the possibility that the Merger may be more expensive to complete than anticipated; potential adverse effects of the announcement or pendency of the Merger, or any failure to complete the Merger, on the market price of Exact common stock or on the ability of Exact to develop and maintain relationships with its personnel (including Exact’s ability to attract and retain highly qualified management and other scientific personnel) and customers, suppliers and others with whom it does business or otherwise on Exact’s business, financial condition, results of operations and financial performance; risks related to diversion of management’s attention from Exact’s ongoing business operations due to the Merger; and the risk of litigation and/or regulatory actions related to the Merger or Exact’s business and the outcome of any such litigation or regulatory action.

The risks described above are not exhaustive. Other important risks and uncertainties affecting Exact and its business are described in the Risk Factors sections of Exact’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, and in its other reports filed with the SEC.

You are cautioned not to place undue reliance on any forward-looking statement, which speaks only as of the date of this proxy statement (or as applicable, the date indicated in such statement). Except as required by applicable law. Exact undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

THE SPECIAL MEETING

Date, Time and Place

The Special Meeting will be held solely by remote communication, via live audio webcast, on February 20, 2026, beginning at 10:00 a.m., Central Time (unless the Special Meeting is adjourned or postponed). Exact stockholders will be able to attend and vote at the Special Meeting by remote communication by visiting www.virtualshareholdermeeting.com/EXAS2026SM. There will be no physical location for the Special Meeting.

Purpose of the Special Meeting

At the Special Meeting, we will ask Exact stockholders to consider and vote on the Merger Agreement Proposal, the Compensation Proposal and the Adjournment Proposal.

Attending the Special Meeting

You will be able to attend the Special Meeting by visiting the Special Meeting website at www.virtualshareholdermeeting.com/EXAS2026SM, and entering a 16-digit control number. If you hold your shares of Exact common stock as a holder of record, your 16-digit control number will be printed on your proxy card. If instead you hold your shares of Exact common stock through an account with a bank, broker or other nominee (that is, if you are the beneficial owner of shares held in “street name”), your bank, broker or other nominee may provide you with your 16-digit control number on the voting instruction form it furnishes to you; otherwise, you should contact your bank, broker or other nominee (preferably at least five business days before the date of the Special Meeting) to obtain a legal proxy that will permit you to attend, and vote at, the Special Meeting.

If you plan to attend the Special Meeting, we encourage you to access the Special Meeting website prior to the start time of the meeting to allow time to log in and test your device’s audio system. You may begin to log into the Special Meeting website beginning at 9:45 a.m., Central Time, on February 20, 2026.

The Special Meeting website is fully supported across browsers (Edge, Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and mobile phones) that have the most updated version of applicable software and plugins installed. Stockholders should ensure that they have a strong internet connection if they intend to attend the Special Meeting. Attendees should allow sufficient time to access the meeting and ensure that they can hear streaming audio prior to the start of the Special Meeting.

If you encounter any difficulties accessing the Special Meeting, please call the technical support number that will be provided on the Special Meeting website. Technical support will be available beginning approximately 15 minutes prior to the start of the Special Meeting and continuing through the conclusion of the Special Meeting.

Additional information regarding rules of conduct and other materials for the Special Meeting will be available during the Special Meeting at www.virtualshareholdermeeting.com/EXAS2026SM.

Exact stockholders that participate in the Special Meeting via the Special Meeting website will be considered to have attended the Special Meeting and to have been present at the Special Meeting “in person,” including for purposes of determining a quorum and counting votes. For purposes of attendance at the Special Meeting, references in this proxy statement to “present” or “presence” will mean present or presence at the Special Meeting by remote communication, and references to “attend” or “attendance” will mean to attend or be in attendance at the Special Meeting by remote communication.

Record Date; Shares Entitled to Vote; Quorum

Only Exact stockholders of record as of the Record Date, which is the close of business on January 9, 2026, are entitled to notice of the Special Meeting and to vote at the Special Meeting. As of the Record Date, there were approximately 190,810,202 shares of Exact common stock outstanding and entitled to vote at the Special Meeting.

The presence in person or by proxy of the holders of a majority of the shares of Exact common stock issued and outstanding and entitled to vote at the Special Meeting (determined as of the Record Date) constitutes a quorum for the purpose of conducting business at the Special Meeting. In the event that a quorum is not present at the Special Meeting, it is expected that the Special Meeting will be adjourned to solicit additional proxies, subject to the limitations under the Merger Agreement on adjournments of the Special Meeting.

Vote Required; Abstentions and Broker Non-Votes

Each share of Exact common stock outstanding as of the close of business on the Record Date will be entitled to one vote on each matter voted on at the Special Meeting.

The affirmative vote of the holders of a majority of the outstanding shares of Exact common stock entitled to vote thereon is required to approve the Merger Agreement Proposal. Such approval is a condition to the consummation of the Merger.

At the Special Meeting, assuming a quorum is present, the affirmative vote of the holders of a majority of the voting power present or represented by proxy and voting on the matter is required to approve, on an advisory (nonbinding) basis, the Compensation Proposal.

At the Special Meeting, assuming a quorum is present, the affirmative vote of the holders of a majority of the voting power present or represented by proxy and voting on the matter is required to approve the Adjournment Proposal.

If a quorum is present at the Special Meeting, the failure of any Exact stockholder of record to (a) submit a signed proxy card, (b) grant a proxy over the internet or by telephone (in accordance with the instructions detailed in the section of this proxy statement titled “The Special Meeting—Voting at the Special Meeting”), or (c) attend the Special Meeting will have the same effect as a vote “AGAINST” the Merger Agreement Proposal but will have no effect on the Compensation Proposal or the Adjournment Proposal. If a quorum is present at the Special Meeting, for any Exact stockholder that attends the Special Meeting or is represented by proxy and abstains from voting, such abstention will have the same effect as if the Exact stockholder voted “AGAINST” the Merger Agreement Proposal, but will have no effect on the Compensation Proposal or the Adjournment Proposal.

Banks, brokers and other nominees that hold shares in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokers and other nominees that hold shares in street name for a beneficial owner of those shares are not allowed to exercise voting discretion with respect to the approval of matters that are “non-routine” without specific instructions from the beneficial owner. “Broker non-votes” occur when shares held in street name are present at a stockholder meeting at which at least one item of business is a routine proposal, but the bank, broker or other nominee is not instructed by the beneficial owner of those shares to vote on a particular proposal for which the bank, broker or other nominee does not have discretionary voting power. Under applicable rules, each of the proposals to be voted on at the Special Meeting will be “non-routine,” and, therefore, it is expected that there will be no broker non-votes at the Special Meeting. Accordingly, if you are an Exact stockholder that beneficially owns shares of Exact common stock held in street name, and you do not instruct your bank, broker or other nominee how to vote your shares, your bank, broker or other nominee cannot vote your shares on the Merger Agreement Proposal, the Compensation Proposal or the Adjournment Proposal, and your shares will not be considered present and entitled to vote at the Special Meeting for the purpose of determining whether a quorum is present at the Special Meeting. A broker non-vote, if any, will have the same effect as a vote “AGAINST” the Merger Agreement Proposal and, assuming a quorum is present at the Special Meeting, will have no effect on the Compensation Proposal or the Adjournment Proposal.

Shares Held by Exact’s Executive Officers and Directors

As of the close of business on the Record Date, our executive officers and directors beneficially owned and were entitled to vote, in the aggregate, approximately 2,867,354 shares of Exact common stock, representing approximately 1.5% of the shares of Exact common stock outstanding.

We currently expect that our executive officers and directors will vote all of their respective shares of Exact common stock (1) “FOR” the Merger Agreement Proposal, (2) “FOR” the Compensation Proposal and (3) “FOR” the Adjournment Proposal.

Voting at the Special Meeting

There are four ways to vote if you are a record holder (i.e., you do not hold your shares of Exact common stock through a bank, broker or other nominee):

•

By Internet: If you have internet access, the Board of Directors encourages you to vote at www.proxyvote.com in advance of the Special Meeting by following the instructions on the proxy card prior to 11:59 p.m., Eastern Time, on February 19, 2026.

•	By Telephone: As instructed on the proxy card, you can vote by making a toll-free telephone call from the U.S. or Canada to 800-690-6903 prior to 11:59 p.m., Eastern Time, on February 19, 2026.

•

By Mail: If you received your proxy materials by mail, you can vote by completing, dating and signing your proxy card and returning it in the postage-prepaid envelope provided. For your mailed proxy to be counted, we must receive it before 11:59 p.m., Eastern Time, on February 19, 2026.

•

At the Special Meeting: To vote during the Special Meeting, visit the Special Meeting website at www.virtualshareholdermeeting.com/EXAS2026SM and enter the 16-digit control number included in your proxy card. Online access to the Special Meeting will open approximately 15 minutes prior to the start of the Special Meeting. If you encounter any difficulties accessing the Special Meeting during the check-in or meeting time, please call the technical support number that will be provided on the Special Meeting website. Technical support will be available beginning approximately 15 minutes prior to the start of the Special Meeting and continuing through the conclusion of the Special Meeting.

Although Exact offers multiple voting methods, Exact encourages you to vote over the internet or by telephone, as Exact believes they are the most cost-effective methods. We also recommend that you vote as soon as possible, even if you are planning to attend the Special Meeting, so that the vote count will not be delayed. Both the internet and telephone provide convenient, cost-effective and reliable alternatives to submitting your proxy card by mail. If you choose to vote your shares of Exact common stock over the internet or by telephone, there is no need for you to submit your proxy card by mail. If you hold Exact common stock through Exact’s 401(k) plan, you will receive information and separate instructions about how to direct the 401(k) plan trustee to vote the shares of Exact common stock allocated to your 401(k) plan account on your behalf, including the applicable deadline for submitting such directions. In general, your voting directions must be received by the 401(k) plan trustee prior to the voting deadline applicable to Exact stockholders generally, in order to allow sufficient time for the trustee to vote the shares of Exact common stock on your behalf. If the 401(k) plan trustee does not receive directions on how to vote the shares of Exact common stock allocated to your 401(k) plan account by the applicable deadline, such shares will not be voted. All participant directions on how to vote the shares of Exact common stock allocated to your 401(k) plan account will be kept confidential by the trustee of the 401(k) plan.

All shares of Exact common stock represented by properly signed and dated proxies received by the deadline indicated above will be voted at the Special Meeting in accordance with the instructions of the Exact stockholders. Properly signed and dated proxies that do not contain voting instructions for one or more specific proposals will be voted with respect to the proposals for which instructions are not provided as follows: (1) “FOR” the Merger Agreement Proposal, (2) “FOR” the Compensation Proposal and (3) “FOR” the Adjournment Proposal. If your proxy indicates that you wish to vote in favor of the Merger Agreement Proposal but does not indicate a choice as to the Adjournment Proposal or the Compensation Proposal, your shares of Exact common stock will be voted “FOR” each such proposal. Shares as to which proxies are submitted without a signature will not be counted as present at the Special Meeting and cannot be voted.

If your shares of Exact common stock are registered directly in your name with Exact’s transfer agent, AST, you are considered a stockholder of record with respect to those shares. If instead you hold your shares of Exact common stock through an account with a bank, broker or other nominee (that is, if you are the beneficial owner of shares held in “street name”), you will receive separate instructions from your bank, broker or other nominee describing how to vote your shares. If you are the beneficial owner of shares of Exact common stock held in street name and you do not return your bank’s, broker’s or other nominee’s voting form, do not vote over the internet or telephone through your bank, broker or other nominee, and do not attend and vote at the Special Meeting, it will have the same effect as if you voted “AGAINST” the Merger Agreement Proposal but, assuming a quorum is present, will not have any effect on the Compensation Proposal or the Adjournment Proposal (so long as you do not attend the Special Meeting and abstain from voting on the Merger Agreement Proposal, which would have the same effect as voting “AGAINST” the Merger Agreement Proposal).

Revocability of Proxies

Any proxy given by an Exact stockholder of record may be revoked by doing any of the following:

•	Voting Again by Internet or Telephone: Voting again by internet or telephone before the closing of the voting facilities at 11:59 p.m., Eastern Time, on February 19, 2026.

•

Subsequently Completed Proxy: Submitting another properly completed proxy card bearing a later date by mail, provided such proxy card is received no later than 11:59 p.m., Eastern Time, on February 19, 2026.

•

Written Notice: Sending written notice that you are revoking your proxy to Exact’s Secretary at 5505 Endeavor Lane, Madison, Wisconsin 53719, provided such written notice is received by 11:59 p.m., Eastern Time, on February 19, 2026.

•

At the Special Meeting: Attending and voting at the Special Meeting by remote communication via the Special Meeting website, although attendance at the Special Meeting will not by itself constitute revocation of a proxy.

If you are a beneficial owner of shares of Exact common stock held through a bank, broker or other nominee, you must follow the specific instructions provided to you by your bank, broker or other nominee to change or revoke any voting instructions you have already given to your bank, broker or other nominee, or you may change your vote by attending the Special Meeting and voting via the Special Meeting website during the Special Meeting, as described in the section of this proxy statement titled “The Special Meeting—Attending the Special Meeting.”

Any postponement, adjournment or other delay of the Special Meeting, including for the purpose of soliciting additional proxies, will allow Exact stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting, as postponed, adjourned or delayed.

Board of Directors’ Recommendation

The Board of Directors has duly and unanimously (a) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable and in the best interests of Exact and Exact’s stockholders, and declared the Merger Agreement to be advisable pursuant to Section 251(b) of the DGCL, (b) authorized and approved the execution, delivery and performance of the Merger Agreement by and on behalf of Exact, (c) resolved to recommend that Exact stockholders adopt the Merger Agreement and approve the transactions contemplated thereby and (d) directed that the Merger Agreement be submitted to Exact stockholders for adoption.

The Board of Directors unanimously recommends that you vote (1) “FOR” the Merger Agreement Proposal, (2) “FOR” the Compensation Proposal and (3) “FOR” the Adjournment Proposal.

Solicitation of Proxies

The Board of Directors is soliciting proxies in connection with the Special Meeting, and Exact will bear the cost of soliciting such proxies. Proxies in connection with the Special Meeting may be solicited by officers, directors and regular supervisory and executive employees of Exact, none of whom will receive any additional compensation for such solicitation. Exact has retained Innisfree as proxy solicitor to assist with the solicitation of proxies in connection with the Special Meeting, for which Exact estimates it will pay Innisfree a fee of up to $75,000 plus reasonable out-of-pocket costs and expenses. Proxies in connection with the Special Meeting may be solicited in person, over the internet, by telephone, by mail, by facsimile, by messenger or by other means of communication, including electronic communication. Exact will supply banks, brokers and other nominees that hold shares of Exact common stock of record for beneficial owners with copies of proxy soliciting material in connection with the Special Meeting to be sent to such beneficial owners, in which case these persons will be reimbursed by Exact for their reasonable expenses for completing the sending of such material to beneficial owners.

Appraisal Rights

Under the DGCL, if the Merger is consummated, Dissenting Shares held by stockholders who do not vote in favor of the Merger Agreement Proposal and who properly exercise and perfect their demands for appraisal under Section 262 will not be converted into the right to receive the Per Share Merger Consideration, but instead the holders of such Dissenting Shares will be entitled to receive such consideration as is determined pursuant to Section 262. Stockholders considering seeking appraisal should be aware that the fair value of their shares of Exact common stock as determined pursuant to Section 262 could be more than, the same as or less than the Per Share Merger Consideration payable pursuant to the Merger Agreement if they did not seek appraisal of their shares. Due to the complexity of the procedures for exercising the right to seek appraisal of shares of Exact common stock, stockholders who are considering exercising appraisal rights or who wish to preserve their right to do so are encouraged to seek the advice of legal counsel and to review the text of Section 262 carefully and in its entirety. The full text of Section 262 may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. For more information, please see the section of this proxy statement titled “Appraisal Rights.”

Other Matters

Pursuant to the DGCL and Exact’s bylaws, except as otherwise required by law, only the matters set forth in the notice of the Special Meeting may be brought before the Special Meeting.

Questions and Additional Information

If you have any questions about the Special Meeting, the Merger or how to submit your proxy, or if you would like additional copies of this proxy statement, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders, please call toll-free: (877) 687-1865

Banks and Brokerage Firms, please call: (212) 750-5833

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT

This discussion of the Merger is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger, because it contains important information about the Merger and how it affects you.

Parties Involved in the Merger

Exact Sciences Corporation

5505 Endeavor Lane

Madison, Wisconsin 53719

Exact is a leading provider of cancer screening and diagnostics tests that assist patients and healthcare providers in making timely, informed decisions before, during and after a cancer diagnosis. Our growing product line includes well-established brands such as Cologuard and Oncotype DX, along with innovative solutions like the Cancerguard test for multi-cancer early detection and the Oncodetect test for molecular residual disease and recurrence monitoring. Our flagship screening product, the Cologuard test, is a patient-friendly, non-invasive, stool-based DNA screening test that utilizes a multitarget approach to detect DNA and hemoglobin biomarkers associated with colorectal cancer and pre-cancer. Our precision oncology portfolio delivers actionable genomic insights to inform prognosis and cancer treatment after a diagnosis. Through our product offerings, we work to enable patients to take a more active role in their cancer care and for providers to easily order tests, interpret results and personalize medicine by applying real-world evidence and guideline recommendations.

Exact was incorporated on February 10, 1995, in the state of Delaware. Exact common stock is listed for trading on the Nasdaq under the symbol “EXAS.” Exact’s principal executive offices are located at 5505 Endeavor Lane, Madison, Wisconsin 53719, and its telephone number is (608) 284-5700.

Abbott Laboratories

100 Abbott Park Road

Abbott Park, Illinois 60064

Abbott is a global healthcare leader that helps people live more fully at all stages of life. Abbott’s portfolio of life-changing technologies spans the spectrum of healthcare, with leading businesses and products in diagnostics, medical devices, nutritionals and branded generic medicines. Abbott’s 114,000 colleagues serve people in more than 160 countries.

Abbott was incorporated on March 6, 1900, in the state of Illinois. Abbott common shares are listed for trading on the NYSE under the symbol “ABT.” Abbott common shares are also listed on NYSE Texas and traded on various regional and electronic exchanges. Outside of the United States, Abbott common shares are listed for trading on the SIX Swiss Exchange. Abbott’s principal executive offices are located at 100 Abbott Park Road, Abbott Park, Illinois 60064, and its telephone number is (224) 667-6100.

Badger Merger Sub I, Inc.

100 Abbott Park Road

Abbott Park, Illinois 60064

Merger Sub is a Delaware corporation and a direct, wholly owned subsidiary of Abbott. Merger Sub was incorporated on November 18, 2025, solely for the purpose of entering into the Merger Agreement and, subject to the terms and conditions thereof, consummating the Merger and the other transactions contemplated by the Merger Agreement. Merger Sub has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement.

Certain Effects of the Merger

On the terms and subject to the conditions set forth in the Merger Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub will merge with and into Exact, the separate existence of Merger Sub will cease, and Exact will continue as the Surviving Corporation. As a result of the Merger, Exact will become a direct, wholly owned subsidiary of Abbott, and Exact common stock will no longer be publicly traded and will be delisted from the Nasdaq. In addition, following the Merger, Exact common stock will be deregistered under the Exchange Act, and Exact will no longer file periodic or other reports with the SEC. If the Merger is consummated, holders of Exact common stock prior to the Merger will not own any shares of the Surviving Corporation. For more information, please see the section of this proxy statement titled “Proposal 1: Adoption of the Merger Agreement—Merger Consideration.”

The Effective Time will occur at such time as the Certificate of Merger, in such form as required by, and executed in accordance with, the DGCL, has been filed with the Secretary of State of the State of Delaware, or at such later time as may be agreed by the parties and specified in the Certificate of Merger as the effective time of the Merger in accordance with the DGCL.

Effect on Exact if the Merger Is Not Completed

If the Merger Agreement Proposal is not approved by Exact stockholders, or if the Merger is not completed for any other reason, Exact stockholders will not be entitled to, and will not receive, any payment for their shares of Exact common stock pursuant to the Merger Agreement; Exact will remain an independent public company; Exact common stock will continue to be listed and traded on the Nasdaq and registered under the Exchange Act; Exact will continue to file periodic and other reports with the SEC; and, under specified circumstances, Exact will be required to pay Abbott a termination fee of $628,694,446 upon the termination of the Merger Agreement, pursuant to the provisions of the Merger Agreement described in the section of this proxy statement titled “The Merger Agreement—Company Termination Fee.”

Merger Consideration

Exact Common Stock

At the Effective Time, by virtue of the Merger and without any action on the part of Exact, Abbott or Merger Sub or any of their respective equityholders, each share of Exact common stock issued and outstanding immediately prior to the Effective Time (other than Excluded Shares, Converted Shares and Dissenting Shares) will be converted into and will thereafter represent the right to receive the Per Share Merger Consideration of $105.00 in cash, without interest, and subject to any required tax withholding.

After the Merger is completed, you will have the right to receive the Per Share Merger Consideration in respect of each share of Exact common stock that you own (other than Excluded Shares, Converted Shares and Dissenting Shares) immediately prior to the Effective Time (subject to any required tax withholding), but you will no longer have any rights as an Exact stockholder (except that Exact stockholders who properly exercise and do not withdraw their demands for appraisal will receive appraisal rights under Section 262). For more information, please see the section of this proxy statement titled “Appraisal Rights.”

Treatment of Exact Equity Awards

At the Effective Time, by virtue of the Merger and without any action on the part of Exact, Abbott or Merger Sub or any of their respective equityholders:

•

Each Exact Option that is outstanding and unexercised as of immediately prior to the Effective Time, all of which are vested, will be cancelled and, in the case of any such option the per-share exercise price of which is less than the Per Share Merger Consideration, converted into the right to receive a cash payment equal to the number of shares of Exact common stock for which such option is exercisable multiplied by the excess of the Per Share Merger Consideration over the per-share exercise price of the Exact Option, less any applicable tax withholding. Any Exact Option with a per share exercise price that is equal to or greater than the Per Share Merger Consideration will be automatically cancelled for no consideration.

•

Each Exact Restricted Stock Award that is outstanding as of immediately prior to the Effective Time will be deemed to be fully vested and will be converted into the right to receive the Per Share Merger Consideration, less any applicable tax withholding.

•

Each Cash-Out RSU Award will be deemed to be fully vested and will be automatically cancelled and converted into the right to receive the Per Share Merger Consideration in respect of each share of Exact common stock subject to such Cash-Out RSU Award, less any applicable tax withholding. Each Exact RSU Award that is not a Cash-Out RSU Award (i.e., any Exact RSU Award granted on or after November 19, 2025 that is not held by a current or former non-employee director) will be assumed by Abbott as an Abbott restricted stock unit, with the number of Abbott common shares underlying such an Assumed RSU Award determined based on the Per Share Merger Consideration divided by the average closing price of an Abbott common share for the 10 consecutive trading days ending on and including the trading day immediately preceding the Effective Time.

•

Each Exact PSU Award that is outstanding as of immediately prior to the Effective Time will be deemed to be fully vested and will be automatically cancelled and converted into the right to receive a cash payment equal to the Per Share Merger Consideration in respect of each share of Exact common stock subject to such Exact PSU Award, with the number of shares of Exact common stock determined based on the following actual levels of achievement of applicable target levels as of November 19, 2025: (a) for Exact PSU Awards granted in 2023, 225% of the target level, (b) for Exact PSU Awards granted in 2024, 104% of the target level, and (c) for Exact PSU Awards granted in 2025, 218% of the target level, less any applicable tax withholding.

•

Each Exact DSU Award that is outstanding as of immediately prior to the Effective Time will be deemed to be fully vested and will be automatically cancelled and converted into the right to receive the Per Share Merger Consideration in respect of each share of Exact common stock subject to such Exact DSU Award, less any applicable tax withholding.

Following the Effective Time, each Assumed RSU Award will remain subject to the same terms and conditions as applied to the corresponding Exact RSU Award (including with respect to double-trigger vesting protections, but excluding single-trigger vesting by reason of the occurrence of the Effective Time). Pursuant to the terms of the 2025 LTIP, if a participant’s employment is terminated, including Exact’s executive officers, without “cause” or by the recipient under circumstances that would constitute “good reason” (each as defined in the 2025 LTIP), in each case, within one year following a change in control, all outstanding Assumed RSU Awards held by such recipient would fully vest upon such termination of employment.

Treatment of the Exact Employee Stock Purchase Plan

With respect to the Exact ESPP, (a) no new offering periods will commence following November 19, 2025 (the date of the Merger Agreement), and, to the extent not already provided for under the terms of the Exact ESPP as of November 19, 2025, no employees of Exact or any other persons will be permitted to begin participating in the Exact ESPP, and no participants will be permitted to increase elective deferrals in respect of the current offering period under the Exact ESPP, in each case after November 19, 2025, (b) any offering period under the Exact ESPP in effect immediately prior to November 19, 2025 will terminate no later than five business days prior to the Effective Time, and amounts credited to the accounts of participants will be used to purchase shares of Exact common stock on the earlier of the scheduled purchase date for such offering period and the date that is five business days prior to the Effective Time, in either case, in accordance with the terms of the Exact ESPP, (c) such shares of Exact common stock will be treated as other outstanding shares of Exact common stock in accordance with the Merger Agreement and (d) the Exact ESPP will be terminated effective as of immediately prior to the Effective Time, contingent upon the occurrence of the Closing.

Background of the Merger

As part of Exact’s ongoing consideration and evaluation of its long-term strategic goals and plans, the Board of Directors and members of Exact’s senior management regularly review, consider and assess Exact’s products, operations, research and development initiatives, financial performance, future growth prospects and strategic plans and consider various strategic opportunities, taking into account various factors, including the business, competitive, regulatory, financing and economic environments and developments in Exact’s industry. These reviews, considerations and assessments have included discussions of potential opportunities for business combinations, acquisitions, and other financial and strategic alternatives, and the potential benefits and risks of such potential opportunities compared to the potential benefits and risks of Exact continuing to pursue its strategy as a standalone company without pursuing such potential opportunities.

On March 31, 2025, Kevin Conroy, Chairman of the Board and Chief Executive Officer of Exact, met with Robert B. Ford, Chairman of the Board and Chief Executive Officer of Abbott, in Madison, Wisconsin, over dinner at Mr. Ford’s invitation, which was made on March 26, 2025. Prior to the meeting with Mr. Ford, Mr. Conroy discussed the planned meeting with James Doyle, Exact’s lead independent director, each of the other members of the Board of Directors, and representatives of Centerview and XMS Capital Partners, LLC (which we refer to as “XMS”), Exact’s financial advisors, and representatives of Skadden, Arps, Slate, Meagher & Flom LLP (which we refer to as “Skadden”), counsel to Exact. During the March 31, 2025 meeting, Mr. Ford expressed Abbott’s interest in acquiring Exact. Mr. Conroy responded that Exact was not for sale, that it was not a good time for strategic discussions, and that Exact was focused on executing its strategy as a standalone company, including the launch of several new products in 2025.

On April 1, 2025, during a portion of a regularly scheduled Board of Directors’ committee meeting, Mr. Conroy updated the Board of Directors on his March 31, 2025 meeting with Mr. Ford.

On April 7, 2025, Mr. Ford contacted Mr. Conroy and indicated he was looking forward to the business leadership conference that he and Mr. Conroy were each separately attending on April 8, 2025.

On April 7, 2025, the Board of Directors met, with members of Exact senior management and representatives of Centerview, XMS and Skadden in attendance. Mr. Conroy discussed with the Board of Directors his March 31, 2025 meeting with Mr. Ford and Mr. Ford’s communication from earlier that day. A representative of Skadden reviewed with the directors their fiduciary duties. Representatives of Centerview and XMS discussed possible steps that Exact might take in responding to an acquisition proposal from Abbott and background information regarding Abbott.

On April 8, 2025, at Mr. Ford’s request, Mr. Conroy and Mr. Ford met briefly in person before the start of a business leadership conference. During the meeting, Mr. Ford, without referencing any specific transaction terms, informed Mr. Conroy that Abbott would be submitting a proposal to acquire Exact later that day. Later on April 8, 2025, Mr. Ford sent Mr. Conroy a nonbinding, preliminary proposal for Abbott to acquire Exact at a price of $65 per share of Exact common stock (which we refer to as the “April Proposal”), which represented a premium of approximately 48% to Exact’s closing share price on April 7, 2025. The April Proposal and each subsequent acquisition proposal from Abbott stated that such proposal was not subject to a financing contingency and that Abbott had ready access to the funds necessary to complete the proposed transaction. The April Proposal and each subsequent proposal stated in general terms that Exact’s management and employees were a key element of the value Abbott saw in Exact’s business and expressed confidence that, as part of Abbott, many of those individuals would be able to accelerate the growth and adoption of Exact’s innovative offerings around the globe given the availability of greater resources and scope of relationships available to them.

On April 11, 2025, the Board of Directors met, with members of Exact senior management and representatives of Centerview, XMS and Skadden in attendance, to discuss the April Proposal. Representatives of Centerview summarized the April Proposal and reviewed Centerview’s and XMS’s preliminary financial analysis of the financial terms of the April Proposal. The Board of Directors discussed with Exact senior management and representatives of Centerview, XMS and Skadden the April Proposal and how Exact might respond to the April Proposal, including considerations relating to the timing of the April Proposal, various factors affecting Exact’s stock price at that time and key drivers of Exact’s future growth and potential increases in stockholder value. Following discussion, the Board of Directors determined that it was not the right time to pursue a transaction with Abbott and unanimously resolved to reject the April Proposal. The Board of Directors directed Mr. Conroy to convey the Board of Directors’ position to Mr. Ford, which Mr. Conroy did in a telephone conversation on April 11, 2025.

On April 22, 2025, Mr. Ford contacted Mr. Conroy regarding Exact’s response to the April Proposal, and, on that day, they had a telephone conversation. During that conversation, Mr. Conroy confirmed the Board of Directors’ position that Exact was not for sale, it was not a good time for strategic discussions, and Exact was focused on executing its strategy as a standalone company. Mr. Conroy updated the Board of Directors on his conversation with Mr. Ford at the Board of Directors’ meeting on April 23, 2025.

On each of April 23, 2025 and April 29, 2025, the Board of Directors met, with members of Exact senior management and representatives of Centerview, XMS and Skadden in attendance, to review potential updates to Exact’s existing long-range plan (which had been approved by the Board of Directors in January 2025) to reflect, among other things, the impact of Exact’s improved financial performance during 2025 to date and an improved outlook. Exact senior management presented three updated long-range plan scenarios, with the scenarios presented at the April 29, 2025 meeting having been revised to reflect input from, and discussion with, the Board of Directors at the meeting on April 23, 2025. During these meetings, the Board of Directors discussed the three updated long-range plan scenarios, including their various underlying assumptions, with Exact senior management and received analysis and input on the long-range plan from Exact’s financial advisors. At the meeting on April 29, 2025, representatives of Centerview and XMS presented a preliminary financial analysis of Exact based on the three updated long-range plan scenarios.

On June 2, 2025, Mr. Conroy and Mr. Ford met over breakfast in Chicago, Illinois. The meeting was social in nature and not focused on business matters.

On September 10, 2025, Mr. Conroy and Mr. Ford met near Chicago, Illinois, which meeting was arranged at Mr. Ford’s request. Prior to the meeting, Mr. Conroy discussed the upcoming meeting with Mr. Doyle, each of the other members of the Board of Directors and representatives of Centerview, XMS and Skadden. At the meeting, Mr. Conroy and Mr. Ford discussed a variety of topics, and Mr. Conroy suggested potential opportunities for Exact and Abbott to collaborate. Mr. Ford indicated that the Abbott board of directors had a regularly scheduled meeting later in September and would be considering, among other things, a range of potential opportunities and initiatives. After the meeting, Mr. Conroy updated Mr. Doyle, each of the other members of the Board of Directors, and representatives of Centerview, XMS and Skadden on his meeting with Mr. Ford.

On September 24, 2025, Mr. Ford contacted Mr. Conroy to inform him that he could expect to receive a revised acquisition proposal from Abbott on September 25, 2025.

On September 25, 2025, Mr. Ford sent Mr. Conroy a nonbinding, preliminary proposal for Abbott to acquire Exact at a price of $85 per share (which we refer to as the “September Proposal”), which represented a premium of approximately 60% to Exact’s closing share price on September 24, 2025. Later on September 25, 2025, at a regularly scheduled meeting of the Board of Directors, the Board of Directors discussed the September Proposal and the Board of Directors’ plans to review the September Proposal with Exact’s financial and legal advisors at a subsequent meeting of the Board of Directors.

On October 3, 2025, the Board of Directors met, with members of Exact senior management and representatives of Centerview, XMS and Skadden in attendance, to review a draft of Exact’s updated long-range plan, which was scheduled to be discussed in detail at the Board of Directors’ regularly scheduled meetings on October 28, 2025 and October 29, 2025, and to discuss the September Proposal. Exact senior management reviewed the draft of Exact’s updated long-range plan, which had been revised from the prior long-range plan to reflect, among other things, the impact of Exact’s continued improved financial performance during 2025 to date and an improved outlook, and which reflected Exact senior management’s best view as to Exact’s prospects. Exact senior management reviewed the draft updated long-range plan, including the underlying assumptions and how the different scenarios and assumptions compared to the scenarios that were discussed with the Board of Directors in April 2025. Representatives of Centerview summarized the September Proposal and reviewed Centerview’s and XMS’s preliminary financial analysis of Exact and the financial terms of the September Proposal based on Exact’s draft updated long-range plan. The Board of Directors discussed with Exact senior management and representatives of Centerview, XMS and Skadden the September Proposal and Exact’s response to the proposal. The Board also considered and discussed with Exact senior management and representatives of Centerview, XMS and Skadden whether to contact third parties other than Abbott that might have an interest in a potential strategic transaction involving Exact, including whether to contact the party whose chief executive officer had recently suggested to Mr. Conroy that Exact consider acquiring a portion of the business of such party or otherwise engage in a strategic transaction with such party. Following discussion, the Board of Directors unanimously resolved to reject the September Proposal and authorized Mr. Conroy to communicate to Mr. Ford that the September Proposal was inadequate and that Exact would only engage with Abbott regarding a potential transaction at a price above $100.00 per share. The Board of Directors directed Mr. Conroy to convey the Board of Directors’ position to Mr. Ford, which Mr. Conroy did in a telephone conversation on October 3, 2025.

On October 14, 2025, Mr. Ford and Mr. Conroy had a telephone conversation in which Mr. Ford informed Mr. Conroy that Abbott would be submitting a revised proposal and that Abbott would like to conduct due diligence with respect to Exact to determine whether Abbott would be able to increase its proposed price. During this conversation, Mr. Conroy stated Exact’s position that it would only engage further with Abbott regarding an acquisition of Exact at a price above $100.00 per share. Later on October 14, 2025, Mr. Ford sent Mr. Conroy a nonbinding, preliminary proposal for Abbott to acquire Exact at a price of $93 per share (which we refer to as the “October 14 Proposal”), which represented a premium of approximately 57% to Exact’s closing share price on October 13, 2025.

On October 15, 2025, the Board of Directors met, with members of Exact senior management and representatives of Centerview, XMS and Skadden in attendance, to discuss the October 14 Proposal. A representative of Skadden reviewed with the directors their fiduciary duties. Representatives of Centerview reviewed Centerview’s and XMS’s preliminary financial analyses of Exact and the financial terms of the October 14 Proposal. The Board of Directors discussed with Exact senior management and representatives of Centerview, XMS and Skadden the October 14 Proposal and how Exact might respond to the October 14 Proposal. The Board of Directors also considered and discussed with Exact senior management and representatives of Centerview, XMS and Skadden whether to contact third parties other than Abbott that might have an interest in acquiring Exact. Following discussion, the Board of Directors determined that, while the terms of the October 14 Proposal were insufficient, it would be in the best interests of Exact and its stockholders for Exact to provide Abbott with an opportunity to meet with members of senior management of Exact to learn about Exact’s business, including Exact’s updated long-range plan, to enable Abbott to improve the terms of its proposal, subject to Abbott entering into a confidentiality agreement with customary standstill provisions. The Board of Directors directed Mr. Conroy to convey the Board of Directors’ view to Mr. Ford, which Mr. Conroy did in a telephone conversation on October 15, 2025.

On October 20, 2025, the Board of Directors met, with members of Exact senior management and representatives of Centerview, XMS and Skadden in attendance, to review further Exact’s draft updated long-range plan that had been presented to the Board of Directors at its meeting on October 3, 2025 in anticipation of sharing the plan with Abbott. Exact senior management reviewed the assumptions underlying the draft updated long-range plan, the risks affecting the draft updated long-range plan and the opportunities that could allow Exact to outperform the draft updated long-range plan. Representatives of Centerview then reviewed for the Board of

Directors the limited number of potential strategic and financial acquirers (other than Abbott) that Centerview believed could be interested in acquiring Exact, including such parties’ likely level of interest in, and ability to pursue, such a transaction. Representatives of Centerview also discussed how contacting potentially interested parties could negatively affect Exact’s ongoing discussions with Abbott if Abbott were to learn of any such contact. Following discussion and taking into account, among other things, the analysis of the limited number of potential acquirers (other than Abbott) that might be interested in acquiring Exact, the strategic benefits to Abbott of a transaction with Exact relative to the strategic benefits to other potential acquirers of Exact and how this could affect the price that Abbott was willing to pay to acquire Exact relative to what others might be willing to pay, the heightened chance of a “leak” in the event other potential acquirers were contacted and the risks to Exact’s potential ability to obtain a materially improved all-cash proposal from Abbott with no financing contingency if such a leak were to occur or if Exact were to reach out to other parties and Abbott became aware of such outreach, the Board of Directors determined not to authorize Exact senior management or its advisors to contact potential acquirers (other than Abbott) that might have an interest in acquiring Exact at that time.

On October 21, 2025, Abbott and Exact entered into a confidentiality agreement that contained customary standstill provisions, including standard fall-away provisions.

On October 24, 2025, members of senior management of Exact and Abbott, including Mr. Conroy and Mr. Ford, met in person near Chicago, Illinois. During this meeting, Exact senior management presented certain financial and other information regarding Exact, including with respect to Exact’s updated long-range plan. At the end of the meeting, Mr. Ford informed Mr. Conroy that Abbott planned to consider a potential revised proposal to acquire Exact following Abbott’s review and analysis of Exact’s long-range plan and the other information provided by Exact at the meeting.

On October 26, 2025, Mr. Ford and Mr. Conroy had a telephone conversation in which Mr. Ford informed Mr. Conroy that Abbott would be submitting a revised proposal. During this conversation, Mr. Conroy reiterated Exact’s position that it would only engage further with Abbott regarding an acquisition of Exact at a price above $100.00 per share.

On October 27, 2025, Mr. Ford sent Mr. Conroy a nonbinding, preliminary proposal for Abbott to acquire Exact at a price of $101.00 per share (which we refer to as the “October 27 Proposal”), which represented a premium of approximately 56% to Exact’s closing share price on October 24, 2025.

On October 28, 2025, the Board of Directors met, with members of Exact senior management and representatives of Centerview, XMS and Skadden in attendance, to discuss the October 27 Proposal. Representatives of Centerview reviewed Centerview’s and XMS’s preliminary financial analyses of Exact and the financial terms of the October 27 Proposal. The Board of Directors discussed with Exact senior management and representatives of Centerview, XMS and Skadden the October 27 Proposal and how Exact might respond to the October 27 Proposal. The Board of Directors discussed Exact’s long-range plan and the risks and benefits of Exact continuing to execute its strategy as a standalone company. The Board considered again the possible merits and risks of reaching out to potential acquirers other than Abbott and again determined that doing so would not be in the best interests of Exact or its stockholders, noting, among other things, that the Board of Directors would require any definitive agreement for a transaction with Abbott to permit Exact to accept a superior proposal for Exact if one were to be offered by a different potential acquirer, subject to customary terms. Following discussion, the Board of Directors determined to respond to Abbott that Exact would consider a transaction with Abbott at a price, payable in cash, of no less than $105.00 per share. The Board of Directors directed Mr. Conroy to convey the Board of Directors’ view to Mr. Ford, which Mr. Conroy did in a telephone conversation on October 28, 2025.

In the morning on October 29, 2025, the Board of Directors gathered for a regularly scheduled meeting. During a portion of the meeting, the Board of Directors discussed the status of Exact’s discussions with Abbott.

Later on October 29, 2025, Mr. Ford contacted Mr. Conroy by telephone and informed him that Abbott was prepared to increase its proposal to $105.00 per share. Mr. Ford then sent Mr. Conroy a nonbinding, preliminary proposal for Abbott to acquire Exact at a price of $105.00 per share (which we refer to as the “October 29 Proposal”), which represented a premium of approximately 66% to Exact’s closing share price on October 28, 2025. The October 29 Proposal stated it was Abbott’s final proposal for a potential transaction.

Subsequently, on October 29, 2025, the Board of Directors met again, with members of Exact senior management and representatives of Centerview, XMS and Skadden in attendance, to discuss the October 29 Proposal. Representatives of Centerview reviewed Centerview’s and XMS’s preliminary financial analyses of Exact and the financial terms of the October 29 Proposal. Following discussion, the Board of Directors authorized Exact and its advisors to engage fully with Abbott in order to seek to achieve a transaction on the terms set forth in the October 29 Proposal, subject to approval by the Board of Directors prior to entry into any definitive agreement.

Beginning on November 1, 2025, representatives of Abbott and its advisors conducted due diligence with respect to Exact, including a review of materials in an electronic data room, conference calls with members of Exact management and Exact’s advisors, site visits and submission of written questions.

On November 4, 2025, Wachtell, Lipton, Rosen & Katz (which we refer to as “Wachtell Lipton”), counsel to Abbott, provided Skadden with a draft merger agreement. Thereafter, through November 19, 2025, members of Exact’s and Abbott’s respective management teams, with the assistance of Skadden and Wachtell Lipton, negotiated the terms of the Merger Agreement. During the course of these negotiations, areas of discussion and negotiation between the parties included, among other things, the parties’ required efforts to obtain regulatory approvals, the provisions of the Merger Agreement relating to Exact’s ability to terminate the Merger Agreement and accept a superior proposal, the size and triggers of the Company Termination Fee (as defined in the section of this proxy statement titled “The Merger Agreement—Company Termination Fee”) (Abbott’s initial draft merger agreement proposed a termination fee of 3.75% of Exact’s equity value), the scope of the restrictions applicable to actions taken by Exact during the period between the signing of the Merger Agreement and the consummation of the Merger, the representations and warranties to be made by Exact, and the provisions of the Merger Agreement relating to Exact’s equity awards, employee benefit plans, and retention and severance arrangements and other compensation matters.

On November 7, 2025, Exact and Abbott entered into a clean team confidentiality agreement providing for special procedures for certain sensitive information of Exact provided to Abbott and its representatives.

On November 11, 2025, representatives of the Exact and Abbott management teams, together with Exact’s and Abbott’s respective advisors, met in person in Chicago, Illinois. During this meeting, Exact senior management presented certain financial and other information about Exact, and Abbott and its advisors continued their due diligence with respect to Exact, conducting various functional discussions with Exact management and Exact’s advisors. During the November 11, 2025 meeting, Mr. Conroy and Mr. Ford also met separately to discuss progress to date on the potential transaction, as well as a potential timeline for completing due diligence and negotiations and announcing a transaction. During this discussion, Mr. Ford inquired whether Mr. Conroy would be willing to continue to be involved with Exact or Abbott in a consulting or other capacity following the closing of the proposed transaction, and Mr. Conroy confirmed he would be willing to do so if requested by Mr. Ford.

On November 13, 2025, the Board of Directors met, with members of Exact senior management and representatives of Centerview, XMS and Skadden in attendance, for an update on the potential transaction. Mr. Conroy and other members of Exact senior management provided an update on the due diligence process to date. Mr. Conroy also advised the Board of Directors of his discussion with Mr. Ford regarding Mr. Conroy’s potential post-closing involvement with Exact or Abbott. Representatives of Skadden reviewed with the Board of Directors the status of negotiations with Abbott regarding the proposed merger agreement, including the merger agreement terms applicable to Exact’s ability to accept a superior proposal for Exact if one were to emerge, and various employee compensation and retention matters.

On November 15, 2025 and November 16, 2025, Mr. Conroy and Mr. Ford spoke by telephone to discuss progress to date on the potential transaction and the potential timeline for announcing a transaction.

On November 18, 2025, Centerview provided Exact with a customary disclosure letter, which was subsequently provided to the Board of Directors, that included information related to Centerview’s relationships with Abbott.

Later on November 18, 2025, the Board of Directors met, with members of Exact senior management and representatives of Centerview, XMS and Skadden in attendance, to consider and discuss the proposed transaction with Abbott. During the meeting, Mr. Conroy and representatives of Skadden provided the Board of Directors with an update on the status of the negotiations relating to the proposed transaction. Representatives of Skadden reviewed with the directors their fiduciary duties and summarized the terms and conditions of the proposed merger agreement with Abbott, including the circumstances in which the Board of Directors would be entitled to negotiate with third parties making a proposal to acquire Exact and to change its recommendation regarding the Abbott transaction, the duration of Abbott’s matching rights, the circumstances in which the Board of Directors would be entitled to terminate the merger agreement to accept a superior proposal, the termination events and circumstances giving rise to the payment of a termination fee to Abbott, and the amount of such potential termination fee.

On November 19, 2025, the Board of Directors met, with members of Exact senior management and representatives of Centerview, XMS and Skadden in attendance, to consider and discuss the proposed transaction. Mr. Conroy and representatives of Skadden provided the Board of Directors with an update on the status of the negotiations relating to the proposed transaction. At the request of the Board of Directors, representatives of Centerview reviewed Centerview’s financial analyses of Exact and the financial terms of the proposed transaction. Following this review, at the request of the Board of Directors, representatives of Centerview rendered to the Board of Directors an oral opinion, which was subsequently confirmed by delivery of a written opinion dated November 19, 2025, which is attached hereto as Annex B, that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth therein, the Per Share Merger Consideration to be paid to the holders of shares of Exact common stock (other than as specified in such opinion) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. For a detailed discussion of Centerview’s opinion, please see the section of this proxy statement titled “Proposal 1: Adoption of the Merger Agreement—Opinion of Centerview Partners LLC.” Members of Exact senior management reviewed the proposed communications plan for the announcement of the proposed transaction. Following discussion, including as to the matters described in the section of this proxy statement titled “Proposal 1: Adoption of the Merger Agreement—Recommendation of the Board of Directors and Reasons for the Merger,” the Board of Directors unanimously (a) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable and in the best interests of Exact and Exact’s stockholders, and declared the Merger Agreement to be advisable pursuant to Section 251(b) of the DGCL, (b) authorized and approved the execution, delivery and performance of the Merger Agreement by and on behalf of Exact, (c) resolved to recommend that Exact stockholders adopt the Merger Agreement and approve the transactions contemplated thereby and (d) directed that the Merger Agreement be submitted to Exact stockholders for adoption. The Board of Directors then directed members of Exact senior management and Exact’s advisors to finalize the transaction documentation and prepare for public announcement of the Merger.

Thereafter, on the evening of November 19, 2025, Exact and Abbott finalized and executed the Merger Agreement.

On the morning of November 20, 2025, the parties issued a joint press release announcing the execution of the Merger Agreement.

Recommendation of the Board of Directors and Reasons for the Merger

Recommendation of the Board of Directors

On November 19, 2025, the Board of Directors unanimously (a) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable and in the best interests of Exact and Exact’s stockholders, and declared the Merger Agreement to be advisable pursuant to Section 251(b) of the DGCL, (b) authorized and approved the execution, delivery and performance of the Merger Agreement by and on behalf of Exact, (c) resolved to recommend that Exact stockholders adopt the Merger Agreement and approve the transactions contemplated thereby and (d) directed that the Merger Agreement be submitted to Exact stockholders for adoption.

The Board of Directors unanimously recommends that you vote (1) “FOR” the Merger Agreement Proposal, (2) “FOR” the Compensation Proposal and (3) “FOR” the Adjournment Proposal.

Reasons for the Merger

In evaluating the Merger Agreement and the transactions contemplated by the Merger Agreement, the Board of Directors consulted with Exact’s senior management and Exact’s legal and financial advisors and, in arriving at its determination to approve the Merger Agreement and to recommend that Exact’s stockholders vote in favor of the adoption of the Merger Agreement, the Board of Directors considered a number of reasons, including the following material factors (not necessarily in order of relative importance) that the Board of Directors viewed as supporting its determination and decision:

•	the comparison of the Per Share Merger Consideration of $105.00 in cash to the trading price of Exact common stock, including that the Merger Consideration represented a premium of:

•

approximately 51% to (a) the closing price of Exact common stock on November 18, 2025, the last full trading day before published news media reports that Abbott was nearing a potential acquisition of Exact, and (b) the highest trading price of Exact common stock for the 52-week period ended November 18, 2025, which 52-week high trading price was recorded on November 18, 2025;

•	approximately 61% over the volume weighted average trading price per share of Exact common stock during the period of 30 consecutive trading days ended November 18, 2025;

•	approximately 77% over the volume weighted average trading price per share of Exact common stock during the period of 60 consecutive trading days ended November 18, 2025; and

•	approximately 66% over the closing price of Exact common stock on October 28, 2025, the last trading day prior to the date on which Abbott proposed to acquire Exact at a price of $105.00 per share;

•

that, if Exact did not enter into the Merger Agreement, it could be a long time before the trading price of Exact common stock could reasonably be expected to reach and sustain a level as high as the Per Share Merger Consideration of $105.00 on a present-value basis, even if Exact were to achieve the results contemplated by its long-range plan;

•

that the Merger Consideration is a fixed cash amount, providing Exact stockholders with certainty of value and liquidity immediately upon the closing of the Merger, while eliminating long-term business and execution risk;

•

the assessment that no other internally developed alternatives were reasonably likely in the near term to create greater value for Exact’s stockholders than the Merger, taking into account business, competitive, industry and market risk;

•

that the all-cash consideration enables Exact stockholders to avoid the risks and uncertainties associated with Exact’s long-range plan and risks as a standalone public company (including the risk factors described in Exact’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and subsequent reports filed with the SEC);

•

the potential benefits and risks associated with possible strategic alternatives to the Merger (including continuing as a standalone company), taking into account the Board of Directors’ belief that there were likely no strategic purchasers other than Abbott that would be reasonably likely to engage in an acquisition of Exact in the near term at a price greater than the price being offered by Abbott and no financial sponsors that would be reasonably likely to make an offer to acquire Exact at a price greater than the price being offered by Abbott;

•

the opinion of Centerview, rendered to the Board of Directors on November 19, 2025, which was subsequently confirmed by delivery of a written opinion dated such date that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth therein, the Per Share Merger Consideration to be paid to the holders of shares of Exact common stock (other than as specified in such opinion) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders, as more fully described below in “Proposal 1: Adoption of the Merger Agreement—Opinion of Centerview Partners LLC”;

•

the Board of Directors’ belief, based on the extensive negotiations with respect to the Merger Consideration and the other terms of the Merger Agreement, in the course of which Exact obtained multiple increases in the acquisition price proposed by Abbott, that the Merger Consideration represented the highest price that Abbott was willing to pay;

•	the Board of Directors’ view that the terms of the Merger Agreement would not deter interested third parties from making a superior proposal;

•

Exact’s right under the Merger Agreement to respond to third parties submitting acquisition proposals by providing information subject to a confidentiality agreement, and to engage in negotiations or discussions with such persons, if the Board of Directors, prior to taking any such actions, determines in good faith, after consultation with its outside legal counsel and financial advisor, that such acquisition proposal either constitutes a superior proposal or could reasonably be expected to lead to a superior proposal;

•	the Board of Directors’ right, under circumstances specified in the Merger Agreement, to withdraw, qualify or modify its recommendation that Exact stockholders adopt the Merger Agreement;

•

Exact’s ability to terminate the Merger Agreement to enter into an alternative acquisition agreement that the Board of Directors determines to be a superior proposal, subject to certain conditions (including Abbott’s right to have an opportunity to revise the terms of the Merger Agreement), provided that Exact substantially concurrently pays or causes to be paid to Abbott a termination fee of $628,694,446 as described in the section of this proxy statement titled “The Merger Agreement—Company Termination Fee”;

•

that the termination fee of $628,694,446 payable by Exact under specified circumstances under the terms of the Merger Agreement was viewed by the Board of Directors as being reasonable in light of, among other things, the benefits of the Merger to Exact’s stockholders, the typical size of termination fees in similar transactions and the likelihood that a termination fee of such size would not preclude the emergence of or unreasonably deter any party from making a competing or alternative acquisition proposal;

•	that the Merger is not subject to any financing condition;

•

the likelihood that the Merger would be completed, taking into account, among other considerations, the Board of Directors’ knowledge of Abbott’s financial condition and ability to fund the aggregate amount of the Merger Consideration and the commitment by Abbott under the terms of the Merger

Agreement to obtain applicable consents and approvals under antitrust and similar laws and assume the risks related to certain conditions and requirements that may be imposed by regulators in connection with securing such approvals (provided that Abbott would not be required to agree to specified burdensome conditions);

•

that the Merger Agreement was approved by the Board of Directors, which is composed of a majority of independent directors who are not affiliated with Abbott and are not employees of Exact or any of its subsidiaries, and which retained and received advice from Exact’s outside legal and financial advisors in evaluating, negotiating and recommending the terms of the Merger Agreement;

•	that Exact stockholders will have the right to approve or disapprove of the Merger;

•

Exact’s ability to specifically enforce Abbott’s obligations under the Merger Agreement, including Abbott’s obligations to consummate the Merger, and Exact’s ability to seek damages upon a knowing and intentional breach by Abbott of the Merger Agreement; and

•	the availability of appraisal rights to Exact’s stockholders who comply with specified procedures under Delaware law.

The Board also considered a number of risks and other countervailing factors in its deliberations concerning the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, including the following (not necessarily in order of relative importance):

•

that the all-cash consideration means that Exact’s stockholders would forgo the opportunity to realize the potential long-term value of the successful execution of Exact’s current strategy as an independent company;

•	that receipt of the Merger Consideration would be taxable to Exact’s stockholders that are treated as U.S. Holders for U.S. federal income tax purposes;

•	that Exact engaged in negotiations only with Abbott regarding a potential transaction and did not contact other potential buyers after Abbott expressed interest in acquiring Exact;

•	that the non-solicitation covenant in the Merger Agreement would impose restrictions on Exact’s ability to solicit other potential buyers once Exact entered into the Merger Agreement;

•

the possibility that the termination fee of $628,694,446 payable by Exact under specified circumstances under the terms of the Merger Agreement could discourage some potential acquirers from making an acquisition proposal with respect to Exact, although the Board of Directors believed that the termination fee was reasonable in amount and would not unduly deter third parties that might be interested in acquiring Exact;

•	that the Merger might not be consummated in a timely manner, or at all, if conditions to the closing of the Merger are not satisfied or waived;

•	the significant costs involved in connection with entering into the Merger Agreement and completing the Merger;

•	that the substantial time and effort required of Exact’s management to consummate the Merger could disrupt Exact’s business operations and have a negative effect on Exact’s financial results;

•

that the announcement and pendency of the Merger Agreement could distract the normal operations of Exact or could potentially adversely affect Exact’s ability to retain and attract employees and its relationship with certain suppliers, vendors, financing sources, commercial partners and customers;

•

the restrictions in the Merger Agreement on Exact’s conduct of business prior to completion of the Merger, which could delay or prevent Exact from pursuing business opportunities or taking other actions with respect to Exact’s operations that the Board of Directors and management might believe were appropriate or desirable;

•

that, while Exact expects the Merger to be consummated if the Merger Agreement Proposal is approved by Exact stockholders, there can be no assurance that all other conditions to the parties’ obligations to consummate the Merger will be satisfied;

•	the risk of litigation in connection with the execution of the Merger Agreement and the consummation of the Merger and the other transactions contemplated by the Merger Agreement;

•

that some of Exact’s executive officers and directors may have interests in the Merger that differ from, or are in addition to, those of Exact stockholders generally, as described in “Proposal 1: Adoption of the Merger Agreement—Interests of Exact’s Executive Officers and Directors in the Merger”; and

•

that the completion of the Merger would require expiration or termination of the applicable waiting period under the HSR Act and receipt of certain other regulatory approvals, and the time it could take to satisfy such requirements.

The foregoing discussion of factors considered by the Board of Directors is not intended to be exhaustive, but summarizes the material factors considered by the Board of Directors. In light of the variety of factors considered in connection with its evaluation of the Merger Agreement and the transactions contemplated thereby, including the Merger, the Board of Directors did not find it practicable to, and did not, quantify, rank or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations. Individual directors may have given differing weights to different factors.

Opinion of Centerview Partners LLC

On November 19, 2025, Centerview rendered to the Board of Directors its oral opinion, subsequently confirmed in a written opinion dated such date, that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth therein, the Per Share Merger Consideration to be paid to the holders of shares of Exact common stock (other than Fairness Opinion Excluded Shares) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.

The full text of Centerview’s written opinion, dated November 19, 2025, which describes the various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, is attached as Annex B and is incorporated herein by reference. The summary of the written opinion of Centerview set forth below is qualified in its entirety to the full text of Centerview’s written opinion attached as Annex B. Centerview’s financial advisory services and opinion were provided for the information and assistance of the Board of Directors (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction and Centerview’s opinion addressed only the fairness, from a financial point of view, as of the date thereof, to the holders of shares of Exact common stock (other than Fairness Opinion Excluded Shares) of the Per Share Merger Consideration to be paid to such holders pursuant to the Merger Agreement. Centerview’s opinion did not address any other term or aspect of the Merger Agreement or the Transaction and does not constitute a recommendation to any stockholder of Exact or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transaction or any other matter.

The full text of Centerview’s written opinion should be read carefully in its entirety for a description of the various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion.

In connection with rendering the opinion described above and performing its related financial analyses, Centerview reviewed, among other things:

•	a draft of the Merger Agreement dated November 19, 2025, referred to in this summary of Centerview’s opinion as the “Draft Merger Agreement”;

•	Annual Reports on Form 10-K of Exact for the years ended December 31, 2024, December 31, 2023 and December 31, 2022;

•	certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Exact;

•	certain publicly available research analyst reports for Exact;

•	certain other communications from Exact to its stockholders; and

•

certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of Exact, including the Financial Projections (as described in the section of this proxy statement titled “Proposal 1: Adoption of the Merger Agreement—Certain Financial Projections”), which were prepared by management of Exact and furnished to Centerview by Exact for purposes of Centerview’s analysis, which are collectively referred to in this summary of Centerview’s opinion as the “Internal Data.”

Centerview also participated in discussions with members of the senior management and representatives of Exact regarding their assessment of the Internal Data. In addition, Centerview reviewed publicly available financial and stock market data, including valuation multiples, for Exact and compared that data with similar data for certain other companies, the securities of which are publicly traded, in lines of business that Centerview deemed relevant. Centerview also compared certain of the proposed financial terms of the Transaction with the financial terms, to the extent publicly available, of certain other transactions that Centerview deemed relevant, and conducted such other financial studies and analyses and took into account such other information as Centerview deemed appropriate.

Centerview assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by Centerview for purposes of its opinion and, with Exact’s consent, Centerview relied upon such information as being complete and accurate. In that regard, Centerview assumed, at Exact’s direction, that the Internal Data (including, without limitation, the Financial Projections) were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Exact as to the matters covered thereby and Centerview relied, at Exact’s direction, on the Internal Data for purposes of Centerview’s analysis and opinion. Centerview expressed no view or opinion as to the Internal Data or the assumptions on which it was based. In addition, at Exact’s direction, Centerview did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of Exact, nor was Centerview furnished with any such evaluation or appraisal, and was not asked to conduct, and did not conduct, a physical inspection of the properties or assets of Exact. Centerview assumed, at Exact’s direction, that the final executed Merger Agreement would not differ in any respect material to Centerview’s analysis or opinion from the Draft Merger Agreement reviewed by Centerview. Centerview also assumed, at Exact’s direction, that the Transaction will be consummated on the terms set forth in the Merger Agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to Centerview’s analysis or Centerview’s opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction, condition or other change will be imposed, the effect of which would be material to Centerview’s analysis or Centerview’s opinion. Centerview did not evaluate and did not express any opinion as to the solvency or fair value of Exact, or the ability of Exact to pay its obligations when they come due, or as to the impact of the Transaction on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. Centerview is not a legal, regulatory, tax or accounting advisor, and Centerview expressed no opinion as to any legal, regulatory, tax or accounting matters.

Centerview’s opinion expressed no view as to, and did not address, Exact’s underlying business decision to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to Exact or in which Exact might engage. Centerview’s opinion was limited to and addressed only the fairness, from a financial point of view, as of the date of Centerview’s written opinion, to the holders of shares of Exact common stock (other than Fairness Opinion Excluded Shares) of the Per Share Merger Consideration to be paid to such holders pursuant to the Merger Agreement. For purposes of its opinion, Centerview was not asked to, and Centerview did not, express any view on, and its opinion did not address, any other term or aspect of the Merger Agreement or the Transaction, including, without limitation, the structure or form of the Transaction, or any other agreements or arrangements contemplated by the Merger Agreement or entered into in connection with or otherwise contemplated by the Transaction, including, without limitation, the fairness of the Transaction or any other term or aspect of the Transaction to, or any consideration to be received in connection therewith by, or the impact of the Transaction on, the holders of any other class of securities, creditors or other constituencies of Exact or any other party. In addition, Centerview expressed no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of Exact or any party, or class of such persons in connection with the Transaction, whether relative to the Per Share Merger Consideration to be paid to the holders of shares of Exact common stock (other than Fairness Opinion Excluded Shares) pursuant to the Merger Agreement or otherwise. Centerview’s opinion was necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to Centerview as of, the date of Centerview’s written opinion, and Centerview does not have any obligation or responsibility to update, revise or reaffirm its opinion based on circumstances, developments or events occurring after the date of Centerview’ written opinion. Centerview’s opinion does not constitute a recommendation to any stockholder of Exact or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transaction or any other matter. Centerview’s financial advisory services and its written opinion were provided for the information and assistance of the Board of Directors (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction. The issuance of Centerview’s opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.

Summary of Centerview Financial Analysis

The following is a summary of the material financial analyses prepared and reviewed with the Board of Directors in connection with Centerview’s opinion, dated November 19, 2025. The order of the financial analyses described does not represent the relative importance or weight given to those financial analyses by Centerview. Centerview may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analyses summarized below should not be taken to be Centerview’s view of the actual value of Exact. Some of the summaries of the financial analyses set forth below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses performed by Centerview. Considering the data in the tables below without considering all financial analyses or factors or the full narrative description of such analyses or factors, including the methodologies and assumptions underlying such analyses or factors, could create a misleading or incomplete view of the processes underlying Centerview’s financial analyses and its opinion. In performing its analyses, Centerview made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Exact or any other parties to the Transaction. None of Exact, Abbott, Merger Sub or Centerview or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of Exact do not purport to be appraisals or reflect the prices at which Exact may actually be sold. Accordingly, the assumptions and estimates used in, and the results derived from, the financial analyses are inherently subject to substantial uncertainty. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before November 18, 2025 (the last trading day before the date of Centerview’s opinion) and is not necessarily indicative of current market conditions.

Discounted Cash Flow Analysis

Centerview performed a discounted cash flow analysis of Exact based on the Financial Projections. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset or set of assets by calculating the “present value” of estimated future cash flows of the asset or set of assets. “Present value” refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.

In performing this analysis, Centerview calculated a range of equity values for Exact common stock by (a) discounting to present value as of December 31, 2025, using discount rates ranging from 10.5% to 12.5% (based on Centerview’s analysis of Exact’s weighted average cost of capital determined using the capital asset pricing model and based on considerations that Centerview deemed relevant in its professional judgment and experience) and using a mid-year convention: (i) the forecasted risk-adjusted, after-tax unlevered free cash flows of Exact over the period beginning on January 1, 2026 and ending on December 31, 2034, utilized by Centerview based on the Financial Projections, (ii) a range of implied terminal values of Exact calculated by Centerview, which were calculated by applying perpetuity growth rates ranging from 3.0% to 5.0%, which range was selected by Centerview using its experience and professional judgment, to a terminal year estimate of the free cash flow to be generated by Exact, based on the Financial Projections, and (iii) tax savings from the usage of Exact’s federal net operating losses and R&D tax credits of $1,868 million as of December 31, 2024 and Exact’s estimated future losses, in each case, as provided by Exact’s management and as set forth in the Internal Data and (b) adding to the foregoing results Exact’s estimated net cash balance of $1,011 million (adjusted for the conversion of the convertible notes, as applicable) as of December 31, 2025, as set forth in the Internal Data.

Centerview divided the result of the foregoing calculations by the number of fully diluted outstanding shares of Exact’s common stock (calculated using the treasury stock method and taking into account outstanding options, unvested restricted stock units, unvested performance stock units, unvested deferred stock units and shares issuable upon conversion of the convertible notes, as applicable) as of November 17, 2025, as set forth in the Internal Data, resulting in a range of implied equity values per share of $78.70 to $136.35, rounded to the nearest $0.05. Centerview then compared this range to the Per Share Merger Consideration of $105.00 in cash, without interest, proposed to be paid to the holders of shares of Exact common stock (other than Fairness Opinion Excluded Shares) pursuant to the Merger Agreement.

Selected Public Company Analysis

Centerview reviewed and compared certain financial information of Exact to corresponding financial information of certain publicly traded diagnostics and life-sciences tools companies listed below that Centerview deemed comparable, based on its experience and professional judgment, to Exact (which companies are referred to as the “selected companies” in this summary of Centerview’s opinion).

Using publicly available information as of November 18, 2025, Centerview calculated, for each selected company, such selected company’s implied enterprise value (calculated as the equity value (determined using the treasury stock method and taking into account outstanding in-the-money options, warrants, restricted stock units and other convertible securities) plus the book value of debt and certain liabilities less cash and cash equivalents) as a multiple of Wall Street research analyst consensus revenue for calendar year 2026 (which we refer to as the “EV/2026E Revenue Trading Multiple”).

The companies reviewed and the EV/2026E Revenue Trading Multiples of the selected companies were as follows:

Selected Companies	EV/2026E Revenue Trading Multiple
Agilent Technologies, Inc.	5.8x
Bio-Rad Laboratories, Inc.	3.1x
Bio-Techne Corporation	7.3x
Caris Life Sciences, Inc.	6.9x
Guardant Health, Inc.	11.1x
GeneDx Holdings Corp.	7.2x
Illumina, Inc.	4.6x
Labcorp Holdings Inc.	1.8x
Natera, Inc.	12.0x
Qiagen N.V.	4.6x
Quest Diagnostics Incorporated	2.3x
Revvity, Inc.	4.4x
Tempus AI, Inc.	8.1x
Veracyte, Inc.	4.9x
Median	5.4x

Although none of the selected companies is directly comparable to Exact, the selected companies were chosen by Centerview, among other reasons, because they are publicly traded companies with certain operational, business or financial characteristics that, for purposes of Centerview’s analysis, may be considered similar to those of Exact. However, because none of the selected companies is exactly the same as Exact, Centerview believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected public company analysis. Accordingly, Centerview also made qualitative judgments, based on its experience and professional judgment, concerning differences between the operational, business and/or financial characteristics of Exact and the selected companies that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis.

Based on its analysis and other considerations that Centerview deemed relevant in its professional judgment and experience, Centerview selected a reference range of EV/2026E Revenue Trading Multiples of 4.5x to 6.0x to apply to Exact’s estimated revenue for calendar year 2026 as set forth in the Financial Projections. In selecting this reference range of EV/2026E Revenue Trading Multiples, Centerview made qualitative judgments based on its experience and professional judgment concerning differences between the business, operational or financial characteristics of Exact and the selected companies that could affect their public trading values in order to provide a context in which to consider the results of the quantitative analysis.

Centerview applied this range of EV/2026E Revenue Trading Multiples to Exact’s estimated calendar year 2026 revenue of $3,730 million, as set forth in the Financial Projections, and added Exact’s estimated net cash balance of $1,011 million (adjusted for the conversion of the convertible notes, as applicable) as of December 31, 2025, as set forth in the Internal Data, and divided by the number of fully diluted outstanding shares of Exact’s common stock (calculated using the treasury stock method and taking into account outstanding options, unvested restricted stock units, unvested performance stock units, unvested deferred stock units and shares issuable upon conversion of the convertible notes, as applicable) as of November 17, 2025, as set forth in the Internal Data, resulting in an implied per share equity value range for Exact common stock of approximately $77.45 to $104.45, rounded to the nearest $0.05. Centerview then compared this range to the Per Share Merger Consideration of $105.00 in cash, without interest, proposed to be paid to the holders of shares of Exact common stock (other than Fairness Opinion Excluded Shares) pursuant to the Merger Agreement.

Selected Precedent Transactions Analysis

Centerview reviewed and analyzed certain information relating to the following selected transactions involving diagnostics and life-sciences tools companies (which transactions are referred to as the “selected transactions” in this summary of Centerview’s opinion) that Centerview, based on its experience and professional judgment, deemed relevant to consider in relation to Exact and the Transaction.

Using publicly available information obtained from SEC filings and other data sources as of the time of the public announcement of the selected transactions, Centerview calculated, for each selected transaction, implied enterprise value of the target company based on the consideration payable in such selected transaction as a multiple of Wall Street consensus estimates of the target company’s next twelve months (referred to as “NTM”) revenue as of the time of the public announcement of the relevant transaction (which we refer to as the “EV/NTM Revenue Multiple”).

The selected transactions and the EV/NTM Revenue Multiples of the selected transactions considered in this analysis are summarized below:

Date Announced	Target	Acquirer	EV/NTM Revenue Multiple
October 2025	Hologic, Inc.	Blackstone Inc.; TPG Capital	4.3x
August 2023	Abcam plc	Danaher Corporation	10.1x
December 2021	Ortho Clinical Diagnostics Holdings plc	Quidel Corporation	3.8x
March 2020	QIAGEN N.V.	Thermo Fisher Scientific Inc.	7.6x
July 2019	Genomic Health, Inc.	Exact	5.6x
February 2019	GE Biopharma	Danaher Corporation	6.7x
September 2016	CEPHEID	Danaher Corporation	5.9x
February 2016	Alere Inc.	Abbott	3.1x
May 2015	Pall Corporation	Danaher Corporation	4.5x
September 2014	Sigma-Aldrich	Merck KGaA	5.7x
April 2013	Life Technologies Corporation	Thermo Fisher Scientific Inc.	3.9x
February 2011	Beckman Coulter, Inc.	Danaher Corporation	1.8x
February 2010	Millipore Corporation	Merck KGaA	4.0x

Although none of the selected transactions is directly comparable to the Transaction, these selected transactions were selected by Centerview because, among other reasons, their participants, size or other factors, for purposes of Centerview’s analysis, may be considered similar to the Transaction. The reasons for and the circumstances surrounding each of the selected transactions analyzed were diverse and there are inherent differences in the business, operational and/or financial conditions and prospects of Exact and the companies included in the selected precedent transactions analysis. However, because none of the selected transactions used in this analysis is identical or directly comparable to the Transaction, Centerview believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected precedent transaction analysis. Accordingly, Centerview also made qualitative judgments, based on its experience and professional judgment, concerning differences in business, operational and/or financial characteristics and other factors that could affect the transaction values of each in order to provide a context in which to consider the results of the quantitative analysis.

Based on this analysis and other considerations that Centerview deemed relevant in its experience and professional judgment, Centerview selected a reference range of EV/NTM Revenue Multiples of 4.5x – 6.5x. In selecting this range of EV/NTM Revenue Multiples, Centerview made qualitative judgments based on its experience and professional judgment concerning differences in business, operational and/or financial characteristics and other factors that could affect the transaction values of each in order to provide a context in which to consider the results of the quantitative analysis.

Centerview applied this reference range of EV/NTM Revenue Multiples to Exact’s NTM Revenue of $3,672 million, as of November 18, 2025 (the last trading day before the date of Centerview’s opinion), based on the Internal Data, and added Exact’s estimated net cash balance of $1,011 million (adjusted for the conversion of the convertible notes, as applicable) as of December 31, 2025, as set forth in the Internal Data, and divided by the number of fully diluted outstanding shares of Exact’s common stock (calculated using the treasury stock method and taking into account outstanding options, unvested restricted stock units, unvested performance stock units, unvested deferred stock units and shares issuable upon conversion of the convertible notes, as applicable) as of November 17, 2025, as set forth in the Internal Data, resulting in an implied per share equity value range for Exact common stock of approximately $75.75 to $110.05, rounded to the nearest $0.05. Centerview then compared this range to the Per Share Merger Consideration of $105.00 in cash, without interest, proposed to be paid to the holders of shares of Exact common stock (other than Fairness Opinion Excluded Shares) pursuant to the Merger Agreement.

Other Factors

Centerview noted for the Board of Directors certain additional factors solely for reference and informational purposes, including, among other things, the following:

Historical Stock Trading Price Analysis. Centerview reviewed historical closing trading prices of Exact common stock during the 52-week period ended November 18, 2025, which reflected low and high stock closing prices for Exact common stock during such period of $40.31 to $69.68 per share of Exact common stock.

Analyst Price Target Analysis. Centerview reviewed stock price targets for Exact common stock in nineteen publicly available Wall Street research analyst reports, which indicated low and high stock price targets for Exact common stock ranging from $75.00 to $100.00 per share of Exact common stock.

Precedent Premia Paid Analysis. Centerview performed an analysis of premia paid in the selected transactions involving publicly traded diagnostics and life-sciences tools companies occurring since 2010 described above, for which premium data was available and which Centerview deemed relevant in its professional judgement. The premia in this analysis were calculated by comparing the per share acquisition price in each transaction to the closing price of the target company’s common stock for the date one day prior to the date on which the trading price of the target’s common stock was perceived to be affected by a potential transaction. Based on the analysis above and other considerations that Centerview deemed relevant in its experience and professional judgment, Centerview applied a premium range of 30.0% to 45.0% to Exact’s closing share price on November 18, 2025 (the last trading day before the date of Centerview’s opinion) of $69.68, which resulted in an implied price range of approximately $90.60 to $101.05 per share of Exact common stock, rounded to the nearest $0.05.

General

The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. In arriving at its opinion, Centerview did not draw, in isolation, conclusions from or with regard to any factor or analysis that it considered. Rather, Centerview made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses.

Centerview’s financial analyses and opinion were only one of many factors taken into consideration by the Board of Directors in its evaluation of the Transaction. Consequently, the analyses described above should not be viewed as determinative of the views of the Board of Directors or management of Exact with respect to the Per Share Merger Consideration or as to whether the Board of Directors would have been willing to determine that a different consideration was fair. The consideration for the transaction was determined through arm’s-length negotiations between Exact and Abbott and was approved by the Board of Directors. Centerview provided advice to Exact during these negotiations. Centerview did not, however recommend any specific amount of consideration to Exact or the Board or that any specific amount of consideration constituted the only appropriate consideration for the transaction.

Centerview is a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the two years prior to the date of its written opinion, except for its engagement in connection with the Transaction, Centerview had not been engaged to provide financial advisory or other services to Exact, and Centerview did not receive any compensation from Exact during such period. In the two years prior to the date of its written opinion, Centerview had not been engaged to provide financial advisory or other services to Abbott or Merger Sub, and Centerview did not receive any compensation from Abbott or Merger Sub during such period. Centerview may provide financial advisory and other services to or with respect to Exact or Abbott or their respective affiliates in the future, for which Centerview may receive compensation. Certain (a) of Centerview’s and Centerview’s affiliates’ directors, officers, members and employees, or family members of such persons, (b) of Centerview’s affiliates or related investment funds and (c) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, Exact, Abbott or any of their respective affiliates, or any other party that may be involved in the Transaction.

The Board of Directors selected Centerview as a financial advisor in connection with the Transaction based on Centerview’s reputation, experience and knowledge of the business and affairs of Exact. Centerview is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Transaction.

In connection with Centerview’s services as a financial advisor to the Board of Directors, Exact has agreed to pay Centerview an aggregate fee of $70 million, $5 million of which was payable upon the rendering of Centerview’s opinion and $65 million of which is payable contingent upon consummation of the Transaction. In addition, Exact has agreed to reimburse certain of Centerview’s expenses arising, and to indemnify Centerview against certain liabilities that may arise, out of Centerview’s engagement.

Certain Matters Relating to XMS

XMS is a securities firm engaged directly and through affiliates and related persons in a number of investment banking, asset management and merchant banking activities. In the two years prior to the date of the Merger Agreement, XMS had been engaged to provide financial advisory services to Exact, for which XMS received approximately $8.9 million in compensation. In the two years prior to the date of the Merger Agreement, XMS had not been engaged to provide financial advisory or other services to Abbott or Merger Sub, and XMS did not receive any compensation from Abbott or Merger Sub during such period. XMS may provide financial advisory and other services to or with respect to Exact or Abbott or their respective affiliates in the future, for which XMS may receive compensation. Certain (a) of XMS’s and XMS’s affiliates’ directors, officers, members and employees, or family members of such persons, (b) of XMS’s affiliates or related investment funds and (c) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, Exact, Abbott or any of their respective affiliates, or any other party that may be involved in the Transaction.

The Board of Directors selected XMS as a financial advisor in connection with the Transaction based on XMS’s reputation, experience and knowledge of the business and affairs of Exact. XMS is an independent financial services firm providing investment banking, asset management and merchant banking services to a wide range of clients.

In connection with XMS’s services as a financial advisor to the Board of Directors, Exact has agreed to pay XMS a fee of $40 million contingent upon consummation of the Transaction. In addition, Exact has agreed to reimburse certain of XMS’s expenses arising, and to indemnify XMS against certain liabilities that may arise, out of XMS’s engagement.

Certain Financial Projections

Other than annual guidance, Exact does not, as a matter of course, publicly disclose projections as to future revenues, earnings or other results given, among other reasons, the inherent difficulty of predicting financial performance for future periods and the uncertainty, unpredictability and subjectivity of underlying assumptions and estimates. Exact management does, however, prepare a long-range plan that reflects Exact management’s financial and business outlook for Exact, which is updated at least annually and reviewed with the Board of Directors. As part of that planning process and for use in connection with Exact’s consideration and evaluation of a potential transaction with Abbott and other strategic alternatives (including continuing as a standalone company), Exact’s management in October 2025 prepared certain limited unaudited prospective financial information with respect to Exact on a standalone basis without giving effect to the Merger. We refer in this proxy statement to this prospective financial information as the “Financial Projections.”

Exact is including in this proxy statement a summary of the Financial Projections solely because the Financial Projections were reviewed by the Board of Directors in connection with its consideration and evaluation of the Merger; provided to and approved by the Board of Directors for use by Centerview, Exact’s financial advisor, in connection with its financial analyses and opinion described in the section of this proxy statement titled “Proposal 1: Adoption of the Merger Agreement—Opinion of Centerview Partners LLC”; and provided to Abbott in connection with its due diligence review of a potential transaction involving Exact.

The Financial Projections were prepared treating Exact on a standalone basis, without giving effect to the Merger, including any impact of the negotiation or execution of the Merger, the expenses that may be incurred in connection with the Merger or the consummation thereof, the effect of any business or strategic decision or action that has been or will be taken as a result of the Merger Agreement having been executed or in anticipation of the Merger, or the effect of any alteration, acceleration, postponement or decision not to take any business or strategic decisions or actions that would likely have been taken if the Merger Agreement had not been executed but that were instead altered, accelerated, postponed or not taken in anticipation of the Merger.

The inclusion in this proxy statement of a summary of the Financial Projections does not constitute an admission or representation by Exact or its affiliates, officers, directors, advisors or other representatives or any other person that the information is material and should not be regarded as an indication that Exact or its affiliates, officers, directors, advisors or other representatives or any other recipient of the Financial Projections or any summary thereof considered, or now considers, the Financial Projections or any such summary to be an assurance of the achievement of future results or necessarily predictive of actual future results, and the Financial Projections (and any summary thereof) should not be relied on as such. This information is not fact and should not be relied upon as necessarily predictive of actual future results, and readers of this proxy statement are cautioned not to place undue reliance on the Financial Projections.

The Financial Projections and the assumptions upon which the Financial Projections were based are subjective in many respects and subject to multiple interpretations and frequent revisions attributable to the dynamics of Exact’s industries served and based on actual experience and business developments. The Financial Projections, while presented with numerical specificity, reflect numerous assumptions with respect to Exact’s performance, industry performance, general business, economic, regulatory, market and financial conditions, and other matters, many of which are difficult to predict, subject to significant economic and competitive uncertainties, and beyond Exact’s control. The Financial Projections constitute forward-looking statements and are subject to a wide variety of significant risks and uncertainties that could cause the Financial Projections, the underlying assumptions and actual results to differ materially from the Financial Projections, including those described in the section of this proxy statement titled “Forward-Looking Statements.” As a result, there can be no assurance that the Financial Projections will be realized, and actual results could be significantly higher or lower than projected. The Financial Projections cannot be considered a guarantee of future operating results and should not be relied upon as such. The Financial Projections cover multiple years, and such information by its nature becomes less predictive with each successive year. The Financial Projections do not take into account any circumstances or events occurring after the date on which they were prepared, including the Merger, and some or all of the assumptions that have been made in connection with the preparation of the Financial Projections may have changed since the date the Financial Projections were prepared. The propensity of economic and business environments to change quickly contributes significantly to the high level of uncertainty as to whether the results portrayed in the Financial Projections will be achieved.

The Financial Projections have not been updated or revised to reflect information or results after the date the Financial Projections were prepared. None of Exact, Abbott or any of our or their respective affiliates intends to, and each of them disclaims any obligation to, update or otherwise revise the Financial Projections or the specific portions presented to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be no longer appropriate (except, in the case of Exact, as required under applicable law). Readers of this proxy statement should take these considerations into account in reviewing the summary of the Financial Projections, which were prepared as of an earlier date.

For the foregoing reasons, as well as the uncertainties inherent in any forecasting assumptions and information, readers of this proxy statement are cautioned not to place unwarranted reliance on the summary of the Financial Projections set forth below. Exact urges all of its stockholders to review its most recent SEC filings for a description of its historical financial statements and other information about Exact. Please see the section of this proxy statement titled “Where You Can Find More Information” for additional information.

The Financial Projections were not prepared with the purpose of, or with a view toward, public disclosure or toward compliance with United States generally accepted accounting principles (which we refer to as “GAAP”), published guidelines of the SEC, or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

The Financial Projections included in this proxy statement have been prepared by, and are the responsibility of, Exact’s management. PricewaterhouseCoopers LLP has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the Financial Projections or the summary thereof included in this proxy statement and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report incorporated by reference in this document relates to Exact’s previously issued financial statements. It does not extend to the Financial Projections and should not be read to do so.

The Financial Projections contain certain non-GAAP financial measures. Exact management regularly uses a variety of non-GAAP financial measures, which are not calculated and presented in accordance with GAAP, for forecasting, budgeting and measuring financial performance. The non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial measures calculated and presented in accordance with GAAP. These non-GAAP financial measures are not calculated and presented in accordance with GAAP, are not reported by all of Exact’s competitors and may not be directly comparable to similarly titled measures of Exact’s competitors given potential differences in the exact method of calculation. The SEC rules that would otherwise require a reconciliation of a non-GAAP financial measure to a financial measure calculated and presented in accordance with GAAP do not apply to non-GAAP financial measures provided to a board of directors or a financial advisor in connection with a proposed business combination such as the Merger and included in a document such as this proxy statement. Reconciliations of non-GAAP financial measures were not provided to and were not relied upon by the Board of Directors or Centerview. Accordingly, Exact has not provided reconciliations of the non-GAAP financial measures included in the summary of the Financial Projections to comparable financial measures calculated and presented in accordance with GAAP.

None of Exact or its affiliates, officers, directors, advisors or other representatives has made or makes any representation to any Exact stockholder or to Abbott or Merger Sub concerning the Financial Projections or regarding Exact’s ultimate performance compared to the information contained in the Financial Projections or that the projected results will be achieved.

The following summary of the Financial Projections sets forth the estimated amounts of revenue, net income and adjusted EBITDA of Exact reflected in the Financial Projections for the fiscal years indicated, with dollars in millions:

	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E
Revenue	$3,245	$3,730	$4,418	$5,059	$5,799	$6,717	$7,739	$8,914	$10,207	$11,726
Net Income	$(129)	$100	$424	$684	$1,120	$1,188	$1,406	$1,844	$2,222	$2,755
Adjusted EBITDA(1)	$410	$700	$932	$1,281	$1,748	$2,227	$2,612	$3,191	$3,687	$4,389

(1)

Adjusted EBITDA, a non-GAAP financial measure, refers to net earnings (net loss) adjusted for interest expense, income tax expense or benefit, depreciation expense, amortization of acquired intangible assets, investment income or loss, stock-based compensation expense and certain other items, including restructuring charges. The Financial Projections initially included a $75 million expense impacting projected 2026 adjusted EBITDA relating to a cash payment of $75 million expected to be made pursuant to a licensing agreement. Subsequently, Exact recognized the expense for the payment in November 2025. Accordingly, in November 2025, Exact (a) reduced projected 2025 adjusted EBITDA reflected in the Financial Projections by $75 million (from $485 million to $410 million) and (b) increased projected 2026 adjusted EBITDA reflected in the Financial Projections by $75 million (from $625 million to $700 million).

In addition, the following table shows the estimated amounts of unlevered free cash flow of Exact that Exact management directed Centerview to use in connection with its analyses described in the section of this proxy statement titled “Proposal 1: Adoption of the Merger Agreement—Opinion of Centerview Partners LLC.” The estimated amounts of unlevered free cash flow of Exact shown in the following table were derived from the Financial Projections and were not included in the projected financial information provided to Abbott.

	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E
Unlevered Free Cash Flow(1)	$155	$294	$646	$939	$1,100	$1,198	$1,875	$2,200	$2,657

(1)

Unlevered free cash flow, a non-GAAP financial measure, refers to adjusted EBITDA less stock-based compensation expense, less taxes (excluding the impact of net operating loss carryforwards), less capital expenditures, less change in net working capital and less certain expenses related to a licensing agreement.

Interests of Exact’s Executive Officers and Directors in the Merger

In considering the recommendation of the Board of Directors to vote to approve the Merger Agreement Proposal and the Compensation Proposal, holders of Exact common stock should be aware that the executive officers and directors of Exact may have interests in the Merger that are different from, or in addition to, the interests of holders of Exact common stock generally and that may create potential conflicts of interest. The Board of Directors was aware of these interests and considered them, among other matters, in evaluating and negotiating the Merger Agreement and approving the Merger Agreement, and in recommending to holders of Exact common stock that they vote to approve the Merger Agreement Proposal and the Compensation Proposal.

These interests are described in more detail below, and certain of them are quantified in the narrative below, including compensation that may become payable in connection with the Merger to Exact’s named executive officers (which is the subject of a nonbinding advisory vote of Exact stockholders). For more information, please see the section of this proxy statement entitled “Proposal 2: The Compensation Proposal.” The Merger will constitute a “change in control” for purposes of the Exact executive compensation plans and agreements described below.

For purposes of this disclosure, Exact’s named executive officers who have interests in the Merger are:

•	Kevin Conroy – Chairman, President and Chief Executive Officer

•	Aaron Bloomer – Executive Vice President and Chief Financial Officer

•	Jacob Orville – Executive Vice President and General Manager, Screening

•	Brian Baranick – Executive Vice President and General Manager, Precision Oncology

•	Sarah Condella – Executive Vice President, Human Resources & Service

In accordance with SEC rules, this disclosure also covers individuals who are not named executive officers, who served as executive officers of Exact at any time since January 1, 2024 and who have interests in the Merger. Accordingly, for purposes of this disclosure, Exact’s executive officers who are not named executive officers are:

•	Ana Hooker – Chief Laboratory Officer

•	James Herriott – Senior Vice President, General Counsel

For purposes of this disclosure, Exact’s current non-employee directors are: Michael Barber, Paul Clancy, D. Scott Coward, James Doyle, Shacey Petrovic, Kimberly Popovits, Leslie Trigg and Katherine Zanotti.

Certain Assumptions

Except as otherwise specifically noted, for purposes of quantifying the potential payments and benefits described in this section, the following assumptions were used:

•	the Effective Time will occur on December 20, 2025 (which is the assumed date of the Effective Time solely for purposes of the disclosure in this section);

•	the price per share of Exact common stock is $105.00, which is the Per Share Merger Consideration that will be paid by Abbott to Exact stockholders in connection with the Merger;

•

each executive officer of Exact experiences a termination of employment by Exact without “cause” or by the executive officer for “good reason” (as such terms are defined in the relevant plans and agreements), in each case, immediately following the Effective Time;

•

at the Effective Time, each outstanding Exact equity award held by a non-employee director or executive officer of Exact will receive the treatment described below in the section of this proxy statement titled “Proposal 1: Adoption of the Merger Agreement—Interests of Exact’s Executive Officers and Directors in the Merger—Treatment of Outstanding Exact Equity Awards”;

•	the base salary and annual target bonus of each executive officer remains unchanged from those in place as of December 20, 2025;

•

equity-based awards that are outstanding as of December 20, 2025 are the equity awards that Exact has granted to each non-employee director and executive officer through December 20, 2025, and no additional equity awards or other long-term incentive awards are granted following December 20, 2025; and

•

the number of shares of Exact common stock subject to each Exact PSU Award is (a) for Exact PSU Awards granted in 2023, 225% of the target level, (b) for Exact PSU Awards granted in 2024, 104% of the target level, and (c) for Exact PSU Awards granted in 2025, 218% of the target level, which represents the actual performance levels for each annual Exact PSU Award as of the date of the Merger Agreement.

The amounts indicated below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described above, and do not reflect certain compensation actions that may occur before completion of the Merger.

Treatment of Outstanding Exact Equity Awards

Pursuant to the Merger Agreement, at the Effective Time, each Exact equity award will be treated as follows:

•

Each Exact Option that is outstanding and unexercised as of immediately prior to the Effective Time, all of which are vested, will be cancelled and, in the case of any such option the per-share exercise price of which is less than the Per Share Merger Consideration, converted into the right to receive a cash payment equal to the number of shares of Exact common stock for which such option is exercisable multiplied by the excess of the Per Share Merger Consideration over the per-share exercise price of the Exact Option, less any applicable tax withholding. Any Exact Option with a per share exercise price that is equal to or greater than the Per Share Merger Consideration will be automatically cancelled for no consideration.

•

Each Exact Restricted Stock Award that is outstanding as of immediately prior to the Effective Time will be deemed to be fully vested and will be converted into the right to receive the Per Share Merger Consideration, less any applicable tax withholding.

•

Each Cash-Out RSU Award will be deemed to be fully vested and will be automatically cancelled and converted into the right to receive the Per Share Merger Consideration in respect of each share of Exact common stock subject to such Cash-Out RSU Award, less any applicable tax withholding. Each Exact RSU Award that is not a Cash-Out RSU Award (i.e., any Exact RSU Award granted on or after November 19, 2025 that is not held by a current or former non-employee director) will be assumed by Abbott as an Abbott restricted stock unit, with the number of Abbott common shares underlying such an Assumed RSU Award determined based on the Per Share Merger Consideration divided by the average closing price of an Abbott common share for the 10 consecutive trading days ending on and including the trading day immediately preceding the Effective Time.

•

Each Exact PSU Award that is outstanding as of immediately prior to the Effective Time will be deemed to be fully vested and will be automatically cancelled and converted into the right to receive a cash payment equal to the Per Share Merger Consideration in respect of each share of Exact common stock subject to such Exact PSU Award, with the number of shares of Exact common stock determined based on the following actual levels of achievement of applicable target levels as of November 19, 2025: (a) for Exact PSU Awards granted in 2023, 225% of the target level, (b) for Exact PSU Awards granted in 2024, 104% of the target level, and (c) for Exact PSU Awards granted in 2025, 218% of the target level, less any applicable tax withholding.

•

Each Exact DSU Award that is outstanding as of immediately prior to the Effective Time will be deemed to be fully vested and will be automatically cancelled and converted into the right to receive the Per Share Merger Consideration in respect of each share of Exact common stock subject to such Exact DSU Award, less any applicable tax withholding.

Following the Effective Time, each Assumed RSU Award will remain subject to the same terms and conditions as applied to the corresponding Exact RSU Award (including with respect to double-trigger vesting protections but excluding single-trigger vesting by reason of the occurrence of the Effective Time). Pursuant to the terms of Exact’s 2025 Omnibus Long-Term Incentive Plan (which we refer to as the “2025 LTIP”), if a participant’s employment is terminated, including Exact’s executive officers, without “cause” or by the recipient under circumstances which would constitute “good reason” (each as defined in the 2025 LTIP), in each case, within one year following a change in control, all outstanding Assumed RSU Awards held by such recipient would fully vest upon such termination of employment.

Pursuant to the Exact Non-Employee Director Compensation Policy, all unvested equity awards granted to Exact’s non-employee directors will automatically vest in full upon a change in control, which includes the Merger.

Quantification of Exact Equity Awards

See the section of this proxy statement titled “Proposal 1: Adoption of the Merger Agreement—Interests of Exact’s Executive Officers and Directors in the Merger—Quantification of Potential Payments and Benefits to Exact’s Named Executive Officers in Connection with the Merger” for an estimate of the value of unvested Exact equity awards held by each of Exact’s named executive officers. Based on the assumptions described above in the section of this proxy statement titled “Proposal 1: Adoption of the Merger Agreement—Interests of Exact’s Executive Officers and Directors in the Merger—Certain Assumptions,” the estimated aggregate value of the unvested Exact equity awards held by Exact’s two executive officers who are not named executive officers is: Exact RSU Awards—$7,923,510; and Exact PSU Awards—$16,772,175.

The following table sets forth the estimated value of the unvested Exact equity awards held by each non-employee director of the Board of Directors, based on the assumptions described above in the section of this proxy statement titled “Proposal 1: Adoption of the Merger Agreement—Interests of Exact’s Executive Officers and Directors in the Merger—Certain Assumptions.”

Name	Exact Restricted Stock Awards (#)	Value of Exact Restricted Stock Awards ($)	Exact DSU Awards (#)	Value of Exact DSU Awards ($)	Total ($)
Michael Barber	5,398	$566,790	4,948	$519,540	$1,086,330
Paul Clancy	5,398	$566,790	—	$—	$566,790
D. Scott Coward	7,992	$839,160	—	$—	$839,160
James Doyle	5,398	$566,790	—	$—	$566,790
Shacey Petrovic	5,398	$566,790	—	$—	$566,790
Kimberly Popovits	11,785	$1,237,425	—	$—	$1,237,425
Leslie Trigg	13,925	$1,462,125	—	$—	$1,462,125
Katherine Zanotti	5,398	$566,790	—	$—	$566,790

For information regarding the number of shares of Exact common stock held by Exact executive officers and non-employee directors, see the section of this proxy statement titled “Security Ownership of Certain Beneficial Owners and Management.”

Executive Employment Agreements

CEO Employment Agreement

Exact and Kevin Conroy are party to an employment agreement (which we refer to as the “Conroy Employment Agreement”) pursuant to which Mr. Conroy will be entitled to receive the following upon a change in control (including the Merger), subject to the terms and conditions set forth in the Conroy Employment Agreement (including continued compliance with restrictive covenants, the timely execution and non-revocation of a release of claims, and to the extent required, his resignation from the Board of Directors):

•	a lump sum cash payment equal to (a) two times his base salary and (b) a pro-rata target bonus (calculated through the date of the Effective Time), payable at the Effective Time;

•	a lump sum cash payment equal to $10 million, in full satisfaction of his long-term cash-based award described in Section 3.3 of the Conroy Employment Agreement;

•

subject to Mr. Conroy’s agreement to remain employed by Exact (or any successor) for at least six months following the Effective Time, if requested, all outstanding equity awards will become immediately vested and exercisable upon the date of the change in control (including the Merger); and

•	to the extent applicable, a tax gross-up payment relating to any excise taxes on excess parachute payments that could be imposed under Section 4999 of the Code.

In addition, in the event that Mr. Conroy’s employment is terminated by Exact (or a successor) without “cause” or he resigns under circumstances which would constitute “good reason” (each term as defined in the Conroy Employment Agreement) at any time (including following the Effective Time), Mr. Conroy would also be entitled to the following: (a) if Mr. Conroy elects COBRA coverage for health and/or dental insurance, company-paid monthly premium payments for such coverage until the earliest of (i) 12 months from his termination date, (ii) the date Mr. Conroy obtains employment offering health and/or dental coverage comparable to that offered by Exact or (iii) the date COBRA coverage would otherwise terminate, and (b) $10,000 towards the cost of an outplacement consulting package.

Other Executive Officer Employment Agreements

Each other Exact executive officer is party to an employment agreement with Exact that provides that, in the event that the executive officer’s employment is terminated by Exact (or a successor) without “cause” or by the executive officer under circumstances which would constitute “good reason” (each term as defined in the applicable employment agreement), in either case, during the four-month period immediately prior to or during the 12-month period immediately following a change in control of Exact (including the Merger), then the executive officer is entitled to receive the following severance payments and benefits, subject to the terms and conditions set forth in the applicable employment agreement (including continued compliance with restrictive covenants and the timely execution and non-revocation of a release of claims):

•	a lump-sum cash payment equal to 18 months of the executive officer’s then-current base salary and all accrued but unpaid base salary as of the date of termination;

•

to the extent not duplicative with any bonus policy, plan or program that provides for a prorated bonus following a separation from service, a lump sum cash payment equal to the executive officer’s target annual bonus for the year of termination, prorated based on the number of days elapsed in the performance period corresponding to such annual bonus through the date of termination, divided by the number of days in such performance period;

•	a lump-sum cash payment equal to 150% of the executive officer’s target annual bonus for the year of termination;

•

a lump-sum cash payment equal to 12 months of premium payments for COBRA coverage for health, dental and vision coverage based on the current health, dental and vision coverage in which the executive officer (and his or her dependents) are enrolled as of the termination; and

•	$10,000 towards the cost of an outplacement consulting package.

The executive officer employment agreements also provide that upon a change in control, the time-vesting of all outstanding equity awards will accelerate by a period of 12 months, including any performance awards such that if the applicable performance period is scheduled to end within 12 months following the change in control, the performance award will be deemed to have been fully vested and earned as of the change in control based upon the greater of (a) an assumed achievement of all relevant performance goals at the “target” level or (b) the actual level of achievement of all relevant performance goals as of the change in control. This change in control equity award provision is the same as set forth in Exact’s stock plans (other than stock plans that were assumed by Exact in prior acquisitions) and applies to all equity awards granted under such plans. The foregoing automatic accelerated vesting generally will not apply to equity awards granted on or after the date of the Merger Agreement.

See below in the section of this proxy statement titled “Proposal 1: Adoption of the Merger Agreement—Interests of Exact’s Executive Officers and Directors in the Merger—Quantification of Potential Payments and Benefits to Exact’s Named Executive Officers in Connection with the Merger” for the estimated amounts that each of Exact’s named executive officers would receive under their employment agreements upon a qualifying termination. The estimated aggregate amount of the cash severance payments payable upon a qualifying termination to the two executive officers of Exact who are not named executive officers is $3,223,014.

280G Mitigation Actions

Pursuant to the Merger Agreement, Exact is required to take the following actions to mitigate potential “excess parachute payments” for “disqualified individuals” (each as defined in Section 280G of the Code) and to maximize the net after-tax proceeds received by each such disqualified individual, subject to prior consultation with Abbott: (a) to the extent that the Effective Time is anticipated to occur in 2026, provide for the vesting, settlement or payment of compensation on or prior to December 31, 2025 that would otherwise be payable in 2026 or would vest as a result of the occurrence of the Effective Time, (b) obtain third-party valuations of pre-or post-change in control “reasonable compensation” (as defined in Section 280G of the Code) and restrictive covenants and (c) specify a nationally recognized or specialized accounting firm be designated as the firm authorized to provide such calculations and determinations with respect to Sections 280G and 4999 of the Code. In addition, to the extent that Exact or its accountants reasonably believe that such disqualified individuals may receive or be entitled to receive excess parachute payments after taking such actions, as applicable, Exact may indemnify such disqualified individuals on an after-tax basis for any excise taxes imposed under Section 4999 of the Code, provided that the aggregate amount of such indemnification must not exceed $30 million, which amount is not inclusive of any tax gross-up obligation for Mr. Conroy pursuant to the Conroy Employment Agreement.

As required under the Merger Agreement, to mitigate the potential impact of Sections 280G and 4999 of the Code on Exact and its executive officers, the Human Capital Committee of the Board of Directors, with the advice of Exact’s Section 280G consultant, approved the following actions (such actions, the “Section 280G Mitigation Actions”) and Exact and each executive officer entered into an Acceleration and Clawback Agreement on December 23, 2025 (which we refer to as the “Acceleration and Clawback Agreements”) to effectuate such actions:

•

for each executive officer of Exact, the acceleration of vesting and payment of each executive officer’s fiscal year 2025 annual bonus that otherwise would be payable in 2026 (which we refer to as the “Accelerated 2025 Annual Bonus”), other than any amounts that are subject to a prior deferral election, with performance for this purpose deemed to be 115% of the target level of performance; and

•

for each executive officer of Exact, the acceleration of vesting and settlement of certain Exact RSU Awards and/or Exact PSU Awards that were granted prior to the date of the Merger Agreement (collectively, the “Accelerated Equity Awards”), with Exact PSU Awards, as applicable, vesting based on (a) for Exact PSU Awards granted in 2023, 225% of the target level, (b) for Exact PSU Awards granted in 2024, 104% of the target level, and (c) for Exact PSU Awards granted in 2025, 218% of the target level.

Specifically, the Human Capital Committee approved for each executive officer the following accelerated vesting and payments:

•

For Mr. Conroy: (a) an Accelerated 2025 Annual Bonus in the amount of $436,056 and (b) 713,931 shares subject to Exact PSU Awards (based on the assumptions described above in the section of this proxy statement titled “Proposal 1: Adoption of the Merger Agreement—Interests of Exact’s Executive Officers and Directors in the Merger—Certain Assumptions”). The estimated value of Mr. Conroy’s Accelerated Equity Awards is $74,962,755, assuming a per share price of $105.00 (the Per Share Merger Consideration payable in connection with the Merger).

•

For Mr. Bloomer: (a) an Accelerated 2025 Annual Bonus in the amount of $507,150 and (b) 63,099 shares subject to Exact RSU Awards (based on the assumptions described above in the section of this proxy statement titled “Proposal 1: Adoption of the Merger Agreement—Interests of Exact’s Executive Officers and Directors in the Merger—Certain Assumptions”). The estimated value of Mr. Bloomer’s Accelerated Equity Awards is $6,625,395, assuming a per share price of $105.00 (the Per Share Merger Consideration payable in connection with the Merger).

•

For Mr. Orville: (a) an Accelerated 2025 Annual Bonus in the amount of $537,257, (b) 73,080 shares subject to Exact RSU Awards and (c) 72,523 shares subject to Exact PSU Awards (based on the assumptions described above in the section of this proxy statement titled “Proposal 1: Adoption of the

Merger Agreement—Interests of Exact’s Executive Officers and Directors in the Merger—Certain Assumptions”). The estimated value of Mr. Orville’s Accelerated Equity Awards is $15,288,315, assuming a per share price of $105.00 (the Per Share Merger Consideration payable in connection with the Merger).

•

For Mr. Baranick: (a) an Accelerated 2025 Annual Bonus in the amount of $517,132, (b) 73,080 shares subject to Exact RSU Awards and (c) 92,523 shares subject to Exact PSU Awards (based on the assumptions described above in the section of this proxy statement titled “Proposal 1: Adoption of the Merger Agreement—Interests of Exact’s Executive Officers and Directors in the Merger—Certain Assumptions”). The estimated value of Mr. Baranick’s Accelerated Equity Awards is $17,388,315, assuming a per share price of $105.00 (the Per Share Merger Consideration payable in connection with the Merger).

•

For Ms. Condella: (a) an Accelerated 2025 Annual Bonus in the amount of $442,509, (b) 47,208 shares subject to Exact RSU Awards and (c) 42,018 shares subject to Exact PSU Awards (based on the assumptions described above in the section of this proxy statement titled “Proposal 1: Adoption of the Merger Agreement—Interests of Exact’s Executive Officers and Directors in the Merger—Certain Assumptions”). The estimated value of Ms. Condella’s Accelerated Equity Awards is $9,368,730, assuming a per share price of $105.00 (the Per Share Merger Consideration payable in connection with the Merger).

•

For the two executive officers who are not named executive officers: (a) Accelerated 2025 Annual Bonuses in an aggregate amount of $731,538, (b) 33,780 shares subject to Exact RSU Awards and (c) 122,291 shares subject to Exact PSU Awards (based on the assumptions described above in the section of this proxy statement titled “Proposal 1: Adoption of the Merger Agreement—Interests of Exact’s Executive Officers and Directors in the Merger—Certain Assumptions”). The estimated value of such executive officers’ Accelerated Equity Awards is $16,387,455, assuming a per share price of $105.00 (the Per Share Merger Consideration payable in connection with the Merger).

The Acceleration and Clawback Agreements also provide that (a) the executive officer’s accelerated payments are subject to repayment in the event of a termination of employment with Exact under such circumstances that would have resulted in such amounts being forfeited if they had not been vested or paid early and (b) if the actual level of performance with respect to fiscal year 2025 annual bonuses or, in the event the Merger Agreement is terminated, accelerated Exact PSU Awards, exceeds the applicable accelerated level of performance, Exact will pay the executive officers the difference between the actual level of performance and applicable accelerated target level of performance with respect to such payment (or such payment will be deferred pursuant to an applicable prior deferral election). Furthermore, in connection with the Accelerated Equity Awards, each executive officer will be entitled to receive a make whole payment equal to the incremental tax costs incurred by the executive as a result of the acceleration of the Accelerated Equity Awards into 2025 (excluding any tax costs related to Exact RSU Awards or Exact PSU Awards that would have vested by their terms prior to the Effective Time). See below in the section of this proxy statement titled “Proposal 1: Adoption of the Merger Agreement—Interests of Exact’s Executive Officers and Directors in the Merger—Quantification of Potential Payments and Benefits to Exact’s Named Executive Officers in Connection with the Merger” for the estimated amount of each Exact named executive officer’s make whole payment. The estimated aggregate amount of the make whole payments to the two executive officers of Exact who are not named executive officers is $250,714, based on Exact equity awards held by such executive officers as of December 20, 2025, the assumed Effective Time for purposes of this disclosure, and assuming that the Accelerated Equity Awards were settled at a per share price of $101.00.

These actions were intended to mitigate the potential impacts of Sections 280G and 4999 of the Code on Exact and the executive officers, including to preserve potential compensation-related corporate income tax deductions for Exact that might otherwise be disallowed through the operation of Section 280G of the Code and to mitigate or eliminate the amount of excise tax that may be payable by an executive officer pursuant to Section 4999 of the Code. After giving effect to the Section 280G Mitigation Actions and based on preliminary valuations of pre-or post-change in control “reasonable compensation” (as defined in Section 280G of the Code)

and restrictive covenants, no executive officer is expected to incur any excise tax under Section 4999 of the Code and as a result no tax gross-up payments are expected to be paid to any executive officer with respect to any excise tax under Section 4999 of the Code.

New Management Arrangements

As of the date of this proxy statement, no Exact executive officer has entered into any agreement with Exact or Abbott regarding employment after the Effective Time, although it is possible that Exact or Abbott may enter into new employment or other arrangements with executive officers in the future.

Indemnification and Insurance

Pursuant to the terms of the Merger Agreement, for a period of six years from the Effective Time, Abbott will (a) indemnify certain persons, including Exact’s executive officers and directors and (b) maintain insurance policies for the benefit of certain persons, including Exact’s executive officers and directors. For additional information, see the section of this proxy statement titled “The Merger Agreement—Directors’ and Officers’ Indemnification and Insurance.”

Quantification of Potential Payments and Benefits to Exact’s Named Executive Officers in Connection with the Merger

The information set forth in the table below is intended to comply with Item 402(t) of the SEC’s Regulation S-K, which requires disclosure of information about certain compensation for each named executive officer of Exact that is based on, or otherwise related to, the Merger. For additional details regarding the terms of the payments and benefits described below, see the discussion above in the section of this proxy statement titled “Proposal 1: Adoption of the Merger Agreement—Interests of Exact’s Executive Officers and Directors in the Merger.”

The amounts shown in the table below are estimates of the payments and benefits (on a pre-tax basis) that each of the Exact named executive officers would receive based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described above in the section of this proxy statement titled “Proposal 1: Adoption of the Merger Agreement—Interests of Exact’s Executive Officers and Directors in the Merger—Certain Assumptions” and in the footnotes to the table, and do not reflect certain compensation actions that may occur before completion of the Merger.

The amounts in the table do not include amounts that Exact’s named executive officers were already entitled to receive, or were vested in, as of December 20, 2025 (excluding any accelerated payments resulting from the implementation of the Section 280G Mitigation Actions) and do not take into account the implementation of the Section 280G Mitigation Actions. In addition, these amounts do not attempt to forecast any additional equity award grants or issuances or forfeitures that may occur following December 20, 2025 and prior to the completion of the Merger. As a result of the aforementioned assumptions, which may or may not actually occur or be accurate on the relevant date, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below.

Name(1)	Cash ($)(2)	Equity ($)(3)	Perquisites / Benefits ($)(4)	Tax Reimbursement(5)	Total ($)
Kevin Conroy	$13,637,742	$111,337,800	$41,532	$1,383,598	$126,400,672
Aaron Bloomer	$2,034,210	$16,527,630	$28,839	$115,471	$18,706,150
Jacob Orville	$2,154,971	$20,887,230	$41,532	$282,179	$23,365,912
Brian Baranick	$2,074,248	$20,887,230	$41,532	$365,651	$23,368,661
Sarah Condella	$1,774,929	$15,709,680	$41,532	$172,920	$17,699,061

(1)

Jeffrey Elliott, Former Executive Vice President and Chief Financial Officer, and Everett Cunningham, Former Chief Commercial Officer, who terminated employment with Exact on August 2, 2024 and June 13,

2024, respectively, are also named executive officers for purposes of this disclosure but are not entitled to receive any compensation in connection with the Merger.

(2)

Cash Severance. The amounts in this column represent the estimated cash payments set forth in the table below. The amounts described below for each named executive officer (other than Mr. Conroy) are “double-trigger” and will not be paid unless the named executive officer’s employment is terminated by the Surviving Corporation without “cause” or by the named executive officer for “good reason” (as each term is defined in the applicable employment agreement), in either case, within four months prior to or 12 months following the Effective Time. The amounts described below for Mr. Conroy are “single-trigger” and would become payable upon the Effective Time. In addition, the receipt of the cash payments described below are conditioned on the applicable named executive officer’s continued compliance with restrictive covenants and the timely execution and non-revocation of a release of claims.

Name	Cash Severance ($)(a)	Prorated Target Bonus ($)(b)	Cash LTIP ($)(c)	Total ($)
Kevin Conroy	$2,166,736	$1,471,006	$10,000,000	$13,637,742
Aaron Bloomer	$1,606,500	$427,710	$—	$2,034,210
Jacob Orville	$1,701,870	$453,101	$—	$2,154,971
Brian Baranick	$1,638,120	$436,128	$—	$2,074,248
Sarah Condella	$1,401,735	$373,194	$—	$1,774,929

a.

The amounts in this column represent a lump sum cash severance amount equal to 18 months of the named executive officer’s base salary plus 150% of the named executive officer’s target annual bonus (except for Mr. Conroy’s cash severance, which equals 200% of his base salary with no target annual bonus component).

b.	The amounts in this column represent a pro-rated target annual bonus for 2025, based on continued employment through December 20, 2025.

c.	The amount in this column represents the payment of Mr. Conroy’s long-term cash-based award pursuant to the Conroy Employment Agreement.

(3)

Equity. The amounts in this column represent the value of the accelerated vesting of Exact RSU Awards and Exact PSU Awards, in each case outstanding as of the assumed Effective Time, as set forth below. These estimated values are calculated using a per share price of Exact common stock equal to $105.00. These amounts are “single trigger” and will be paid in connection with the Effective Time pursuant to the terms of the Merger Agreement. For further details regarding the treatment of Exact equity awards in connection with the Merger, see the section of this proxy statement titled “Proposal 1: Adoption of the Merger Agreement—Interests of Exact’s Executive Officers and Directors in the Merger—Treatment of Outstanding Exact Equity Awards.”

	Exact RSU Awards		Exact PSU Awards		Total
Name	Number (#)	Value ($)	Number (#)	Value ($)	($)
Kevin Conroy	227,117	$23,847,285	833,243	$87,490,515	$111,337,800
Aaron Bloomer	67,494	$7,086,870	89,912	$9,440,760	$16,527,630
Jacob Orville	73,080	$7,673,400	125,846	$13,213,830	$20,887,230
Brian Baranick	73,080	$7,673,400	125,846	$13,213,830	$20,887,230
Sarah Condella	47,208	$4,956,840	102,408	$10,752,840	$15,709,680

(4)

Perquisites/Benefits. The amounts in this column represent the following payments as set forth below: (a) (i) for Mr. Conroy, company-paid monthly premium payments for COBRA health and dental coverage for 12 months, and (ii) for each other named executive officer, a lump-sum cash payment equal to 12 months of premium payments for COBRA coverage for health, dental and vision coverage based on the current health, dental and vision coverage in which the named executive officer (and his or her dependents) are enrolled as of the termination and (b) $10,000 towards the cost of an outplacement consulting package. Except for the amounts related to Mr. Conroy, which are “single-trigger” and would become payable at the Effective Time regardless of whether Mr. Conroy experiences a termination of employment, these amounts are “double-trigger” and will not be paid unless the named executive officer’s employment is terminated by the employer without “cause” or the named executive officer resigns for “good reason” (as each term is defined in the applicable employment agreement) within the four months prior to or 12 months following the Effective Time.

Name	COBRA ($)(a)	Outplacement Services ($)(b)	Total ($)
Kevin Conroy	$31,532	$10,000	$41,532
Aaron Bloomer	$18,839	$10,000	$28,839
Jacob Orville	$31,532	$10,000	$41,532
Brian Baranick	$31,532	$10,000	$41,532
Sarah Condella	$31,532	$10,000	$41,532

(5)

Tax Reimbursement. These amounts represent the estimated make whole payment with respect to the incremental tax costs incurred by the named executive officers as a result of the acceleration of the Accelerated Equity Awards into 2025, and assumes that the Accelerated Equity Awards were settled at a per share price of $101.00. The actual amount of the make whole payments will exclude any tax costs related to any Exact RSU Awards or Exact PSU Awards that vest by their terms prior to the Effective Time.

Closing and Effective Time

Under the terms of the Merger Agreement, the Closing will take place remotely via electronic exchange of required Closing documentation at 10:00 a.m., Delaware time, on the third business day after satisfaction or waiver (to the extent permitted under the Merger Agreement or by applicable law) of all of the Closing Conditions, other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted under the Merger Agreement or by applicable law) of those conditions, or at such other place, time and date as Abbott and Exact may agree in writing. We refer to the date on which the Closing actually occurs as the “Closing Date.”

Anticipated Completion Date of the Merger

Assuming timely satisfaction of necessary Closing Conditions, including receipt of the Stockholder Approval, the Merger is expected to close before the end of the second calendar quarter of 2026. However, the exact timing of completion of the Merger cannot be predicted because the Merger is subject to the Closing Conditions specified in the Merger Agreement and summarized in this proxy statement, many of which are outside of our control.

Accounting Treatment

The Merger will be accounted for as a “business combination” for financial accounting purposes.

Material U.S. Federal Income Tax Consequences of the Merger

The following is a discussion of the material U.S. federal income tax consequences of the Merger to U.S. Holders (as defined below) whose shares of Exact common stock are converted into the right to receive the Per Share Merger Consideration pursuant to the Merger. This discussion does not address U.S. federal income tax consequences with respect to holders other than U.S. Holders. This discussion is based upon the Code, Treasury Regulations promulgated thereunder (which we refer to as the “Treasury Regulations”), judicial decisions, published positions of the Internal Revenue Service (which we refer to as the “IRS”), and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or to differing interpretations at any time, possibly with retroactive effect. Any such changes or interpretations could affect the accuracy of the statements and conclusions set forth herein. There can be no assurance that the IRS will not challenge one or more of the tax consequences described in this discussion, or that a court would not sustain such challenge.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of Exact common stock that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if (a) a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. Persons (as defined in Section 7701(a)(30) of the Code) have the authority to control all of its substantial decisions, or (b) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. Person.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of Exact common stock, then the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partner and the partnership. Partnerships holding shares of Exact common stock and partners therein should consult their tax advisors regarding the consequences of the Merger.

This discussion applies only to U.S. Holders that hold their shares of Exact common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes). This discussion does not describe any tax consequences arising under the laws of any state, local or foreign jurisdiction and does not consider any aspects of U.S. federal tax law other than income taxation (such as estate or gift taxation, the alternative minimum tax or the Medicare contribution tax on net investment income) that may be relevant or applicable to a particular holder in connection with the Merger.

This discussion is for general information purposes only and does not address all of the tax consequences that may be relevant to U.S. Holders in light of their particular circumstances or that may apply to U.S. Holders subject to special treatment under the U.S. federal income tax laws, including, for example:

•	cooperatives, banks or other financial institutions;

•	mutual funds;

•	insurance companies;

•	tax-exempt investors and organizations (including private foundations), governmental agencies, governmental instrumentalities or other governmental organizations;

•	retirement plans, individual retirement accounts, or other tax-deferred accounts (or persons holding Exact common stock through such plans or accounts);

•

S corporations, partnerships or any other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes (or investors in such entities or arrangements);

•	dealers or brokers in securities, currencies or commodities;

•	traders in securities that elect to use the mark-to-market method of accounting for their securities;

•	regulated investment companies or real estate investment trusts, or entities subject to the U.S. anti-inversion rules;

•	U.S. expatriates or certain former citizens or long-term residents of the United States;

•	holders that own or have owned (directly, indirectly or constructively) 5% or more of Exact common stock (by vote or value);

•	holders that hold Exact common stock as part of a hedging, constructive sale or conversion, straddle or other risk reduction transaction or integrated investment;

•

holders subject to special tax accounting rules as a result of any item of gross income with respect to the shares of Exact common stock being taken into account in an “applicable financial statement” (as defined in the Code);

•	holders that received their Exact common stock in a compensatory transaction, through a tax-qualified retirement plan or pursuant to the exercise of options or warrants;

•	holders of dissenting shares;

•	holders subject to any alternative minimum tax; or

•	U.S. Holders whose “functional currency” is not the U.S. dollar.

THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES UNDER STATE, LOCAL, NON-U.S. OR OTHER TAX LAWS.

The exchange of Exact common stock for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. Holder whose shares of Exact common stock are converted into the right to receive cash pursuant to the Merger will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash that such U.S. Holder receives in the Merger with respect to such shares (determined before deduction of any applicable withholding taxes) and such U.S. Holder’s adjusted tax basis in such shares. A U.S. Holder’s adjusted tax basis in its shares of Exact common stock will generally equal the amount that such U.S. Holder paid for such shares. Such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder’s holding period in such shares is more than one year at the Effective Time. A reduced tax rate on capital gain generally will apply to long-term capital gain of non-corporate U.S. Holders (including individuals). The deductibility of capital losses is subject to limitations. If a U.S. Holder acquired different blocks of Exact common stock at different times or different prices, such U.S. Holder must determine its adjusted tax basis, holding period, and gain or loss separately with respect to each such block of Exact common stock.

A U.S. Holder may, under certain circumstances, be subject to backup withholding (at a rate of 24%) with respect to the cash received pursuant to the Merger, unless such U.S. Holder provides its correct tax identification number and complies with applicable certification procedures or otherwise establishes an exemption from backup withholding. Certain holders (such as corporations) are exempt from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules can be refunded or credited against a U.S. Holder’s U.S. federal income tax liability, if any; provided that such U.S. Holder furnishes the required information to the IRS in a timely manner. Payments made pursuant to the Merger will also be subject to information reporting unless an exemption applies.

U.S. Holders should consult their tax advisors regarding the tax consequences of the Merger in their particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local, non-U.S. or other tax laws and of changes in those laws.

Financing of the Merger

The consummation of the Merger is not conditioned on Abbott’s or Merger Sub’s ability to obtain financing for the Merger. Abbott and Merger Sub have represented in the Merger Agreement that Abbott has or will have, as of the Closing, sufficient cash to pay the Merger Consideration, including payments to be made to the holders of Exact equity awards, and to consummate the other transactions contemplated by the Merger Agreement and perform all of its obligations thereunder.

On November 19, 2025, in connection with the execution of the Merger Agreement, Abbott entered into the Commitment Letter with the Commitment Party, pursuant to which the Commitment Party committed to provide, subject to the terms and conditions of the Commitment Letter, up to $20,000,000,000 of senior unsecured bridge loans.

For more information, please see the sections of this proxy statement titled “The Merger Agreement—Financing of the Merger” and “The Merger Agreement—Financing Cooperation.”

Regulatory Approvals Required for the Merger

General

Subject to the terms and conditions of the Merger Agreement, each of Exact and Abbott has agreed to (and to cause its respective subsidiaries to) use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable law to consummate the Merger and the other transactions contemplated by the Merger Agreement, including obtaining all approvals, consents, registrations, waivers, permits, authorizations, clearances, orders and other confirmations from governmental authorities or third parties that are necessary, proper or advisable to consummate the Merger and the other transactions contemplated by the Merger Agreement. These include requirements under the HSR Act and certain other specified filings, approvals and clearances under the antitrust laws of other jurisdictions as described further below.

HSR Act

The Merger is subject to the HSR Act. A transaction such as the Merger that is notifiable under the HSR Act may not be completed until the expiration of a 30-day waiting period following the parties’ filings of their respective HSR Act notification and report forms or the early termination of that waiting period. If the FTC or the DOJ issues a Second Request prior to the expiration of the initial waiting period, the transaction cannot close until the parties substantially comply with the Second Request and observe a second waiting period, which is 30 days by statute but can be extended by agreement or terminated earlier. The parties made the filings required under the HSR Act on January 6, 2026, and the initial 30-day waiting period will expire at 11:59 p.m., Eastern Time, on February 5, 2026, unless extended or earlier terminated.

At any time before or after the consummation of the Merger, notwithstanding the termination or expiration of the waiting period under the HSR Act, the FTC or the DOJ could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the Merger, seeking divestiture of substantial assets of the parties, or requiring the parties to license or hold separate assets or terminate existing relationships and contractual rights. In addition, at any time before or after the completion of the Merger, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the Merger or seeking divestiture of substantial assets of the parties. U.S. state attorneys general and private parties may also seek to take legal action under the antitrust laws under certain circumstances. We cannot be certain that a challenge to the Merger will not be made or that, if a challenge is made, we will prevail.

Other Regulatory Clearances

In addition to clearance under the HSR Act, the Merger is also subject to the filing or receipt of the Other Regulatory Approvals.

In each case, the Merger cannot be completed until the parties obtain the necessary clearances or approvals to consummate the Merger or the applicable waiting periods have expired or been terminated. The parties have agreed to cooperate with each other and use their reasonable best efforts to make the necessary filings in connection with these regulatory clearances and approvals as promptly as practicable and advisable. The relevant regulatory authorities could take such actions under the applicable regulatory laws as they deem necessary or desirable, including seeking divestiture of substantial assets of the parties, requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights, or requiring the parties to commit to certain undertakings with respect to the operations of Abbott or Exact after the Closing.

Delisting and Deregistration of Exact Common Stock

If the Merger is completed, Exact common stock will be delisted from the Nasdaq, deregistered under the Exchange Act, and will no longer be publicly traded.

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of Exact common stock entitled to vote thereon is required to approve the Merger Agreement Proposal.

Assuming a quorum is present, (a) a failure to be represented by proxy or attend the Special Meeting, (b) abstentions and (c) broker non-votes (if any) will each have the same effect as a vote “AGAINST” the Merger Agreement Proposal. Shares of Exact common stock represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. If an Exact stockholder returns a signed proxy card without indicating voting preferences on such proxy card, the shares of Exact common stock represented by that proxy will be counted as present for purposes of determining the presence of a quorum for the Special Meeting, and all of such shares of Exact common stock will be voted as recommended by the Board of Directors.

The Board of Directors unanimously recommends that you vote “FOR” the Merger Agreement Proposal.

THE MERGER AGREEMENT

The following summarizes the Merger Agreement. The descriptions of the Merger Agreement and the transactions contemplated thereby in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger, because this summary may not contain all of the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.

The copy of the Merger Agreement attached to this proxy statement as Annex A has been included to provide you with information regarding the terms of the Merger Agreement. It is not intended to provide any other factual information about Exact, Abbott, Merger Sub or their respective affiliates. The representations, warranties and covenants of Exact, Abbott and Merger Sub contained in the Merger Agreement have been made only for purposes of the Merger Agreement as of specified dates and (except as expressly set forth in the Merger Agreement) solely for the benefit of the parties to the Merger Agreement; may be subject to qualifications and limitations agreed upon by such parties, including being qualified by information contained in reports filed by Exact with the SEC and by confidential disclosures delivered by Exact to Abbott in connection with the Merger Agreement; were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or reports and other documents filed with the SEC. Accordingly, you should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Exact, Abbott or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Exact’s public disclosures.

Effects of the Merger; Directors and Officers; Articles of Incorporation; Bylaws

The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, and in accordance with the applicable provisions of the DGCL, at the Effective Time, Merger Sub will merge with and into Exact, the separate existence of Merger Sub will cease, and Exact will continue as the Surviving Corporation and as a direct, wholly owned subsidiary of Abbott.

At the Effective Time, (a) the certificate of incorporation of the Surviving Corporation will be amended and restated to read in its entirety as set forth in Exhibit A to the Merger Agreement, and as so amended and restated, will be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with its terms and the DGCL, and (b) the bylaws of the Surviving Corporation will be amended and restated to read in their entirety as set forth in Exhibit B to the Merger Agreement, and as so amended and restated, will be the bylaws of the Surviving Corporation until thereafter amended in accordance with their terms, the terms of the certificate of incorporation of the Surviving Corporation and the DGCL.

The Merger Agreement requires the parties to take all requisite action so that the directors of Merger Sub in office immediately prior to the Effective Time will be the initial directors of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation or otherwise as provided by applicable law. The Merger Agreement further provides that the parties will take all requisite action so that the officers of Merger Sub in office immediately prior to the Effective Time will be the initial officers of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation or otherwise as provided by applicable law.

Merger Closing and Effective Time

The Merger Agreement provides that the Closing will take place remotely via electronic exchange of required Closing documentation at 10:00 a.m., Delaware time, on the third business day after satisfaction or waiver (to the extent permitted under the Merger Agreement or by applicable law) of all of the Closing Conditions, other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted under the Merger Agreement or by applicable law) of those conditions, or at such other place, time and date as Abbott and Exact may agree in writing.

Subject to the provisions of the Merger Agreement, at the Closing, Exact will cause to be filed the Certificate of Merger with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with, the DGCL. The Merger will become effective at such time as the Certificate of Merger is filed with the Secretary of State of the State of Delaware on the Closing Date, or at such later time as Abbott and Exact may agree and specify in the Certificate of Merger.

Merger Consideration

Exact Common Stock

At the Effective Time, by virtue of the Merger and without any action on the part of Exact, Abbott or Merger Sub or any of their respective equityholders:

•

each share of Exact common stock issued and outstanding immediately prior to the Effective Time (other than Excluded Shares, Converted Shares and Dissenting Shares) will be converted into and will thereafter represent the right to receive the Per Share Merger Consideration of $105.00 in cash, without interest and subject to any required tax withholding;

•	each Excluded Share will be cancelled and will cease to exist and no consideration will be paid or delivered in exchange therefor;

•

each Converted Share will be converted into a number of shares of stock of the Surviving Corporation such that each such subsidiary will own the same percentage of the outstanding capital stock of the Surviving Corporation immediately following the Effective Time as such subsidiary owned in Exact immediately prior to the Effective Time, and no other consideration will be paid or delivered in exchange therefor; and

•	Dissenting Shares will be treated as described in the section of this proxy statement below titled “The Merger Agreement—Merger Consideration—Appraisal Rights.”

If, between November 19, 2025, and the Effective Time, Exact pays a dividend in, splits, combines into a smaller number of shares, or issues by reclassification any shares of Exact common stock (or undertakes any similar act), then the Per Share Merger Consideration will be appropriately adjusted to provide to the holders of Exact common stock the same economic effect as contemplated by the Merger Agreement prior to such action.

At the Effective Time, each share of common stock, $0.01 par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into one fully paid and nonassessable share of common stock of the Surviving Corporation.

Appraisal Rights

Dissenting Shares will not be converted into or represent the right to receive the Per Share Merger Consideration, and the holders thereof will instead be entitled only to receive such consideration as may be determined pursuant to Section 262. If any such holder fails to perfect or effectively withdraws or loses such right or if a court of competent jurisdiction determines that such holder is not entitled to the relief provided by Section 262, then each Dissenting Share held by such holder will thereupon be treated as if it had been converted into, at the Effective Time, the right to receive the Per Share Merger Consideration in accordance with the Merger Agreement (less any payments made by Abbott or the Surviving Corporation with respect to such Dissenting Share before entry of judgment in accordance with Section 262), without interest thereon, and will not thereafter be deemed to be a Dissenting Share. For more information, please see the section of this proxy statement titled “Appraisal Rights.”

Treatment of Exact Equity Awards

At the Effective Time, by virtue of the Merger and without any action on the part of Exact, Abbott or Merger Sub or any of their respective equityholders:

•

Each Exact Option that is outstanding and unexercised as of immediately prior to the Effective Time, all of which are vested, will be cancelled and, in the case of any such option the per-share exercise price of which is less than the Per Share Merger Consideration, converted into the right to receive a cash payment equal to the number of shares of Exact common stock for which such option is exercisable multiplied by the excess of the Per Share Merger Consideration over the per-share exercise price of the Exact Option, less any applicable tax withholding. Any Exact Option with a per share exercise price that is equal to or greater than the Per Share Merger Consideration will be automatically cancelled for no consideration.

•

Each Exact Restricted Stock Award that is outstanding as of immediately prior to the Effective Time will be deemed to be fully vested and will be converted into the right to receive the Per Share Merger Consideration, less any applicable tax withholding.

•

Each Cash-Out RSU Award will be deemed to be fully vested and will be automatically cancelled and converted into the right to receive the Per Share Merger Consideration in respect of each share of Exact common stock subject to such Cash-Out RSU Award, less any applicable tax withholding. Each Exact RSU Award that is not a Cash-Out RSU Award (i.e., any Exact RSU Award granted on or after November 19, 2025 that is not held by a current or former non-employee director) will be assumed by Abbott as an Abbott restricted stock unit, with the number of Abbott common shares underlying such an Assumed RSU Award determined based on the Per Share Merger Consideration divided by the average closing price of an Abbott common share for the 10 consecutive trading days ending on and including the trading day immediately preceding the Effective Time.

•

Each Exact PSU Award that is outstanding as of immediately prior to the Effective Time will be deemed to be fully vested and will be automatically cancelled and converted into the right to receive a cash payment equal to the Per Share Merger Consideration in respect of each share of Exact common stock subject to such Exact PSU Award, with the number of shares of Exact common stock determined based on the following actual levels of achievement of applicable target levels as of November 19, 2025: (a) for Exact PSU Awards granted in 2023, 225% of the target level, (b) for Exact PSU Awards granted in 2024, 104% of the target level, and (c) for Exact PSU Awards granted in 2025, 218% of the target level, less any applicable tax withholding.

•

Each Exact DSU Award that is outstanding as of immediately prior to the Effective Time will be deemed to be fully vested and will be automatically cancelled and converted into the right to receive the Per Share Merger Consideration in respect of each share of Exact common stock subject to such Exact DSU Award, less any applicable tax withholding.

Following the Effective Time, each Assumed RSU Award will remain subject to the same terms and conditions as applied to the corresponding Exact RSU Award (including with respect to double-trigger vesting protections, but excluding single-trigger vesting by reason of the occurrence of the Effective Time). Pursuant to the terms of the 2025 LTIP, if a participant’s employment is terminated, including Exact’s executive officers, without “cause” or by the recipient under circumstances that would constitute “good reason” (each as defined in the 2025 LTIP), in each case, within one year following a change in control, all outstanding Assumed RSU Awards held by such recipient would fully vest upon such termination of employment.

Treatment of the Exact Employee Stock Purchase Plan

With respect to the Exact ESPP, (a) no new offering periods will commence following November 19, 2025, and, to the extent not already provided for under the terms of the Exact ESPP as of November 19, 2025, no employees of Exact or any other persons will be permitted to begin participating in the Exact ESPP, and no participants will be permitted to increase elective deferrals in respect of the current offering period under the Exact ESPP, in each case after November 19, 2025, (b) any offering period under the Exact ESPP in effect immediately prior to November 19, 2025 will terminate no later than five business days prior to the Effective Time, and amounts credited to the accounts of participants will be used to purchase shares of Exact common stock on the earlier of the scheduled purchase date for such offering period and the date that is five business days prior to the Effective Time, in either case, in accordance with the terms of the Exact ESPP, (c) such shares of Exact common stock will be treated as other outstanding shares of Exact common stock in accordance with the Merger Agreement and (d) the Exact ESPP will be terminated effective as of immediately prior to the Effective Time, contingent upon the occurrence of the Closing.

Surrender and Payment

At or prior to the Effective Time, Abbott will deposit, or cause to be deposited, with the Paying Agent, in trust for the benefit of holders of Exact common stock and non-employee Exact equity award holders, cash in United States dollars sufficient to pay the Merger Consideration in exchange for all of the shares of Exact common stock and all of the Cash-Out Exact Equity Awards held by non-employee Exact equity award holders, in each case, that are outstanding immediately prior to the Effective Time (other than the Excluded Shares, Converted Shares and Dissenting Shares) (such deposited cash we refer to as the “Payment Fund”). If the Payment Fund is insufficient to make the payments required by the Merger Agreement to be made to holders of Exact common stock and non-employee Exact equity award holders, Abbott is required to, or to cause Merger Sub or the Surviving Corporation to, promptly deposit additional funds with the Paying Agent in an amount sufficient to make such payments.

As promptly as practicable after the Effective Time, and in no event later than the fifth business day thereafter, Abbott is required to cause the Paying Agent to mail to each holder of record of a certificate representing shares of Exact common stock, a letter of transmittal (in a form reasonably acceptable to Abbott and Exact), including instructions for use in effecting the surrender of certificates (or affidavits of loss in lieu thereof as provided in the Merger Agreement) in exchange for the portion of the Merger Consideration payable in respect thereof. Upon surrender of share certificates (or affidavits of loss in lieu thereof as provided in the Merger Agreement) to the Paying Agent in accordance with the letter of transmittal, together with, if applicable, such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may customarily be required by the Paying Agent, the holder of such certificates (or affidavits of loss in lieu thereof as provided in the Merger Agreement) will be entitled to receive from the Payment Fund in exchange therefor an amount in cash equal to the product of (a) the number of shares represented by such holder’s properly surrendered certificates (or affidavits of loss in lieu thereof as provided in the Merger Agreement) and (b) the Per Share Merger Consideration (less any applicable tax withholding).

Any holder of book-entry shares will not be required to deliver a certificate or letter of transmittal or to surrender such book-entry shares to the Paying Agent to receive the portion of the Merger Consideration to which such holder is entitled pursuant to the Merger Agreement. In lieu thereof, each holder of a book-entry share will automatically upon the Effective Time be entitled to receive, and Abbott is required to use its reasonable best efforts to cause the Paying Agent to pay the holder of such book-entry share from the Payment Fund in exchange therefor as promptly as reasonably practicable after the Effective Time, an amount in cash equal to the product of (a) the number of shares of Exact common stock represented by such holder’s book-entry shares and (b) the Per Share Merger Consideration (less any applicable tax withholding).

No interest will be paid or accrued on any amount payable upon due surrender of share certificates (or affidavits of loss in lieu thereof as provided in the Merger Agreement) or in respect of book-entry shares. In addition, with respect to non-employee Exact equity award holders in respect of the corresponding Cash-Out Exact Equity Awards, the non-employee Exact equity award holders will be entitled to receive in exchange therefor (as promptly as practicable) the amount as described in the section of this proxy statement titled “The Merger Agreement—Merger Consideration—Treatment of Exact Equity Awards,” and such Cash-Out Exact Equity Awards will, at the Effective Time, be cancelled.

If any payment is to be made to a person other than the person in whose name a surrendered share certificate or book-entry share is registered, it will be a condition of such payment that the person requesting such payment will pay any transfer or other similar taxes required by reason of the making of such cash payment to a person other than the registered holder of the surrendered certificate or book-entry shares, or will establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable.

From and after the Effective Time, there will be no further registration of transfers of shares of Exact common stock outstanding immediately prior to the Effective Time and the stock transfer books of Exact will be closed with respect to all shares of Exact common stock outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of share certificates and book-entry shares outstanding immediately prior to the Effective Time will cease to have any rights with respect to the shares of Exact common stock represented thereby, except as otherwise provided in the Merger Agreement or by applicable law. Notwithstanding the foregoing, the Surviving Corporation will be obligated to pay any dividends or make any other distributions with a record date prior to the Effective Time, which may have been declared or made by Exact with respect to shares of Exact common stock prior to November 19, 2025 and which remain unpaid at the Effective Time.

Any portion of the Payment Fund that remains unclaimed by the Exact stockholders 48 months after the Effective Time will be returned to Abbott, upon demand. Any such holder who has not exchanged their shares of Exact common stock for the Per Share Merger Consideration prior to that time will thereafter look only to Abbott or the Surviving Corporation for delivery of the Per Share Merger Consideration in respect of such shares.

Neither Abbott, the Surviving Corporation nor the Paying Agent will be liable to any former holder of Exact common stock or any other person for any portion of the Merger Consideration delivered to any governmental authority pursuant to any applicable abandoned property, escheat or similar law. In the event any share certificates have not been surrendered or book-entry shares have not been paid prior to the date as of which the Per Share Merger Consideration payable in respect of such certificates or book-entry shares would escheat to or otherwise become the property of any governmental authority, Abbott, the Surviving Corporation and the Paying Agent will be permitted to comply with such laws (including by, to the extent permitted by such laws, treating such remaining payable Per Share Merger Consideration as property of the Surviving Corporation, free and clear of liens of any person previously entitled thereto).

Withholding Rights

Each of Abbott, Merger Sub, the Surviving Corporation and the Paying Agent are entitled to deduct and withhold from the consideration otherwise payable to a holder of shares of Exact common stock or Exact equity awards pursuant to the Merger Agreement, and any other payments under the Merger Agreement, such amounts as Abbott, Merger Sub, the Surviving Corporation or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Code or any provision of a tax law. To the extent that amounts are so deducted or withheld and paid over to the applicable governmental authority or taxing authority, such deducted or withheld amounts will be treated for all purposes under the Merger Agreement as having been paid to the person in respect of which such deduction and withholding was made.

Representations and Warranties

The Merger Agreement contains representations and warranties of Exact, Abbott and Merger Sub. Some of the representations and warranties in the Merger Agreement made by Exact are qualified as to “materiality” or

“Material Adverse Effect.” For purposes of the Merger Agreement, “Material Adverse Effect” means a change, circumstance, condition, development, effect, event, occurrence, fact or state of facts (which we refer to collectively as a “Change”) that, individually or in the aggregate with any other Changes, has, or would reasonably be expected to have, a materially adverse effect on the business, financial condition or results of operations of Exact and its subsidiaries, taken as a whole, provided that none of the following will be deemed, either alone or in combination, to constitute a Material Adverse Effect or be taken into account when determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur:

•

any change resulting from the execution, performance (except with respect to certain of Exact’s obligations, subject to the limitations therein, as described in the section of this proxy statement titled “The Merger Agreement—Operating Covenants”) or announcement of the Merger Agreement or the consummation of the transactions contemplated thereby, including the impact of any of the foregoing on relationships with customers, suppliers, licensors, employees or regulators (provided that the exception described in this bullet point will not apply to any representation or warranty (or associated condition to Closing) to the extent such representation or warranty is intended to address the consequences of the execution, performance or consummation of the Merger Agreement or the transactions contemplated thereby;

•

any increase or decrease in the trading price or trading volume of Exact common stock or the credit rating of Exact (provided that the underlying causes of any such change in price, volume or rating may, to the extent not otherwise excluded from the definition of “Material Adverse Effect,” be considered in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur);

•

any Change in general economic, geopolitical or political conditions (including in interest or exchange rates, tariffs or trade wars or stock, bond or debt prices) in the United States or any other jurisdiction;

•	any Change generally affecting the financial, credit, securities, currency or other capital markets in the United States or any other jurisdiction;

•	any Change generally affecting the industry or markets in which Exact and its subsidiaries operate;

•

any hurricane, tornado, flood, earthquake, tsunami, volcanic eruption, epidemic or pandemic, other outbreak of illness or disease or public health event or other natural disaster or act of God, or any escalation or worsening thereof;

•	any acts of war, special military operation, sabotage, cyberattack (not specifically targeted at Exact or any of its subsidiaries), cyberterrorism or terrorism, or any escalation or worsening thereof;

•	any Change in applicable law or GAAP (or any proposal therefor or change in authoritative interpretation thereof);

•

any failure by Exact or its subsidiaries to meet any internal or published projections, estimates or expectations of Exact’s or its subsidiaries’ revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by Exact or its subsidiaries to meet internal budgets, plans or forecasts of revenues, earnings or other financial performance or results of operations, in and of itself (provided that the underlying causes of any such failure may, to the extent not otherwise excluded from the definition of “Material Adverse Effect,” be considered in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur);

•

any action taken as expressly required by the Merger Agreement (except with respect to certain of Exact’s obligations, subject to the limitations therein, as described in the section of this proxy statement titled “The Merger Agreement—Operating Covenants”) or with the express written consent or at the express written direction of Abbott or Merger Sub;

•	any Change arising from or relating to the identity of Abbott or Merger Sub as the acquirer of Exact; or

•	any stockholder proceeding arising from allegations of a breach of fiduciary duty or violation of applicable securities law relating to the Merger Agreement or the transactions contemplated thereby.

To the extent any Change described in the third through eighth bullet points above is disproportionately adverse to the business, financial condition or results of operations of Exact and its subsidiaries, taken as a whole, as compared to other persons of similar size operating in the industries or markets in which Exact and its subsidiaries operate, then the incremental disproportionate adverse impact of that Change will be taken into account when determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur.

In the Merger Agreement, Exact has made representations and warranties to Abbott and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement and in confidential disclosures provided by Exact to Abbott and Merger Sub in the confidential disclosure letter provided by Exact to Abbott (which we refer to as the “Disclosure Letter”). These representations and warranties relate to, among other things:

•	the due incorporation or organization, valid existence, good standing and corporate or other power and authority to conduct business of Exact and its subsidiaries;

•	the organizational documents of Exact;

•	the subsidiaries of Exact;

•	the capitalization of Exact and its subsidiaries;

•

the corporate power, authority and approvals necessary for Exact to enter into the Merger Agreement, perform its obligations thereunder and, subject to obtaining the Stockholder Approval, to consummate the Merger and the other transactions contemplated by the Merger Agreement;

•	the Board of Directors’ resolutions and recommendation to Exact stockholders in respect of the Merger Agreement and the transactions contemplated by the Merger Agreement;

•

the absence of, as a result of the execution and delivery by Exact of the Merger Agreement and the consummation by Exact of the transactions contemplated by the Merger Agreement, (a) a contravention, conflict with or violation or breach of any of the provisions of the organizational documents of Exact or any of its subsidiaries, (b) a contravention, conflict with or violation or breach of any applicable law or order, (c) a violation, default or loss under, or another person’s right of acceleration, termination, amendment or cancellation under, or requirement of consent under, (i) certain contracts of Exact and its subsidiaries meeting various materiality thresholds or other similar criteria (which we refer to as “Company Contracts”), (ii) material permits required for the conduct of Exact’s and its subsidiaries’ business (which we refer to as “Business Permits”) or (iii) contracts pursuant to which Exact or any of its subsidiaries lease real property for annual rent in excess of $1,000,000 (which we refer to as “Company Material Leases”), (d) the creation or imposition of a lien, other than certain specified permitted liens, upon any of the properties or assets of Exact or any of its subsidiaries or (e) any clearance, consent, approval or waiver required to be obtained from any governmental authority (subject to certain specified exceptions);

•	takeover provisions, stockholder rights plans and other protective provisions;

•	Exact’s SEC filings, financial statements and related compliance matters, including disclosure controls and procedures, internal controls over financial reporting and related matters;

•	the absence of certain undisclosed liabilities of Exact and its subsidiaries;

•	the absence of a Material Adverse Effect since January 1, 2025, and of other actions of Exact and its subsidiaries outside the ordinary course of business since September 30, 2025;

•	the absence of certain proceedings involving Exact and its subsidiaries;

•

Exact’s and its subsidiaries’ compliance with applicable law, including trade laws, anti-corruption laws, labor and employment laws, healthcare regulations, and in relation to the effectiveness of Business Permits;

•	certain tax and employee benefit matters relating to Exact and its subsidiaries;

•	the absence of certain labor disputes, layoffs, labor organizing efforts and collective bargaining agreements (or similar agreements) affecting Exact and its subsidiaries;

•	certain intellectual property ownership of Exact and its subsidiaries and other intellectual property matters, including infringement of intellectual property rights;

•	Exact’s and its subsidiaries’ information technology systems;

•	Exact’s and its subsidiaries’ compliance with privacy and information security requirements, including in relation to use and protection of personal data;

•	the absence of certain environmental matters involving Exact and its subsidiaries;

•	the existence, validity and enforceability of Company Contracts, and the absence of any breach or default thereunder;

•	certain real property owned or leased by Exact and its subsidiaries;

•	the title or enforceable rights to certain assets of Exact and its subsidiaries;

•	the absence of product liability claims against Exact and its subsidiaries;

•	Exact’s and its subsidiaries’ insurance policies and programs;

•	certain matters with regard to this proxy statement;

•	receipt by the Board of Directors of the fairness opinion from Centerview; and

•

the absence of persons entitled to brokerage, financial advisory, finder’s or similar fees or commissions based upon contracts made by or on behalf of Exact or any of its subsidiaries, other than XMS and Centerview.

In the Merger Agreement, Abbott and Merger Sub have made representations and warranties to Exact that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement, including as to “materiality” or “Abbott Material Adverse Effect.” For purposes of the Merger Agreement, an “Abbott Material Adverse Effect” means a Change that, individually or in the aggregate with any other Changes, prevents, materially impairs or materially delays, or would reasonably be expected to prevent or materially impair or materially delay, the ability of Abbott or Merger Sub to perform its obligations under the Merger Agreement, or consummate the Merger, in each case, before November 19, 2026 (which, as it may be extended as described in the section of this proxy statement titled “The Merger Agreement—Termination of the Merger Agreement,” we refer to as the “End Date”). These representations and warranties relate to, among other things:

•	the due incorporation, valid existence, good standing and corporate or other power and authority to conduct business of Abbott and Merger Sub;

•	the capitalization of Merger Sub;

•

the corporate power, authority and approvals necessary for Abbott and Merger Sub to enter into the Merger Agreement, perform their obligations thereunder and to consummate the Merger and the other transactions contemplated by the Merger Agreement;

•

the absence of, as a result of the execution and delivery by Abbott and Merger Sub of the Merger Agreement and the consummation by Abbott and Merger Sub of the transactions contemplated by the Merger Agreement, (a) a contravention, conflict with or violation or breach of any of the provisions of the organizational documents of Abbott or Merger Sub, (b) a contravention, conflict with or violation or breach of any applicable law or order, (c) a violation, default or loss under, or another person’s right of acceleration, termination, amendment or cancellation under, or requirement of consent under, any permit or contract to which Abbott or any of its subsidiaries is a party, (d) the creation or imposition of a lien upon any of the properties or assets of Abbott or any of its subsidiaries or (e) any clearance, consent, approval or waiver required to be obtained from any governmental authority (subject to certain specified exceptions);

•	Abbott’s sufficiency of cash as of the Closing to pay the Merger Consideration;

•

Abbott, Merger Sub or any of their respective affiliates not being, and not having been at any time since November 19, 2022, an “interested stockholder” of Exact subject to the restrictions on “business combinations” (in each case, as such quoted terms are defined under Section 203 of the DGCL) set forth in Section 203(a) of the DGCL;

•	certain matters with regard to this proxy statement;

•	the absence of certain proceedings involving Abbott or Merger Sub; and

•

the absence of any brokerage, financial advisory, finder’s or similar fee or commission payable by Exact or its subsidiaries based upon contracts made by or on behalf of Abbott, Merger Sub or any of their respective affiliates.

The representations and warranties in the Merger Agreement will not survive the consummation of the Merger.

Operating Covenants

The Merger Agreement provides that, during the Interim Period, except (a) as Abbott may otherwise consent to in writing (which consent shall not be unreasonably withheld, conditioned or delayed), (b) as set forth in the Disclosure Letter, (c) as otherwise required or expressly contemplated by the Merger Agreement or (d) as required by applicable law:

•	Exact will, and will cause each of its subsidiaries to, use commercially reasonable efforts to:

•	conduct its business in the ordinary course of business in all material respects;

•

preserve intact its respective business organization, assets, goodwill, Business Permits and relationships with all governmental authorities, customers, employees, contractors, suppliers, distributors, licensors, licensees, collaborators, strategic and joint venture partners and others having material business dealings with Exact or any of its subsidiaries;

•	keep available the services of Exact’s and its subsidiaries’ current officers and key employees; and

•

maintain Exact’s and its subsidiaries’ material rights and franchises (provided that the failure by Exact or any of its subsidiaries to take any action prohibited by the restrictions described in the bullet points below will not be deemed to be a breach of the preceding obligations); and

•	Exact will not, and will not permit any of its subsidiaries to:

•

amend or modify any of the organizational documents of Exact or any of its subsidiaries (but in the case of such organizational documents of any subsidiary of Exact, solely to the extent such amendment or modification would be adverse to Abbott or Merger Sub or would, or would reasonably be expected to, have the effect of delaying, impairing or preventing the consummation of the transactions contemplated by the Merger Agreement);

•

declare, set aside or make or pay any dividend or other distribution (whether in cash, stock or property) in respect of any securities of Exact or any of its subsidiaries, other than (i) cash dividends or distributions by wholly owned subsidiaries of Exact to Exact or any other wholly owned subsidiary of Exact and (ii) payment of interest on, or payment of cash in connection with any conversions of, Exact’s 0.3750% convertible senior notes due 2027, 0.3750% convertible senior notes due 2028, 2.000% convertible senior notes due 2030 or 1.750% convertible senior notes due 2031, each as issued under the corresponding indenture (such notes, we refer to collectively as the “Convertible Notes,” and such indentures, we refer to collectively as the “Convertible Notes Indentures”), or any other cash payment required under the Convertible Notes Indentures;

•

split, reverse split, combine, subdivide or reclassify any securities of Exact or any of its subsidiaries, or issue any other securities in respect of, in lieu of, or in substitution for, any securities of Exact or any of its subsidiaries, other than issuances of shares of Exact common stock upon (i) the exercise of Exact Options or the vesting or settlement of Exact equity awards, in each case, outstanding on November 17, 2025, or granted in accordance with the Merger Agreement and in accordance with their respective terms and the terms of the applicable Exact stock plan as in effect on November 19, 2025 (or as amended, modified or entered into in accordance with the Merger Agreement), (ii) the completion of the offering period in effect under the Exact ESPP as of November 19, 2025, as contemplated by the provisions of the Merger Agreement described in the section of this proxy statement titled “The Merger Agreement—Merger Consideration—Treatment of the Exact Employee Stock Purchase Plan” or (iii) the conversion of the Convertible Notes under the terms as in effect on November 19, 2025 (or as amended or modified in accordance with the Merger Agreement);

•

repurchase, redeem or otherwise acquire any securities of Exact or any of its subsidiaries, or any rights, warrants or options to acquire any such securities, other than (i) the acquisition by Exact of shares of Exact common stock in connection with the surrender of shares of Exact common stock by holders of Exact Options outstanding on November 17, 2025, in order to pay the exercise price thereof, (ii) the withholding of shares of Exact common stock to satisfy tax obligations with respect to the vesting or settlement of Exact equity awards outstanding on November 17, 2025, or granted in accordance with the Merger Agreement and in accordance with their respective terms and the terms of the applicable Exact stock plan as in effect on November 19, 2025 (or as amended, modified or entered into in accordance with the Merger Agreement), (iii) the acquisition by Exact of shares of Exact common stock underlying Exact equity awards outstanding on November 17, 2025, or granted in accordance with the Merger Agreement in connection with the forfeiture thereof, in any such case, as may be in accordance with the respective terms of such Exact equity awards and the terms of the applicable Exact stock plan as in effect on November 19, 2025 (or as amended, modified or entered into in accordance with the Merger Agreement), (iv) transactions solely among Exact and any wholly owned subsidiaries of Exact or among any wholly owned subsidiaries of Exact or (v) to the extent constituting a repurchase, redemption or acquisition of shares of Exact common stock, any cash payments upon conversion of the Convertible Notes;

•

except for transactions solely among Exact and any wholly owned subsidiaries of Exact or among any wholly owned subsidiaries of Exact, (i) issue, sell, transfer, dispose of, grant, pledge or otherwise encumber any securities of Exact or any of its subsidiaries, other than issuances of Exact common stock upon (A) the exercise of Exact Options or the vesting or settlement of Exact equity awards, in each case, outstanding on November 17, 2025, or granted in accordance with the Merger Agreement and in accordance with their respective terms and the terms of the applicable Exact stock plan, (B) the completion of the offering period in effect under the Exact ESPP as of November 19, 2025, as contemplated by the provisions of the Merger Agreement described in the section of this proxy statement titled “The Merger Agreement—Merger Consideration—Treatment of the Exact Employee Stock Purchase Plan” or (C) the conversion of the Convertible Notes under the terms as in effect on November 19, 2025 (or as amended or modified in accordance with the Merger Agreement), or (ii) enter into any contract with respect to the voting of any securities of Exact or any of its subsidiaries;

•	merge or consolidate Exact or any of its subsidiaries with any person, or acquire or purchase (by merger, consolidation, acquisition of stock or assets, exercise of options to purchase, license or otherwise acquire or obtain rights, or otherwise) securities, assets or liabilities (in any transaction or series of related transactions), (i) constituting a business or (ii) with a value or purchase price in the aggregate in excess of $7,500,000 individually or $30,000,000 in the aggregate, other than, in the case of each of the foregoing clauses (i) and (ii), (A) pursuant to Company Contracts in effect on November 19, 2025, and set forth in the Disclosure Letter, (B) capital expenditures in accordance with the capital expenditure budget made available to Abbott prior to November 19, 2025, and set forth in the Disclosure Letter (which we refer to as the “Capex Budget”), or in amounts not to exceed 5% of the amounts budgeted thereunder for the applicable fiscal year, (C) purchases of securities pursuant to cash management programs in the ordinary course of business consistent with past practice and (D) transactions solely among Exact and any wholly owned subsidiaries of Exact or among any wholly owned subsidiaries of Exact;

•

transfer, sell, assign, lease, grant any lien (other than certain specified permitted liens) on, license, surrender, cancel, abandon, divest or otherwise dispose of (including by merger, consolidation, sale of stock or assets or otherwise) any material asset, product line or line of business (including any interest in a partnership, joint venture or similar entity, but excluding in each case intellectual property) that has a fair market value of, or for a purchase price of, in excess of $7,500,000 individually or $30,000,000 in the aggregate, other than (i) the sale of Exact products to customers and distributors in the ordinary course of business, (ii) in replacement of existing machinery in the ordinary course of business consistent with past practice, (iii) the disposal of unused, excess, expired or obsolete tangible assets in the ordinary course of business consistent with past practice, (iv) pursuant to Company Contracts in effect on November 19, 2025, and set forth in the Disclosure Letter, (v) transactions solely among Exact and any wholly owned subsidiaries of Exact or among any wholly owned subsidiaries of Exact and (vi) capital expenditures in accordance with the Capex Budget or in amounts not to exceed 5% of the amounts budgeted thereunder for the applicable fiscal year;

•

make any loans, advances or capital contributions to, or investments in, any other person (other than of the type subject to the restriction on mergers, consolidations, acquisitions and purchases described above), other than (i) by Exact or any wholly owned subsidiary of Exact to or in Exact or any wholly owned subsidiary of Exact, (ii) for travel and similar advances to employees in the ordinary course of business consistent with past practice, (iii) pursuant to Company Contracts in effect on November 19, 2025, and set forth in the Disclosure Letter, (iv) capital expenditures in accordance with the Capex Budget or in amounts not to exceed 5% of the amounts budgeted thereunder for the applicable fiscal year or (v) purchases of securities pursuant to cash management programs in the ordinary course of business consistent with past practice;

•

create, incur, guarantee or assume any indebtedness for borrowed money, or issue or sell any debt securities, except (i) indebtedness (and guarantees thereof) created, incurred or assumed under that certain Credit Agreement, dated as of January 13, 2025, among Exact, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent (which we refer to as the “Company Credit Agreement”), including in connection with any reimbursement or payment obligations in respect of letters of credit issued thereunder, or (ii) pursuant to transactions solely among Exact and any wholly owned subsidiaries of Exact or among any wholly owned subsidiaries of Exact;

•	except as set forth in the Capex Budget, make any capital expenditures in any fiscal year in excess of 5% of the amount budgeted for capital expenditures for such fiscal year in the Capex Budget;

•

(i) materially amend or materially modify, terminate, or waive or release any material right under, any Company Contract or Company Material Lease, (ii) materially amend or materially modify, terminate, or waive or release any material right under, or enter into, any contract that (A) obligates Exact or any of its subsidiaries to conduct any business on an exclusive basis with any third party in any material respect or (B) would, following the Closing, obligate Abbott and its subsidiaries (excluding Exact and its subsidiaries) to conduct any business on an exclusive basis with any third party, or (iii) enter into any other contract that would have been a Company Contract or Company Material Lease if it had been entered into prior to November 19, 2025, other than, in the case of the foregoing clauses (i) and (iii), (1) contracts for settlements permitted by clause (ii) of the penultimate bullet point of this paragraph or (2) in the ordinary course of business consistent with past practice (subject to exceptions for “single source” supply contracts, joint venture contracts, strategic alliance contracts, certain settlement agreements and contracts containing certain restrictive covenants);

•

(i) sell, transfer, assign, license or otherwise dispose of to any person any rights to any material intellectual property owned by Exact or any of its subsidiaries (except for licensing non-exclusive rights, in the ordinary course of business consistent with past practice), (ii) cancel, dedicate to the public, disclaim, forfeit or abandon without filing a substantially identical counterpart in the same jurisdiction with the same priority or allow to lapse (except in the ordinary course of business or with respect to intellectual property expiring in accordance with their final, non-renewable statutory terms) any material intellectual property owned by Exact or any of its subsidiaries, (iii) grant any lien (other than certain specified permitted liens) on any material intellectual property owned by Exact or any of its subsidiaries or (iv) disclose to any person (other than representatives of Abbott and Merger Sub) any trade secrets, except in the ordinary course of business to a person that is subject to confidentiality obligations;

•

other than as required by the terms of any Exact benefit plan as in effect on November 19, 2025, (i) increase or agree to increase the compensation payable or that may become payable to, or the benefits provided to, any current or former director, officer, employee or individual consultant or other service provider of Exact or any of its subsidiaries (which we refer to as an “Individual Service Provider”), including the payment of any amounts to any such Individual Service Provider not otherwise due, (ii) grant any severance, retention, change in control or termination payments or benefits (or provide for any increase or modification thereof) to, or pay, loan or advance any amount to, any Individual Service Provider, (iii) grant or accelerate the vesting of, or lapsing of restrictions with respect to, any incentive compensation or any equity or equity-based awards to any such Individual Service Provider, (iv) establish, adopt, enter into, commence participation in, terminate, amend, or otherwise modify benefits under any Exact benefit plan (or any plan, program, policy, agreement or arrangement that would be an Exact benefit plan if in effect on November 19, 2025), or (v) except as required by the Merger Agreement with respect to treatment of Exact equity awards, take any action to accelerate the vesting, lapsing of restrictions or timing of payment, or fund or in any other way secure the payment, in respect of any Exact equity award, or any other payment, award or benefit provided pursuant to any Exact benefit plan;

•

(i) hire, transfer or promote any Individual Service Provider, other than (A) an employee below the level of senior director, or an independent contractor with total annual fees below $350,000, or (B) to fill a vacancy arising due to the termination of employment or service of an employee, in the case of both (A) and (B), in the ordinary course of business consistent with past practice, or (ii) terminate the employment or service of any employee at or above the level of senior director, or an independent contractor with total annual fees of $350,000 or more, other than for cause;

•

enter into, amend or modify or commence participation in a collective bargaining agreement or similar labor contract with a labor union, works council, employee committee or representative or other labor organization with respect to employees of Exact or any of its subsidiaries;

•	effect any “plant closing” or “mass layoff” that would trigger notice requirements under the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any comparable law;

•

adopt or implement a plan of complete or partial liquidation or resolution providing for or authorizing such liquidation or a dissolution, merger, restructuring, consolidation, recapitalization or other reorganization of Exact or any of its subsidiaries;

•

(i) make, revoke or amend any material election relating to taxes, (ii) take any position on any tax return that is materially inconsistent with past practice or positions taken in preparing or filing similar tax returns in prior periods, (iii) settle or compromise any material proceeding relating to taxes, (iv) make a written request for a private letter ruling or similar determination of a taxing authority relating to taxes, (v) file any material amended tax return, (vi) surrender or waive any claim to a material tax refund of Exact or any of its subsidiaries, (vii) enter into any material closing agreement with respect to taxes, (viii) extend or waive any statute of limitations with respect to the assessment or collection of any material taxes of Exact or any of its subsidiaries (except pursuant to extensions of time to file tax returns obtained in the ordinary course of business), or (ix) change any material tax accounting method;

•

amend, modify, supplement or terminate any Convertible Notes Indenture or voluntarily increase the Conversion Rate (as defined in the applicable Convertible Notes Indenture), other than as contemplated pursuant to the provisions of the Merger Agreement described in the section of this proxy statement titled “The Merger Agreement—Treatment of Company Indebtedness”;

•

make any material change with respect to accounting policies or procedures, except as may be required by changes in GAAP (or any authoritative interpretation thereof), Regulation S-X or a governmental authority or quasi-governmental authority (including the Financial Accounting Standards Board or any similar organization);

•

settle or compromise any proceeding, other than settlements or compromises (i) of stockholder litigation relating to the Merger Agreement or (ii) that require only payments of money by Exact or any of its subsidiaries without ongoing limits on the conduct or operation of Exact or any of its subsidiaries (except for customary confidentiality and similar de minimis obligations), or after the Closing, Abbott and its affiliates, or other non-monetary relief, which payments of money will not exceed $5,000,000 per proceeding or $25,000,000 in the aggregate for all such proceedings (in each case in this clause (ii), exclusive of any amounts covered by insurance); or

•	agree or commit to do any of the foregoing.

Non-Solicitation; Acquisition Proposals

The Merger Agreement provides that, during the Interim Period, Exact will, and will cause each of its subsidiaries to, and will use its reasonable best efforts to cause each representative of Exact and any of its subsidiaries to:

•

immediately cease and cause to be terminated any existing communications, discussions, negotiations and other activities with any person or its representatives (other than Abbott, Merger Sub and their respective representatives) with respect to any Acquisition Proposal, or any inquiry, proposal, offer or indication of interest that could reasonably be expected to lead to any Acquisition Proposal;

•

on or prior to November 20, 2025, terminate and discontinue any access of any person and its representatives (other than Abbott, Merger Sub, Exact or any of their respective representatives) to any data room or similar information-sharing platform containing any of Exact’s or its subsidiaries’ confidential information maintained in connection with a possible Acquisition Proposal; and

•

on or prior to November 20, 2025, request the prompt return or destruction of any confidential information previously furnished or made available to such persons and their representatives through such platform or in connection with a possible Acquisition Proposal.

The Merger Agreement further provides that, during the Interim Period, Exact will not, and will cause each of its subsidiaries not to, and will use its reasonable best efforts to cause each representative of Exact and any of its subsidiaries not to, directly or indirectly:

•	initiate, seek, solicit, knowingly facilitate or encourage, or knowingly induce or take any other action designed or intended to lead to, any Acquisition Proposal;

•

enter into, participate or engage in or continue any communications, discussions or negotiations regarding, furnish to any person (other than Abbott and Merger Sub and their respective representatives) any information or data with respect to, furnish to any person (other than Abbott and Merger Sub and their respective representatives) any access to Exact’s or its subsidiaries’ business, books, records, properties or assets with respect to, or otherwise knowingly cooperate with, or take any other action to knowingly facilitate, any Acquisition Proposal;

•

grant any waiver, consent or release under (or terminate, amend or modify) any standstill or similar obligations, except that if the Board of Directors determines in good faith, after consultation with Exact’s outside legal counsel, that the failure to grant any waiver, consent or release with respect to such standstill or similar obligations would be inconsistent with the fiduciary duties of the Board of Directors to the Exact stockholders under Delaware Law, then Exact may grant a waiver, consent or release of such obligations solely to the extent necessary to allow a third person to make an Acquisition Proposal;

•

enter into any letter of intent, memorandum of understanding, agreement in principle, term sheet, merger agreement, acquisition agreement, option agreement or other contract relating to, or providing for, or that could reasonably be expected to lead to, an Acquisition Proposal (in each case, other than an Acceptable Confidentiality Agreement);

•

knowingly take any action to make the provisions of any anti-takeover laws (including the approval of any person becoming an “interested stockholder” pursuant to Section 203 of the DGCL) inapplicable to any transactions contemplated by an Acquisition Proposal (and, to the extent permitted thereunder, Exact will promptly take all steps within its control that are necessary to terminate any waiver that may have been previously granted to any person other than Abbott and Merger Sub under any such provisions); or

•	submit to the Exact stockholders for their approval, adoption or consideration any Acquisition Proposal.

Notwithstanding the prior paragraph, at any time prior to, but not after, receipt of the Stockholder Approval, Exact may, in response to a bona fide written Acquisition Proposal made after November 19, 2025 and prior to the receipt of the Stockholder Approval, which Acquisition Proposal did not result from a material breach of the provisions of the Merger Agreement described in the first paragraph of the section of this proxy statement titled “The Merger Agreement—Board of Directors’ Recommendation; Change in Recommendation,” (a) furnish information and data to the person making such Acquisition Proposal and its representatives pursuant to and in accordance with an Acceptable Confidentiality Agreement and (b) participate and engage in discussions or negotiations with such person and its representatives regarding such Acquisition Proposal, if and only if, in each case of the preceding clauses (a) and (b), the Board of Directors has determined in good faith, after consultation with Exact’s outside legal counsel and financial advisor, that such Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Proposal. All information and data concerning the businesses and operations of Exact or any of its subsidiaries provided by Exact or any of its subsidiaries to any person entering into (or that has entered into) an Acceptable Confidentiality Agreement pursuant to the provisions of the Merger Agreement described in this paragraph, and that has not been previously provided to Abbott, shall be provided by Exact to Abbott prior to or substantially concurrently with the time it is provided to such person.

The Merger Agreement further requires that, as promptly as practicable after the receipt by Exact and, in any case within 24 hours after the receipt thereof, of (a) any Acquisition Proposal, whether orally or in writing, or (b) any request for nonpublic information relating to Exact or any of its subsidiaries in connection with an Acquisition Proposal, or any request to engage in communications, discussions or negotiations with respect to an Acquisition Proposal, Exact will provide written notice to Abbott of such Acquisition Proposal or request, the identity of the person making the Acquisition Proposal or request and the material terms and conditions thereof, including a copy of any such written Acquisition Proposal or request, as applicable. Exact has further agreed that it will keep Abbott informed on a reasonably prompt basis of the status of any such Acquisition Proposal or request and any material modifications or proposed material modifications thereto, and will reasonably promptly, upon receipt or delivery thereof, provide Abbott with copies of all drafts and final versions of definitive or other agreements, and all other written communications exchanged between Exact or any of its subsidiaries or representatives, on the one hand, and the person making the Acquisition Proposal or any of its representatives, on the other hand, that describe any of the material terms and conditions of the Acquisition Proposal (or any amendments or modifications thereto).

An “Acquisition Proposal” is defined in the Merger Agreement as any proposal or offer from any person for any transaction or series of transactions involving, alone or in combination, any direct or indirect (a) merger, share exchange, business combination, consolidation, recapitalization or reorganization of Exact that if consummated would result in the beneficial ownership, in accordance with Rule 13d-3 under the Exchange Act, by such person (including such person’s or resulting company’s direct or indirect stockholders) of securities representing 20% or more (on a fully diluted basis) of the outstanding Exact common stock, or 20% or more of the aggregate voting power of the capital stock of the surviving or resulting entity or the resulting direct or indirect parent of Exact or such surviving entity, after giving effect to the consummation of such transaction, (b) sale, lease, license, exchange, transfer or other disposition of assets, including any securities of the subsidiaries of Exact, to which 20% or more of the revenues of Exact and its subsidiaries, taken as a whole and on a consolidated basis, are attributable or (c) purchase, share issuance, tender offer, exchange offer or other acquisition of securities of Exact that if consummated would result in the beneficial ownership, in accordance with Rule 13d-3 under the Exchange Act, by such person, of securities representing 20% or more (on a fully diluted basis) of the outstanding Exact common stock; provided that the term “Acquisition Proposal” will not include the Merger or the other transactions contemplated by the Merger Agreement or any other transaction with Abbott, Merger Sub or any other subsidiary of Abbott.

A “Superior Proposal” is defined in the Merger Agreement as any bona fide written Acquisition Proposal made by any person (other than Abbott or Merger Sub) that (a) if consummated, would result in such person acquiring (i) more than 50% of the outstanding Exact common stock or (ii) assets of Exact and its subsidiaries, taken as a whole, that generate more than 50% of the consolidated revenues of Exact and its subsidiaries, taken as a whole, and (b) the Board of Directors determines in good faith, after consultation with Exact’s outside legal counsel and financial advisor, (i) is more favorable from a financial point of view to the Exact stockholders than the transactions contemplated by the Merger Agreement, taking into account any proposals made by Abbott to amend the terms of the Merger Agreement and (ii) has a reasonable likelihood of being completed, taking into account, in the case of both of the preceding clause (i) and this clause (ii), at the time of such determination, all legal, financial and regulatory aspects of such Acquisition Proposal, including certainty of consummation of such Acquisition Proposal, the time likely to be required to consummate such Acquisition Proposal, the financing terms of such Acquisition Proposal, the identity of the person making such Acquisition Proposal and the nature of the consideration offered in such Acquisition Proposal.

Board of Directors’ Recommendation; Change in Recommendation

As described in this proxy statement, and subject to the provisions of the Merger Agreement described below, the Board of Directors has made the recommendation that Exact stockholders vote to adopt the Merger Agreement and approve the transactions contemplated thereby (which we refer to as the “Recommendation”). Except as otherwise provided in the Merger Agreement, Exact has agreed in the Merger Agreement that the Board of Directors will not take any of the following actions (any of the following five bullet points below we refer to as a “Change in Recommendation”):

•	fail to include the Recommendation in this proxy statement;

•	change, withdraw or qualify or modify in a manner adverse to Abbott, or propose publicly to change, withdraw or qualify or modify in a manner adverse to Abbott, the Recommendation;

•

with respect to the public announcement of any Acquisition Proposal (other than the commencement of a tender offer or exchange offer), fail to confirm publicly through a press release or similar means the

Recommendation within 10 business days after the date when requested to do so in writing by Abbott (which request may be made by Abbott only once with respect to each such Acquisition Proposal, or once more in the event of any publicly disclosed change to the price or other material terms of such Acquisition Proposal);

•	approve, adopt, publicly declare advisable, publicly endorse or recommend, or publicly propose to approve, adopt, declare advisable, endorse or recommend, any Acquisition Proposal; or

•

if a tender or exchange offer for shares of Exact common stock is commenced, fail to recommend against acceptance of such tender or exchange offer by the Exact stockholders no later than the tenth business day after the commencement of such tender or exchange offer pursuant to Rule 14d-2 under the Exchange Act.

The Merger Agreement provides that, at any time prior to, but not after, receipt of the Stockholder Approval, if:

•

an Intervening Event has occurred, then the Board of Directors may effect a Change in Recommendation if and only if the Board of Directors has determined in good faith, after consultation with Exact’s outside legal counsel, that the failure to do so would be inconsistent with the fiduciary duties of the Board of Directors to the Exact stockholders under Delaware Law; or

•

Exact has received an Acquisition Proposal after November 19, 2025 that did not result from a material breach of the provisions of the Merger Agreement described in the first paragraph of this section of this proxy statement, and the Board of Directors determines in good faith, after consultation with Exact’s outside legal counsel and financial advisor, that such Acquisition Proposal constitutes a Superior Proposal, and that the failure to effect a Change in Recommendation or to terminate the Merger Agreement pursuant to the Superior Proposal Termination Right, as applicable, would be inconsistent with the fiduciary duties of the Board of Directors to the Exact stockholders under Delaware Law, then the Board of Directors may, as applicable, effect a Change in Recommendation or cause Exact to terminate the Merger Agreement pursuant to the Superior Proposal Termination Right and, substantially concurrently with such termination, enter into a definitive agreement with respect to such Superior Proposal (provided that substantially concurrently with such termination, Exact pays or causes to be paid to Abbott the Company Termination Fee in accordance with the provisions of the Merger Agreement described in the section of this proxy statement titled “The Merger Agreement—Company Termination Fee”).

Notwithstanding the prior paragraph, the Board of Directors may not effect a Change in Recommendation or terminate the Merger Agreement pursuant to the Superior Proposal Termination Right unless:

•

Exact has first provided at least five business days advance written notice to Abbott that it is prepared to effect a Change in Recommendation or terminate the Merger Agreement pursuant to the Superior Proposal Termination Right, which notice will, in the case of an Intervening Event, include a written description in reasonable detail of such Intervening Event and, in the case of an Acquisition Proposal constituting a Superior Proposal, include the identity of any person making such Superior Proposal and the most current version of the proposed agreement or agreements relating to such Superior Proposal (or if there is no such proposed agreement or agreements, a description in reasonable detail of the material terms and conditions of such Superior Proposal, including the material terms and conditions of any financing related to such Superior Proposal);

•

during such five business day period, Exact and its representatives have engaged in good-faith discussions and negotiations with Abbott and its representatives (to the extent Abbott desires to discuss or negotiate) regarding any proposed amendments, modifications or changes to the terms and conditions of the Merger Agreement and the transactions contemplated thereby as are proposed by Abbott, it being understood and agreed that any material Change to any Intervening Event or any Superior Proposal shall require a new notice under the immediately preceding bullet point and a new discussion and negotiation period under this bullet point (but, in each case, the five business day period shall instead be the longer of (a) three business days and (b) the amount of time remaining on the initial five business day period); and

•

no earlier than after the end of the applicable discussion and negotiation period, the Board of Directors determines in good faith (taking into account any amendments, modifications or changes to the terms and conditions of the Merger Agreement and the transactions contemplated thereby as are proposed by Abbott as provided in this paragraph), after consultation with Exact’s outside legal counsel and financial advisor, (a) in the case of an Intervening Event, the failure to effect a Change in Recommendation would be inconsistent with the fiduciary duties of the Board of Directors to the Exact stockholders under Delaware Law and (b) in the case of an Acquisition Proposal constituting a Superior Proposal, such Acquisition Proposal still constitutes a Superior Proposal and that the failure to effect a Change in Recommendation or to terminate the Merger Agreement pursuant to the Superior Proposal Termination Right, as applicable, would be inconsistent with the fiduciary duties of the Board of Directors to the Exact stockholders under Delaware Law.

An “Intervening Event” is defined in the Merger Agreement as a material Change that is unknown by the Board of Directors as of November 19, 2025 (or if known, the consequences of which were not known to the Board of Directors as of November 19, 2025), except that none of the following will be deemed, either alone or in combination, to constitute or be deemed to contribute to, and none of the following will be taken into account in determining whether there has been, an Intervening Event: the receipt by Exact of an Acquisition Proposal or a Superior Proposal or any inquiry, offer, request or proposal that could be reasonably expected to lead to an Acquisition Proposal or a Superior Proposal or the existence or terms of an Acquisition Proposal or a Superior Proposal.

Nothing contained in the Merger Agreement will prohibit Exact or the Board of Directors from (a) disclosing to the Exact stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, or from issuing a “stop, look and listen” statement pending disclosure of its position thereunder, or (b) making any disclosure to the Exact stockholders if the Board of Directors determines in good faith, after consultation with Exact’s outside legal counsel, that the failure of the Board of Directors to make such disclosure would be inconsistent with its fiduciary duties to the Exact stockholders under Delaware Law, except that the Board of Directors may not effect a Change in Recommendation other than in accordance with the provisions of the Merger Agreement described in the preceding paragraphs of this section of this proxy statement.

Any breach or violation of the restrictions set forth in the provisions of the Merger Agreement described in this section of this proxy statement and the section of this proxy statement titled “The Merger Agreement—Non-Solicitation; Acquisition Proposals” by any subsidiary of Exact or by any officer, director or financial advisor of Exact acting at the direction of senior management of Exact or the Board of Directors will be deemed to be a breach or violation of such provisions by Exact.

Employee Matters

The Merger Agreement provides that Abbott will, or will cause the Surviving Corporation to, for a period beginning at the Effective Time and ending on the first anniversary of the Effective Time (or such shorter period of employment, as the case may be), provide each employee of Exact or its subsidiaries who continues as an employee of Abbott, the Surviving Corporation, or one if its affiliates immediately after the Effective Time (each, we refer to as a “Continuing Employee”) with (a) a base salary or base wage rate (as applicable) that is no less than that provided to such Continuing Employee immediately prior to the Effective Time, (b) a target annual cash incentive opportunity that is no less favorable than that provided to such Continuing Employee immediately prior to the Effective Time, (c) a target long-term incentive opportunity for the calendar year following the calendar year of Closing that is no less favorable than that provided to similarly situated employees of Abbott,

(d) severance benefits in accordance with the terms of the applicable Exact benefit plan in which such Continuing Employee is eligible to participate immediately prior to the Effective Time, and (e) other employee benefits (excluding benefits under the Exact ESPP) that are no less favorable in the aggregate than (i) through the end of the calendar year of Closing, those provided to such Continuing Employee immediately prior to the Effective Time and (ii) thereafter through the first anniversary of the Effective Time, those provided to similarly situated employees of Abbott.

Directors’ and Officers’ Indemnification and Insurance

Obligation to Indemnify

The Merger Agreement provides that, from and after the Effective Time and for a period of six years thereafter, the Surviving Corporation will, and Abbott will cause the Surviving Corporation to, (a) indemnify and hold harmless against any costs or expenses (including reasonable attorneys’ fees), and any judgments, fines, losses, claims, damages, settlements, penalties and other amounts or liabilities incurred or paid in connection with any threatened, pending or completed investigation, claim, action, inquiry, suit, proceeding or other matter, whether criminal, civil, administrative or investigative, based on, arising out of, relating to or in connection with the fact that such person is or was (i) a director, officer, member or manager of Exact or any of its subsidiaries at any time at or prior to the Effective Time or (ii) serving as a director, officer, member, manager, trustee or fiduciary of any other person at the written request of, or with the knowledge and consent of, Exact or any of its subsidiaries (we refer to such persons in (i) and (ii) collectively as the “Indemnified Persons”) and, in each case, based on, arising out of, relating to or in connection with, any actual or alleged acts, omissions, facts, circumstances, events or other matters occurring or existing (or alleged to have occurred or existed) at or prior to the Effective Time (including in connection with the Merger Agreement and the transactions contemplated thereby), (b) provide the advancement of expenses to each Indemnified Person on a current basis (but no later than 30 days after the submission of invoices) in connection with any matters that are the subject of the foregoing clause (a), subject to receipt of an undertaking (which will not require any security) to repay such advances if it is ultimately determined by a court of competent jurisdiction that such Indemnified Person is not entitled to such indemnification or advancement, in the case of the preceding clause (a) and this clause (b), to the fullest extent permitted by applicable law, and (c) maintain and honor the provisions with respect to indemnification, advancement of expenses and exculpation from liability as set forth in Exact’s and its subsidiaries’ organizational documents in effect as of immediately prior to the Effective Time, which provisions will not be amended, repealed or otherwise modified in any manner that could adversely affect the rights thereunder of any Indemnified Person without such Indemnified Person’s written consent, except to the extent required by applicable law.

Abbott and the Surviving Corporation will be entitled to control and appoint lead counsel for the defense (reasonably satisfactory to the Indemnified Person subject to such investigation, claim, action, inquiry, suit, proceeding or other matter) of any threatened, pending or completed investigation, claim, action, inquiry, suit, proceeding or other matter described in the prior sentence (unless counsel to such Indemnified Person reasonably concludes that there may be a conflict of interest between Abbott or the Surviving Corporation and such Indemnified Person), provided that Abbott will not, and Abbott will cause the Surviving Corporation not to, settle or compromise or consent to the entry of any judgment or otherwise seek termination with respect to any investigation, claim, action, inquiry, suit, proceeding or other matter in which an Indemnified Person sought or could have sought indemnification, unless such settlement, compromise, consent or termination includes a full and unconditional release of such Indemnified Person or such Indemnified Person consents in writing. From and after the Effective Time, Abbott will guarantee and stand surety for, and will cause the Surviving Corporation to honor, in accordance with their respective terms, each of the covenants of the Merger Agreement relating to directors’ and officers’ indemnification and insurance, as described in this section of this proxy statement.

Insurance

The Surviving Corporation will, at Abbott’s expense, maintain for a period of six years after the Effective Time directors’ and officers’ liability, fiduciary liability and employment practices liability insurance (which we refer to as “D&O Insurance”) covering each person covered by Exact’s D&O Insurance as of immediately prior to the Closing (each of which we refer to as an “Insured Person”), providing for at least the same coverage and amounts as, and containing terms and conditions that are no less favorable to the Insured Persons than, such D&O Insurance in effect as of immediately prior to the Effective Time, with respect to claims or other matters arising from actual or alleged acts, omissions, facts, circumstances, events or other matters that existed or occurred at or prior to the Effective Time, including in connection with the approval of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement. In no event, however, will Abbott or the Surviving Corporation be required to expend for any one coverage year more than 300% of the aggregate annual cost expended by Exact and its subsidiaries as of November 19, 2025 to maintain such D&O Insurance (which we refer to as the “Maximum Amount”), but if the aggregate annual cost of such D&O Insurance exceeds the Maximum Amount, the Surviving Corporation will be obligated to obtain the most advantageous such insurance available for a cost not exceeding the Maximum Amount.

In lieu of the requirements described in the preceding paragraph, Exact, in its sole discretion, may, and if Exact does not, Abbott may direct Exact to, purchase, at Abbott’s expense, directors’ and officers’ liability, fiduciary liability and employment practices liability “tail” insurance covering each Insured Person, providing for at least the same coverage and amounts as, and containing terms and conditions that are no less favorable to the Insured Persons than, the D&O Insurance in effect as of immediately prior to the Effective Time, with respect to claims or other matters arising from actual or alleged acts, omissions, facts, circumstances, events or other matters that existed or occurred at or prior to the Effective Time, including in connection with the approval of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement. In no event, however, will Abbott be required to, nor will Exact, expend for such “tail” insurance an amount in excess of the Maximum Amount, but if the aggregate cost of such “tail” insurance exceeds the Maximum Amount, Exact will obtain the most advantageous such “tail” insurance available for a cost not exceeding the Maximum Amount.

Third-Party Beneficiaries

Under the terms of the Merger Agreement, the provisions of the Merger Agreement relating to directors’ and officers’ indemnification and insurance, as described in this section of this proxy statement, will survive the consummation of the Merger and expressly are intended to benefit, and are enforceable by, each of the Indemnified Persons, the Insured Persons and their respective heirs, executors, administrators and personal representatives. In the event that the Surviving Corporation or Abbott, or any of their respective successors or assigns, (a) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity in such consolidation or merger or (b) transfers or conveys 50% or more of its properties or assets to any person (including by liquidation, dissolution or assignment for the benefit of creditors or similar action), then, and in either such case, proper provision will be made so that the successors and assigns of the Surviving Corporation or Abbott, as applicable, will assume, and comply with, the provisions of the Merger Agreement relating to directors’ and officers’ indemnification and insurance, as described in this section of this proxy statement.

Financing of the Merger

Abbott and Merger Sub have represented in the Merger Agreement that Abbott has or will have, as of the Closing, sufficient cash to pay the Merger Consideration, including payments to be made to the holders of Exact equity awards, and to consummate the other transactions contemplated by the Merger Agreement and perform all of its obligations thereunder.

On November 19, 2025, in connection with the execution of the Merger Agreement, Abbott entered into the Commitment Letter with the Commitment Party, pursuant to which the Commitment Party committed to provide, subject to the terms and conditions of the Commitment Letter, up to $20,000,000,000 of senior unsecured bridge loans.

Financing Cooperation

In the Merger Agreement, Abbott expressly acknowledges and agrees that neither the availability, the terms nor the obtaining of the Financing (as defined below) or any other financing is in any manner a condition to the Merger, the Closing or the obligations of Abbott or Merger Sub to consummate the transactions contemplated thereby.

The Merger Agreement provides that Exact will, and will cause its subsidiaries to, use its and their reasonable best efforts to, and will use its reasonable best efforts to cause its and their respective representatives to, provide customary cooperation and customary financial information, in each case that is reasonably requested by Abbott upon reasonable prior written notice in connection with any financing obtained or to be obtained by Abbott for the purpose of financing the Merger or any transaction undertaken in connection therewith (which we refer to as the “Financing”), including by:

•

furnishing, or causing to be furnished, to Abbott the following financial statements, each of which will be deemed to have been delivered on the date on which such items have been publicly filed with, and made available on the website of, the SEC or made publicly available on the website of any national securities exchange:

•

audited consolidated balance sheets and related consolidated statements of operations, comprehensive loss, stockholders’ equity and cash flows for Exact for each of the three most recently completed fiscal years of Exact ended at least 60 days prior to the Closing Date, prepared in accordance with GAAP applied on a basis consistent with that of the most recent fiscal year; and

•

unaudited condensed consolidated balance sheets and related condensed consolidated statements of operations, comprehensive loss, stockholders’ equity and cash flows (in each case, subject to normal year-end adjustments and absence of footnotes) for each subsequent fiscal quarter ended on a date that is at least 40 days prior to the Closing Date; and

•	using reasonable best efforts to cause Exact’s and its subsidiaries’ independent accountants, as reasonably requested by Abbott, to:

•

consent to the use of their audit reports on the financial statements of Exact and its subsidiaries in any materials relating to the Financing or in connection with any filings made with the SEC or pursuant to the Securities Act of 1933, as amended, or the Exchange Act in connection with the Financing;

•

provide any customary “comfort letters” (including drafts thereof that such accountants are prepared to issue at the time of pricing and at closing of any offering or placement of the Financing) necessary and reasonably requested in writing by Abbott in connection with any debt capital markets transaction comprising a part of the Financing; and

•	participate in a reasonable number of customary due diligence sessions.

Notwithstanding the prior paragraph, no such cooperation will be required to the extent it would (a) unreasonably interfere with the conduct of Exact’s or any of its subsidiaries’ business, (b) require Exact or any of its subsidiaries to incur any fees, expenses or other liability or to reimburse any expenses prior to the Effective Time for which it has not received prior reimbursement or is not otherwise indemnified by or on behalf of Abbott, (c) be reasonably expected to cause any representative of Exact or any of its subsidiaries to incur any personal liability, (d) require Exact or any of its subsidiaries to waive, breach or amend any terms of the Merger Agreement, or agree to any change or modification of any other existing agreement or other documentation in connection therewith that would be effective prior to the Effective Time, (e) require Exact, any of its subsidiaries or any of their respective representatives to provide any information that is prohibited or restricted by applicable law or is legally privileged (except that Exact will use its reasonable best efforts to make appropriate substitute arrangements to permit reasonable disclosure not in violation of law or to allow for such access or disclosure to the maximum extent that does not result in a loss or waiver of such legal privilege), (f) require Exact, any of its subsidiaries or any of their respective representatives to take any action that conflicts with, or results in any violation or breach of, or default (with or without notice or lapse of time, or both) under, the organizational documents of Exact or any of its subsidiaries, any applicable laws, or any contracts of Exact or any of its subsidiaries or (g) require Exact, any of its subsidiaries or any of their respective representatives to produce any financial information regarding Exact and its subsidiaries that is not readily available or within Exact’s possession or to prepare or produce any projections or pro forma financial statements. In addition, Exact, its subsidiaries and their respective representatives will not be required to execute any credit or security documentation or any other definitive agreement (other than customary authorization and representation letters in connection with the Financing), adopt any resolution or otherwise take any corporate or similar action or incur any obligation or liability in connection with the Financing or to approve or authorize the Financing (including the documentation or instruments pursuant to which the Financing is obtained) or provide any indemnity, in each case prior to the Effective Time, and will not be required to deliver or cause to be delivered any opinion of counsel or solvency certificate in connection with such cooperation.

In the Merger Agreement, Exact consents to the use of its and each of its subsidiaries’ logos in connection with the Financing so long as such logos are used solely in a manner that is reasonable and customary and not intended or reasonably likely to harm, disparage or otherwise adversely affect Exact or any of its subsidiaries or the reputation or goodwill of Exact or any of its subsidiaries.

Abbott has agreed to indemnify and hold harmless Exact, its subsidiaries and their respective representatives from and against any claims, damages, injuries, judgments, awards, penalties, fines, costs, settlement payments, expenses, liabilities or losses suffered or incurred by them based on, arising out of, relating to or in connection with, in whole or in part, the Financing or their cooperation therewith and any information utilized in connection therewith, except in the event such claims, damages, injuries, judgments, awards, penalties, fines, costs, settlement payments, expenses, liabilities or losses arise out of or result from (a) the willful misconduct, gross negligence or bad faith of Exact and its subsidiaries or any of their respective representatives, (b) the material breach by Exact of its obligations under the Merger Agreement or (c) any intentional misstatement or omission in information provided in writing thereunder by or on behalf of Exact, its subsidiaries or any of their respective representatives for use in connection with the Financing. Abbott has agreed to, promptly upon request by Exact, reimburse Exact and its subsidiaries for all reasonable and documented out-of-pocket costs actually incurred by Exact and its subsidiaries (including those of their respective representatives and reasonable and documented attorneys’ fees) in connection with taking action required or requested by Abbott as contemplated by the provisions of the Merger Agreement described in this section of this proxy statement, other than those arising out of or resulting from the foregoing clauses (a) through (c).

Treatment of Company Indebtedness

Payoff Letter

The Merger Agreement provides that Exact will, and will cause its subsidiaries to, deliver all notices and take all other actions required to be delivered or taken by Exact or any of its subsidiaries, as applicable, to facilitate substantially concurrently with, or prior to, the Effective Time the termination of all commitments outstanding under the Company Credit Agreement, the repayment in full of all obligations outstanding thereunder, the release of all liens securing such obligations, and the release of all guarantees in connection therewith. Exact is further required to, and to cause its subsidiaries to, (a) use reasonable best efforts to deliver to Abbott at least five business days prior to the Closing Date, a draft payoff letter and draft related release documentation and (b) deliver to Abbott on or prior to the Closing Date, an executed payoff letter and executed related release documentation, in each case, with respect to the Company Credit Agreement (which we refer to as the “Payoff Letter”), in form and substance customary for transactions of this type, from the agent on behalf of the persons to whom such indebtedness is owed, which Payoff Letter, together with any related release documentation, will, among other things, include the payoff amount and provide that all guarantees and liens granted in connection therewith relating to the assets, rights and properties of Exact and its subsidiaries and securing such indebtedness and any other obligations secured thereby, will, upon receipt of the payoff amount set forth in the Payoff Letter by the applicable persons listed in the Payoff Letter substantially concurrently with, or prior to, the Effective Time and in accordance with the terms of the Payoff Letter, be released and terminated.

Convertible Notes

The Merger Agreement provides that Exact will, and will cause its subsidiaries to, within the time periods required by the terms of the applicable Convertible Notes Indenture, take all actions required by the applicable Convertible Notes Indenture and applicable law to be performed by Exact or any of its subsidiaries at or prior to the Effective Time as a result of the execution and delivery of the Merger Agreement or the consummation of the Merger, including the giving of any notices that may be required and delivery to the trustee, holders or other applicable persons, as applicable, of any documents or instruments required to be delivered at or prior to the Effective Time to such trustee, holders or other applicable persons, in each case in connection with the execution and delivery of the Merger Agreement, the Merger or as otherwise required by the applicable Convertible Notes Indenture. Exact (or the applicable Exact subsidiary) is required to use reasonable best efforts to deliver a copy of any such notice or other document to Abbott at least three business days prior to delivering or entering into such notice or other document in accordance with the terms of the applicable Convertible Notes Indenture. Exact has agreed to cooperate with Abbott prior to the Effective Time, at Abbott’s written request, by (a) executing and delivering (or causing to be executed and delivered, as applicable) at the Effective Time, one or more supplemental indentures, officer’s certificates and opinions of counsel, in each case in form and substance reasonably acceptable to Abbott, pursuant to each Convertible Notes Indenture and (b) using its reasonable best efforts to cause the trustee under each Convertible Notes Indenture to execute at the Effective Time, any such supplemental indenture.

In the event that Abbott desires to consummate a repurchase offer, redemption or similar transaction with respect to any or all of the Convertible Notes (which we refer to as a “Repurchase Transaction”), each of Exact, Abbott and Merger Sub will use their respective reasonable best efforts to, and will use their respective reasonable best efforts to cause their respective subsidiaries and representatives to, cooperate with one another in good faith to permit such Repurchase Transaction to be effected on such terms, conditions and timing as reasonably requested by Abbott, including if so requested by Abbott, causing such Repurchase Transaction to be consummated substantially concurrently with, but not prior to, the Closing, and Exact will prepare, execute and deliver (or cause to be executed and delivered) any documentation related thereto in form and substance reasonably satisfactory to Abbott (including any officer’s certificates or opinions of counsel required under the Convertible Notes Indentures in connection therewith). In no event, however, will Exact be required to (a) prepare or commence any documentation for any Repurchase Transaction that will result in such Repurchase Transaction being effective prior to the Effective Time or (b) incur any other cost or expense in connection with such Repurchase Transaction unless Abbott agrees to reimburse Exact for all costs and expenses incurred by Exact in connection therewith. Any dealer manager, information agent, depositary or other agent retained in connection with any Repurchase Transaction will be selected by Abbott or its subsidiaries and retained by Exact, and their fees and out-of-pocket expenses will be paid directly by Abbott.

Special Meeting

The Merger Agreement requires that Exact set a record date reasonably satisfactory to Abbott for determining the Exact stockholders entitled to notice of and to vote at the Special Meeting as soon as practicable after November 19, 2025, and duly take all action necessary under applicable law and Exact’s organizational documents to call, give notice of, convene and hold a meeting of the Exact stockholders on a date no more than

45 days after the mailing of this proxy statement for the purpose of obtaining the Stockholder Approval. The Merger Agreement further requires that Exact will, unless the Board of Directors has made a Change in Recommendation, use its reasonable best efforts to solicit and obtain the Stockholder Approval, and to cause all proxies solicited in connection with the Special Meeting to be solicited in compliance with all applicable laws.

Exact is prohibited from postponing or adjourning the Special Meeting, unless Abbott has consented in writing (which consent may not be unreasonably withheld, conditioned or delayed), or the Board of Directors, acting in good faith after consulting with Exact’s outside legal counsel, determines that:

•

after consultation with Abbott, such postponement or adjournment is necessary to ensure that any required amendment or supplement to this proxy statement is provided to Exact stockholders within a reasonable amount of time in advance of the Special Meeting;

•

it will not receive proxies sufficient to obtain the Stockholder Approval, whether or not a quorum is present, or it will not have a sufficient number of shares of Exact common stock represented in person or by proxy to constitute a quorum necessary to conduct the business of the Special Meeting; or

•	such postponement or adjournment is required to comply with applicable law or a request from the SEC or its staff.

In the case of a postponement or adjournment in accordance with the first two bullet points above, (a) the date of the Special Meeting may not be postponed or adjourned by more than an aggregate of 20 business days without Abbott’s prior written approval (which will not be unreasonably withheld, conditioned or delayed), and (b) no postponement or adjournment is permitted if it would require a change in the record date for the Special Meeting. Exact is required to postpone or adjourn the Special Meeting if reasonably requested to do so in writing by Abbott in order for Exact to solicit additional proxies sufficient to obtain the Stockholder Approval, regardless of whether a quorum is present, or to constitute a quorum necessary to conduct the business of the Special Meeting, but Exact is not required to postpone or adjourn the Special Meeting at Abbott’s request more than once or for more than 20 business days.

The Merger Agreement further requires that the notice for the Special Meeting will contain a proposal, which will be separate from the proposal relating to the Stockholder Approval, with respect to any nonbinding advisory vote of Exact stockholders required pursuant to Rule 14a-21(c) under the Exchange Act, and may also contain a separate, customary adjournment proposal. The approval of such proposals by Exact stockholders is not a condition to the obligations of the parties to effect the Merger, and the failure of Exact stockholders to approve such proposals at the Special Meeting, or any postponement or adjournment thereof, will not affect any of the rights or obligations of the parties in connection with the Merger Agreement.

Stockholder Litigation

The Merger Agreement provides that Exact will promptly advise Abbott of any proceeding, whether commenced prior to or after November 19, 2025, brought by any Exact stockholder against Exact or its directors or officers relating to the Merger Agreement or the transactions contemplated thereby, and that Exact will keep Abbott informed on a reasonably prompt basis regarding any such proceeding, including discussions and developments in respect of settlement thereof. Exact is required to give Abbott the opportunity to participate in, subject to a customary joint defense agreement, but not control the defense of, any such proceeding or the settlement thereof, to give due consideration to Abbott’s views with respect to such proceeding or the settlement thereof, and to not settle or offer to settle any such proceeding without Abbott’s prior written consent (not to be unreasonably withheld, conditioned or delayed).

Regulatory Efforts and Related Matters

Subject to the terms and conditions of the Merger Agreement, each of Exact and Abbott has agreed to (and to cause its respective subsidiaries to) use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable law to consummate the Merger and the other transactions contemplated by the Merger Agreement, including:

•

determining all necessary, proper or advisable filings, notices, petitions, clearances, statements, registrations, submissions of information, applications and other documents for consummating the Merger and the other transactions contemplated by the Merger Agreement;

•

preparing and filing as promptly as practicable all documentation to effect such filings, notices, petitions, clearances, statements, registrations, submissions of information, applications and other documents; and

•

obtaining all approvals, consents, registrations, waivers, permits, authorizations, clearances, orders and other confirmations from governmental authorities and other third parties necessary, proper or advisable to consummate the Merger and the other transactions contemplated by the Merger Agreement, including as required under the HSR Act and any other applicable competition laws or foreign investment laws (but in connection with obtaining any consent for or waiver under any Company Contract or lease, Exact and its subsidiaries are required to obtain Abbott’s written consent in advance of agreeing to any payment, obligation or undertaking, any limitation on rights of Exact or its subsidiaries, or any obligation or limitation on rights of Abbott or its affiliates).

The Merger Agreement further provides that each of Abbott and Exact will:

•

as promptly as practicable and advisable, make or prepare, or cause to be made or prepared, the documents, forms, filings or submissions required or advisable of such party under the HSR Act and any other applicable competition laws and foreign investment laws with respect to the transactions contemplated by the Merger Agreement;

•

as promptly as practicable and advisable, use reasonable best efforts to comply with any request for additional information, documents or other materials received by such party from the FTC, the DOJ or any other governmental authority under any applicable competition laws or foreign investment laws with respect to such filings or transactions;

•

act in good faith and reasonably cooperate with the other party in connection with any such filings and in connection with resolving any investigation or other inquiry of any such agency or other governmental authority under the HSR Act or any other applicable competition laws or foreign investment laws with respect to any such filing or transaction; and

•

not extend any waiting period under the HSR Act or any other applicable competition laws or foreign investment laws or enter into any contract with or order of any governmental authority not to consummate the transactions contemplated by the Merger Agreement, except with the prior written consent of the other party (not to be unreasonably withheld, conditioned or delayed).

The parties agreed in the Merger Agreement that Abbott will, on behalf of Abbott and Exact, and subject to reasonable and good-faith consultation with Exact and its representatives, control and lead all communications and strategy related to any filings, obtaining any necessary approvals, and resolving any investigation or other inquiry of any agency or other governmental authority under the HSR Act or any other applicable competition laws or foreign investment laws. Subject to this agreement, neither party is permitted to participate in any substantive meeting, communication, discussion or negotiation with any governmental authority in connection with the Merger Agreement unless it gives the other party prior notice of, consults with the other party in good faith in advance of, and, to the extent not prohibited by such governmental authority, gives the other party the opportunity to attend and participate in, the meeting, communication, discussion or negotiation. The parties will use reasonable best efforts to provide, and to cause their respective affiliates to provide, prompt, full and effective support to the other parties in all such meetings, communications, discussions and negotiations to the extent requested.

To the extent not prohibited by applicable law, each of Abbott and Exact has agreed to use its reasonable best efforts to furnish to the other party all information required for any application or other filing to be made pursuant to any applicable law in connection with the transactions contemplated by the Merger Agreement or any other written materials made to or received from any applicable governmental authority. Materials may be redacted, however, (a) to remove references concerning the valuation of Abbott, Exact or any of their subsidiaries and (b) as necessary to address reasonable privilege or confidentiality concerns. Each of Abbott and Exact has further agreed to give the other party reasonable and prompt prior notice of any communication with, and any proposed understanding, undertaking or contract with, any governmental authority regarding any such filings or any such transaction, and to keep the other party informed as to the status of any request, inquiry, objection, charge or other action, by or before any governmental authority with respect to the transactions contemplated by the Merger Agreement.

Abbott has agreed to, and to cause its subsidiaries to, do all things necessary, proper or advisable to eliminate each and every impediment under competition laws or foreign investment laws, and to permit and cause the satisfaction of the Closing Conditions, in each case, to permit the Closing to occur as promptly as reasonably practicable and in any event prior to the End Date, including by proposing to, proffering, agreeing to and taking any action, and causing to be done, the execution, carrying out or termination of contracts or orders or submitting to laws or other legally binding requirements:

•

providing for the license, sale, lease, transfer or other disposition of, any lien on, or holding separate of, any assets, securities or rights of Abbott or Exact or any of their respective subsidiaries;

•	providing for the termination of existing relationships, ventures, arrangements, contractual rights or obligations of Abbott or Exact or any of their respective subsidiaries;

•

imposing or seeking to impose any limitation on the ability of Abbott, Exact or any of their respective subsidiaries to conduct their respective businesses or own or operate any assets, or to acquire, hold or exercise full rights of ownership of the business of Abbott, Exact or their respective subsidiaries; or

•	effectuating any other change or restructuring of Abbott, Exact, the Surviving Corporation or their respective subsidiaries.

We refer to any action in the above four bullet points as a “Remedy Action.”

Notwithstanding the above, Abbott and its subsidiaries will not be required to propose, proffer, agree to or take or cause to be done any Remedy Action that is not conditioned on the consummation of the transactions contemplated by the Merger Agreement, or that would, or would reasonably be expected to, individually or in the aggregate:

•	be material to Exact and its subsidiaries, taken as a whole;

•

affect any businesses, products, rights or assets of Abbott’s molecular diagnostics business representing, in the aggregate, more than $100,000,000 of revenue for fiscal year ended December 31, 2024; or

•	affect any businesses, products, rights or assets of Abbott and its affiliates (other than those of Exact and its subsidiaries or Abbott’s molecular diagnostics business).

We refer to any Remedy Action that has the result in any of the above three bullet points as a “Burdensome Condition.”

Exact has agreed that it will not, and will cause its subsidiaries not to, agree or commit to any Remedy Action without the written consent of Abbott, except that Exact will, and will cause each of its subsidiaries to, undertake such actions as requested by Abbott if the effectiveness of such action is conditioned upon the occurrence of the Closing. Each of the parties agreed in the Merger Agreement to cooperate and use its reasonable best efforts to contest and resist any proceeding, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that is in effect and that restricts, prevents or prohibits consummation of the Merger and the other transactions contemplated by the Merger Agreement, including reasonably pursuing administrative and judicial appeal.

Prior to the Closing, none of Abbott, Merger Sub or any of Abbott’s other subsidiaries is permitted to consummate, enter into any agreement providing for, or announce, any investment, acquisition or other business combination that would, or would reasonably be expected to, prevent or materially delay satisfaction of the Regulatory Approvals Condition, as described in the section of this proxy statement titled “Summary—Conditions to the Closing of the Merger.”

Other Covenants

The Merger Agreement contains other covenants, including those relating to access to information and confidentiality; the preparation and mailing of this proxy statement; anti-takeover laws; public announcements; matters related to Section 16 of the Exchange Act; certain obligations in respect of Merger Sub; treatment of certain fees and expenses; the parties’ obligations to notify each other of certain matters; Exact’s continued control and supervision over its and its subsidiaries’ operations prior to the Effective Time; and stock exchange delisting and deregistration.

Conditions to the Closing of the Merger

The respective obligations of each party to effect the Merger are subject to the satisfaction, or waiver (if permissible under applicable law) by Exact and Abbott, at or prior to the Closing of the following conditions:

•	the Stockholder Approval shall have been obtained;

•	the Regulatory Approvals Condition shall have been satisfied; and

•	the Absence of Legal Restraints Condition shall have been satisfied.

In addition, the obligations of Abbott and Merger Sub to effect the Merger are subject to the satisfaction, or waiver (if permissible under applicable law) by Abbott, at or prior to the Closing of the following conditions:

•

(a) each of the representations and warranties of Exact related to Exact’s organization, registration statements, corporate authority, the lack of applicable takeover provisions and Exact’s brokers shall be true and correct in all material respects as of November 19, 2025 and as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representations and warranties expressly speak as of another date, in which case such representations and warranties shall be true and correct in all material respects as of such other date), (b) each of the representations and warranties of Exact related to Exact’s capital structure shall be true and correct in all respects (other than de minimis inaccuracies) as of November 19, 2025 and as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representations and warranties expressly speak as of another date, in which case such representations and warranties shall be true and correct in all respects (other than de minimis inaccuracies) as of such other date), (c) the representation and warranty of Exact related to the absence of a Material Adverse Effect shall be true and correct in all respects as of November 19, 2025 and as of the Closing Date as though made on and as of the Closing Date and (d) each of the other representations and warranties of Exact described in the section of this proxy statement titled “The Merger Agreement—Representations and Warranties,” in each case made as if none of such representations and warranties contained any qualifications or limitations as to “materiality,” “Material Adverse Effect” or similar qualification, shall be true and correct as of November 19, 2025 and as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representations and warranties expressly speak as of another date, in which case such representations and warranties shall be true and correct as of such other date), except where the failure of such representations and warranties to be true and correct as so made has not had and would not reasonably be expected to have a Material Adverse Effect (which condition described in this bullet point we refer to as the “Exact Representations and Warranties Condition”);

•	Exact shall have performed or complied in all material respects with all covenants and agreements required to be performed by it or complied with by it under the Merger Agreement at or prior to the

Closing (which condition described in this bullet point we refer to as the “Exact Covenants Condition”);

•	since November 19, 2025, no Material Adverse Effect shall have occurred; and

•	Abbott shall have received a certificate of a duly authorized officer of Exact certifying the matters described in the preceding three bullet points.

In addition, the obligations of Exact to effect the Merger are subject to the satisfaction, or waiver (if permissible under applicable law) by Exact, at or prior to the Closing of the following conditions:

•

each of the representations and warranties of Abbott and Merger Sub set forth in the Merger Agreement, in each case made as if none of such representations and warranties contained any qualifications or limitations as to “materiality,” “material adverse effect” or similar qualification, shall be true and correct as of November 19, 2025 and as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representations and warranties expressly speak as of another date, in which case such representations and warranties shall be true and correct as of such other date), except where the failure of such representations and warranties to be true and correct as so made has not had and would not reasonably be expected to have an Abbott Material Adverse Effect (which condition described in this bullet point we refer to as the “Abbott Representations and Warranties Condition”);

•

each of Abbott and Merger Sub shall have performed or complied in all material respects with all covenants and agreements required to be performed by it or complied with by it under the Merger Agreement at or prior to the Closing (which condition described in this bullet point we refer to as the “Abbott Covenants Condition”); and

•	Exact shall have received a certificate of a duly authorized officer of Abbott certifying the matters described in the preceding two bullet points.

Termination of the Merger Agreement

The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Stockholder Approval or approval of the Merger by the sole stockholder of Merger Sub (except as otherwise expressly noted), as follows:

•	by mutual written agreement of Abbott and Exact;

•	by either Abbott or Exact, if:

•

the Merger has not been consummated by the End Date; provided that (a) if, as of the date that is the third business day prior to the End Date, all of the Closing Conditions have been satisfied or waived (other than (i) the Regulatory Approvals Condition, (ii) the Absence of Legal Restraints Condition as it relates to a Restraint which is, or is imposed pursuant to, a competition law or foreign investment law, or (iii) those conditions that by their nature are to be satisfied at the Closing (if such conditions are capable of being satisfied were the Closing to occur at such time)), the then-applicable End Date will be automatically extended to the first business day that is at least 90 days after the then-applicable End Date (with all references in the Merger Agreement to the End Date thereafter being deemed to be references to the End Date as so extended), and (b) if all of the Closing Conditions are satisfied (or in the case of conditions that by their nature are to be satisfied at the Closing, are then capable of being satisfied were the Closing to occur at such time) on a date that occurs on or prior to the End Date, but the Closing would thereafter occur on a date (which we refer to as the “Specified Date”) after the End Date, then the End Date will automatically be extended to such Specified Date, and the Specified Date will become the End Date for all purposes of the Merger Agreement; provided, further, that the right of termination pursuant to this bullet point will not be available to any party that has materially breached its (and in the case of Abbott, including Merger Sub’s) covenants or agreements under the Merger Agreement, if such breach was the primary cause for the failure of the Merger to be consummated by the End Date (which termination right described in this bullet point we refer to as the “End Date Termination Right”);

•

any Restraint on the consummation of the Merger or making the Merger illegal is in effect and has become final and non-appealable; provided that the right of termination pursuant to this bullet point will not be available to any party that has materially breached its (and in the case of Abbott, including Merger Sub’s) covenants or agreements under the Merger Agreement, if such breach was the primary cause of the issuance of such final and non-appealable Restraint; or

•

the Stockholder Approval is not obtained upon a vote taken on the adoption of the Merger Agreement at the Special Meeting or any postponement or adjournment thereof (which termination right described in this bullet point we refer to as the “Stockholder Approval Termination Right”);

•	by Abbott, if:

•

Exact has breached or failed to perform or comply with any of its representations, warranties, covenants or agreements contained in the Merger Agreement, or any such representations or warranties have become inaccurate, and such breach, failure or inaccuracy would result in a failure of the Exact Representations and Warranties Condition or the Exact Covenants Condition and is incapable of being cured by Exact or, if capable of being cured, is not cured prior to the earlier of (a) 30 days after the date written notice thereof is given by Abbott to Exact and (b) the End Date; provided that Abbott will not have the right to terminate the Merger Agreement pursuant to this bullet point if Abbott or Merger Sub is then in material breach of any of its covenants or agreements under the Merger Agreement so as to result in the failure of the Abbott Covenants Condition (which termination right described in this bullet point we refer to as the “Exact Breach Termination Right”); or

•

at any time prior to obtaining the Stockholder Approval, the Board of Directors has effected a Change in Recommendation (which termination right described in this bullet point we refer to as the “Change in Recommendation Termination Right”); or

•	by Exact, if:

•

Abbott or Merger Sub has breached or failed to perform or comply with any of its representations, warranties, covenants or agreements contained in the Merger Agreement, or any such representations or warranties have become inaccurate, and such breach, failure or inaccuracy would result in a failure of the Abbott Representations and Warranties Condition or the Abbott Covenants Condition and is incapable of being cured by Abbott or Merger Sub or, if capable of being cured, is not cured prior to the earlier of (a) 30 days after the date written notice thereof is given by Exact to Abbott and (b) the End Date; provided that Exact will not have the right to terminate the Merger Agreement pursuant to this bullet point if Exact is then in material breach of any of its covenants or agreements under the Merger Agreement so as to result in the failure of the Exact Covenants Condition; or

•

at any time prior to obtaining the Stockholder Approval, in order for Exact to substantially concurrently with such termination enter into a definitive agreement with respect to a Superior Proposal to the extent permitted by, and subject to the applicable terms and conditions of, the provisions of the Merger Agreement described in the sections of this proxy statement titled “The Merger Agreement—Non-Solicitation; Acquisition Proposals” and “The Merger Agreement—Board of Directors’ Recommendation; Change in Recommendation”; provided, however, that substantially concurrently with such termination, Exact pays or causes to be paid to Abbott the Company Termination Fee in accordance with the section of this proxy statement titled “The Merger Agreement—Company Termination Fee” (which termination right described in this bullet point we refer to as the “Superior Proposal Termination Right”).

Company Termination Fee

The Merger Agreement provides that Abbott will be entitled to receive a termination fee of $628,694,446 from Exact (which we refer to as the “Company Termination Fee”) if the Merger Agreement is terminated under the following circumstances:

•

if (a) the Merger Agreement is terminated (i) by either Abbott or Exact pursuant to the End Date Termination Right, (ii) by either Abbott or Exact pursuant to the Stockholder Approval Termination Right or (iii) by Abbott pursuant to the Exact Breach Termination Right on the basis of a breach of a covenant or agreement contained in the Merger Agreement, and after November 19, 2025, and prior to such termination described in the foregoing clause (i) through (iii), an Acquisition Proposal has been publicly announced or disclosed or has otherwise become publicly known or, solely in the cases of clauses (a)(i) and (a)(ii), a non-public Acquisition Proposal has been made to the Board of Directors after November 19, 2025, and prior to such termination, which Acquisition Proposal has not been withdrawn (publicly, if public) at the time of such termination, in the case of a termination pursuant to the End Date Termination Right, at the time of such breach, in the case of a termination pursuant to the Exact Breach Termination Right or, at least two business days before the Special Meeting, in the case of a termination pursuant to the Stockholder Approval Termination Right, and (b) within 12 months after the date of such termination, Exact (i) enters into a definitive agreement with respect to any Acquisition Proposal, or (ii) consummates the transaction contemplated by any Acquisition Proposal, then Exact will pay or cause to be paid by a U.S. Person the Company Termination Fee substantially concurrently with the earlier of the entry into such definitive agreement or the consummation of such transaction; provided that, for purposes of this bullet point, all references to 20% included in the definition of the term “Acquisition Proposal” will be deemed to refer to 50%;

•

if the Merger Agreement is terminated by Abbott pursuant to the Change in Recommendation Termination Right, then Exact will pay or cause to be paid by a U.S. Person the Company Termination Fee by the second business day following the date of such termination;

•

if the Merger Agreement is terminated by Exact pursuant to the Superior Proposal Termination Right, then Exact will pay or cause to be paid by a U.S. Person the Company Termination Fee substantially concurrently with such termination; or

•

if the Merger Agreement is terminated by Exact pursuant to the End Date Termination Right or the Stockholder Approval Termination Right and, at the time of such termination, Abbott is entitled to terminate the Merger Agreement pursuant to the Change in Recommendation Termination Right, then Exact will pay or cause to be paid by a U.S. Person the Company Termination Fee by the second business day following the date of such termination.

In the Merger Agreement, each of the parties acknowledged that the Company Termination Fee is not a penalty, but rather constitutes liquidated damages in a reasonable amount that will compensate Abbott for the efforts and resources expended and opportunities foregone while proposing and negotiating the Merger Agreement and in reliance on the Merger Agreement and on the expectation of the consummation of the Merger, which amount would otherwise be impossible to calculate with precision.

Exact further acknowledged that the Company Termination Fee provisions in the Merger Agreement are an integral part of the transactions contemplated by the Merger Agreement and that, without these agreements, Abbott would not have entered into the Merger Agreement. Accordingly, if Exact fails to promptly pay any amounts due in respect of the Company Termination Fee and, in order to obtain such payment, Abbott commences any proceeding that results in a judgment against Exact for such amounts, Exact will be required to pay interest on such amounts from the date payment of such amounts was due to the date of actual payment at the prime rate as published by Bloomberg in effect on the date such payment was due, together with the costs and expenses (including reasonable legal fees and expenses) incurred by Abbott in connection with such proceeding.

Notwithstanding anything to the contrary set forth in the Merger Agreement, the parties have further agreed that in no event will Exact be required to pay the Company Termination Fee on more than one occasion.

Enforcement

In the Merger Agreement, the parties acknowledged and agreed that (a) irreparable damage would occur in the event that any provision of the Merger Agreement was not performed in accordance with its specific terms or was otherwise breached, and that monetary damages, even if available, would not be an adequate remedy and (b) the parties will be entitled to an injunction, specific performance and other equitable relief to prevent breaches of the Merger Agreement and to enforce specifically the performance of the terms and provisions thereof, without proof of actual damages or any requirement for the securing or posting of any bond or other undertaking in connection with such remedy, this being in addition to any other remedy to which they are entitled at law or in equity. The parties have further agreed not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for such breach.

Expenses

Except as otherwise provided in the Merger Agreement, whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such fees and expenses.

Amendments and Waivers

The Merger Agreement may be amended by the parties, by action taken or authorized by their respective Boards of Directors, at any time before or after obtaining the Stockholder Approval or by the sole stockholder of Merger Sub, but after such adoption and approval, no amendment will be made which by law or in accordance with the rules of the Nasdaq requires further adoption or approval by any such stockholders without such further adoption and approval, as applicable. In any event, the Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

At any time prior to the Effective Time, the parties, by action taken or authorized by their respective Boards of Directors, may to the extent legally permitted, (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement and (c) waive compliance with any of the agreements or conditions contained in the Merger Agreement. Following the receipt of the Stockholder Approval, no extension or waiver will be made which by law or in accordance with the rules of the Nasdaq requires further approval by the Exact stockholders without such further approval. Any agreement on the part of a party to any such extension or waiver will be valid only if set forth in a written instrument signed on behalf of such party. The failure or delay of any party to assert any of its rights under the Merger Agreement or otherwise will not constitute a waiver of those rights, nor will any single or partial exercise thereof preclude any other or further exercise of any other right under the Merger Agreement.

Governing Law and Venue: Waiver of Jury Trial

The Merger Agreement provides that the Merger Agreement will be deemed to be made in and in all respects will be interpreted, construed and governed by and in accordance with, and all actions, suits and proceedings arising in whole or in part under or in connection with the Merger Agreement will be governed by, the substantive and procedural laws of the state of Delaware, without regard to any choice or conflicts of law provision or rule that would cause the application of the laws of any other jurisdiction.

Under the Merger Agreement, the parties irrevocably submitted to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (which we refer to as the “Court of Chancery”) (or, if such court declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) with respect to all matters arising out of or relating to the Merger Agreement, the interpretation and enforcement of the provisions of the Merger Agreement, and of the documents referred to in the Merger Agreement, and in respect of the transactions contemplated by the Merger Agreement, and irrevocably waived, and agreed not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement thereof or of any such document, that such parties are not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or convenient or that the Merger Agreement or any such document may not be enforced in or by such courts, and the parties further agreed that all claims with respect to such action, suit or proceeding will be heard and determined exclusively in such courts. The parties consented to and granted any such court jurisdiction over the person of such parties solely for such purpose and over the subject matter of such dispute and agreed that mailing of process or other papers in connection with any such action, suit or proceeding in the manner provided in the provisions of the Merger Agreement governing notices and communications, or in such other manner as may be permitted by law, will be valid and sufficient service. The parties further agreed that a final judgment in any such action, suit or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law; provided that nothing in the foregoing will restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.

In addition, each party (a) irrevocably and unconditionally waived any right such party may have to a trial by jury with respect to any action, suit or proceeding directly or indirectly arising out of or relating to the Merger Agreement or the transactions contemplated thereby, (b) acknowledged and agreed that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of any such action, suit or proceeding, seek to enforce the foregoing waiver, (c) agreed that any of them may file a copy of the provision of the Merger Agreement described in this paragraph with any court as written evidence of the knowing, voluntary and bargained-for agreement among the parties irrevocably to waive their rights to trial by jury in any action, suit or proceeding whatsoever between or among them relating to the Merger Agreement or the transactions contemplated thereby and (d) acknowledged its understanding and consideration of the implications of this waiver, including that each party made this waiver voluntarily and had been induced to enter into the Merger Agreement by, among other things, the mutual waivers described in this paragraph.

Litigation Related to the Merger

Securities class action lawsuits and derivative lawsuits are often brought against public companies that have entered into acquisition, merger or other business combination agreements like the Merger Agreement. Although Exact is not aware of any pending lawsuits relating to the transactions contemplated by the Merger Agreement as of the date of this proxy statement, lawsuits arising out of or in connection with the transactions contemplated by the Merger Agreement could be filed in the future. Among other remedies, claimants could seek damages and/or to enjoin the Merger and the other transactions contemplated by the Merger Agreement. The outcome of any litigation is uncertain, and any such lawsuits could prevent or delay the completion of the Merger and result in significant costs. Any such actions could create uncertainty relating to the Merger and could be costly and distracting to management.

PROPOSAL 2: THE COMPENSATION PROPOSAL

Under Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, Exact is required to submit a proposal to Exact stockholders to approve, on an advisory (nonbinding) basis, the compensation that may be paid or become payable to Exact’s named executive officers that is based on or otherwise related to the Merger Agreement and the transactions contemplated by the Merger Agreement. The Compensation Proposal is included in the business of the Special Meeting to satisfy that requirement. The compensation that is the subject of the Compensation Proposal is summarized in the section of this proxy statement titled “Proposal 1: Adoption of the Merger Agreement—Interests of Exact’s Executive Officers and Directors in the Merger.” The Board of Directors encourages you to carefully review the named executive officer Merger-related compensation information disclosed in this proxy statement.

The vote on the Compensation Proposal is a vote separate and apart from the vote on the Merger Agreement Proposal. Accordingly, you may vote to approve the Merger Agreement Proposal and vote not to approve the Compensation Proposal and vice versa. Approval by Exact stockholders of the Compensation Proposal is not a condition to completion of the Merger. Because the vote on the Compensation Proposal is advisory only, it will not be binding on Exact or Abbott. If the Merger Agreement Proposal is approved and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the vote on the Compensation Proposal.

Accordingly, Exact stockholders are being asked to vote on an advisory (nonbinding) basis on the following resolution:

RESOLVED, that the Exact stockholders approve, on an advisory (nonbinding) basis, the compensation that may be paid or become payable to Exact’s named executive officers that is based on or otherwise related to the Merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section titled “Proposal 1: Adoption of the Merger Agreement—Interests of Exact’s Executive Officers and Directors in the Merger” in Exact’s proxy statement for the Special Meeting.

Required Vote

At the Special Meeting, assuming a quorum is present, the affirmative vote of the holders of a majority of the voting power present or represented by proxy and voting on the matter is required to approve, on an advisory (nonbinding) basis, the Compensation Proposal.

Assuming a quorum is present, (a) a failure to be represented by proxy or attend the Special Meeting will have no effect on the Compensation Proposal, (b) abstentions will have no effect on the Compensation Proposal and (c) broker non-votes (if any) will have no effect on the Compensation Proposal. Shares of Exact common stock represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. If an Exact stockholder returns a signed proxy card without indicating voting preferences on such proxy card, the shares of Exact common stock represented by that proxy will be counted as present for purposes of determining the presence of a quorum for the Special Meeting, and all of such shares of Exact common stock will be voted as recommended by the Board of Directors.

The Board of Directors unanimously recommends that you vote “FOR” the Compensation Proposal.

PROPOSAL 3: THE ADJOURNMENT PROPOSAL

At the Special Meeting, Exact stockholders will consider and vote on the Adjournment Proposal, which is a proposal to approve any adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the Special Meeting to approve the Merger Agreement Proposal. If Exact stockholders approve the Adjournment Proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including soliciting proxies from Exact stockholders that have previously returned properly executed proxies voting against the Merger Agreement Proposal. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against the Merger Agreement Proposal such that the Merger Agreement Proposal would be defeated, we could adjourn the Special Meeting without a vote on the Merger Agreement Proposal and solicit the holders of those shares to change their votes to votes in favor of the Merger Agreement Proposal. Any adjournment of the Special Meeting for the purpose of soliciting additional proxies would allow Exact stockholders that have already submitted their proxies to revoke them at any time prior to their use at the Special Meeting, as adjourned. Regardless of the results of voting on the Adjournment Proposal, Exact’s bylaws provide that the chairman of the meeting will have the right and authority to adjourn or recess any meeting of stockholders.

Required Vote

At the Special Meeting, assuming a quorum is present, the affirmative vote of the holders of a majority of the voting power present or represented by proxy and voting on the matter is required to approve the Adjournment Proposal.

Assuming a quorum is present, (a) a failure to be represented by proxy or attend the Special Meeting will have no effect on the Adjournment Proposal, (b) abstentions will have no effect on the Adjournment Proposal and (c) broker non-votes (if any) will have no effect on the Adjournment Proposal. Shares of Exact common stock represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. If an Exact stockholder returns a signed proxy card without indicating voting preferences on such proxy card, the shares of Exact common stock represented by that proxy will be counted as present for purposes of determining the presence of a quorum for the Special Meeting, and all of such shares of Exact common stock will be voted as recommended by the Board of Directors.

The Board of Directors unanimously recommends that you vote “FOR” the Adjournment Proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding beneficial ownership of Exact common stock as of December 15, 2025, by each person or group of affiliated persons known by Exact to be the beneficial owner of more than 5% of Exact common stock, each of Exact’s named executive officers, each of Exact’s directors and all executive officers and directors of Exact as a group.

Unless otherwise noted below, the address of each person listed on the table is c/o Exact Sciences Corporation at 5505 Endeavor Lane, Madison, Wisconsin 53719. To Exact’s knowledge, each person listed below has sole voting and investment power over the shares shown as beneficially owned except to the extent jointly owned with spouses or otherwise noted below.

Beneficial ownership is determined in accordance with the rules of the SEC. The information does not necessarily indicate ownership for any other purpose. Under these rules, shares of Exact common stock issuable by Exact to a person pursuant to Exact RSU Awards expected to vest within 60 days of December 15, 2025 and Exact Options which may be exercised within 60 days after December 15, 2025 are deemed to be beneficially owned and outstanding for purposes of calculating the number of shares and the percentage beneficially owned by that person. However, these shares are not deemed to be beneficially owned and outstanding for purposes of computing the percentage beneficially owned by any other person. The applicable percentage of Exact common stock outstanding as of December 15, 2025 is based upon 189,916,880 shares outstanding on that date.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership
	Number of Issued Shares		Number of Shares Issuable(1)	Total Shares Beneficially Owned	Percentage of Exact Common Stock Outstanding
Directors and Named Executive Officers
Brian Baranick	23,038	(2)	—	23,038	*
Michael Barber	13,136		2,474	15,610	*
Aaron Bloomer	13,835	(3)	—	13,835	*
Paul Clancy	26,038		—	26,038	*
Sarah Condella	87,583	(4)	51,919	139,502	*
Kevin Conroy	1,136,109	(5)	436,461	1,572,570	*
D. Scott Coward	62,256	(6)	27,836	90,092	*
James Doyle	57,962		—	57,962	*
Jacob Orville	24,727	(7)	6,581	31,308	*
Shacey Petrovic	28,899	(8)	—	28,899	*
Kimberly Popovits	16,381		—	16,381	*
Leslie Trigg	17,169		—	17,169	*
Katherine Zanotti	60,759		—	60,759	*
All directors and executive officers as a group (14 persons)	1,581,033		528,925	2,109,958	1.1%
Certain Beneficial Owners
The Vanguard Group(9)	17,559,751		—	17,559,751	9.2%
ARK Investment Management LLC(10)	16,040,490		—	16,040,490	8.4%
Capital World Investors(11)	16,140,861		—	16,140,861	8.5%

*	Less than one percent.
(1)

Represents shares of Exact common stock issuable pursuant to Exact Options, Exact RSU Awards, and Exact DSU Awards exercisable or issuable within 60 days of December 15, 2025. Does not include shares of Exact common stock issuable pursuant to Exact Options, Exact RSU Awards, and Exact DSU Awards not exercisable or issuable within 60 days of December 15, 2025 or shares of Exact common stock issuable pursuant to Exact PSU Awards that are subject to vesting to the extent that performance objectives are achieved.

(2)	Includes 670 shares held through Exact’s 401(k) plan.
(3)	Includes 212 shares held through Exact’s 401(k) plan.
(4)	Includes 6,100 shares held through Exact’s 401(k) plan.
(5)

Includes (a) 28,806 shares held through Exact’s 401(k) plan and (b) 250,715 shares held in grantor retained annuity trusts in respect of which Mr. Conroy is the trustee and holds sole voting and investment power.

(6)	Includes 4,694 shares held through Exact’s 401(k) plan.
(7)	Includes 1,490 shares held through Exact’s 401(k) plan.
(8)	Includes 7,095 shares held in a trust in respect of which Ms. Petrovic is a trustee and holds shared voting and investment power.
(9)

The Vanguard Group, a Pennsylvania corporation (“Vanguard”), has the sole power to vote or to direct the vote of 0 shares, the shared power to vote or to direct the vote of 125,252 shares, the sole power to dispose or to direct the disposition of 17,156,979 shares, and shared power to dispose or to direct the disposition of 402,772 shares. The principal address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. This information has been obtained from Amendment No. 11 to Schedule 13G filed by Vanguard with the SEC on February 13, 2024.

(10)

ARK Investment Management LLC, a Delaware limited liability company (“ARK”) has the sole power to vote or to direct the vote of 14,979,193 shares, the shared power to vote or to direct the vote of 737,931 shares, the sole power to dispose or to direct the disposition of 16,040,490 shares, and shared power to dispose or to direct the disposition of 0 shares. The principal address of ARK is 200 Central Avenue, St. Petersburg, FL 33701. This information has been obtained from Amendment No. 1 to the Schedule 13G filed by ARK with the SEC on February 10, 2023.

(11)

Capital World Investors (“CWI”) is a division of Capital Research and Management Company (“CRMC”), as well as its investment management subsidiaries and affiliates Capital Bank and Trust Company, Capital International, Inc., Capital International Limited, Capital International Sarl, Capital International K.K., Capital Group Private Client Services, Inc., and Capital Group Investment Management Private Limited (together with CRMC, the “investment management entities”). CWI’s divisions of each of the investment management entities collectively provide investment management services under the name “Capital World Investors.” CWI has the sole power to vote or to direct the vote of 16,130,751 shares, the shared power to vote or to direct the vote of 0 shares, the sole power to dispose or to direct the disposition of 16,140,861 shares, and shared power to dispose or to direct the disposition of 0 shares. The principal address of CWI is 333 South Hope Street, 55th Floor, Los Angeles, California 90071. This information has been obtained from Amendment No. 2 to the Schedule 13G filed by CWI with the SEC on November 13, 2025.

APPRAISAL RIGHTS

If the Merger is consummated, Dissenting Shares held by stockholders who do not vote in favor of the Merger Agreement Proposal and who properly exercise and perfect their demands for appraisal under Section 262 will not be converted into the right to receive the Per Share Merger Consideration, but instead the holders of such Dissenting Shares will be entitled to receive such consideration as is determined pursuant to Section 262.

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. Throughout this summary of appraisal rights and the other descriptions of appraisal rights in this proxy statement, we refer to both record holders of Exact common stock and beneficial owners of Exact common stock collectively as “stockholders.” The following summary does not constitute any legal or other advice and does not constitute a recommendation that stockholders exercise their appraisal rights under Section 262. If you hold your shares of Exact common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with such bank, broker or other nominee.

Under Section 262, stockholders who (a) submit a timely written demand for appraisal of their shares, (b) do not vote in favor of the Merger Agreement Proposal, (c) continuously hold such shares through the Effective Time and (d) otherwise follow the procedures set forth in Section 262, will be entitled to have their shares appraised by the Court of Chancery and to receive in lieu of the Per Share Merger Consideration payment in cash of the amount determined by the Court of Chancery to be the “fair value” of such shares of Exact common stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value as determined by the Court of Chancery (subject, in the case of interest payments, to any voluntary cash payments made by the Surviving Corporation pursuant to subsection (h) of Section 262). Unless the Court of Chancery, in its discretion, determines otherwise for good cause shown, and except as provided in subsection (h) of Section 262, interest on an appraisal award will accrue and compound quarterly from the Effective Time through the date the judgment is paid at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period; provided that, if at any time before the Court of Chancery enters judgment in the appraisal proceeding, the Surviving Corporation pays to each person entitled to appraisal an amount in cash, interest will accrue after the time of such payment only on the amount that equals the sum of (i) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court of Chancery and (ii) any interest accrued prior to the time of such voluntary payment, unless paid at such time. The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment.

Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 could be more than, the same as or less than the Per Share Merger Consideration payable pursuant to the Merger Agreement if they did not seek appraisal of their shares.

Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes Exact’s notice to stockholders that appraisal rights are available in connection with the Merger, and the full text of Section 262 may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. In connection with the Merger, any stockholder who wishes to exercise appraisal rights or who wishes to preserve such stockholder’s right to do so should review the text of Section 262 carefully and in its entirety. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. In addition, the Court of Chancery will dismiss appraisal proceedings as to all stockholders who assert appraisal rights unless (a) the total number of shares of Exact common stock entitled to appraisal exceeds 1% of the outstanding shares of Exact common stock eligible for appraisal or (b) the value of the Per Share Merger Consideration in respect of such total number of shares exceeds $1,000,000. Due to the complexity of the procedures for exercising the right to seek appraisal of shares of Exact common stock, Exact believes that if a stockholder is considering exercising appraisal rights, that stockholder should seek the advice of legal counsel. A stockholder who loses his, her or its appraisal rights will be entitled to receive the Per Share Merger Consideration as described in and in accordance with the terms of the Merger Agreement.

Stockholders wishing to exercise the right to seek an appraisal of their shares of Exact common stock must fully comply with Section 262, which means doing, among other things, ALL of the following:

•	the stockholder must deliver to Exact a written demand for appraisal before the vote on the Merger Agreement Proposal at the Special Meeting;

•	the stockholder must not vote in favor of the Merger Agreement Proposal;

•

the stockholder must continuously hold the shares from the date of making the demand through the Effective Time (a stockholder will lose appraisal rights if the stockholder transfers the shares prior to the Effective Time); and

•

the stockholder or the Surviving Corporation must file a petition in the Court of Chancery demanding a determination of the value of the shares within 120 days after the Effective Time. The Surviving Corporation is under no obligation to file such a petition and neither Exact, as the predecessor of the Surviving Corporation, nor Abbott has any present intention of doing so.

Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the Merger Agreement Proposal, a stockholder who votes by proxy and who wishes to exercise appraisal rights should not return a blank proxy, but rather must vote against the Merger Agreement Proposal, abstain or not vote his, her or its shares.

Filing Written Demand

Any stockholder wishing to exercise appraisal rights must deliver to Exact, before the vote on the Merger Agreement Proposal at the Special Meeting, a written demand for the appraisal of the shares, and that stockholder must not vote or submit a proxy in favor of the Merger Agreement Proposal. A holder of shares of Exact common stock exercising appraisal rights must hold the shares on the date the written demand for appraisal is made and must continue to hold the shares through the Effective Time. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the Merger Agreement Proposal, and it will cause a stockholder to lose the stockholder’s right to appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the Merger Agreement Proposal or abstain from voting on the Merger Agreement Proposal. However, neither voting against the Merger Agreement Proposal nor abstaining from voting or failing to vote on the Merger Agreement Proposal will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the Merger Agreement. A proxy or vote against the Merger Agreement Proposal will not constitute a demand. A stockholder’s failure to make the written demand prior to the taking of the vote on the Merger Agreement Proposal at the Special Meeting will cause the stockholder to lose his, her or its appraisal rights.

Demand for Appraisal by a Holder of Record

A demand for appraisal by a holder of record must be executed by or on behalf of the holder of record and must reasonably inform Exact of the identity of the stockholder and state that the person intends thereby to demand appraisal of the stockholder’s shares of Exact common stock in connection with the Merger. If a holder of record is submitting a demand with respect to shares of Exact common stock owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner in such capacity, and if the shares of Exact common stock are owned of record by more than one person, such as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners.

Demand for Appraisal by a Beneficial Owner

A beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares of Exact common stock in accordance with the procedures of subsection (d)(1) of Section 262 summarized above, provided that (a) such beneficial owner continuously owns such shares of Exact common stock through the Effective Time and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of Section 262 and (b) the demand made by such beneficial owner reasonably identifies the holder of record of the shares of Exact common stock for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the Surviving Corporation under Section 262.

BENEFICIAL OWNERS WHO HOLD THEIR SHARES OF EXACT COMMON STOCK IN BROKERAGE OR BANK ACCOUNTS OR OTHER NOMINEE FORMS AND WHO WISH TO EXERCISE APPRAISAL RIGHTS SHOULD CONSULT WITH THEIR BANK, BROKER OR OTHER NOMINEE, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES OF EXACT COMMON STOCK.

Additional Instructions; Conditions

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:

Exact Sciences Corporation

5505 Endeavor Lane

Madison, Wisconsin 53719

Any stockholder may withdraw his, her or its demand for appraisal and accept the Per Share Merger Consideration by delivering to Exact a written withdrawal of the demand for appraisal within 60 days after the Effective Time. However, any such attempt to withdraw the demand made more than 60 days after the Effective Time will require written approval of the Surviving Corporation. No appraisal proceeding in the Court of Chancery will be dismissed without the approval of such court, and such approval may be conditioned upon such terms as the Court of Chancery deems just.

Notice by the Surviving Corporation

If the Merger is consummated, within ten days after the Effective Time, the Surviving Corporation will notify each stockholder who has properly made a written demand for appraisal pursuant to Section 262 and who has not voted in favor of the Merger Agreement Proposal that the Merger has become effective and the effective date thereof.

Filing a Petition for Appraisal

Within 120 days after the Effective Time, but not thereafter, the Surviving Corporation or any stockholder who has complied with Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Court of Chancery, with a copy served on the Surviving

Corporation in the case of a petition filed by a stockholder, demanding a determination of the value of the shares of Exact common stock held by all stockholders entitled to appraisal. If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The Surviving Corporation is under no obligation, and has no present intention, to file such a petition, and stockholders should not assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of Exact common stock. Accordingly, any stockholders who desire to have their shares appraised by the Court of Chancery should assume that they will be responsible for filing a petition for appraisal with the Court of Chancery in the manner prescribed in Section 262. The failure of a stockholder to file such a petition for appraisal within the period specified in Section 262 could nullify the stockholder’s previous written demand for appraisal.

Within 120 days after the Effective Time, any stockholder who has complied with the requirements for the exercise of appraisal rights will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares of Exact common stock not voted in favor of the Merger Agreement Proposal and with respect to which Exact received demands for appraisal, and the aggregate number of stockholders of such shares of Exact common stock. The Surviving Corporation must provide this statement to the requesting stockholder within ten days after receipt of the written request for such a statement or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later.

If a petition for an appraisal is duly filed by a stockholder and a copy thereof is served upon the Surviving Corporation, the Surviving Corporation will then be obligated within 20 days after such service to file in the office of the Register in Chancery of the Court of Chancery (which we refer to as the “Register in Chancery”) a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares of Exact common stock and with whom agreements as to the value of their shares of Exact common stock have not been reached (which we refer to as the “Chancery List”). After notice to the stockholders as required by the Court of Chancery, the Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Court of Chancery may require the stockholders who demanded appraisal of their shares of Exact common stock to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with such direction, the Court of Chancery may dismiss that stockholder from the proceedings. Any person whose name appears on the Chancery List may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under Section 262. Upon application by the Surviving Corporation or by any person entitled to participate in the appraisal proceeding, the Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal.

Determination of Fair Value

After determining the stockholders entitled to appraisal, the Court of Chancery will appraise the “fair value” of the shares of Exact common stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Court of Chancery will take into account all relevant factors.

In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Supreme Court of Delaware stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Supreme Court of Delaware stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,”

but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” In addition, the Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenting stockholder’s exclusive remedy.

Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined by the Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares, and that an opinion of an investment banking firm as to the fairness, from a financial point of view, of the consideration payable in the Merger is not an opinion as to, and does not in any manner address, fair value under Section 262. Although Exact believes that the Per Share Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Per Share Merger Consideration. Neither Exact nor Abbott anticipates offering more than the Per Share Merger Consideration to any stockholder exercising appraisal rights, and each of Exact and Abbott reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of Exact common stock is less than the Per Share Merger Consideration.

Unless the Court of Chancery in its discretion determines otherwise for good cause shown, interest from the Effective Time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment; provided that if at any time before the Court of Chancery enters judgment in the appraisal proceeding, the Surviving Corporation pays to each person entitled to appraisal an amount in cash, interest will accrue after the time of such payment only on the amount that equals the sum of (a) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court of Chancery and (b) any interest accrued prior to the time of such voluntary payment, unless paid at such time. The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. The costs of the appraisal proceeding may be determined by the Court of Chancery and taxed upon the parties as the Court of Chancery deems equitable under the circumstances. Upon application of a stockholder who participated in the proceeding and incurred expenses in connection with such proceeding, the Court of Chancery may also order that all or a portion of such expenses, including reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to Section 262 or subject to an award pursuant to a reservation of jurisdiction under Section 262.

If any stockholder who demands appraisal of his, her or its shares of Exact common stock under Section 262 fails to perfect, or effectively withdraws or loses, such stockholder’s right to appraisal, such stockholder’s shares of Exact common stock will be deemed to have been converted as of the Effective Time into the right to receive the Per Share Merger Consideration in accordance with the Merger Agreement (less any payments made by Abbott or the Surviving Corporation with respect to such Dissenting Share before entry of judgment in accordance with Section 262), without interest thereon. A stockholder will fail to perfect, or effectively withdraw or lose, the stockholder’s right to appraisal if no petition for appraisal is filed within 120 days after the Effective Time or if the stockholder delivers to the Surviving Corporation a written withdrawal of the stockholder’s demand for appraisal and an acceptance of the Per Share Merger Consideration in accordance with Section 262.

From and after the Effective Time, no stockholder who has demanded appraisal rights will be entitled to vote such shares of Exact common stock for any purpose or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on shares of Exact common stock, if any, payable to holders of record as of a time prior to the Effective Time. If the stockholder delivers to the Surviving Corporation a written withdrawal of the demand for an appraisal of some or all shares, either within 60 days after the Effective Time or thereafter with the written approval of the Surviving Corporation, then the right of such stockholder to an appraisal of such shares will cease. Once a petition for appraisal is filed with the Court of Chancery, however, the appraisal proceeding may not be dismissed as to any stockholder who commenced the proceeding or joined that proceeding as a named party without the approval of the court.

Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of a stockholder’s statutory appraisal rights. Consequently, any stockholder wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

To the extent there are any inconsistencies between the foregoing summary, on the one hand, and Section 262, on the other hand, Section 262 will govern.

FUTURE STOCKHOLDER PROPOSALS

If the Merger is completed, we will have no public stockholders, and there will be no public participation in any future meetings of Exact stockholders. Accordingly, Exact expects to hold a 2026 annual meeting of stockholders (which we refer to as the “2026 annual meeting”) only if, by the time Exact would hold its annual meeting in 2026, the Merger has not already been completed.

Requirements for stockholder proposals to be considered for inclusion in Exact’s proxy materials. Stockholder proposals to be considered for inclusion in Exact’s proxy statement and form of proxy relating to the 2026 annual meeting must be received no later than December 30, 2025, except that, if the date of the 2026 annual meeting is changed by more than 30 days from the date of Exact’s 2025 annual meeting of stockholders (which was June 12, 2025), then the deadline for such proposals will be a reasonable time before Exact begins to print and send its proxy materials for the 2026 annual meeting. In addition, all such proposals will need to comply with Rule 14a-8 of the Exchange Act, the requirements of which apply to the inclusion of stockholder proposals in Exact-sponsored proxy materials. Such stockholder proposals must be delivered to Exact’s Secretary at 5505 Endeavor Lane, Madison, Wisconsin 53719.

Requirements for stockholder nominations using proxy access to be brought before the 2026 annual meeting. A stockholder, or group of up to 20 stockholders, that has owned continuously for at least three years shares of Exact common stock representing an aggregate of at least 3% of the outstanding shares of Exact common stock, may nominate and include in our proxy materials director nominees constituting up to the greater of two directors or 20% of the Board of Directors (rounded down to the nearest whole number), provided that the stockholder(s) and nominee(s) satisfy the requirements in our bylaws. Notice of proxy access director nominees for the 2026 annual meeting must be received by Exact’s Secretary at 5505 Endeavor Lane, Madison, Wisconsin 53719 not earlier than the close of business on January 13, 2026 and not later than the close of business on February 12, 2026, except that, if the date of the 2026 annual meeting is before May 13, 2026 or after August 11, 2026, then the notice of proxy access nomination must be so received not earlier than the close of business on the 150th day prior to the date of the 2026 annual meeting and not later than the close of business on the later of the 120th day prior to the date of the 2026 annual meeting or, if the first public announcement of the date of the 2026 annual meeting is less than 130 days prior to the date of the 2026 annual meeting, the tenth day following the day on which public announcement of the date of the 2026 annual meeting is first made by Exact. In addition, the notice of proxy access nomination must set forth the information required by our bylaws with respect to each director nomination.

Requirements for stockholder nominations (other than through proxy access) or proposals to be brought before the 2026 annual meeting. Notice of any director nomination (other than through proxy access as described above) or other proposal that an Exact stockholder intends to present at the 2026 annual meeting, but does not intend to have included in Exact’s proxy statement and form of proxy relating to the 2026 annual meeting, must be received by Exact’s Secretary at 5505 Endeavor Lane, Madison, Wisconsin 53719 not earlier than the close of business on February 12, 2026 and not later than the close of business on March 14, 2026, except that, if the date of the 2026 annual meeting is not within 25 days before or after June 12, 2026, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which public announcement of the date of the 2026 annual meeting is first made by Exact. In addition, the stockholder’s notice must set forth the information required by our bylaws with respect to each director nomination or other proposal that the stockholder intends to present at the 2026 annual meeting.

Universal proxy requirements. Any stockholder that intends to solicit proxies in support of director nominees other than Exact’s nominees must comply with the additional requirements of Rule 14a-19 under the Exchange Act. The deadline for a stockholder to provide notice to Exact of a solicitation of proxies in support of director nominees other than Exact’s pursuant to Rule 14a-19 for the 2026 annual meeting is April 13, 2026 (60 calendar days prior to the anniversary of Exact’s 2025 annual meeting of stockholders) or, if the date of the 2026 annual meeting has changed by more than 30 calendar days from the date of Exact’s 2025 annual meeting of stockholders (which was June 12, 2025), then notice must be provided by the later of 60 calendar days prior to the date of the 2026 annual meeting or the tenth calendar day following the day on which public announcement of the date of the 2026 annual meeting is first made by Exact. The notice requirements under Rule 14a-19 under the Exchange Act are in addition to the applicable advance notice requirements and deadlines under Exact’s bylaws described in the two immediately preceding paragraphs.

HOUSEHOLDING OF PROXY MATERIALS

SEC rules permit companies and intermediaries such as brokers to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement to those security holders. This method of delivery, often referred to as “householding,” reduces the amount of duplicative information that security holders receive and lowers printing and mailing costs for companies.

Householding of This Proxy Statement

In accordance with the SEC’s householding rules, only one copy of this proxy statement is being delivered to multiple stockholders of record sharing an address unless Exact has received contrary instructions from one or more of such stockholders. Similarly, banks, brokers and other intermediaries may use householding in delivering this proxy statement to beneficial owners of shares of Exact common stock held in “street name” by such intermediaries.

Exact undertakes to deliver promptly upon written or oral request a separate copy of this proxy statement to a stockholder at a shared address to which a single copy of this proxy statement was delivered. A stockholder may notify Exact that the stockholder wishes to receive a separate copy of this proxy statement by submitting such request to Exact by telephone (phone number 608-893-0009), by mail addressed to Exact’s investor relations department at 5505 Endeavor Lane, Madison, Wisconsin 53719, or by email to investorrelations@exactsciences.com.

Householding of Future Exact Proxy Materials

Stockholders of Record

If you are an Exact stockholder of record, you may direct a notification to Exact that you wish to receive a separate Exact annual report, proxy statement or Notice of Internet Availability of Proxy Materials, as applicable, in the future by telephone (phone number 608-893-0009), by mail addressed to Exact’s investor relations department at 5505 Endeavor Lane, Madison, Wisconsin 53719, or by email to investorrelations@exactsciences.com.

Exact stockholders of record that share an address and are receiving multiple copies of Exact’s annual reports, proxy statements or Notices of Internet Availability of Proxy Materials may request delivery of a single copy of those documents by contacting Exact’s Corporate Secretary with such request at the phone number or mailing address provided in the immediately preceding paragraph.

Beneficial Owners

If you are the beneficial owner of shares of Exact common stock held in street name and your broker or other intermediary is using householding to deliver Exact proxy materials to you, but you no longer wish to participate in householding and would prefer to receive a separate copy of Exact’s Notices of Internet Availability of Proxy Materials, annual reports or proxy statements, as applicable, in the future, please notify your broker or other intermediary.

Beneficial owners of shares of Exact common stock held in street name that share an address and are receiving multiple copies of Exact’s annual reports, proxy statements or Notices of Internet Availability of Proxy Materials, but would like to receive a single copy, may request delivery of a single copy of those documents by contacting their broker or other intermediary.

WHERE YOU CAN FIND MORE INFORMATION

Exact is subject to the informational reporting requirements of the Exchange Act and files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers, such as Exact, that file electronically with the SEC.

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information included directly in this proxy statement or incorporated by reference after the date of this proxy statement as described below.

The following documents filed by Exact with the SEC are incorporated by reference (other than portions of these documents that are not deemed “filed,” in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of Form 8-K, unless otherwise indicated therein):

•	Exact’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on February 19, 2025;

•	Exact’s Current Reports on Form 8-K filed on January 6, 2025, January 13, 2025, April 29, 2025, June 16, 2025 and November 20, 2025; and

•	Exact’s Current Reports on Form 10-Q filed on May 1, 2025, August 6, 2025 and November 3, 2025.

In addition, all documents filed by Exact pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the Special Meeting shall be deemed to be incorporated by reference into this proxy statement (other than portions of these documents that are not deemed “filed,” in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of Form 8-K, unless otherwise indicated therein).

You may obtain copies of this proxy statement and any documents incorporated by reference herein (not including exhibits to the documents that are incorporated by reference, unless such exhibits are specifically incorporated by reference into such documents), without charge, upon written or oral request to Exact’s investor relations department at the following address and telephone number:

Exact Sciences Corporation

5505 Endeavor Lane

Madison, Wisconsin 53719

Attention: Investor Relations Department

Tel: 608-893-0009

To receive timely delivery of documents in advance of the Special Meeting, you must make your request no later than February 12, 2026. The requested documents will be provided by first class mail or other similarly prompt means. Documents that Exact files with the SEC are also promptly available through the Financial Information link in the Investor Relations section of Exact’s website, at www.exactsciences.com. Exact’s website address is provided as an inactive textual reference only. The information contained in, or that can be accessed through, Exact’s website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to Exact’s website provided in this proxy statement.

If you have any questions about the Special Meeting, the Merger or how to submit your proxy, or if you would like additional copies of this proxy statement, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders, please call toll-free: (877) 687-1865

Banks and Brokerage Firms, please call: (212) 750-5833

MISCELLANEOUS

Exact has supplied all information relating to Exact, and Abbott has supplied, and Exact has not independently verified, all of the information relating to Abbott, Merger Sub and their affiliates contained in this proxy statement.

You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents that we incorporate by reference in this proxy statement in voting on the Merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated January 9, 2026. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement), and the mailing of this proxy statement to Exact stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

ABBOTT LABORATORIES,

BADGER MERGER SUB I, INC.

AND

EXACT SCIENCES CORPORATION

DATED AS OF NOVEMBER 19, 2025

A-i

A-ii

Company Disclosure Letter

Exhibits

Exhibit A	Form of Surviving Corporation Certificate of Incorporation

Exhibit B	Form of Surviving Corporation Bylaws

A-iii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of November 19, 2025 (this “Agreement”), is made and entered into by and among Abbott Laboratories, an Illinois corporation (“Parent”), Badger Merger Sub I, Inc., a Delaware corporation and a direct, wholly owned Subsidiary of Parent (“Merger Sub”), and Exact Sciences Corporation, a Delaware corporation (the “Company”). Parent, Merger Sub and the Company are referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Board of Directors of the Company has unanimously (a) determined that this Agreement, the merger of Merger Sub with and into the Company, with the Company surviving the merger in accordance with the DGCL as a wholly owned, direct Subsidiary of Parent, upon the terms and subject to the conditions set forth in this Agreement (the foregoing merger, the “Merger”), and the other transactions contemplated by this Agreement are advisable and in the best interests of the Company and its stockholders, (b) authorized and approved the execution, delivery and performance of this Agreement by and on behalf of the Company, (c) resolved to recommend the adoption of this Agreement and the approval of the transactions contemplated hereby by the stockholders of the Company and (d) directed that this Agreement be submitted to the stockholders of the Company for adoption;

WHEREAS, the Board of Directors of Merger Sub has unanimously (a) authorized and approved the execution, delivery and performance of this Agreement by and on behalf of Merger Sub and declared the advisability of the Merger and (b) directed that this Agreement be submitted to Parent as the sole stockholder of Merger Sub for its adoption, and recommended that the sole stockholder of Merger Sub adopt this Agreement;

WHEREAS, the Board of Directors of Parent has unanimously (a) approved the Merger and (b) authorized and approved the execution, delivery and performance of this Agreement by Parent; and

WHEREAS, the Company, Parent and Merger Sub desire to make and enter into certain representations, warranties, covenants and agreements in connection with this Agreement and also to prescribe certain conditions to the Merger.

NOW, THEREFORE, in consideration of the foregoing and their respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the Parties agree as follows:

AGREEMENT

ARTICLE I

DEFINED TERMS

Section 1.1 Certain Defined Terms. As used in this Agreement, the following terms have the meanings specified in this Section 1.1.

“2027 Convertible Notes” means the 0.3750% convertible senior notes due 2027 issued under the 2027 Convertible Notes Indenture.

“2027 Convertible Notes Indenture” means that certain Second Supplemental Indenture, dated as of March 8, 2019, between the Company and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee, as in effect on the date hereof.

“2028 Convertible Notes” means the 0.3750% convertible senior notes due 2028 issued under the 2028 Convertible Notes Indenture.

“2028 Convertible Notes Indenture” means that certain Third Supplemental Indenture, dated as of February 27, 2020, between the Company and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee, as in effect on the date hereof.

“2030 Convertible Notes” means the 2.000% convertible senior notes due 2030 issued under the 2030 Convertible Notes Indenture.

“2030 Convertible Notes Indenture” means that certain Fourth Supplemental Indenture, dated as of March 1, 2023, between the Company and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee, as in effect on the date hereof.

“2031 Convertible Notes” means the 1.750% convertible senior notes due 2031 issued under the 2031 Convertible Notes Indenture.

“2031 Convertible Notes Indenture” means that certain Fifth Supplemental Indenture, dated as of April 17, 2024, between the Company and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee, as in effect on the date hereof.

“Acceptable Confidentiality Agreement” means a written confidentiality agreement between the Company and another Person (other than Parent, Merger Sub or their respective Affiliates) that (a) contains confidentiality provisions no less favorable to the Company in the aggregate than those provisions set forth in the Confidentiality Agreement and (b) does not contain any provision that would prevent the Company from performing and complying in all material respects with its obligations under this Agreement, including the Company’s obligations to provide any disclosure to Parent required pursuant to Section 6.5; provided, however, that such confidentiality agreement need not contain a “standstill” or other prohibition on making, pursing, negotiating, implementing, financing or consummating any Acquisition Proposal (collectively, “Standstill Provisions”); provided, further, that if such confidentiality agreement does not contain Standstill Provisions, or contains Standstill Provisions that are more favorable to such other Person than those applicable to Parent under the Confidentiality Agreement, the Company shall promptly provide Parent notice thereof and a copy of such Standstill Provisions, if any, and the Confidentiality Agreement shall be deemed to be automatically amended, without further action of the Parties, to delete the Standstill Provisions therein or conform the Standstill Provisions thereof with such more favorable Standstill Provisions, as applicable.

“Acquisition Proposal” means any proposal or offer from any Person for any transaction or series of transactions involving, alone or in combination, any direct or indirect (a) merger, share exchange, business combination, consolidation, recapitalization or reorganization of the Company that if consummated would result in the Beneficial Ownership by such Person (including such Person’s or resulting company’s direct or indirect stockholders) of Securities representing 20 percent or more (on a fully diluted basis) of the outstanding Common Stock of the Company, or 20 percent or more of the aggregate voting power of the capital stock of the surviving or resulting entity or the resulting direct or indirect parent of the Company or such surviving entity, after giving effect to the consummation of such transaction, (b) sale, lease, license, exchange, transfer or other disposition of assets, including any Securities of the Company Subsidiaries, to which 20 percent or more of the revenues of the Company and the Company Subsidiaries, taken as a whole and on a consolidated basis, are attributable or (c) purchase, share issuance, tender offer, exchange offer or other acquisition of Securities of the Company that if consummated would result in the Beneficial Ownership by such Person, of Securities representing 20 percent or more (on a fully diluted basis) of the outstanding Common Stock of the Company; provided that the term “Acquisition Proposal” will not include the Merger or the other transactions contemplated by this Agreement or any other transaction with Parent, Merger Sub or any other Subsidiary of Parent.

“Affiliate” means, with respect to any Person, another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such first Person, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by Contract, as trustee or executor or otherwise.

“AI System” means a machine- or Software-based system that operates with varying levels of autonomy and that may exhibit adaptiveness after development, that, for explicit or implicit objectives, infers, from the input it receives, how to generate outputs such as predictions, content, recommendations or decisions.

“Anti-Corruption Laws” means any Laws prohibiting bribery or corruption, including (a) the U.S. Foreign Corrupt Practices Act, (b) the U.S. Travel Act, 18 U.S.C. § 201, (c) the U.K. Bribery Act 2010 and (d) Laws implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions.

“Anti-Takeover Law” means any “fair price,” “moratorium,” “control share acquisition,” “business combination” or similar or related anti-takeover Law, including Section 203 of the DGCL.

“Beneficial Owner” means, with respect to a Security, any Person that, directly or indirectly, through any Contract, relationship or otherwise, is or would be considered the “beneficial owner” of such Security in accordance with Rule 13d-3 under the Exchange Act. The term “Beneficial Ownership” will be construed accordingly.

“Benefit Plan” means each “employee benefit plan” (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA) and each other bonus, commission or other incentive, stock option, stock purchase, stock appreciation, restricted stock, restricted stock unit, performance stock unit, phantom equity or other equity-based, employment, retention, change in control, severance, termination, pension, retirement, profit-sharing, deferred compensation, vacation, health, welfare, fringe benefit, retiree medical or life insurance, or other benefit or compensation plan, program, policy, Contract or other arrangement, whether or not in writing and whether or not funded, in each case, entered into, sponsored, maintained, contributed to or required to be contributed to by the Company or any Company Subsidiary for the benefit of any Individual Service Provider, or with respect to which the Company or any Company Subsidiary (or any of their respective ERISA Affiliates) has or would reasonably be expected to have any liability, whether actual or contingent, but excluding workers’ compensation, unemployment compensation and other programs that are required under applicable Law and maintained by any Governmental Authority.

“Board of Directors” means the board of directors of a specified Person.

“Business Day” means any day, except Saturday or Sunday, on which commercial banks are not required or authorized to close in Chicago, Illinois, or Madison, Wisconsin.

“Cash-Out Company Equity Awards” means, collectively, the Company Options, shares subject to Company Restricted Stock Awards, Cash-Out Company RSU Awards, Company PSU Awards, and Company DSU Awards.

“Change” means a change, circumstance, condition, development, effect, event, occurrence, fact or state of facts.

“Code” means the Internal Revenue Code of 1986.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company Credit Agreement” means that certain Credit Agreement, dated as of January 13, 2025, among the Company, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

“Company DSU Award” means each deferred stock unit granted under any Stock Plan.

“Company Equity Awards” means, collectively, the Company Options, Company Restricted Stock Awards, Company RSU Awards, Company PSU Awards, and Company DSU Awards.

“Company ESPP” means the Exact Sciences Corporation 2010 Employee Stock Purchase Plan, as amended through the date of this Agreement.

“Company Material Lease” means any lease, sublease, license, occupancy agreement or similar Contract pursuant to which the Company or any of the Company Subsidiaries leases, subleases, licenses or occupies (in each case, as tenant, subtenant or by other occupancy arrangement) any real property, in each case, which has annual rent obligations in excess of $1,000,000.

“Company Material Owned Real Property” means the owned real property listed in Item 2 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 19, 2025.

“Company Option” means each option to purchase shares of Common Stock granted under any Stock Plan.

“Company Product” means all products (including LDTs), including the features and functionality offered by any such products (or LDTs), that have been or are being researched, developed, commercialized, manufactured, sold or distributed by or on behalf of the Company or any Company Subsidiary.

“Company PSU Award” means each performance share unit granted under any Stock Plan.

“Company Restricted Stock Award” means each award of shares of Common Stock subject to vesting, repurchase or other lapse restriction granted under any Stock Plan.

“Company RSU Award” means each restricted stock unit granted under any Stock Plan (other than any Company PSU Award).

“Competition Law” means the HSR Act, the Clayton Act of 1914, the Sherman Antitrust Act of 1890, the Federal Trade Commission Act, and all other federal, state, supranational, or non-U.S. Laws that are intended to prohibit, restrict or regulate actions having an anticompetitive effect or purpose, including competition, restraint of trade, anti-monopolization, merger control or antitrust Laws, and Laws addressing the impact of business combination transactions on access, quality and cost of health care services, including state Laws requiring notice or approval of such transactions involving healthcare entities, as defined under such state Laws.

“Constituent Documents” means (a) with respect to any corporation, its articles or certificate of incorporation and bylaws, (b) with respect to any limited liability company, its articles or certificate of formation and operating or limited liability company agreement, (c) with respect to a partnership, its certificate of limited partnership (if a limited partnership) and partnership agreement and (d) with respect to any other entity, any similar organizational or governing documents of such entity, including any applicable jurisdictional equivalents.

“Continuing Employees” means each employee of the Company or a Company Subsidiary who continues as an employee of Parent, the Surviving Corporation, or one of its Affiliates immediately after the Effective Time.

“Contract” means any contract, agreement, lease, sublease, license, sublicense, commitment, understanding, franchise, warranty, guaranty, mortgage, note, bond, option, warrant or other legally binding instrument, in each case, whether written or oral and whether one or a series of related Contracts.

“Convertible Notes” means, collectively, the 2027 Convertible Notes, the 2028 Convertible Notes, the 2030 Convertible Notes, and the 2031 Convertible Notes.

“Convertible Notes Indentures” means, collectively, the 2027 Convertible Notes Indenture, the 2028 Convertible Notes Indenture, the 2030 Convertible Notes Indenture, and the 2031 Convertible Notes Indenture.

“Copyrights” means all copyrights, copyright registrations and copyright applications, copyrightable works and all other corresponding rights.

“DGCL” means the General Corporation Law of the State of Delaware.

“DOJ Data Security Program” means U.S. DOJ Final Rule Implementing Executive Order 14117 of February 28, 2024 (Preventing Access to Americans’ Bulk Sensitive Personal Data and United States Government-Related Data by Countries of Concern), 90 Fed. Reg. 1636, codified at 28 C.F.R. Part 202, as interpreted in implementing rules and guidance from time to time.

“Employee Company Equity Award Holder” means any holder of a Company Equity Award who was granted such Company Equity Award in his or her capacity as an employee for applicable employment Tax purposes.

“Environmental Law” means any Law relating to the pollution or protection of the environment, natural resources, or public health, and any Law pertaining to the exposure to, or the treatment, storage, handling, disposal, generation, manufacture, management, processing, use, registration, distribution, transportation, recycling, reuse, disposal, Release or threatened Release of Hazardous Substances.

“Environmental Permit” means any Permit required pursuant to any Environmental Law.

“Equity Award Exchange Ratio” means the quotient of (a) the Per Share Merger Consideration, divided by (b) the average, rounded to the nearest one ten thousandth, of the closing-sale price of a Parent Share on the New York Stock Exchange as reported by The Wall Street Journal for the 10 consecutive trading days ending on (and including) the trading day immediately preceding the Effective Time.

“Equity Right” means, with respect to any Person, any Security or obligation convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, or any option, call, restricted stock, deferred stock award, stock unit, “phantom” award, dividend equivalent or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, Securities or earnings or business performance of such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means, with respect to any entity, any trade or business, whether or not incorporated, that, together with the Company or any Company Subsidiary, would be deemed a “single employer” within the meaning of Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934.

“FDA” means the U.S. Food and Drug Administration or any successor agency thereto.

“FDCA” means the Federal Food, Drug, and Cosmetic Act, including any regulations and guidance promulgated or published thereunder.

“Financial Statements” means the consolidated financial statements, whether audited or unaudited, of the Company and the Company Subsidiaries included or incorporated by reference in any SEC Documents, including, in the case of fiscal year-end statements, the reports thereon by PricewaterhouseCoopers LLP, the independent auditors of the Company for the periods included therein, and, in each case, a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of comprehensive income (or loss), a consolidated statement of changes in stockholders’ equity, a consolidated statement of cash flows and any accompanying notes.

“Financing Entities” means the Financing Parties and their respective Affiliates and their and their respective Affiliates’ officers, directors, employees, agents and representatives and their respective successors and assigns.

“Financing Parties” means the entities that have committed to or commit to provide or have otherwise entered into or enter into agreements in connection with the Financing, or to purchase securities from or place securities or arrange or provide loans for Parent in connection with the Financing.

“Foreign Investment Law” means any Law in any jurisdiction regulating investments on the basis of national security, national interest, public interest or public order grounds.

“Good Clinical Practices” means the FDA’s standards for the design, conduct, performance, monitoring, auditing, recording, analysis and reporting of clinical studies contained in 21 C.F.R. Parts 11, 50, 54, 56, and 812 or any comparable Laws of other Healthcare Regulatory Authorities.

“Good Laboratory Practices” means the FDA’s standards for conducting non-clinical laboratory studies contained in 21 C.F.R. Part 58 or any comparable Laws of other Healthcare Regulatory Authorities.

“Government Official” means (a) officers, employees or representatives of any Governmental Authority, (b) any individual who, although temporarily or without payment, holds a public position, employment, or function, (c) any private person acting in an official capacity for or on behalf of any Governmental Authority (such as a consultant retained by a Governmental Authority), (d) candidates for political office at any level, (e) political parties and their officials, and (f) officers, employees or representatives of public international organizations (such as the United Nations, World Bank and International Monetary Fund).

“Governmental Authority” means any (a) court of competent jurisdiction, (b) federal, state, local, United States, non-U.S. or supranational government (or political subdivision thereof), (c) judicial or administrative department, agency or instrumentality of a United States, non-U.S. or supranational government, including any state-owned or state controlled instrumentality or (d) governmental agency, branch, commission or department (including any self-regulating body) exercising, or entitled to exercise, any legally binding administrative, executive, judicial, legislative, police or regulatory authority or power (including, in any respect, Taxes).

“Governmental Healthcare Programs” means all “federal healthcare programs” as defined by 42 U.S.C. § 1320a–7b(f), including Medicare, Medicaid, TRICARE, Maternal and Child Health Service Block Grant, Children’s Health Insurance Program, Social Services Block Grant, and any other, similar or successor federal, state or local healthcare payment programs with or, sponsored in whole or in part by, any Healthcare Regulatory Authority.

“Hazardous Substance” means any substance, material, product, or waste that is listed, defined, designated or classified as hazardous, biohazardous, radioactive, toxic, a contaminant, or a pollutant, or words of similar import, under any Environmental Law, including any admixture or solution thereof, and including petroleum and all derivatives thereof, friable asbestos or asbestos-containing materials, per- and polyfluoroalkyl substances and polychlorinated biphenyls.

“Healthcare Laws” means all Laws to the extent applicable to the operation of the Company’s and any Company Subsidiaries’ businesses and related to (a) the research, investigation, design, development, validation, production, marketing, offering, distribution, storage, shipping, transport, advertising, labeling, promotion, sale, use handling and control, safety, efficacy or manufacturing of any Company Products, or applicable to services

(including laboratory testing services) provided or rendered by the Company or any Company Subsidiary or (b) the payment for healthcare or healthcare-related products, services or professionals, including all Laws, as amended from time to time, relating to (i) Governmental Healthcare Programs or Payors, (ii) the coding, coverage, reimbursement billing, administration or submission of claims, benefits or refunds to patients or Payors, (iii) insurance and managed care or (iv) fraud and abuse, bribes, rebates, kickbacks, referrals, corporate practice of medicine, false claims, fee splitting or patient brokering, and further including the following Laws and all rules and regulations promulgated pursuant thereto: (A) the FDCA (21 U.S.C. § 301 et seq.), (B) statutes governing all Governmental Healthcare Programs, including the federal Medicare and Medicaid statutes (Title XVIII and Title XIX of the Social Security Act), and related state or local statutes, (C) the Patient Protection and Affordable Care Act, (D) the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), (E) the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), (F) Stark Law (42 U.S.C. § 1395nn), (G) False Claims Act (31 U.S.C. § 3729 et seq.), (H) the Program Fraud Civil Penalties Act (31 U.S.C. §3801 et seq.), (I) the Federal Healthcare Fraud law (18 U.S.C. § 1347), and all applicable Laws analogous to the foregoing in states and all other jurisdictions in which the Company operates, (J) medical records and patient privacy and security Laws, including HIPAA, and any comparable federal, state or local Laws, (K) the rules and regulations promulgated and enforced by any Healthcare Regulatory Authority, including, as applicable, current Good Laboratory Practices, Good Clinical Practices, and Quality Systems Requirements, (L) federal, state or local device licensing, disclosure, distribution and reporting requirements, (M) the Clinical Laboratory Improvement Amendments (CLIA) of 1988 (42 U.S.C. 263a, et seq.) and any comparable state Laws governing the licensing and permitting of clinical laboratories, (N) the Eliminating Kickbacks in Recovery Act (18 U.S.C. § 220), (O) the Federal Conspiracy to Defraud Statute (18 U.S.C. § 286), (P) the Federal False Statements Statute (18 U.S.C. § 1001), (Q) the Federal Trade Commission Act, (R) the Federal Lanham Act and (S) any comparable state or foreign Laws for any of the foregoing.

“Healthcare Permit” means any Permit required pursuant to any Healthcare Laws, including, if applicable, 510(k) or pre-market notification clearances, de novo classifications, pre-market approvals, investigational device exemptions, product recertifications, clinical laboratory certificates, accreditations, permits, or licenses, New York State LDT approvals, manufacturing approvals and authorizations, registration notifications or their foreign equivalent.

“Healthcare Regulatory Authority” means any Governmental Authority with jurisdiction over, or the authority to grant approvals, licenses, registrations, certifications or authorizations necessary for, (a) the research, development, marketing, labeling, sale, distribution, use, handling and control, safety, efficacy, reliability, manufacturing, approval or licensing of any Company Product, (b) federal healthcare programs under which such products are purchased, (c) the protection of personal health information, or (d) the offering, performance or provision of healthcare services (including diagnostic testing services), including the FDA, the Centers for Medicare & Medicaid Services (“CMS”), the U.S. Department of Justice (“DOJ”), the U.S. Federal Trade Commission (“FTC”), the U.S. Department of Health and Human Services (“HHS”), the HHS Office of Inspector General, the Office of Civil Rights, state health authorities, and their equivalent foreign entities.

“HIPAA” means, collectively, the Health Insurance Portability and Accountability Act of 1996, Public Law 104-191, as amended by the Health Information Technology for Economic and Clinical Health Act, enacted as Title XIII of the American Recovery and Reinvestment Act of 2009, Public Law 111-5, and their implementing regulations, including the Standards for Privacy of Individually Identifiable Health Information at 45 C.F.R. Parts 160 and 164, Subparts A and E, the Security Standards for the Protection of Electronic Protected Health Information at 45 C.F.R. Parts 160 and 164, Subparts A and C, and the Notification of Breach of Unsecured Protected Health Information requirements at 45 C.F.R. Part 164, Subpart D.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Individual Service Provider” means any current or former director, officer, employee or individual consultant or other service provider of the Company or any Company Subsidiary.

“Insured Person” means any person covered by the Company’s D&O Insurance as of immediately prior to the Closing.

“Intellectual Property” means all of the following anywhere in the world, and all legal rights, title or interest in, under or in respect of the following arising under Law, whether or not filed, perfected, registered or recorded and whether now or later existing, filed, issued or acquired, and including all renewals therefor: (a) Patents, (b) Copyrights, (c) Trademarks, (d) Software, (e) mask works, mask work registrations and mask work applications and all other corresponding rights, (f) inventions (whether patentable or unpatentable and whether or not reduced to practice), know how, technology, database rights and other rights in data (including technical data), (g) Trade Secrets, (h) all other proprietary rights (including moral rights, rights related to social media accounts or handles and rights of personality or identity) and (i) rights to sue for past, present and future infringement of the foregoing rights.

“Intellectual Property License Agreement” means a Contract granting or obtaining any right to use or practice any rights under any Intellectual Property to which the Company or any of the Company Subsidiaries is a party or otherwise bound (whether as grantor or grantee), other than (a) non-exclusive licenses granted or received in the ordinary course of business under material transfer agreements, clinical trial agreements and nondisclosure agreements, (b) invention assignment agreements granted by employees or contractors of the Company or the Company Subsidiaries in favor of the Company or any Company Subsidiary, (c) non-exclusive licenses granted or received in the ordinary course of business to or from service providers for their provision of services to the Company and the Company Subsidiaries wherein such licenses are incidental and not material to the performance under such Contract, or (d) non-exclusive licenses granted for the Company’s or the Company Subsidiaries’ use of commercially available Software-as-a-Service offerings, non-customized Software and information technology on standardized terms.

“Intervening Event” means a material Change that is unknown by the Board of Directors of the Company as of the date of this Agreement (or if known, the consequences of which were not known to the Board of Directors of the Company as of the date of this Agreement); provided that none of the following will be deemed, either alone or in combination, to constitute or be deemed to contribute to, and none of the following will be taken into account in determining whether there has been, an Intervening Event: the receipt by the Company of an Acquisition Proposal or a Superior Proposal or any inquiry, offer, request or proposal that could be reasonably expected to lead to an Acquisition Proposal or a Superior Proposal or the existence or terms of an Acquisition Proposal or a Superior Proposal.

“IRS” means the United States Internal Revenue Service.

“IT Systems” means the hardware, Software, data communications lines, network and telecommunications equipment, internet-related information technology architecture, wide area network and other information technology equipment owned, leased, licensed or otherwise procured by the Company or any of the Company Subsidiaries.

“knowledge” means, with respect to the Company, the actual knowledge, after reasonable inquiry, of any of the individuals set forth in Section 1.1 of the Company Disclosure Letter.

“Law” means any federal, state, local, non-U.S., international or multinational law, rule, regulation, statute, Order, ordinance, constitution, treaty, binding directive or code issued, granted or promulgated by any Governmental Authority, including any binding case law.

“LDT” means a clinical laboratory test developed and performed by a clinical laboratory certified under the Clinical Laboratory Improvement Amendments (CLIA) of 1988 (42 U.S.C. 263a, et seq.) and that has not been cleared, approved, or otherwise authorized by FDA.

“Lease” means any lease, sublease, license, occupancy agreement or similar Contract pursuant to which the Company or any Company Subsidiary leases, subleases, licenses or occupies (in each case as tenant, subtenant or by other occupancy arrangement) any real property.

“Leased Real Property” means real property interests leased or occupied by the Company or any of the Company Subsidiaries pursuant to any Lease.

“Lien” means any mortgage, claim, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), servitude, easement, right of way, community or other property interest, option, preference, priority, right of first offer or refusal or other charge or security interest of any kind or nature whatsoever (including any conditional sale or other title retention Contract).

“Material Adverse Effect” means a Change that, individually or in the aggregate with any other Changes, has, or would reasonably be expected to have, a materially adverse effect on the business, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole; provided that none of the following will be deemed, either alone or in combination, to constitute a Material Adverse Effect or be taken into account when determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur: (a) any Change resulting from the execution, performance (except with respect to the Company’s obligations (subject to the limitations therein) under clause (A) of Section 6.1) or announcement of this Agreement or the consummation of the transactions contemplated hereby, including the impact of any of the foregoing on relationships with customers, suppliers, licensors, employees or regulators, provided that this clause (a) shall not apply to any representation or warranty (and associated condition to Closing) to the extent such representation or warranty is intended to address the consequences of the execution, performance or consummation of this Agreement or the transactions contemplated hereby, (b) any increase or decrease in the trading price or trading volume of the Common Stock or credit rating of the Company, provided that the underlying causes of any such change in price, volume or rating may, to the extent not otherwise excluded from the definition of “Material Adverse Effect,” be considered in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur, (c) any Change in general economic, geopolitical or political conditions (including in interest or exchange rates, tariffs or trade wars or stock, bond or debt prices) in the United States or any other jurisdiction, (d) any Change generally affecting the financial, credit, securities, currency or other capital markets in the United States or any other jurisdiction, (e) any Change generally affecting the industry or markets in which the Company and the Company Subsidiaries operate, (f) any hurricane, tornado, flood, earthquake, tsunami, volcanic eruption, epidemic or pandemic, other outbreak of illness or disease or public health event or other natural disaster or act of God, or any escalation or worsening thereof, (g) any acts of war, special military operation, sabotage, cyberattack (not specifically targeted at the Company or any Company Subsidiary), cyberterrorism or terrorism, or any escalation or worsening thereof, (h) any Change in applicable Law or GAAP (or any proposal therefor or change in authoritative interpretation thereof), (i) any failure by the Company or the Company Subsidiaries to meet any internal or published projections, estimates or expectations of the Company’s or the Company Subsidiaries’ revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company or the Company Subsidiaries to meet internal budgets, plans or forecasts of revenues, earnings or other financial performance or results of operations, in and of itself, provided that the underlying causes of any such failure may, to the extent not otherwise excluded from the definition of “Material Adverse Effect,” be considered in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur, (j) any action taken as expressly required by this Agreement (except with respect to the Company’s obligations (subject to the limitations therein) under clause (A) of Section 6.1) or with the express written consent or at the express written direction of Parent or Merger Sub, (k) any Change arising from or relating to the identity of Parent or Merger Sub as the acquirer of the Company or (l) any stockholder Proceeding arising from allegations of a breach of fiduciary duty or violation of applicable securities Law relating to this Agreement or the transactions contemplated hereby, except in the case of the foregoing clauses (c) through (h), to the extent such Change is disproportionately adverse to the business, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole, as compared to other Persons of similar size operating in the industries or markets in which the Company and the Company Subsidiaries operate.

“Medicaid” means the medical assistance program established by Title XIX of the Social Security Act of 1965, 42 U.S.C. § 1396 et seq., and all Laws, Orders, manuals, guidelines and requirements pertaining to such program, including all applicable state statutes and plans for medical assistance enacted in connection with such program, and all administrative and reimbursement guidelines and requirements of all Healthcare Regulatory Authorities promulgated in connection with such program (whether or not having the force of law).

“Medicare” means the health insurance program for the elderly and disabled established by Title XVIII of the Social Security Act of 1965, 42 U.S.C. § 1395 et seq., and all Laws, manuals, state plans, orders and guidelines pertaining to such program, including all applicable provisions of all Laws, manuals, orders and administrative and reimbursement guidelines and requirements of all Healthcare Regulatory Authorities promulgated in connection with such program (whether or not having the force of law).

“Nasdaq” means The Nasdaq Stock Market LLC.

“Non-Employee Company Equity Award Holder” means any holder of a Company Equity Award who is not an Employee Company Equity Award Holder.

“OFAC” means the U.S. Treasury Department’s Office of Foreign Assets Control.

“Order” means any order, decision, writ, injunction, judgment, decree, ruling, award or settlement, whether civil or criminal, in any Proceeding by or with any Governmental Authority.

“Owned Intellectual Property” means any Intellectual Property that is owned or purported to be owned by the Company or any of the Company Subsidiaries.

“Owned Real Property” means real property, together with all improvements and fixtures located thereon or attached or appurtenant thereto, owned by the Company or any of the Company Subsidiaries, including all easements, rights and appurtenances relating to the foregoing.

“Parent Material Adverse Effect” means a Change that, individually or in the aggregate with any other Changes, prevents, materially impairs or materially delays, or would reasonably be expected to prevent or materially impair or materially delay, the ability of Parent or Merger Sub to perform its obligations under this Agreement or consummate the Merger, in each case, before the End Date.

“Parent RSU Award” means each restricted stock unit representing the right to vest in and be issued Parent Shares or the cash equivalent thereof.

“Parent Shares” means the common shares, without par value, of Parent.

“Patents” means all classes or types of patents, including utility patents, utility models, design patents, reexaminations, reissues, extensions and renewals, and all applications (including provisional and nonprovisional applications), continuations, divisionals, continuations-in-part, and all rights to claim priority thereto, anywhere in the world.

“Payor” means any governmental, commercial or private payor or program, including any private insurance payor or program, health care service plan, health insurance company, health maintenance organization, self-insured employer, Governmental Healthcare Program or other third-party payor, federal, state or local healthcare reimbursement or governmental programs in which the Company or any of the Company Subsidiaries is enrolled or participates.

“Permit” means any permit, license, qualification, registration, franchise, filing, license, certificate, consent, Order, approval, clearance or authorization issued or granted by or filed or made with or enforceable by any Governmental Authority.

“Permitted Lien” means any (a) Lien for Taxes not yet delinquent or which are being contested in good faith by appropriate pending proceedings and, in each case, for which adequate reserves have been established in the Financial Statements in accordance with GAAP, as applicable, (b) carrier’s, warehousemen’s, mechanic’s, materialmen’s, repairmen’s or other similar Lien incurred in the ordinary course of business, (c) pledge or deposit required under applicable Law in connection with workers’ compensation, unemployment insurance and other social security legislation or to secure public or statutory obligations, (d) Lien comprising a deposit required by the insurance regulatory authority of any applicable jurisdiction, (e) Lien arising under original purchase price Contracts, conditional sales Contracts, or equipment leases with third parties entered into in the ordinary course of business but not arising from any breach or failure to comply with the terms of any such Contracts or leases, (f) Lien imposed on the underlying fee interest (or any other superior interest) of any real property leased or subleased by the Company or any Company Subsidiary, or over which the Company or any Company Subsidiary has easement or other similar property rights, that does not in any case materially impair the existing use of the real property subject thereto, (g) zoning, entitlement or other land use or environmental regulation, restriction or Lien that is imposed by any Governmental Authority having jurisdiction thereon and that does not in any case materially impair the existing use of the real property subject thereto, (h) easement, right-of-way or similar agreement, encroachment, covenant, reservation, restriction, defect or imperfection of title, or any other Lien that does not materially impair the existing use of the relevant real property, (i) with respect to real property, set of facts an accurate up-to-date survey or inspection would show and that does not in any case materially impair the existing use of the real property subject thereto, (j) right, term or condition of any lease, sublease or other agreement under which the Company or any Company Subsidiary is a lessor or sublessor (or in a similar capacity) and that does not in any case materially impair the existing use of the real property subject thereto, (k) Lien securing the performance of bids, tenders, Contracts (other than for the payment of indebtedness), leases, surety or appeal bonds, performance bonds or other obligations of a similar nature and incurred in the ordinary course of business, (l) Lien securing the obligations under the Company Credit Agreement, which shall be fully released at or prior to the Closing and (m) license of or similar grant of rights to use Intellectual Property granted or received in the ordinary course of business.

“Person” means an individual, corporation, limited liability company, general or limited partnership, association, trust, unincorporated organization, Governmental Authority, other entity or group (as defined in the Exchange Act).

“Personal Data” means information that identifies or can reasonably be used to distinguish or trace an individual’s or household’s identity, or otherwise relates to or describes an individual or household, either alone or when combined with other personal or identifying information, and that is linked or linkable to a specific individual, browser, device or household, and any other “personal information,” “personal data,” “personally identifiable information” or similar term as defined under applicable Laws, including an individual’s first and last name, address, telephone number, fax number, email address, social security number or other identifier issued by a Healthcare Regulatory Authority (including any state identification number, driver’s license number, or passport number), geolocation information of an individual or device, biometric data, medical or health information, Protected Health Information, credit card or other financial information (including bank account information), cookie identifiers, or any other browser- or device-specific number or identifier, or any web or mobile browsing or usage information that is linked to the foregoing.

“Preferred Stock” means the preferred stock, par value $0.01 per share, of the Company.

“Proceeding” means any action, demand, suit, claim, litigation, arbitration, investigation, audit, examination, charge, complaint, challenge, inquiry, review, controversy or other proceeding, whether civil or criminal, at Law or in equity, by or before any (a) Governmental Authority, including any Taxing Authority or Healthcare Regulatory Authority, or (b) arbitrator or dispute resolution panel.

“Protected Health Information” means protected health information as that term is defined at 45 C.F.R. § 160.103 for purposes of HIPAA.

“Proxy Statement Clearance Date” means the earlier of (a) the first Business Day following the date on which the SEC (or staff of the SEC) has orally or in writing, confirmed that it has no further comments on the Proxy Statement and (b) the first Business Day that is at least 10 days after the filing of the preliminary Proxy Statement if the SEC (or staff of the SEC) (i) has not informed the Company that it will review the Proxy Statement prior to such time or (ii) has, orally or in writing prior to such time, confirmed that it does not intend to review the Proxy Statement.

“Quality Systems Requirements” means the FDA’s standards for the methods used in, and the facilities and controls used for, the design, manufacture, packaging, labeling, storage, installation, and servicing of all finished devices intended for human use, as contained in 21 C.F.R. Part 820 or any comparable Laws of, or standards observed by, other Healthcare Regulatory Authorities.

“Release” means any release, deposit, disposing, discharging, injecting, spilling, leaking, leaching, pumping, pouring, dumping, emitting, escaping, emptying, seeping, dispersal or migration of Hazardous Substances in, on, at or under any site or location or into the environment.

“Representative” means, with respect to any Person, any director, officer, employee, accountant, auditor, legal counsel, financial advisor, consultant, financing source or other advisor, agent or representative of such Person or any of its Affiliates or other Person acting on behalf of such Person or any of its Affiliates.

“Restricted Party” means any Person who is (a) designated on any Sanctions list under applicable Sanctions, including the OFAC List of Specially Designated Nationals and Blocked Persons, the Consolidated List of Persons, Groups and Entities subject to EU Financial Sanctions, the U.K. Sanctions List, or any other similar restricted party list maintained by relevant Governmental Authorities administering applicable Sanctions, (b) located, organized or ordinarily resident in a Sanctioned Jurisdiction or (c) 50 percent or more owned or, to the extent relevant under applicable Sanctions, controlled by any Person described in the preceding clauses (a) through (b).

“Sanctioned Jurisdiction” means Cuba, Iran, North Korea, and the Crimea, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic regions of Ukraine.

“Sanctions” means economic, financial or trade sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government through OFAC or the U.S. Department of State, (b) the United Nations Security Council, (c) the European Union or any European Union member state, (d) the United Kingdom or (e) Switzerland.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities” means, with respect to any Person, any class or series of common stock, preferred stock, membership interest, equity interest, Equity Rights and any other equity securities or capital stock of such Person (including interests or rights of any kind convertible into or exchangeable or exercisable for any such class or series of common stock, preferred stock, membership interest, equity interest or any other equity securities or capital stock of such Person), however described and whether voting or non-voting.

“Securities Act” means the Securities Act of 1933.

“Software” means all computer software (including source and object code), firmware, embedded software, development tools, laboratory information systems, proprietary languages, algorithms, files, records, technical drawings and related documentation, data or data repositories, and manuals.

“Stock Plans” means, collectively, (a) the Exact Sciences Corporation 2025 Omnibus Long-Term Incentive Plan, (b) the Exact Sciences Corporation 2019 Omnibus Long-Term Incentive Plan, (c) the Exact Sciences Corporation 2010 Omnibus Long-Term Incentive Plan and (d) the Genomic Health, Inc. Amended and Restated 2005 Stock Incentive Plan, in each case, as amended, restated, or amended and restated through the date of this Agreement. The term “Stock Plans” does not include the Company ESPP.

“Subsidiary” of a Person means any other Person, whether incorporated or unincorporated, with respect to which the first Person, directly or indirectly, (a) has Beneficial Ownership of at least 50 percent of the Securities of such other Person, (b) has Beneficial Ownership of Securities of such other Person having by their terms more than 50 percent of any voting power with respect to such other Person or (c) has the right to elect more than 50 percent of the members of the Board of Directors or others performing similar functions with respect to such other Person.

“Superior Proposal” means any bona fide written Acquisition Proposal made by any Person (other than Parent or Merger Sub) that (a) if consummated, would result in such Person acquiring (i) more than 50 percent of the outstanding Common Stock of the Company or (ii) assets of the Company and the Company Subsidiaries, taken as a whole, that generate more than 50 percent of the consolidated revenues of the Company and the Company Subsidiaries, taken as a whole, and (b) the Board of Directors of the Company determines in good faith, after consultation with the Company’s outside legal counsel and financial advisor, (i) is more favorable from a financial point of view to the stockholders of the Company than the transactions contemplated by this Agreement, taking into account any proposals made by Parent to amend the terms of this Agreement and (ii) has a reasonable likelihood of being completed, taking into account, in the case of both of the preceding clause (i) and this clause (ii), at the time of such determination, all legal, financial and regulatory aspects of such Acquisition Proposal, including certainty of consummation of such Acquisition Proposal, the time likely to be required to consummate such Acquisition Proposal, the financing terms of such Acquisition Proposal, the identity of the Person making such Acquisition Proposal and the nature of the consideration offered in such Acquisition Proposal.

“Tax” means any (a) federal, state, local, non-U.S. or other tax, charge, fee, duty (including customs duty), levy or assessment, including any income, gross receipts, net proceeds, alternative or add-on minimum, corporation, ad valorem, turnover, real property, personal property (tangible or intangible), sales, use, franchise, excise, value added, goods and services, consumption, stamp, leasing, lease, user, transfer, fuel, excess profits, profits, occupational, premium, interest equalization, windfall profits, severance, license, registration, payroll, environmental, capital stock, capital duty, disability, estimated, gains, wealth, welfare, employee’s income withholding, other withholding, unemployment or social security or other tax of whatever kind (including any fee, assessment or other charge based on escheat, abandoned or unclaimed property Laws) that is imposed by any Governmental Authority, (b) interest, fines, penalties or additions resulting from, attributable to, or incurred in connection with any items described in the foregoing clause (a), (c) liability for payment of any items described in the foregoing clauses (a) or (b) that are attributable to another Person as a result of any tax sharing, tax indemnity or tax allocation Contract or any other express or implied Contract to indemnify any other Person, whether or not disputed, and (d) liability for payment of amounts listed in the foregoing clauses (a) or (b) as a result of transferee or successor liability, of being a member of an affiliated, consolidated, combined, or unitary group for any period, or otherwise through operation of Law.

“Tax Return” means any report, return, filing, declaration, claim for refund, or information return or statement in connection with the determination, assessment, collection or imposition of any Taxes or otherwise related to Taxes, including any schedule or attachment, and including any amendment thereof.

“Taxing Authority” means any Governmental Authority having authority with respect to Taxes.

“Trade Laws” means (a) U.S. export and import control Laws, (b) U.S. anti-boycott Laws and (c) Sanctions.

“Trade Secrets” means trade secrets, confidential business information, manufacturing and production processes and techniques (including with respect to coating and drug application), algorithms, ratios, safety, pre-clinical and clinical data, product specifications, research and development information, financial, marketing and business data, pricing and cost information, business and marketing plans, customer, distributor, reseller and supplier lists and information, correspondence, records, and other documentation, and other proprietary information of every kind, in each case, to the extent it is not in the public domain.

“Trademarks” means all trade dress and trade names, logos, internet addresses and domain names, trademarks and service marks and related registrations and applications, including any intent to use applications, supplemental registrations and any renewals or extensions, all other indicia of commercial source or origin and all goodwill associated with any of the foregoing.

“Treasury Regulations” means the United States Treasury Regulations.

“U.S. Person” has the meaning given to the term “United States person” in Section 7701(a)(30) of the Code.

“Virus” means any virus, Trojan horse, time bomb, key-lock, worm, malicious code or other Software, program or file designed to or able to, without the knowledge and authorization of the Company or any of the Company Subsidiaries, disrupt, disable, harm or interfere with the operation of any Software, computer data, network, memory or hardware.

Section 1.2 Additional Defined Terms. For purposes of this Agreement, the following terms have the meanings specified in the indicated Section of this Agreement.

Defined Term	Section

2025 Annual Bonus	Section 7.2(b)
Agreement	Preamble
Assumed Company RSU Award	Section 2.7(d)
Bankruptcy and Equity Exceptions	Section 4.4(a)
Book-Entry Shares	Section 2.6(f)
Burdensome Condition	Section 7.1(e)
Business Permits	Section 4.12(b)
Capex Budget	Section 6.1(j)
Capitalization Date	Section 4.3(b)
Capitalization Representations	Section 8.2(a)
Cash-Out Company RSU Award	Section 2.7(d)
Centerview	Section 4.27
Certificate	Section 2.6(f)
Certificate of Merger	Section 2.3
Change in Recommendation	Section 6.3(b)
Clean Team Agreement	Section 6.4(d)
Closing	Section 2.2
Closing Date	Section 2.2
Company	Preamble
Company Contracts	Section 4.20(b)
Company Disclosure Letter	Article IV
Company Subsidiaries	Section 4.2(a)
Company Subsidiary	Section 4.2(a)
Company Termination Fee	Section 9.3(a)
Confidentiality Agreement	Section 6.4(d)
Converted Share	Section 2.6(b)
D&O Insurance	Section 7.4(b)

Defined Term	Section
Data Incidents	Section 4.18(k)
Data Room	Section 1.3
Dissenting Shares	Section 2.6(d)
Effective Time	Section 2.3
End Date	Section 9.1(b)(i)
Excluded Share	Section 2.6(b)
Financing	Section 7.8(b)
Fundamental Representations	Section 8.2(a)
GAAP	Section 4.7(b)
Indemnified Persons	Section 7.4(a)
Indemnity Exceptions	Section 7.8(c)
Interim Period	Section 6.1
Maximum Amount	Section 7.4(b)
Merger	Recitals
Merger Consideration	Section 2.6(a)
Merger Sub	Preamble
Merger Sub Stockholder Approval	Section 5.3(a)
Open Source Materials	Section 4.18(h)
Parent	Preamble
Parent Benefit Plans	Section 7.2(c)
Parties	Preamble
Party	Preamble
Paying Agent	Section 3.1(a)
Payment Fund	Section 3.1(a)
Payoff Letter	Section 7.9(a)
Per Share Merger Consideration	Section 2.6(a)
Privacy and Information Security Requirements	Section 4.18(i)
Proxy Statement	Section 4.26
Qualifying SEC Documents	Article IV
Recommendation	Section 4.4(b)
Registered Owned Intellectual Property	Section 4.18(a)
Remedy Action	Section 7.1(e)
Repurchase Transaction	Section 7.9(c)
Restraints	Section 8.1(c)
SEC Documents	Section 4.7(a)
Specified Date	Section 9.1(b)(i)
Stockholder Approval	Section 4.4(c)
Stockholders Meeting	Section 6.3(a)
Surviving Corporation	Section 2.1
Surviving Corporation Bylaws	Section 2.4
Surviving Corporation Certificate of Incorporation	Section 2.4
XMS	Section 4.28

Section 1.3 Interpretation. Parent and the Company acknowledge and agree that each Party and its counsel have reviewed and revised this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting Party or the Party in favor of which a clause has been drafted or in favor of the Party who has committed itself in a clause, is not to be employed in the interpretation of this Agreement. Whenever used herein, the words “include,” “includes” and “including” mean “include, without limitation,” “includes, without limitation” and “including, without limitation,” respectively. The word “will” shall be construed to have the same meaning and effect as the word “shall.” The phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The masculine, feminine or neuter gender and the singular or plural number are each deemed to include the other whenever the context so indicates. The use of “or” is not exclusive, and the word “any” means “any and all.” The word “days” means calendar days unless otherwise specified. Time periods within or following which any action is required to be taken pursuant to this Agreement will, unless expressly indicated otherwise, be calculated by excluding the day on which the period commences and including the day on which the period ends, and by extending such period to the next succeeding Business Day if the last day of the period is not a Business Day. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole (including any Exhibits and the Company Disclosure Letter) and not to any particular provision of this Agreement, and all Article, Section, and Exhibit references are to those of this Agreement unless otherwise specified. Unless otherwise specified herein, (a) references to any statute, listing rule, rule, regulation or other Law include a reference to the corresponding rules and regulations and each of the foregoing as amended, modified, supplemented, consolidated or replaced from time to time and (b) references to any Contract or other document as of a given date means the Contract or other document as amended, supplemented and modified from time to time through such date. The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever this Agreement provides that documents or information have been “made available” to Parent, Merger Sub or their Representatives, such documents or information will be deemed to include any documents or information (a) posted by 2:00 p.m., Delaware time, on November 19, 2025, in the electronic data room entitled “Project Eagle” maintained at Datasite and to which Parent, Merger Sub and their Representatives have been granted access by or on behalf of the Company (the “Data Room”), (b) delivered in person or electronically to Parent, Merger Sub or any of their respective Representatives by 2:00 p.m., Delaware time, on November 19, 2025 or (c) filed (including by incorporation by reference) at least one Business Day prior to the date of execution of this Agreement as exhibits to the SEC Documents. Whenever this Agreement requires Merger Sub to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause Merger Sub to take such action.

ARTICLE II

THE MERGER AND CERTAIN RELATED MATTERS

Section 2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, at the Effective Time, Merger Sub will be merged with and into the Company and the separate existence of Merger Sub will cease. From and after the Effective Time, the Company will continue as the surviving corporation in the Merger (as such, the “Surviving Corporation”). At the Effective Time, the effects of the Merger will be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL.

Section 2.2 Closing. The closing of the Merger (the “Closing”) will take place remotely via electronic exchange of required Closing documentation, in lieu of an in-person Closing, at 10:00 a.m., Delaware time, on the third Business Day after the satisfaction or waiver (to the extent permitted hereunder or by applicable Law) of all of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder or by applicable Law) of those conditions) or at such other place, time and date as Parent and the Company may agree in writing. The date on which the Closing actually occurs is referred to herein as the “Closing Date.”

Section 2.3 Effective Time. Subject to the provisions of this Agreement, at the Closing, the Company will cause to be filed a certificate of merger as contemplated by the DGCL (the “Certificate of Merger”) with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with, the DGCL. The Merger will become effective at such time as the Certificate of Merger is filed with the Secretary of State of the State of Delaware on the Closing Date, or at such later time as Parent and the Company may agree and specify in the Certificate of Merger. As used in this Agreement, the “Effective Time” means the time at which the Merger becomes effective.

Section 2.4 Surviving Corporation Constituent Documents. At the Effective Time, (a) the certificate of incorporation of the Surviving Corporation will be amended and restated to read in its entirety as set forth in Exhibit A (the “Surviving Corporation Certificate of Incorporation”), and as so amended and restated, will be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with its terms and the DGCL (subject to Section 7.4) and (b) the bylaws of the Surviving Corporation will be amended and restated to read in their entirety as set forth in Exhibit B (the “Surviving Corporation Bylaws”), and as so amended and restated, will be the bylaws of the Surviving Corporation until thereafter amended in accordance with their terms, the terms of the Surviving Corporation Certificate of Incorporation and the DGCL (subject to Section 7.4).

Section 2.5 Surviving Corporation Directors and Officers.

(a) The Parties will take all requisite action so that the directors of Merger Sub in office immediately prior to the Effective Time will be the initial directors of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation Certificate of Incorporation and the Surviving Corporation Bylaws or otherwise as provided by applicable Law.

(b) The Parties will take all requisite action so that the officers of Merger Sub in office immediately prior to the Effective Time will be the initial officers of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation Certificate of Incorporation and Surviving Corporation Bylaws or otherwise as provided by applicable Law.

Section 2.6 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following Securities:

(a) Each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than Excluded Shares, Converted Shares and Dissenting Shares, but including any shares subject to a Company Restricted Stock Award) will be converted into and will thereafter represent the right to receive $105.00 in cash, without interest (as may be adjusted pursuant to Section 2.6(e), the “Per Share Merger Consideration,” and in the aggregate for all such shares of Common Stock, the “Merger Consideration”).

(b) Each share of Common Stock owned by the Company, Parent or Merger Sub immediately prior to the Effective Time (each such share, an “Excluded Share”) will be cancelled and will cease to exist and no consideration will be paid or delivered in exchange therefor. Each share of Common Stock owned by any direct or indirect wholly owned Subsidiary of Parent (other than Merger Sub) or of the Company immediately prior to the Effective Time (each such share, a “Converted Share”) shall be converted into a number of shares of stock of the Surviving Corporation such that each such Subsidiary shall own the same percentage of the outstanding capital stock of the Surviving Corporation immediately following the Effective Time as such Subsidiary owned in the Company immediately prior to the Effective Time, and no other consideration will be paid or delivered in exchange therefor.

(c) Each share of common stock, $0.01 par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into one fully paid and nonassessable share of common stock of the Surviving Corporation.

(d) Notwithstanding any provision of this Agreement to the contrary, if and to the extent required by the DGCL, shares of Common Stock that are issued and outstanding immediately prior to the Effective Time and are held by holders who are entitled to appraisal rights under Section 262 of the DGCL and who have properly demanded appraisal in accordance with Section 262 of the DGCL (and who have not failed to perfect or otherwise effectively withdrawn or lost the right to appraisal) (such shares of Common Stock, “Dissenting

Shares”) will not be converted into or represent the right to receive the Per Share Merger Consideration, and holders of such Dissenting Shares will be entitled only to receive such consideration as may be determined pursuant to Section 262 of the DGCL. If any such holder fails to perfect or effectively withdraws or loses such right or if a court of competent jurisdiction determines that such holder is not entitled to the relief provided by Section 262 of the DGCL, each such Dissenting Share will thereupon be treated as if it had been converted into, at the Effective Time, the right to receive the Per Share Merger Consideration in accordance with this Agreement (less any payments made by Parent or the Surviving Corporation with respect to such Dissenting Share before entry of judgment in accordance with Section 262 of the DGCL), without interest thereon, and will not thereafter be deemed to be a Dissenting Share. The Company will give Parent (i) prompt written notice of any demands received by the Company for appraisal of Dissenting Shares, withdrawals of such demands and any other demands, notices or instruments served pursuant to the DGCL that are received by the Company relating to such demands and (ii) the opportunity and right to direct all negotiations and proceedings with respect to such demands, notices or instruments. The Company will not, except with the prior written consent of Parent (which consent will not be unreasonably withheld, conditioned or delayed), make any payment with respect to any appraisal demand, notice or instrument or offer to settle or settle any such demand, notice or instrument or waive any failure to timely deliver a written demand for appraisal or timely take any other action to perfect appraisal rights in accordance with the DGCL. Any portion of the Merger Consideration held in the Payment Fund in respect of payment made available to the Paying Agent pursuant to Section 3.1(a) to pay for Dissenting Shares shall be returned to Parent on demand.

(e) If after the date of this Agreement and prior to the Effective Time, the Company pays a dividend in, splits, combines into a smaller number of shares, or issues by reclassification any shares of Common Stock (or undertakes any similar act), then the Per Share Merger Consideration will be appropriately adjusted to provide to the holders of the Common Stock the same economic effect as contemplated by this Agreement prior to such action, and as so adjusted will, from and after the date of such event, be the Per Share Merger Consideration, subject to further adjustment in accordance with this provision, provided that nothing in this Section 2.6(e) shall be construed to permit the Company to take any action with respect to any Securities that is prohibited by this Agreement.

(f) From and after the Effective Time, the shares of Common Stock (including any shares subject to a Company Restricted Stock Award) converted into the right to receive the Per Share Merger Consideration pursuant to this Section 2.6 and Dissenting Shares will no longer remain outstanding and will automatically be cancelled and will cease to exist, and each holder of a certificate (a “Certificate”) previously representing certificated shares of Common Stock or shares of Common Stock that are in non-certificated book-entry form (“Book-Entry Shares”) will thereafter cease to have any rights with respect to such holder’s shares of Common Stock, except the right to receive the Per Share Merger Consideration in accordance with this Agreement or, in the case of Dissenting Shares, such consideration as may be determined pursuant to Section 262 of the DGCL.

Section 2.7 Treatment of Company Equity Awards. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any of their respective equityholders:

(a) Company Options. Each Company Option that is outstanding and unexercised as of immediately prior to the Effective Time, all of which are vested, shall be automatically cancelled and converted into the right to receive an amount in cash equal to the product of (i) the number of shares of Common Stock for which such Company Option is exercisable, multiplied by (ii) the excess, if any, of the Per Share Merger Consideration over the per share exercise price of such Company Option, subject to any applicable Tax withholding pursuant to Section 3.3. At the Effective Time, any Company Option that has a per share exercise price that is equal to or greater than the Per Share Merger Consideration, whether or not vested, shall be automatically cancelled for no consideration.

(b) Company Restricted Stock Award. Each share of Common Stock subject to a Company Restricted Stock Award that is outstanding as of immediately prior to the Effective Time shall be deemed to be fully vested and shall be treated as other outstanding shares of Common Stock in accordance with Section 2.6(a), subject to any applicable Tax withholding pursuant to Section 3.3.

(c) Cash-Out Company RSU Awards. Each Company RSU Award that is outstanding as of immediately prior to the Effective Time and that either (i) was granted prior to the date hereof, or (ii) is held by a current or former non-employee director of the Company (any such Company RSU Award, a “Cash-Out Company RSU Award”), shall be deemed to be fully vested and shall be automatically cancelled and converted into the right to receive the Per Share Merger Consideration in respect of each share of Common Stock subject to such Cash-Out Company RSU Award, subject to any applicable Tax withholding pursuant to Section 3.3.

(d) Assumed Company RSU Awards. Each Company RSU Award that is outstanding as of immediately prior to the Effective Time and that is not a Cash-Out Company RSU Award (any such Company RSU Award, an “Assumed Company RSU Award”), shall be assumed by Parent as a Parent RSU Award, in respect of a number of Parent Shares equal to the product (rounded to the nearest whole share) of (i) the number of shares of Common Stock subject to such Assumed Company RSU Award as of immediately prior to the Effective Time, multiplied by (ii) the Equity Award Exchange Ratio, which Parent RSU Award shall be subject to substantially the same terms and conditions as were applicable to the corresponding Assumed Company RSU Award immediately prior to the Effective Time.

(e) Company PSU Awards. Each Company PSU Award that is outstanding as of immediately prior to the Effective Time shall be deemed to be fully vested, with the number of shares of Common Stock issuable pursuant to such Company PSU Award determined in accordance with this Section 2.7(e), and shall be automatically cancelled and converted into the right to receive the Per Share Merger Consideration in respect of each share of Common Stock subject to such Company PSU Award, with such number of shares of Common Stock determined based on a percentage of the target level of performance as set forth in Section 2.7(e) of the Company Disclosure Letter, subject to any applicable Tax withholding pursuant to Section 3.3.

(f) Company DSU Awards. Each Company DSU Award that is outstanding as of immediately prior to the Effective Time shall be deemed to be fully vested and shall be automatically cancelled and converted into the right to receive the Per Share Merger Consideration in respect of each share of Common Stock subject to such Company DSU Award, subject to any applicable Tax withholding pursuant to Section 3.3.

(g) Payout of Company Equity Awards. All cash amounts payable in respect of Cash-Out Company Equity Awards under this Section 2.7 to any Employee Company Equity Award Holder shall be paid pursuant to the Company’s or the Surviving Corporation’s (as applicable) standard payroll procedures as soon as administratively practicable following the Effective Time, and in any event, no later than two Business Days after the Effective Time or, if later, the first regular payroll date after the Effective Time, provided that the applicable settlement date may be delayed to the extent required by Section 409A of the Code. Parent shall cause the Paying Agent to pay all cash amounts payable in respect of Cash-Out Company Equity Awards under this Section 2.7 to each Non-Employee Company Equity Award Holder in accordance with Section 3.1, provided that the applicable settlement date may be delayed to the extent required by Section 409A of the Code. The amounts described in this Section 2.7 shall be deemed to be in full satisfaction of all rights pertaining to the underlying Company Equity Awards. At the Effective Time, Parent shall prepare and file with the SEC a registration statement on an appropriate form, or a post-effective amendment to a registration statement previously filed under the Securities Act, with respect to the Parent Shares subject to the Assumed Company RSU Awards, and shall use commercially reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as the Assumed Company RSU Awards remain outstanding.

(h) Company Actions. The Board of Directors of the Company or a duly authorized committee thereof shall adopt any resolutions and take any actions that are reasonably necessary to terminate the Stock Plans, effective as of, and contingent upon the occurrence of, the Effective Time. The Company shall take all actions within its control that are necessary to ensure that, from and after the Effective Time, none of Parent or the Surviving Corporation will be required to issue shares of Common Stock or other share capital of the Company to any Person pursuant to or in settlement of any Company Equity Award or any other compensatory equity award. Without limiting the foregoing, the Company agrees to take any actions necessary to approve and effectuate the foregoing provisions of this Section 2.7, including making any determinations or resolutions of the Board of Directors of the Company or a duly authorized committee thereof.

Section 2.8 Company Employee Stock Purchase Plan. With respect to the Company ESPP, (a) no new offering period will commence after the date of this Agreement and, to the extent not already provided for under the terms of the Company ESPP as of the date of this Agreement, no employees of the Company or any other Persons will be permitted to begin participating in the Company ESPP, and no participants will be permitted to increase elective deferrals in respect of the current offering period under the Company ESPP, in each case after the date of this Agreement, (b) any offering period under the Company ESPP that is in effect immediately prior to the date of this Agreement will terminate no later than five Business Days prior to the Effective Time, and amounts credited to the accounts of participants will be used to purchase shares of Common Stock on the earlier of (i) the scheduled purchase date for such offering period and (ii) the date that is five Business Days prior to the Effective Time, in either case, in accordance with the terms of the Company ESPP, (c) such shares of Common Stock will be treated as other outstanding shares of Common Stock in accordance with Section 2.6(a), and (d) the Company ESPP shall be terminated effective as of immediately prior to the Effective Time, contingent upon the occurrence of the Closing. Prior to the Effective Time, the Company agrees to take any actions reasonably necessary to approve and effectuate the foregoing provisions of this Section 2.8, including making any determinations or resolutions of the Board of Directors of the Company or a duly authorized committee thereof.

Section 2.9 Further Assurances. After the Effective Time, the directors and officers of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

ARTICLE III

PAYMENT FOR SHARES

Section 3.1 Surrender and Payment.

(a) At or prior to the Effective Time, Parent will deposit, or cause to be deposited, with a bank or trust company reasonably acceptable to the Company and appointed by Parent to act as a paying agent pursuant to this Agreement (the “Paying Agent ”), in trust for the benefit of holders of shares of Common Stock and Non-Employee Company Equity Award Holders, cash in United States dollars sufficient to pay the Merger Consideration in exchange for all of the shares of Common Stock or Cash-Out Company Equity Awards held by Non-Employee Company Equity Award Holders, in each case, that are outstanding immediately prior to the Effective Time (other than the Excluded Shares, Converted Shares and Dissenting Shares) (such cash being referred to as the “Payment Fund”). If the Payment Fund is insufficient for any reason to make the payments contemplated by Section 2.6(a) (including the applicable payments to Non-Employee Company Equity Award Holders contemplated by Section 2.7), Parent will, or will cause Merger Sub or the Surviving Corporation to, promptly deposit additional funds with the Paying Agent in an amount sufficient to make such payments. The Payment Fund will not be used for any purpose other than as expressly provided for in this Agreement.

(b) As promptly as practicable after the Effective Time, and in no event later than the fifth Business Day thereafter, Parent will cause the Paying Agent to mail to each holder of record of a Certificate representing shares of Common Stock, a letter of transmittal, which will specify that delivery will be effected, and risk of loss and title will pass, only upon delivery of Certificates (or affidavits of loss in lieu thereof as provided in Section 3.2) to the Paying Agent, and will be in such form and have such other instructions and provisions as are reasonably acceptable to Parent and the Company, including instructions for use in effecting the surrender of Certificates (or affidavits of loss in lieu thereof as provided in Section 3.2) in exchange for the portion of the Merger Consideration payable in respect thereof.

(c) Upon surrender of Certificates (or affidavits of loss in lieu thereof as provided in Section 3.2) to the Paying Agent in accordance with the letter of transmittal described in Section 3.1(b), together with, if applicable, such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may customarily be required by the Paying Agent, the holder of such Certificates (or affidavits of loss in lieu thereof as provided in Section 3.2) will be entitled to receive from the Payment Fund in exchange therefor an amount in cash equal to the product of (i) the number of shares represented by such holder’s properly surrendered Certificates (or affidavits of loss in lieu thereof as provided in Section 3.2) and (ii) the Per Share Merger Consideration (less any applicable withholding Taxes). Notwithstanding anything to the contrary contained in this Agreement, no holder of Book-Entry Shares shall be required to deliver a Certificate or letter of transmittal or to surrender such Book-Entry Shares to the Paying Agent. In lieu thereof, each Book-Entry Share shall automatically upon the Effective Time be entitled to receive, and Parent shall use its reasonable best efforts to cause the Paying Agent to pay the holder of such Book-Entry Share from the Payment Fund in exchange therefor as promptly as reasonably practicable after the Effective Time, an amount in cash equal to the product of (A) the number of shares represented by such holder’s Book-Entry Shares and (B) the Per Share Merger Consideration (less any applicable withholding Taxes). No interest will be paid or accrued on any amount payable upon due surrender of Certificates (or affidavits of loss in lieu thereof as provided in Section 3.2) or in respect of Book-Entry Shares. In addition, with respect to Non-Employee Company Equity Award Holders in respect of the corresponding Cash-Out Company Equity Awards, the Non-Employee Company Equity Award Holders shall be entitled to receive in exchange therefor (as promptly as practicable) the amount as set forth in Section 2.7(a) through Section 2.7(f), as applicable, and such Cash-Out Company Equity Awards shall, at the Effective Time, be cancelled.

(d) If any payment is to be made to a Person other than the Person in whose name a surrendered Certificate or Book-Entry Shares is registered, it will be a condition of such payment that the Person requesting such payment will pay any transfer or other similar Taxes required by reason of the making of such cash payment to a Person other than the registered holder of the surrendered Certificate or Book-Entry Shares or will establish to the satisfaction of the Paying Agent that such Tax has been paid or is not applicable.

(e) From and after the Effective Time, there will be no further registration of transfers of shares of Common Stock outstanding immediately prior to the Effective Time and the stock transfer books of the Company shall be closed with respect to all shares of Common Stock outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of Certificates and Book-Entry Shares outstanding immediately prior to the Effective Time will cease to have any rights with respect to such shares of Common Stock except as otherwise provided in this Agreement or by applicable Law. Notwithstanding anything to the contrary contained in this Agreement, the Surviving Corporation will be obligated to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company with respect to shares of Common Stock prior to the date of this Agreement and which remain unpaid at the Effective Time, provided that nothing in this Section 3.1(e) shall be construed to permit the Company to take any action with respect to any Securities that is prohibited by this Agreement.

(f) Any portion of the Payment Fund that remains unclaimed by the holders of shares of Common Stock 48 months after the Effective Time will be returned to Parent, upon demand, and any such holder who has not exchanged such holder’s shares of Common Stock for the Per Share Merger Consideration in accordance with this Article III prior to that time will thereafter look only to Parent or the Surviving Corporation for delivery of the Per Share Merger Consideration in respect of such holder’s shares of Common Stock.

(g) Neither Parent, the Surviving Corporation nor the Paying Agent will be liable to any former holder of Common Stock or any other Person for any portion of the Merger Consideration delivered to any Governmental Authority pursuant to any applicable abandoned property, escheat or similar Law. In the event any Certificates have not been surrendered or Book-Entry Shares have not been paid prior to the date as of which the Merger Consideration payable in respect of such Certificates or Book-Entry Shares would escheat to or otherwise become the property of any Governmental Authority, Parent, the Surviving Corporation and the Paying Agent will be permitted to comply with such Laws (including by, to the extent permitted by such Laws, treating such remaining payable Merger Consideration as property of the Surviving Corporation, free and clear of Liens of any Person previously entitled thereto).

Section 3.2 Lost, Stolen or Destroyed Certificates. If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable and customary amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration and any dividends or other distributions to which such holder is entitled to be paid in respect of the shares of Common Stock represented by such Certificate as contemplated by Article II and this Article III.

Section 3.3 Withholding Rights. Each of Parent, Merger Sub, the Surviving Corporation and the Paying Agent will be entitled to deduct and withhold from the consideration otherwise payable to a holder of shares of Common Stock or Company Equity Awards pursuant to this Agreement and any other payments under this Agreement such amounts as Parent, Merger Sub, the Surviving Corporation or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Code or any provision of a Tax Law. To the extent that amounts are so deducted or withheld and paid over to the applicable Governmental Authority or Taxing Authority, such deducted or withheld amounts will be treated for all purposes under this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as otherwise disclosed in (a) the SEC Documents filed with (or furnished to) the SEC by the Company on or after January 1, 2023, and at least one Business Day prior to the date of this Agreement, including any disclosure to the extent set forth in any exhibits filed or furnished (including by incorporation by reference) with such SEC Documents and other information incorporated by reference in accordance with SEC rules and regulations in such SEC Documents, but excluding the disclosures in the “Risk Factors” or “Forward-Looking Statements” sections of such SEC Documents (including such exhibits) (other than disclosures in such sections that are statements of historical facts), or any other disclosures in such SEC Documents to the extent they are cautionary, predictive or forward-looking in nature (such SEC Documents, collectively, the “Qualifying SEC Documents”), except that no information set forth in the SEC Documents will be deemed disclosed for purposes of the Fundamental Representations or the Capitalization Representations, or (b) the letter (the “Company Disclosure Letter”) delivered to Parent by the Company simultaneously with the execution of this Agreement (it being understood that any information or disclosure contained therein will qualify and apply to the correspondingly numbered representations and warranties in this Article IV and any other representations and warranties to which the information or disclosure is specifically stated as referring or to which such information’s or disclosure’s application or relevance is reasonably apparent), the Company represents and warrants to Parent and Merger Sub as follows:

Section 4.1 Organization. The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. The Company (a) has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and (b) is duly licensed or qualified to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it make such licensing or qualification necessary, except, with respect to the foregoing clause (b), where failure to be so authorized, licensed, qualified or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. True and complete copies of the Company’s Constituent Documents, as amended and in effect on the date of this Agreement, are included in the SEC Documents. The Company is not in violation in any material respect of any of the provisions of its Constituent Documents.

Section 4.2 Subsidiaries.

(a) Each Subsidiary of the Company (individually, a “Company Subsidiary” and collectively, the “Company Subsidiaries”), all of which are listed, as of the date of this Agreement, in Section 4.2(a) of the Company Disclosure Letter, is a corporation duly incorporated or a limited liability company, partnership or other entity duly organized, and is validly existing and, as applicable (where such concept is recognized under applicable Law), in good standing under the Laws of the jurisdiction of its incorporation or organization, except where the failure to be so incorporated or organized, existing and (to the extent applicable) in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each Company Subsidiary (i) has all requisite corporate or other power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and (ii) is duly licensed or qualified to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it make such licensing or qualification necessary, except, with respect to the foregoing clauses (i) and (ii), where failure to be so authorized, licensed, qualified or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) (i) The Company is, directly or indirectly, the ultimate Beneficial Owner, and the Company or another Company Subsidiary is the sole record holder, of all of the outstanding equity Securities of each Company Subsidiary, free and clear of any Liens, including any limitation or restriction on the right to vote, sell, transfer or otherwise dispose of the Securities (other than Permitted Liens, restrictions arising under applicable securities Laws or as otherwise set forth in the Constituent Documents of the applicable Company Subsidiary), (ii) all of the equity Securities so owned by the Company or another Company Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable, and no such Securities have been issued in violation of any preemptive or similar rights and (iii) except for the Securities of the Company Subsidiaries and short-term marketable Securities acquired in the ordinary course of business, neither the Company nor any Company Subsidiary owns, directly or indirectly, any Securities or other ownership interests of any Person, nor does the Company or any Company Subsidiary have any obligation to acquire any Securities of any Person or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Person. No Company Subsidiary owns any Securities of the Company.

Section 4.3 Capitalization.

(a) The entire authorized capital stock of the Company consists of 400,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock.

(b) At the close of business on November 17, 2025 (the “Capitalization Date”), (i) 189,765,827 shares of Common Stock were issued and outstanding, including 73,721 shares of Common Stock subject to Company Restricted Stock Awards, (ii) 10,706,311 shares of Common Stock were reserved for issuance pursuant to outstanding Company Equity Awards (excluding Company Restricted Stock Awards, and assuming maximum levels of performance for Company PSU Awards) under the Stock Plans, consisting of (A) 823,513 shares of Common Stock reserved for issuance pursuant to outstanding Company Options, (B) 7,293,579 shares of Common Stock reserved for issuance pursuant to outstanding Company RSU Awards, (C) 1,145,981 shares of

Common Stock (assuming target levels of performance) or 2,578,457 shares of Common Stock (assuming maximum levels of performance) reserved for issuance pursuant to outstanding Company PSU Awards, and (D) 10,762 shares of Common Stock reserved for issuance pursuant to outstanding Company DSU Awards, (iii) 12,481,885 shares of Common Stock were reserved for future issuance pursuant to equity awards not yet granted under the Stock Plans, (iv) 4,193,108 shares of Common Stock were reserved for issuance pursuant to the Company ESPP, (v) 6,437,775 shares of Common Stock were reserved for issuance pursuant to the 2027 Convertible Notes Indenture, (vi) 6,167,625 shares of Common Stock were reserved for issuance pursuant to the 2028 Convertible Notes Indenture, (vii) 8,861,623 shares of Common Stock were reserved for issuance pursuant to the 2030 Convertible Notes Indenture, (viii) 8,433,449 shares of Common Stock were reserved for issuance pursuant to the 2031 Convertible Notes Indenture and (ix) no shares of Preferred Stock were issued and outstanding. Except as set forth in the preceding sentence, as of the close of business on the Capitalization Date, no other Securities of the Company were issued, reserved for issuance or outstanding. As of the date of this Agreement, all issued and outstanding shares of Common Stock have been, and all shares of Common Stock that may be issued pursuant to the conversion, exercise or exchange of outstanding Securities or the exercise, vesting or settlement of any equity awards under any of the Stock Plans will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and are subject to no preemptive or similar rights. From the close of business on the Capitalization Date through the date of this Agreement, there have been no issuances of (1) any Common Stock, Preferred Stock or any other equity Securities of the Company, other than issuances of shares of Common Stock pursuant to the Company ESPP or the exercise, vesting or settlement, as applicable, of any equity awards under any of the Stock Plans outstanding as of the close of business on the Capitalization Date in accordance with the terms of such award or the applicable Stock Plan or (2) any equity awards under any of the Stock Plans in effect as of the date of this Agreement and otherwise in accordance with this Agreement. From and after the date of the 2027 Convertible Notes Indenture, no event or circumstance has occurred that has resulted in an adjustment to the Conversion Rate (as defined in the 2027 Convertible Notes Indenture) from 8.9554 shares of Common Stock (as defined in the 2027 Convertible Notes Indenture) per $1,000 principal amount of 2027 Convertible Notes. From and after the date of the 2028 Convertible Notes Indenture, no event or circumstance has occurred that has resulted in an adjustment to the Conversion Rate (as defined in the 2028 Convertible Notes Indenture) from 8.2076 shares of Common Stock (as defined in the 2028 Convertible Notes Indenture) per $1,000 principal amount of 2028 Convertible Notes. From and after the date of the 2030 Convertible Notes Indenture, no event or circumstance has occurred that has resulted in an adjustment to the Conversion Rate (as defined in the 2030 Convertible Notes Indenture) from 12.3724 shares of Common Stock (as defined in the 2030 Convertible Notes Indenture) per $1,000 principal amount of 2030 Convertible Notes. From and after the date of the 2031 Convertible Notes Indenture, no event or circumstance has occurred that has resulted in an adjustment to the Conversion Rate (as defined in the 2031 Convertible Notes Indenture) from 10.0644 shares of Common Stock (as defined in the 2031 Convertible Notes Indenture) per $1,000 principal amount of 2031 Convertible Notes.

(c) All of the outstanding Common Stock has been sold pursuant to an effective registration statement filed under the federal securities Laws or an appropriate exemption therefrom. There are no voting trusts to which the Company is a party with respect to the voting of the equity Securities of the Company, or material Contracts to which the Company is a party with respect to the registration of the equity Securities of the Company under any United States or non-U.S. securities Law.

(d) Neither the Company nor any Company Subsidiary has any outstanding any bonds, debentures, notes or other indebtedness the holders of which have the right to vote (or, other than the Convertible Notes, which are convertible into or exercisable for or exchangeable into Securities having the right to vote) with the holders of any class of equity Securities of the Company or any Company Subsidiary on any matter submitted to such holders. Except pursuant to this Agreement (including as permitted in Section 6.1), the Company ESPP, any Benefit Plan or Company Equity Awards outstanding as of the Capitalization Date as described in Section 4.3(b), there are no outstanding options, warrants, calls, “phantom” stock rights, stock appreciation rights, restricted stock, restricted stock units, stock-based performance units or other similar Contracts or undertakings of any kind, whether vested or unvested, to which the Company or any Company Subsidiary is a party or by which any of them is bound, obligating the Company or any Company Subsidiary to (i) issue, deliver, sell or transfer or repurchase, redeem or otherwise acquire, or cause to be issued, delivered, sold or transferred or repurchased, redeemed or otherwise acquired, any equity Securities of the Company or any Company Subsidiary, or any Security convertible into or exercisable for or exchangeable into any equity Securities of the Company or any Company Subsidiary or (ii) issue, grant, extend or enter into any such option, warrant, call, “phantom” stock right, stock appreciation right, restricted stock, restricted stock unit, stock-based performance unit, Contract or undertaking. Except pursuant to this Agreement (including as permitted in Section 6.1), the Company ESPP, any Benefit Plan or Company Equity Awards or Convertible Notes outstanding as of the Capitalization Date as described in Section 4.3(b), there are no outstanding obligations of the Company or any Company Subsidiary under any Contract to repurchase, redeem, convert, exchange, issue, deliver or sell or otherwise acquire any equity Securities of the Company or any Company Subsidiary, including any such Securities that may be issued pursuant to any employee stock option or other compensation plan or arrangement.

Section 4.4 Authorization; Board Approval; Voting Requirements.

(a) The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to obtaining the Stockholder Approval, to consummate the Merger and the other transactions contemplated by this Agreement. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary for it to authorize this Agreement or to consummate the transactions contemplated by this Agreement, except for (i) the Stockholder Approval and (ii) the filing of the Certificate of Merger. This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by Parent and Merger Sub, is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity (collectively, the “Bankruptcy and Equity Exceptions”).

(b) The Board of Directors of the Company, at a meeting duly called and held, has duly and unanimously adopted resolutions (i) determining that this Agreement, the Merger and the other transactions contemplated by this Agreement are advisable and in the best interests of the Company and its stockholders, (ii) authorizing and approving the execution, delivery and performance of this Agreement by and on behalf of the Company, (iii) resolving to recommend the adoption of this Agreement and the approval of the transactions contemplated hereby by the stockholders of the Company (the “Recommendation”) and (iv) directing that this Agreement be submitted to the stockholders of the Company for adoption. As of the date of this Agreement, such resolutions have not been amended or withdrawn and remain in full force and effect.

(c) Assuming the accuracy of the representations and warranties contained in Section 5.6, the adoption of this Agreement by the affirmative vote of holders of a majority of the outstanding shares of Common Stock entitled to vote thereon (the “Stockholder Approval”) at the Stockholders Meeting, or any adjournment or postponement thereof, is the only vote or approval of the holders of any class or series of equity Securities of the Company necessary to adopt this Agreement.

Section 4.5 Consents and Approvals; No Violations.

(a) Assuming the accuracy of the representations and warranties contained in Section 5.6, the execution and delivery of this Agreement by the Company does not and the consummation by the Company of the transactions contemplated by this Agreement will not (i) contravene, conflict with, or result in any violation or breach of any provisions of the Constituent Documents of the Company or any Company Subsidiary (subject to obtaining the Stockholder Approval), (ii) contravene, conflict with, or result in any violation or breach of any Law or Order (assuming compliance with the matters set forth in Section 4.5(b) and subject to obtaining the

Stockholder Approval) applicable to the Company or any Company Subsidiary, (iii) result, with or without the giving of notice or the lapse of time or both or otherwise, in any violation, default or loss under, or give rise to any right of acceleration, termination, amendment or cancellation under, or require any consent under, any Company Contract, Business Permit or Company Material Lease, (iv) result in the creation or imposition of any Lien (other than Permitted Liens) upon any properties or assets of the Company or any Company Subsidiary, except, in the case of the foregoing clauses (ii), (iii) and (iv), for any matters that (A) have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (B) would not prevent, materially impair or materially delay, or would not reasonably be expected to prevent or materially impair or materially delay, the ability of the Company to perform its obligations under this Agreement or consummate the Merger, in each case, before the End Date.

(b) No clearance, consent, approval, order, waiver, license or authorization of or from, or declaration, registration or filing with, or notice to, or permit issued by, any Governmental Authority is required to be made or obtained by the Company or any Company Subsidiary in connection with the execution or delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (i) compliance by the Company with the HSR Act and any required filings or notifications under any other applicable Competition Laws or Foreign Investment Laws, (ii) the filing with the SEC of the Proxy Statement in accordance with Regulation 14A promulgated under the Exchange Act and such reports under and such other compliance with the Exchange Act, the Securities Act, the rules of Nasdaq and state securities or “blue sky” Laws as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL (and any other filing of appropriate documents regarding qualification to do business as may be required to be made with the relevant authorities of the other jurisdictions in which the Company or any Company Subsidiary is qualified to do business) and (iv) such other matters that (A) have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (B) would not prevent, materially impair or materially delay, or would not reasonably be expected to prevent or materially impair or materially delay, the ability of the Company to perform its obligations under this Agreement or consummate the Merger, in each case, before the End Date.

Section 4.6 Takeover Provisions; Rights Plans and Protective Provisions.

(a) Assuming the accuracy of the representations and warranties contained in Section 5.6, the Company (or its Board of Directors) has taken all necessary action, if any, to render the restrictions on business combinations contained in Section 203 of the DGCL inapplicable to this Agreement, the Merger and the other transactions contemplated by this Agreement.

(b) As of the date of this Agreement, the Company is not a party to a stockholder rights plan, “poison pill” or similar anti-takeover agreement or plan.

Section 4.7 SEC Reports; Financial Statements.

(a) The Company has timely filed with or furnished to the SEC all reports, schedules, forms, statements, prospectuses, registration statements and other documents required to be filed with or furnished to the SEC by the Company since January 1, 2023 (collectively and together with all exhibits, financial statements and schedules thereto and all information incorporated therein by reference and amendments and supplements thereto, the “SEC Documents”). As of the date it was filed with or furnished to the SEC (or, if amended or supplemented, as of the date of the most recent amendment or supplement filed or furnished prior to the date of this Agreement, or in the case of a registration statement, as of the date of effectiveness of such registration statement), each SEC Document (i) complied in all material respects with the applicable requirements of Nasdaq, the Exchange Act, the Securities Act and the Sarbanes-Oxley Act, and the applicable rules and regulations promulgated thereunder, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no amendments or supplements to any SEC Documents that are required to be filed with or furnished to the SEC, but that have not yet been filed with or furnished to the SEC. None of the Company Subsidiaries is required to file periodic reports with the SEC under the Exchange Act. The Company is, and since January 1, 2023 has been, in compliance in all material respects with (A) the applicable provisions of the Sarbanes-Oxley Act and (B) the applicable listing and corporate governance rules and regulations of Nasdaq.

(b) The Financial Statements (i) fairly present, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods shown (subject to normal year-end adjustments, in the case of any unaudited quarterly and other interim financial statements), (ii) comply in all material respects with the published rules and regulations of the SEC with respect thereto, and (iii) have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis during the periods involved (except as may otherwise be indicated therein or in the notes thereto, or in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC or other rules and regulations of the SEC or disclosed in the applicable SEC Document as of the date filed with or furnished to the SEC).

(c) As of the date of this Agreement, (i) the Company has responded to all comment letters of the staff of the SEC relating to any SEC Documents, and the SEC has not asserted in writing that any of such responses are inadequate, insufficient or otherwise non-responsive (other than any such assertions that have since been resolved), and (ii) there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to any of the SEC Documents.

Section 4.8 SEC Compliance Matters.

(a) The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act). Such disclosure controls and procedures are reasonably designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, to allow timely decisions regarding required disclosures and to make certifications of the “principal executive officer” and “principal financial officer” in connection with filing periodic reports required under the Exchange Act with the SEC. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(b) The Company has established and maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) and 15d-15(f) under the Exchange Act) designed to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of the Company’s financial statements, including the Financial Statements, for external purposes in accordance with GAAP, including those policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements, including the Financials Statements, in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with the authorizations of the Company’s management and directors and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s properties or assets that could have a material effect on the Company’s financial statements. The Company has evaluated the effectiveness of the Company’s internal controls over financial reporting and, to the extent required by applicable Law, presented in any applicable SEC Document that is a report on Form 10-K or Form 10-Q or any amendment thereto, its conclusions about the effectiveness of the internal control over financial reporting as of the end of the period covered by such report or amendment based on such evaluation.

(c) Each of the principal executive officer of the Company and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) have made all applicable certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act to be included in the SEC Documents, and at the time of filing, the statements contained in such certifications were accurate and complete. The Company does not have, and since January 1, 2023, has not arranged any, outstanding “extensions of credit” to directors or executive officers within the meaning of Section 402 of the Sarbanes-Oxley Act.

(d) Since January 1, 2023, (i) none of the Company’s principal executive officer, principal financial officer, outside auditors (to the knowledge of the Company) or the audit committee of the Board of Directors of the Company has identified, been made aware of, or received any notification of (A) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which could reasonably be expected to materially and adversely affect the Company’s ability to record, process, summarize and report financial information or (B) any fraud that involves the Company’s management or other employees who have a significant role in the Company’s internal control over financial reporting, and (ii) there are no material internal investigations pending or threatened in writing regarding accounting, auditing or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, chief accounting officer, general counsel or chief compliance officer of the Company or the Board of Directors of the Company or any committee thereof. For purposes of this Agreement, the terms “significant deficiency” and “material weakness” will have the meanings assigned to them in Appendix A of Auditing Standard 2201 of the Public Company Accounting Oversight Board, as in effect on the date of this Agreement.

(e) Since January 1, 2023, (i) neither the Company nor any Company Subsidiary has received any material written or, to the knowledge of the Company, oral complaint, allegation, assertion or claim regarding accounting, internal accounting controls or auditing practices, procedures, methodologies or methods of the Company or any Company Subsidiary, or unlawful accounting or auditing matters with respect to the Company or any Company Subsidiary, and (ii) no attorney representing the Company or any Company Subsidiary, whether or not employed by the Company or any Company Subsidiary, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by the Company or any of its directors, officers, employees or agents to the Board of Directors of the Company or any committee thereof, or to the general counsel or chief executive officer of the Company pursuant to the rules of the SEC adopted under Section 307 of the Sarbanes-Oxley Act.

(f) The audit committee of the Board of Directors of the Company has established procedures for the purposes specified in Rule 10A-3(b)(3) under the Exchange Act. Except for matters that are not material, since January 1, 2023 through the date of this Agreement, (i) neither the Company nor, to the knowledge of the Company, any Company Subsidiary has received any written “complaint” (as such term is used in Rule 10A-3(b)(3)(i) under the Exchange Act) in respect of any accounting, internal accounting controls or auditing matters and (ii) to the knowledge of the Company, no complaint seeking relief under Section 806 of the Sarbanes-Oxley Act has been filed with the United States Secretary of Labor alleging discharge or other discrimination by the Company in violation of such Section 806.

(g) Neither the Company nor any Company Subsidiary is a party to, or has any written commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any Company Subsidiary, on the one hand, and any unconsolidated Affiliate, on the other hand), including any structured finance, special purpose or limited purpose Person, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Securities Act), where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any Company Subsidiary in the SEC Documents (including in any financial statements of the Company).

Section 4.9 Absence of Undisclosed Liabilities. Neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required to be recorded or reflected in a balance sheet of the Company or any Company Subsidiary in accordance with

GAAP, other than liabilities or obligations (a) to the extent reflected or reserved against in the Financial Statements, (b) that were incurred after September 30, 2025 in the ordinary course of business, (c) that were incurred in connection with the transactions contemplated by this Agreement or (d) that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.10 Absence of Certain Changes. (a) Since January 1, 2025, there has not been a Material Adverse Effect, and (b) since September 30, 2025 through the date of this Agreement, (i) except for matters in connection with the transactions contemplated by this Agreement and the discussions and negotiations related thereto, the Company and the Company Subsidiaries have conducted their respective businesses in the ordinary course of business in all material respects and (ii) neither the Company nor any Company Subsidiary has taken any action that, if it were taken during the Interim Period without the consent of Parent, would constitute a breach of clauses (b), (f), (g), (h), (r), (u) or (v) (in the case of (v), with respect to the foregoing subsections only) of Section 6.1.

Section 4.11 Litigation. There is no (a) Proceeding pending or, to the knowledge of the Company, threatened, against the Company or any Company Subsidiary or, to the knowledge of the Company, any of their respective directors or officers (in each case, in their capacities as such) by or before any Governmental Authority, or (b) Order outstanding against, or, to the knowledge of the Company, audit, examination or investigation pending or threatened by any Governmental Authority involving, the Company or any Company Subsidiary or, to the knowledge of the Company, any of their respective directors or officers (in each case, in their capacities as such), except for matters in each case of the foregoing clauses (a) and (b) that (i) individually or in the aggregate, are not and would not reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole, and (ii) would not prevent, materially impair or materially delay, or would not reasonably be expected to prevent or materially impair or materially delay, the ability of the Company to perform its obligations under this Agreement or consummate the Merger, in each case, before the End Date.

Section 4.12 Compliance with Laws Generally; Permits.

(a) Except for matters that, individually or in the aggregate, are not and would not reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole, (i) the Company and each of the Company Subsidiaries are and, since January 1, 2023, have been, in compliance with all applicable Laws (including applicable Trade Laws and Anti-Corruption Laws) and (ii) since January 1, 2023, neither the Company nor any Company Subsidiary has received any written notice or, to the knowledge of the Company, other written communication from any Governmental Authority regarding any actual or possible noncompliance with any Law.

(b) Each of the Company and the Company Subsidiaries holds all material Permits required for the lawful conduct of their respective businesses or ownership of their respective assets and properties (such Permits, collectively, “Business Permits”) and is in compliance with the terms of all Business Permits, except where the failure to hold such Permits or such non-compliance has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each Business Permit held by the Company or any Company Subsidiary, as applicable, is valid, binding and in full force and effect in all material respects. Neither the Company nor any Company Subsidiary has received any written notice or, to the knowledge of the Company, other written communication from any Governmental Authority regarding any actual or threatened revocation, withdrawal, suspension, cancellation, termination or material modification of any Business Permit, except for matters that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.13 Compliance with Trade Laws.

(a) Except for matters that are not and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, neither the Company, nor any Company Subsidiary, nor, to the knowledge of the Company, any of their respective Representatives, is a Restricted Party.

(b) Except for matters that are not and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, since January 1, 2023, (i) neither the Company nor any Company Subsidiary has conducted or initiated any internal investigation or made a voluntary disclosure to any Governmental Authority with respect to any violation of Trade Laws and (ii) no Governmental Authority has initiated, or, to the knowledge of the Company, threatened to initiate, a Proceeding against the Company or any Company Subsidiary asserting that the Company or any Company Subsidiary is not in compliance with any applicable Trade Laws.

Section 4.14 Compliance with Anti-Corruption Laws.

(a) Except for matters that are not and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, since January 1, 2023, none of the Company, any Company Subsidiary nor, to the knowledge of the Company, with respect to Company Products, any of their respective Representatives or distributors, has (i) made, authorized, solicited or received any bribe, unlawful rebate, payoff, influence payment, or kickback, (ii) established or maintained, or is maintaining, any unlawful fund of corporate monies or other properties, (iii) used, or is using, any corporate funds for any illegal contributions, gifts, entertainment, travel or other unlawful expenses, (iv) violated, or is violating, Anti-Corruption Laws applicable to the Company or any Company Subsidiaries or (v) directly or indirectly made, offered, authorized, facilitated or promised any payment, contribution, gift, entertainment, rebate, kickback or other financial advantage, or anything else of value, regardless of form or amount, to any (A) foreign or domestic health care professional, (B) foreign or domestic Government Official or (C) officer, director, employee, agent or representative of another company, organization or health care institution without that company’s, organization’s, or health care institution’s knowledge and consent, in each case for any improper purpose.

(b) Except for matters that are not and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, since January 1, 2023, none of the Company, any Company Subsidiary nor, to the knowledge of the Company, with respect to Company Products, any of their respective Representatives or distributors, (i) is, or has been, under administrative, civil or criminal investigation, indictment, information, suspension or debarment, by any Person, in connection with any alleged or potential violation of Anti-Corruption Laws, (ii) has received any written notice or other communication from, or made any voluntary disclosures to, any Governmental Authority regarding any actual, alleged or potential violation of, or failure to comply with, any applicable Anti-Corruption Laws, or (iii) is the subject of any internal Company or Company Subsidiary complaint, audit or review process regarding allegations of any potential violation of any applicable Anti-Corruption Laws.

(c) The Company and the Company Subsidiaries maintain, and have maintained since January 1, 2023, a compliance program and system of internal controls reasonably designed to (i) ensure compliance in all material respects with applicable Anti-Corruption Laws by the Company, the Company Subsidiaries, and their respective Representatives and distributors and (ii) prevent and detect material violations of applicable Anti-Corruption Laws.

Section 4.15 Taxes. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(a) The Company and each Company Subsidiary have (i) duly and timely filed with the appropriate Taxing Authorities all Tax Returns required to be filed by them in respect of any Taxes, which Tax Returns were accurate and complete in all respects, (ii) duly and timely paid in full all Taxes, including any Taxes required to be withheld from amounts owing to any employee, creditor or third party, or required to be paid by the Company or such Company Subsidiary (whether or not such Taxes were shown as due on any Tax Return), or such Taxes have been adequately reserved against in accordance with GAAP and (iii) established reserves in accordance with GAAP that are adequate for the payment of all Taxes not yet due and payable by the Company and each Company Subsidiary.

(b) (i) There is no Proceeding or request for information now pending, outstanding or, to the knowledge of the Company, threatened (in writing or otherwise) against or with respect to the Company or any Company Subsidiary in respect of any Taxes or Tax Returns and (ii) there is no deficiency with respect to any Taxes that has been proposed, asserted or assessed in writing against the Company or any Company Subsidiary.

(c) There are no Tax sharing agreements, Tax indemnity agreements or other similar Contracts with respect to or involving the Company or any Company Subsidiary.

(d) None of the Company or any Company Subsidiary has any liability for Taxes as a result of having been a member of any affiliated group within the meaning of Section 1504(a) of the Code, or any similar affiliated, consolidated, combined or unitary group for Tax purposes under state, local or non-U.S. Law (other than a group the common parent of which is the Company or any Company Subsidiary), or has any liability for the Taxes of any Person (other than the Company or the Company Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law), or as a transferee or successor or otherwise by operation of Law.

(e) There are no Liens for Taxes upon any property or assets of the Company or any Company Subsidiary, except for Permitted Liens.

(f) Neither the Company nor any Company Subsidiary has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b) or any other transaction requiring disclosure under analogous provisions of state, local or non-U.S. Law.

(g) None of the Company or any Company Subsidiary has been a “controlled corporation” or a “distributing corporation” in any distribution occurring during the two-year period ending on the date of this Agreement and that was purported or intended to be governed by Section 355 or Section 361 of the Code (or any similar provision of state, local or non-U.S. Law).

(h) No claim has been made by any Taxing Authority in a jurisdiction where the Company or any Company Subsidiary has not filed Tax Returns that it is or may be subject to taxation by that jurisdiction. None of the Company or any Company Subsidiary is or has been subject to taxation in a country other than the country in which it is organized by virtue of having a permanent establishment (within the meaning of an applicable Tax treaty) or other place of business in such country.

(i) The Company is not a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

Section 4.16 Employee Benefit Plans and Related Matters.

(a) Section 4.16(a) of the Company Disclosure Letter contains a true and complete list of each material Benefit Plan in effect as of the date of this Agreement (except offer letters for employment to the extent they may be considered employment Contracts, in which case a representative form of such offer letter has been made available to Parent). With respect to each material Benefit Plan, the Company has made available to Parent true and complete copies of each of the following documents, as applicable: (i) such Benefit Plan (including all amendments thereto), or if not written, a written description of the material terms thereof, if any, (ii) the most recent annual report (Form 5500), if any, with accompanying schedules filed with the IRS or similar report required to be filed with any Governmental Authority, (iii) the most recent summary plan description, together with any summary of material modification thereto, if any, (iv) the trust, insurance policy or other funding Contract (including all amendments thereto), if any, (v) the most recent financial statements and actuarial or other valuation reports prepared with respect thereto, if any, (vi) the most recent determination letter or opinion letter received from the IRS with respect to each Benefit Plan that is intended to be qualified under Section 401(a) of the Code, if any, and (vii) all material or other non-routine correspondence that is reasonably available to the Company, to or from any Governmental Authority relating to such Benefit Plan in the last two years, if any. The Company has not made any plan or commitment to create any additional material Benefit Plan or materially modify or change any existing material Benefit Plan, except as may be required to comply with applicable Law or as otherwise permitted by this Agreement.

(b) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, no Benefit Plan is, and neither the Company nor any Company Subsidiary nor any of their respective ERISA Affiliates has within the last six years sponsored, contributed to, been required to contribute to or has or otherwise has had any obligations or incurred any liability, whether actual or contingent, with respect to (i) any employee benefit plan that is subject to Title IV of ERISA or Section 412 of the Code (including any “defined benefit plan” within the meaning of Section 3(35) of ERISA), (ii) a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA), (iii) a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA, or (iv) a multiple employer welfare arrangement (within the meaning of Section 3(40) of ERISA).

(c) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) each Benefit Plan intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter or opinion letter from the IRS, on which it can currently rely, as to its tax qualification and (ii) to the knowledge of the Company, no event has occurred that would reasonably be expected to adversely affect the tax qualification of such Benefit Plan.

(d) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) each of the Benefit Plans has been maintained, operated and administered in all respects in accordance with its terms and all applicable Laws, including ERISA and the Code, (ii) no non-exempt “prohibited transaction” (within the meaning of Section 4975 of the Code and Section 406 of ERISA) has occurred or is reasonably expected to occur with respect to any Benefit Plan, (iii) no breach of fiduciary duty has occurred in connection with the administration or investment of the assets of any Benefit Plan in connection with which the Company or, to the knowledge of the Company, a third-party plan fiduciary would reasonably be expected to incur any liability, (iv) with respect to any Benefit Plan, no excise Tax would reasonably be expected to be imposed upon the Company under Chapter 43 of the Code, (v) neither the Company nor any Company Subsidiary has any current or potential liability for any Taxes or penalties imposed under COBRA, Sections 4980H or 9815 of the Code or the Patient Protection and Affordable Care Act and (vi) all contributions, premiums and expenses due to or in respect of any Benefit Plan as required by applicable Law and the terms of such Benefit Plan have been timely made or paid in full, or, to the extent unpaid, have been fully reflected in line items on the most recent Financial Statements.

(e) Neither the execution and delivery or performance of this Agreement nor the consummation of the Merger or other transactions contemplated by this Agreement (whether alone or together with any other event(s), including a termination of employment) will (i) entitle any Individual Service Provider to any payment of severance, termination or similar-type benefits, (ii) other than as specifically contemplated by this Agreement (including Section 2.7), (A) obligate the Company or any Company Subsidiary to make any payment to such Individual Service Provider or provide or increase the amount of compensation or benefits payable to such Individual Service Provider under any Benefit Plan or otherwise, or (B) result in any acceleration of the time of payment or vesting, exercisability, forgiveness of indebtedness or triggering of any funding of any compensation or benefits payable to such Individual Service Provider under any Benefit Plan or otherwise, or (iii) limit or restrict the right to amend, terminate or transfer the assets of any material Benefit Plan at or following the Effective Time.

(f) Neither the execution and delivery or performance of this Agreement nor the consummation of the Merger or other transactions contemplated by this Agreement (whether alone or together with any other event(s)) will result in any payment or benefit with respect to any “disqualified individual” (as defined in Section 280G of the Code and the regulations thereunder) that could be characterized as an “excess parachute payment” within the meaning of Section 280G(b)(1) of the Code. The Company has made available to Parent a preliminary copy of Code Section 280G calculations, including preliminary supporting data.

(g) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) each Benefit Plan that constitutes in any part a “nonqualified deferred compensation plan” (within the meaning of Section 409A of the Code) has been operated and maintained in operational and documentary compliance with the requirements of Section 409A of the Code and the applicable guidance issued thereunder and (ii) no Benefit Plan provides, and neither the Company nor any Company Subsidiary has any obligation to provide, any gross-up or similar payment or reimbursement of Taxes under Section 4999 or 409A of the Code.

(h) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, no Benefit Plan provides, and neither the Company nor any Company Subsidiary has any current or projected liability for, any post-retirement or other post-employment welfare benefits (other than health care continuation coverage as required by Section 4980B of the Code or similar applicable Law).

(i) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) there are no Proceedings pending or, to the knowledge of the Company, threatened, in each case, against any of the Benefit Plans or against the assets of any Benefit Plan or otherwise involving any Benefit Plan (other than routine claims for benefits in the ordinary course of business) and (ii) no Benefit Plan is under audit or the subject of an investigation by the IRS, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation, the SEC or any other Governmental Authority, nor is any such audit or investigation pending or, to the knowledge of the Company, threatened.

(j) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each Benefit Plan that is mandated by applicable Law or by a Governmental Authority outside of the United States or that is subject to the Laws of a jurisdiction outside of the United States (i) if intended to qualify for special Tax treatment, meets all the requirements for such treatment, and (ii) if required, to any extent, to be funded, book-reserved or secured by an insurance policy, is fully funded, book-reserved or secured by an insurance policy, as applicable, based on reasonable actuarial assumptions in accordance with applicable accounting principles.

(k) The Company has made available to Parent true and complete copies, as of the date of this Agreement, of each of the Stock Plans and each form of award agreement utilized by the Company pursuant to which any Company Equity Award is outstanding (or if any individual agreements contain terms that materially deviate from such form, copies of such individual agreements). Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) all Company Equity Awards have been duly and validly authorized by the Board of Directors of the Company or a duly authorized committee thereof as of the applicable date of grant, (ii) the exercise price per share of each Company Option is at least equal to the fair market value of a share of Common Stock on the date such Company Option was granted within the meaning of Section 409A of the Code and as determined in a manner consistent with the requirements of Section 409A of the Code, and the Company has not granted any stock options that are intended to comply with (rather than be exempt from) the provisions of Section 409A of the Code, (iii) no Company Equity Awards have been retroactively granted or the exercise price of any such Company Option determined retroactively in contravention of applicable Law, and (iv) all Company Equity Awards were granted in compliance with all applicable Law and the terms of the applicable Stock Plan, and no compensatory equity awards have been granted by the Company outside of any of the Stock Plans. The Company has the requisite authority under the terms of the applicable Stock Plan, the applicable award agreements and any other applicable Contract to take the actions contemplated by Section 2.7, and the treatment of the Company Equity Awards described in Section 2.7 shall, as of the Effective Time, be binding on the holders of such Company Equity Awards purported to be covered thereby.

Section 4.17 Employees; Labor Matters.

(a) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and each Company Subsidiary are in compliance with all applicable Laws relating to employment and labor, including provisions thereof relating to wages, hours, employee and contractor classification (including for purposes of Tax and Tax reporting and under Benefit Plans), equal opportunity, employment discrimination, disability and other human rights, plant closure or mass layoff issues, hiring, affirmative action, fair labor standards, leaves of absence, occupational health and safety, workplace safety and insurance, immigration, termination and collective bargaining.

(b) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) to the knowledge of the Company, there is no organizational effort currently being made or threatened by or on behalf of any labor union, works council, employee committee or representative or other labor organization to organize any employees of the Company or any Company Subsidiary and (ii) to the knowledge of the Company, no petition has been filed, nor has any Proceeding been instituted, by any employee of the Company or any Company Subsidiary or group of employees of the Company or any Company Subsidiary with any labor relations board or commission seeking recognition of a collective bargaining or similar representative since January 1, 2023. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (A) there is no labor union, works council, employee committee or representative or other labor organization representing employees of the Company or any Company Subsidiary which, pursuant to applicable Law or any applicable collective bargaining agreement or other Contract, must be notified, consulted or with which negotiations are required to be conducted in connection with the transactions contemplated by this Agreement and (B) neither the Company nor any Company Subsidiary is party to or otherwise bound by any collective bargaining agreement or similar labor Contract with any labor union, works council, employee committee or representative or other labor organization with respect to employees of the Company or any Company Subsidiary.

(c) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, since January 1, 2023, there has been no, nor, to the knowledge of the Company, threatened, (i) strike, lockout, work stoppage, slowdown, picketing or material labor dispute with respect to or involving any employees of the Company or any Company Subsidiary, (ii) arbitration or grievance against the Company or any Company Subsidiary involving current or former employees of the Company or any Company Subsidiary or (iii) litigation, administrative charge, agency audit, investigation or similar Proceeding against the Company or any Company Subsidiary involving current or former employees of the Company or any Company Subsidiary.

(d) Since January 1, 2023, neither the Company nor any Company Subsidiary has taken any action that triggered Worker Adjustment and Retraining Notification Act of 1988, or any comparable Law.

Section 4.18 Intellectual Property; Technology and Data.

(a) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) the Company and the Company Subsidiaries own all applications and registrations for, and issuances of (including Patents), Owned Intellectual Property (“Registered Owned Intellectual Property”), and (ii) all Registered Owned Intellectual Property are subsisting and, to the knowledge of the Company, are valid and enforceable (other than applications).

(b) The Company and the Company Subsidiaries are the exclusive owners of all right, title and interest in all Registered Owned Intellectual Property that is material to their business, taken as a whole, free and clear of all Liens (except Permitted Liens). Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and the Company Subsidiaries have the right, pursuant to valid and enforceable agreements, to use and practice all Intellectual Property necessary for, or used in or practiced by the Company or any Company Subsidiaries in their respective businesses as currently conducted; provided that the foregoing is not a representation or warranty with respect to infringement, misappropriation or other violation of Intellectual Property (which are the subject of Sections 4.18(c) and 4.18(d)).

(c) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the conduct of the business of the Company and the Company Subsidiaries (including the manufacture, import, provision, sale or use (as intended for use) of their products or services) has not, since January 1, 2023, infringed upon, misappropriated or otherwise violated (including direct or indirect infringement through contributory infringement or inducement to infringe) any valid Intellectual Property of any other Person. (i) There are no active Proceedings against the Company or any Company Subsidiary regarding the same, and (ii) neither the Company nor any Company Subsidiary has received any written notice of any threatened Proceedings against the Company or any Company Subsidiary regarding the same that has not subsequently been resolved, in each case of the foregoing clauses (i) and (ii), which Proceedings or threatened Proceedings would, if successful, reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(d) To the knowledge of the Company, no third party is misappropriating, infringing, diluting or violating any Owned Intellectual Property and, since January 1, 2023, no Proceedings have been brought or, to the knowledge of the Company, threatened in writing against any third party by the Company, except for such misappropriation, infringement, dilution or violation or Proceeding that has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(e) The Company and the Company Subsidiaries have taken reasonable measures to protect the confidentiality of their material Trade Secrets, including requiring employees and other Persons having access thereto to execute written nondisclosure agreements (or otherwise have confidentiality obligations by operation of law or otherwise). To the knowledge of the Company, none of the material Trade Secrets of the Company and the Company Subsidiaries has been disclosed or authorized to be disclosed to any third party other than pursuant to a nondisclosure agreement or other confidentiality obligations (including by operation of law), except where such disclosure or authorization has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of the Company, (i) no employee is in breach of any employee nondisclosure or Intellectual Property assignment agreement, and (ii) no third party to any nondisclosure agreement with the Company or any Company Subsidiary is in breach, violation or default, except, in each case of the foregoing clauses (i) and (ii), where such breach, violation or default has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(f) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, all employees and other Persons involved in the creation, conception, reduction to practice or development of any Intellectual Property for the Company or the Company Subsidiaries have signed a valid and enforceable written agreement assigning such Intellectual Property to the Company or one of the Company Subsidiaries, or such rights have otherwise vested in the Company or one of the Company Subsidiaries automatically by operation of Law.

(g) Neither the Company nor any Company Subsidiary has received any funding (including Tax incentives or relief), facilities or resources from any Governmental Authority used in the development of any material Owned Intellectual Property, and no Governmental Authority, university, college, other educational institution, multi-national, bi-national or international organization or research center has any ownership rights in any material Owned Intellectual Property.

(h) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither the Company nor any Company Subsidiary has used, modified, distributed or made available for remote interaction any Software or other materials subject to any “open source,” “free software,” “copyleft” or similar license or obligation (collectively, “Open Source Materials”) in a manner that (i) requires or purports to require the disclosure, licensing or distribution of any material Software owned by the Company in source code form, (ii) imposes restrictions on the consideration charged for, or the use or distribution of, any Company Product, or (iii) grants, or purports to grant any license under or covenant not to assert any Patent rights of the Company. The Company and each of the Company Subsidiaries has complied with the licenses governing the use and exploitation of the Open Source Materials used, modified, distributed or otherwise made available by the Company and the Company Subsidiaries, including with respect to attribution and notice obligations, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(i) The Company and the Company Subsidiaries are and, since January 1, 2023, have been in compliance with all applicable federal, state, local and non-U.S. Laws, as well as their own externally facing or publicly distributed policies and applicable contractual terms, relating to privacy, data protection, breach notification, export and the collection and use of Personal Data gathered or accessed in the course of the operations of its business (collectively, “Privacy and Information Security Requirements”), except where such noncompliance has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(j) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, to the extent necessary for the Company’s compliance with Privacy and Information Security Requirements, the Company and the applicable Company Subsidiaries have contractually obligated all third-party service providers to appropriate contractual terms relating to the protection and use of Personal Data and IT Systems, including obligations to (i) comply with applicable Privacy and Information Security Requirements, (ii) implement an appropriate information security program that includes reasonable administrative, technical and physical safeguards, and (iii) restrict processing of Personal Data and ensure the return or adequate disposal or destruction of Personal Data. To the extent required under applicable Privacy and Information Security Requirements, the Company and each of the Company Subsidiaries has taken reasonable measures to ensure that their respective third-party service providers have complied with their applicable contractual obligations concerning the protection and use of Personal Data processed on behalf of the Company and the Company Subsidiaries.

(k) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and the Company Subsidiaries use commercially reasonable measures to protect against the unauthorized disclosure of Personal Data and other sensitive business information that they collect and maintain, to prevent unauthorized access to such Personal Data and other sensitive business information by any Person, and to protect against the risk of altering or damaging customers’ electronic medical records. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, since January 1, 2023, (i) to the knowledge of the Company, none of the Company or any of the Company Subsidiaries has had an actual breach of security or an incident of unauthorized access, acquisition, interruption, alteration, modification, corruption, disclosure, use, destruction, loss or other unauthorized processing of any Personal Data or other sensitive business information collected or processed by or on behalf of the Company or the Company Subsidiaries (collectively, “Data Incidents”) and (ii) with respect to any Data Incidents, the Company and the Company Subsidiaries have complied with all data breach notification and related obligations under all applicable Laws and have taken reasonable corrective action to prevent recurrence of the foregoing.

(l) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, all IT Systems (i) to the knowledge of the Company, conform in accordance with their related documentation, and (ii) to the knowledge of the Company, do not contain any Viruses. The Company and the Company Subsidiaries have taken commercially reasonable steps to ensure that all IT Systems are free from Viruses and any unauthorized access and interference (including hackers). Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, to the knowledge of the Company, there are no data security, information security, or other technological vulnerabilities with respect to any Company Products or with respect to the IT Systems, including any vulnerability that could adversely impact their operations or cause a Data Incident.

(m) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, since January 1, 2023, neither the Company nor any Company Subsidiary has disclosed or delivered to any Person or agreed or obligated itself to disclose or deliver to any Person, or permitted the disclosure or delivery to any escrow agent or other Person of, any material source code of any Software owned by the Company, other than disclosures to Individual Service Providers involved in the development of Company Products for the Company or Company Subsidiaries pursuant to a Contract that requires such Individual Service Provider to use such source code only for the provision of services to or on behalf of the Company or the Company Subsidiaries, and to maintain the confidentiality thereof.

(n) The Company and the Company Subsidiaries take commercially reasonable steps to remove and avoid introducing any bug, defect or error that materially and adversely affects the use, functionality, security or performance of any Software owned by the Company, or any Company Product containing or used in conjunction with such Software.

(o) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) the Company and each Company Subsidiary complies with all applicable Laws governing the development, training, fine-tuning, validation, testing, improvement, use and deployment of AI Systems by or on behalf of the Company and each Company Subsidiary, and, to the knowledge of the Company, there has been no actual non-compliance with any such Laws, (ii) for each AI System trained, fine-tuned or otherwise created, developed or improved by or on behalf of the Company or any Company Subsidiary, to the knowledge of the Company, the Company or the applicable Company Subsidiary had sufficient rights to collect, use and process all data in the manner collected, used or processed for such training, fine-tuning, creation, development or improvement by or on behalf of the Company or the applicable Company Subsidiary, as applicable, and the Company and the Company Subsidiaries have complied with all Contracts applicable to such collection, use and processing, (iii) neither the Company nor any Company Subsidiary is or has, since January 1, 2023, been the subject of any Proceeding (or a request for information or testimony from any Governmental Authority) alleging that the Company or any Company Subsidiary violated any applicable Law or other binding contractual obligation regarding any AI System, and (iv) to the knowledge of the Company, neither the Company nor any Company Subsidiary develops, uses, deploys or makes available any AI Systems categorized as “unacceptable risk,” “high risk” or “prohibited” or that are similarly categorized under applicable Law, or, to the knowledge of the Company, engages in any activity that qualifies as “unacceptable,” “high risk” or “prohibited” under applicable Law, in each case, including under the European Union Artificial Intelligence Act (or similar designation under applicable Law in other applicable jurisdictions).

(p) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, to the knowledge of the Company, since April 8, 2025, neither the Company nor any Company Subsidiary has “knowingly” engaged in any “covered data transactions” (as such terms are defined by the DOJ Data Security Program) other than in compliance with the DOJ Data Security Program, to the extent the DOJ Data Security Program applies to the Company or any Company Subsidiary.

Section 4.19 Environmental Laws and Regulations.

(a) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(i) The Company and the Company Subsidiaries are and, since January 1, 2023, have been in compliance with all applicable Environmental Laws, and have obtained and are and, since January 1, 2023, have been in compliance with all Environmental Permits required for their respective business and operations.

(ii) (A) Except for matters that have been resolved, neither the Company nor any Company Subsidiary has received any written notice alleging any violation by or liability of the Company or any Company Subsidiary under any Environmental Law, (B) no remedial or corrective action by the Company or any Company Subsidiary is required or has been requested to be taken (or, to the knowledge of the Company, is being threatened) by any Governmental Authority or any other Person and (C) no Proceeding is pending or, to the knowledge of the Company, threatened by any Governmental Authority or any other Person against the Company or any Company Subsidiary relating to or arising under any Environmental Law, the substance of which remains unresolved.

(iii) To the knowledge of the Company, there have been no Releases or disposals of Hazardous Substances by any third party, at, on or under the Owned Real Property or the Leased Real Property, or any other property owned, operated or used by the Company or any Company Subsidiary, in each case, in a manner that has given rise to or would reasonably be expected to give rise to a material violation of or material liability of the Company or any Company Subsidiary under Environmental Law.

(b) The Company has provided to Parent true and complete copies of all material (i) Environmental Permits issued to the Company or any Company Subsidiary and (ii) environmental investigation reports, audit reports, assessments (including Phase I or II environmental site assessments) and studies that are in the possession of, or are reasonably available to, the Company or any Company Subsidiary and that pertain to any unresolved violation of Environmental Law by the Company’s or any Company Subsidiary’s operations or any environmental condition at any property to the extent such environmental condition would be reasonably expected to result in a material liability for the Company or any Company Subsidiary.

Section 4.20 Company Contracts.

(a) As of the date of this Agreement, except (A) as set forth in Section 4.20(a) of the Company Disclosure Letter, (B) for Benefit Plans and Leases and (C) for the Contracts filed as exhibits to the SEC Documents, notwithstanding the original date when such exhibits were filed with the SEC, neither the Company nor any Company Subsidiary is a party to:

(i) any Contract (A) with a customer, Payor or supplier pursuant to which payments were made in an amount in excess of $25,000,000 in the past 12 months or are expected to be made in an amount in excess of $25,000,000 within 12 months following the execution of this Agreement or (B) with respect to a supplier, that is a “single source” supply Contract pursuant to which any material Company Product(s) or any goods or materials used in manufacturing any material Company Product(s) are supplied to the Company or any Company Subsidiary from an exclusive source;

(ii) any Contract relating to indebtedness for borrowed money (or any guarantee thereof), or that imposes a Lien (other than a Permitted Lien) on any asset of the Company, with an outstanding principal amount or value in excess of $25,000,000 (other than Contracts between the Company and any wholly owned Company Subsidiary or among wholly owned Company Subsidiaries);

(iii) any Contract that obligates the Company or any Company Subsidiary to make any capital commitment, loan or capital expenditure in an amount in excess of $25,000,000 in the aggregate after the date of this Agreement;

(iv) any joint venture, partnership, limited liability company, strategic alliance, investment or other similar Contract relating to the formation, creation, operation, management, or sharing of profit or losses or control of, or any investment in, any joint venture, partnership, limited liability company or strategic alliance or other third Person, in each case that is material to the operation of the Company and the Company Subsidiaries, taken as a whole;

(v) any Contract that is an agency, sales, marketing, distribution, commission, international or domestic sales representative or similar Contract pursuant to which payments were made in an amount in excess of $25,000,000 in the past 12 months or are expected to be made in an amount in excess of $25,000,000 within 12 months following the execution of this Agreement;

(vi) any Contract providing for the acquisition or disposition of any third Person, business segment, product line or other material assets (whether by merger, sale of stock, sale of assets, consolidation or otherwise) and where (A) such Contract was entered into during the three years prior to and including the date of this Agreement and provides for an aggregate purchase price in excess of $25,000,000 or (B) such acquisition or disposition has not yet been consummated or, if consummated, such Contract involves continuing earn-out, milestone, purchase price adjustment or other contingent payment obligations;

(vii) any material Intellectual Property License Agreement;

(viii) any Contract (A) with a Governmental Authority or (B) that is a subcontract relating to a Contract between any Person and a Governmental Authority, in each case in the foregoing clauses (A) and (B), that is material to the operation of the Company and the Company Subsidiaries, taken as a whole;

(ix) any Contract that materially limits or restricts the type of business in which the Company or any Company Subsidiary (or, after the Effective Time, the Surviving Corporation or its Affiliates) may engage or the locations in which any of them may so engage in any business, including any covenant not to compete, “most favored nations” or similar rights, in each case, to the extent such Contract is material to the Company and the Company Subsidiaries taken as a whole;

(x) any Contract entered into in connection with the settlement or resolution of any Proceeding or dispute, including any settlement agreement, corporate integrity agreements, consent decrees, deferred prosecution agreements, or similar Contracts, in each case involving (A) the future payment of money damages in an amount in excess of $20,000,000 or (B) injunctive or equitable relief that would impose any material restrictions or obligations on the business or operations of the Company or any Company Subsidiary and that, in each case, would be effective after, or not terminate as a result of, the Merger;

(xi) any Contract that is not otherwise the subject of Section 4.20(a)(vi) or Section 4.20(a)(vii), and that provides for future earn-out, milestone payments or other similar payment obligations by the Company or any Company Subsidiary in an amount in excess of $20,000,000;

(xii) any Contract that provides for indemnification, exculpation or advancement of expenses by the Company or any Company Subsidiary of any Indemnified Person on a form of Contract that is not materially consistent with the form of Contract made available to Parent;

(xiii) any Contract governing or amending, modifying, supplementing or otherwise relating to any of the Convertible Notes Indentures;

(xiv) any Contract relating to any transaction involving a related Person disclosed or required to be disclosed by the Company in accordance with Item 404 of Regulation S-K under the Securities Act; or

(xv) any other Contract that would be required to be filed as an exhibit to any SEC Document as described in Items 601(b)(4) and 601(b)(10) of Regulation S-K under the Securities Act.

(b) The (i) Contracts listed or required to be listed in Section 4.20(a) of the Company Disclosure Letter and (ii) Contracts filed as exhibits to the SEC Documents that, if not for clause (C) of the first sentence of Section 4.20(a), would be required to be included in Section 4.20(a) of the Company Disclosure Letter, are referred to herein as the “Company Contracts.” Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (A) each Company Contract is a valid and binding Contract of the Company or a Company Subsidiary, as the case may be, and to the knowledge of the

Company, each other party thereto, and to the knowledge of the Company, is in full force and effect, except, in each case, as enforcement may be limited by the Bankruptcy and Equity Exceptions and (B) none of the Company, any Company Subsidiary or, to the knowledge of the Company, any other party thereto is (with or without notice or lapse of time, or both) in default or breach under the terms of any such Company Contract.

Section 4.21 Real Property.

(a) Section 4.21(a) of the Company Disclosure Letter sets forth a true and complete list, in all material respects, of the Company Material Owned Real Property as of the date of this Agreement.

(b) Section 4.21(b) of the Company Disclosure Letter sets forth a true and complete list, in all material respects, of the Company Material Leases as of the date of this Agreement.

(c) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company or the applicable Company Subsidiary has good and valid fee title (or the jurisdictional equivalent) to the Owned Real Property, in each case free and clear of all Liens, other than Permitted Liens.

(d) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) the Company or the applicable Company Subsidiary that is party thereto has a good and valid leasehold interest in the Leased Real Property (subject to the terms of the applicable Lease governing its interests therein), in each case free and clear of all Liens, other than Permitted Liens, (ii) each Lease is the valid and binding obligation of the Company or the applicable Company Subsidiary that is lessee thereunder, and, to the knowledge of the Company, is in full force and effect (except as enforcement may be limited by the Bankruptcy and Equity Exceptions) and (iii) the Company has not received from any counterparty any written notice of any monetary event of default or material non-monetary event of default under any Lease (beyond any applicable notice and cure period), which default is continuing.

(e) To the knowledge of the Company, there are no pending or threatened condemnation or other similar Proceedings relating to the Owned Real Property or the Leased Real Property, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.22 Title to Assets. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company or a Company Subsidiary, as applicable, has good and valid title to, or a valid and enforceable right to use, all of the assets and rights, whether personal, tangible or intangible, used or held for use in connection with the businesses of the Company and the Company Subsidiaries, free and clear of all Liens, other than Permitted Liens; provided that the foregoing is not a representation or warranty with respect to (a) the Owned Real Property or the Leased Real Property (which are the subject of Section 4.21) or (b) infringement, misappropriation or other violation of Intellectual Property (which are the subject of Sections 4.18(c) and 4.18(d)).

Section 4.23 Products and Product Liability. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(a) Each Company Product or service provided or rendered by the Company or any Company Subsidiary since January 1, 2023, complies with all applicable contractual specifications, requirements and warranties made by the Company or any Company Subsidiary with respect thereto.

(b) Since January 1, 2023, there have not been any product liability, manufacturing or design defect, warranty, field repair or other product-related claims by any third Person (whether based on contract or tort and whether relating to personal injury, including death, property damage or economic loss) arising from (i) laboratory or other services rendered by the Company or any Company Subsidiary or (ii) any Company Products.

Section 4.24 Healthcare Regulatory Matters. Except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole:

(a) (i) The businesses of each of the Company and the Company Subsidiaries are being, and since January 1, 2023 have been, operated in compliance with all applicable Healthcare Laws and Healthcare Permits, (ii) the Company Products are, and since January 1, 2023 have been, in material compliance with all applicable Healthcare Laws and Healthcare Permits and (iii) since January 1, 2023, neither the Company nor any Company Subsidiary has received any written notification or communication from any Healthcare Regulatory Authority of noncompliance with, or liability of such Person under, any Healthcare Laws.

(b) Since January 1, 2023, all reports, documents, claims, Permits, adverse event reports, notices, registrations and applications required to be filed, maintained or furnished to the FDA, CMS or any other Healthcare Regulatory Authority by the Company or any Company Subsidiary have been so filed, maintained or furnished, and all such reports, documents, claims, Permits, adverse event reports, notices, registrations and applications were accurate and complete on the date filed (or were corrected in or supplemented by a subsequent filing). Since January 1, 2023, neither the Company nor any Company Subsidiary, nor, to the knowledge of the Company, any officer, employee or agent of the Company or any Company Subsidiary, has made an untrue statement of a material fact or a fraudulent statement to the FDA, CMS or any other Healthcare Regulatory Authority, failed to disclose a material fact required to be disclosed to the FDA, CMS or any other Healthcare Regulatory Authority, or committed an act, made a statement, or failed to make a statement, in each such case, related to the business of the Company or any Company Subsidiary, that, at the time such disclosure was made, would reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” set forth in 56 Fed. Reg. 46191 (September 10, 1991), or for the FDA, CMS or any other Healthcare Regulatory Authority to invoke any similar policy.

(c) Since January 1, 2023, neither the Company nor any Company Subsidiary, nor, to the knowledge of the Company, any officer, employee or agent of the Company or any Company Subsidiary organized in the United States, (i) has been charged with or convicted of any criminal offense relating to the delivery of an item or service under any Governmental Healthcare Program or has been the subject of any Final Adverse Action (as defined in 42 C.F.R. § 424.502), (ii) has violated or caused a violation of any federal or state health care fraud and abuse or false claims statute or regulation, including the Anti-Kickback Statute and related regulations, that is applicable to the Company or any of the Company Subsidiaries, (iii) has been debarred, convicted of any crime or engaged in any conduct for which debarment is mandated or permitted by 21 U.S.C. § 335a(m), 42 U.S.C. § 1320a-7, and relevant regulations in 42 C.F.R. Part 1001, or is the subject of such Proceeding that is likely to result in such debarment, exclusion or suspension, (iv) has been excluded from participation in any Governmental Healthcare Program or convicted of any crime or engaged in any conduct for which such Person could be excluded from participating in any federal health care program under Section 1128 of the Social Security Act of 1935 or any similar Law, (v) has been assessed or, threatened with assessment of, civil money penalties pursuant to 21 U.S.C. § 335b, 21 C.F.R. Part 17 or 42 C.F.R. Part 1003, (vi) is currently listed on the U.S. General Services Administration published list of parties excluded from federal procurement programs and non-procurement programs or (vii) to the knowledge of the Company, is the target or subject of any current or threatened investigation relating to any Governmental Healthcare Program-related offense or Final Adverse Action (as defined in 42 C.F.R. § 424.502).

(d) Except as is available in the public databases of any Healthcare Regulatory Authority prior to the date hereof, since January 1, 2023, neither the Company nor any Company Subsidiary has initiated, conducted or issued, or caused to be initiated, conducted or issued, any recall, correction, removal, field corrective action, market withdrawal or replacement, safety alert, warning, “dear doctor” letter, investigator notice, or other notice or action to wholesalers, distributors, retailers, healthcare professionals, consumers or patients relating to a confirmed lack of safety, efficacy, validity, reliability or regulatory compliance of any Company Product or been required to do so. Neither the Company nor any Company Subsidiary has received any written notice from the FDA, CMS or any other Healthcare Regulatory Authority regarding (i) any recall, market withdrawal, refund or replacement of any Company Product, (ii) a change in the marketing status or classification, or a material change in the labelling, of any such Company Products, (iii) a negative change in reimbursement status of a Company Product or (iv) any negative observations or findings relating to the Company’s or any Company Subsidiary’s manufacturing sites or clinical laboratories, and to the knowledge of the Company, none of the matters set forth in the foregoing clauses (i) or (ii) are forthcoming.

(e) All preclinical and clinical studies in respect of the Company Products being conducted by or on behalf of the Company or any Company Subsidiary and that have been submitted to any Healthcare Regulatory Authority in connection with any Healthcare Permit, are being or have been conducted with the required experimental protocols, procedures and controls pursuant to applicable Healthcare Laws. Neither the Company nor any Company Subsidiary has received any notice or correspondence from the FDA or any other Healthcare Regulatory Authority or any institutional review board or similar organization overseeing the conduct of any preclinical or clinical study requiring or requesting the termination, suspension or material modification of any such study.

(f) Since January 1, 2023, to the knowledge of the Company, no person has filed or has threatened to file against the Company or any Company Subsidiary an action relating to any Healthcare Law under any federal or state whistleblower statute, including under the False Claims Act of 1863 (31 U.S.C. § 3729 et seq.).

(g) The Company and the Company Subsidiaries are qualified for participation in and have valid supplier contracts with the Veterans’ Administration Fee Supply Schedule, and are in compliance, in all material respects, with the requisite conditions of participation for such Governmental Healthcare Programs.

(h) Neither the Company nor any Company Subsidiary, nor any officer, director or managing employee (as those terms are defined in 42 C.F.R. § 1001.2) of the Company or any Company Subsidiary, nor, to the knowledge of the Company, any agent (as such term is defined in 42 C.F.R. § 1001.2) of the Company or any Company Subsidiary, is a party to, or bound by, any order, individual integrity agreement, corporate integrity agreement or other formal or informal agreement with any Governmental Authority or Healthcare Regulatory Authority concerning compliance with Healthcare Laws.

(i) The Company and the Company Subsidiaries have adopted a code of conduct and business ethics and have an operational healthcare compliance program reasonably designed to ensure compliance with Healthcare Laws, including the elements of an effective compliance program described in Compliance Program Guidance published by the Office of Inspector General for HHS, which governs all employees, including sales representatives and their interactions with healthcare professional and hospital customers.

Section 4.25 Insurance Coverage. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) all insurance policies maintained by or on behalf of the Company or any Company Subsidiary (other than any insurance policy comprising a Benefit Plan or any self-insurance, fronted insurance or captive insurance) are in full force and effect, (ii) neither the Company nor any Company Subsidiary is in breach or default under any such insurance policy and (iii) there are no claims by the Company or any Company Subsidiary pending under any such insurance policy as to which coverage has been denied by the underwriters of such insurance policy.

Section 4.26 Proxy Statement. The letter to stockholders, notice of meeting, proxy statement, forms of proxy and related proxy materials of the Company relating to the matters to be submitted to the stockholders of the Company at the Stockholders Meeting (collectively, such materials as amended or supplemented from time to time, the “Proxy Statement”) will not, when filed with the SEC, on the date mailed to the stockholders of the Company and at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, and the Proxy Statement will comply in all material respects with the applicable requirements of the Exchange Act. Notwithstanding the foregoing, the

Company makes no representation or warranty with respect to any information supplied in writing by Parent, Merger Sub or any of their respective Affiliates or Representatives for inclusion or incorporation by reference in the Proxy Statement.

Section 4.27 Opinion of Financial Advisor. The Board of Directors of the Company has received the written opinion of Centerview Partners LLC (“Centerview”), dated the date of this Agreement, that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth therein, the Per Share Merger Consideration to be paid to the holders of Common Stock (other than Excluded Shares, Converted Shares, Dissenting Shares and any shares of Common Stock held by any Affiliate of the Company or Parent) pursuant to this Agreement is fair, from a financial point of view, to such holders.

Section 4.28 Brokers. No Person other than XMS Capital Partners, LLC (“XMS”) and Centerview is entitled to any brokerage, financial advisory, finder’s or similar fee or commission payable by any Party in connection with the transactions contemplated by this Agreement based upon Contracts made by or on behalf of the Company or any Company Subsidiary. The Company has made available to Parent a true and complete copy of each Contract between the Company and any Company Subsidiary, on the one hand, and each of XMS and Centerview, on the other hand, in each case relating to the Merger and the other transactions contemplated by this Agreement.

Section 4.29 No Other Representations or Warranties. Except for the representations and warranties expressly made by the Company in this Article IV (as modified by the Company Disclosure Letter and the Qualifying SEC Documents), none of the Company, the Company Subsidiaries, their Representatives (including XMS and Centerview), nor any other Person makes any other express or implied representation or warranty with respect to the Company or any of the Company Subsidiaries or their respective businesses, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects (financial or otherwise), or with respect to any other information provided, or made available, to Parent, Merger Sub or their respective Representatives or Affiliates in connection with the transactions contemplated hereby, including the accuracy or completeness thereof, notwithstanding the delivery or disclosure to Parent, Merger Sub or any of their respective Representatives or Affiliates of any documentation, forecasts or other information with respect to any one or more of the foregoing, and the Company, its Representatives and Affiliates hereby disclaim any such other express or implied representations or warranties, and each of Parent and Merger Sub acknowledge the foregoing. Without limiting the foregoing, neither the Company nor any other Person will have or be subject to any liability or other obligation to Parent, Merger Sub or their Representatives or Affiliates or any other Person resulting from Parent’s, Merger Sub’s or their Representatives’ or Affiliates’ use of any information, documents, projections, forecasts or other material made available to Parent, Merger Sub or their Representatives or Affiliates, including any information made available in the Data Room or any teaser, marketing material, confidential information memorandum, management presentations, functional “break-out” discussions, responses to questions submitted on behalf of Parent, Merger Sub or their Representatives or Affiliates or in any other form in connection with the transactions contemplated by this Agreement, unless and to the extent any such information is expressly included in a representation or warranty contained in this Article IV (as modified by the Company Disclosure Letter and the Qualifying SEC Documents).

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

Section 5.1 Organization. Parent is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Illinois. Parent (a) has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and (b) is duly licensed or qualified to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it make such licensing or qualification necessary, except, with respect to the foregoing clause (b), where failure to be so authorized, licensed, qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

Section 5.2 Merger Sub.

(a) Merger Sub is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. Merger Sub has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, except where failure to have such power or authority, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(b) As of the date of this Agreement, the authorized share capital of Merger Sub consists of 100 shares of common stock, $0.01 par value per share. Parent is, and at the Effective Time will be, the sole record holder and Beneficial Owner of all of the outstanding Securities of Merger Sub, free and clear of any Liens and free of any other limitation or restriction, including any limitation or restriction on the right to vote, sell, transfer or otherwise dispose of such Securities. All of the Securities so owned by Parent have been duly authorized and validly issued and are fully paid and nonassessable, and no such Securities have been issued in violation of any preemptive or similar rights.

(c) Merger Sub has been formed solely for purposes of the transactions contemplated by this Agreement. Merger Sub has not conducted any business or activities other than in connection with this Agreement, and has no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement, the Merger and the other transactions contemplated by this Agreement.

Section 5.3 Authorization; Board Approval.

(a) Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of either Parent or Merger Sub are necessary for it to authorize this Agreement or to consummate the transactions contemplated by this Agreement, except for (i) the adoption of this Agreement (immediately after its execution) by Parent as the sole stockholder of Merger Sub (the “Merger Sub Stockholder Approval”) and (ii) the filing of the Certificate of Merger. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and, assuming due authorization, execution and delivery by the Company, is a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, except as enforcement may be limited by the Bankruptcy and Equity Exceptions.

(b) The Board of Directors of Merger Sub, acting by unanimous written consent in lieu of a special meeting, has duly adopted resolutions (i) authorizing and approving the execution, delivery and performance of this Agreement by and on behalf of Merger Sub, (ii) declaring the Merger advisable and (iii) directing that this Agreement be submitted to Parent as the sole stockholder of Merger Sub for its adoption, and recommending that Parent, as Merger Sub’s sole stockholder, adopt this Agreement. As of the date of this Agreement, such resolutions have not been amended or withdrawn and remain in full force and effect.

(c) The Board of Directors of Parent has duly adopted resolutions (i) approving the Merger and (ii) authorizing and approving the execution, delivery and performance of this Agreement by Parent. As of the date of this Agreement, such resolutions have not been amended or withdrawn and remain in full force and effect.

Section 5.4 Consents and Approvals; No Violations.

(a) The execution and delivery of this Agreement by Parent and Merger Sub does not and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement will not (i) contravene, conflict with, or result in any violation or breach of any provisions of the Constituent Documents of Parent or Merger Sub (subject to obtaining the Merger Sub Stockholder Approval), (ii) contravene, conflict with, or result in any violation or breach of any Law or Order (assuming compliance with the matters set forth in Section 5.4(b) and subject to obtaining the Merger Sub Stockholder Approval) applicable to Parent or Merger Sub, (iii) result, with or without the giving of notice or the lapse of time or both or otherwise, in any violation, default or loss under, or give rise to any right of acceleration, termination, amendment or cancellation under, or require any consent under, any Permit or Contract to which Parent or any Subsidiary of Parent is a party or (iv) result in the creation or imposition of any Lien upon any properties or assets of Parent or any Subsidiary of Parent, except, in the case of the foregoing clauses (ii), (iii) and (iv), for any matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(b) No clearance, consent, approval, order, waiver, license or authorization of or from, or declaration, registration or filing with, or notice to, or permit issued by, any Governmental Authority is required to be made or obtained by Parent or any Subsidiary of Parent in connection with the execution or delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement, except for (i) compliance by Parent with the HSR Act and any required filings or notifications under any other applicable Competition Laws or Foreign Investment Laws, (ii) the filing of such reports under and such other compliance with the Exchange Act, the Securities Act, the rules of the New York Stock Exchange and state securities or “blue sky” Laws as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL (and any other filing of appropriate documents regarding qualification to do business as may be required to be made with the relevant authorities of the other jurisdictions in which the Company or any Company Subsidiary is qualified to do business) and (iv) such other matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

Section 5.5 Sufficient Funds. Parent has or will have, as of the Closing, sufficient cash to pay the Merger Consideration, including payments to be made to the holders of Company Equity Awards, and to consummate the other transactions contemplated by this Agreement and perform all of its obligations under this Agreement. The obligations of Parent and Merger Sub hereunder are not subject to any condition regarding Parent’s or Merger Sub’s ability to obtain financing for the Merger and the other transactions contemplated by this Agreement.

Section 5.6 Ownership of Common Stock. Neither Parent nor Merger Sub nor any of their respective Affiliates is, or has been at any time during the last three years preceding the date of this Agreement, an “interested stockholder” of the Company subject to the restrictions on “business combinations” (in each case, as such quoted terms are defined under Section 203 of the DGCL) set forth in Section 203(a) of the DGCL.

Section 5.7 Proxy Statement. None of the information supplied or to be supplied by Parent, Merger Sub or any of their Affiliates or their respective Representatives in writing for inclusion in the Proxy Statement will, when filed with the SEC, on the date mailed to the stockholders of the Company and at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Neither Parent nor Merger Sub makes any representation or warranty with respect to any information supplied by any other Person that is included in the Proxy Statement.

Section 5.8 Litigation. As of the date of this Agreement, there is no Proceeding pending or threatened against Parent or Merger Sub by or before any Governmental Authority that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect.

Section 5.9 Brokers. No Person is entitled to any brokerage, financial advisory, finder’s or similar fee or commission payable by the Company or any Company Subsidiary in connection with the transactions contemplated by this Agreement based upon Contracts made by or on behalf of Parent, Merger Sub or any of their respective Affiliates.

Section 5.10 Non-Reliance on Company Estimates, Projections, Forecasts, Forward-Looking Statements and Business Plans. Each of Parent and Merger Sub acknowledges that, as of the date of this Agreement, they have (a) received access to the Data Room and (b) had the opportunity to meet with the management of the Company and the Company Subsidiaries and to discuss the business and assets of the Company and the Company Subsidiaries. In entering into this Agreement, each of Parent and Merger Sub acknowledges and agrees that it is relying solely on the results of its own independent investigation and the representations and warranties of the Company expressly set forth in Article IV (as modified by the Company Disclosure Letter and the Qualifying SEC Documents), subject to the acknowledgments set forth in Section 4.29. Each of Parent and Merger Sub further acknowledges and agrees that (i) in connection with the due diligence investigation of the Company by Parent and Merger Sub, Parent and Merger Sub have received and may continue to receive from the Company certain estimates, projections, forecasts and other forward-looking information, as well as certain business and strategic plan information, regarding the Company and its businesses, operations, properties, assets, liabilities, condition and prospects, (ii) there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business and strategic plans, with which Parent and Merger Sub are familiar, (iii) Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information, as well as such business and strategic plans, so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information or business or strategic plans), and (iv) Parent and Merger Sub have not relied on such information and will have no claim against the Company, the Company Subsidiaries, or any of their Representatives with respect thereto or any rights hereunder with respect thereto, except pursuant to the representations and warranties expressly made by the Company in this Article V (as modified by the Company Disclosure Letter and the Qualifying SEC Documents).

Section 5.11 No Other Representations or Warranties. Except for the representations and warranties made by Parent and Merger Sub in this Article V, neither Parent, Merger Sub, any of their Representatives, nor any other Person makes any other express or implied representation or warranty with respect to Parent or Merger Sub or their respective businesses, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects (financial or otherwise), notwithstanding the delivery or disclosure to the Company, any of the Company Subsidiaries, or any of their respective Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing, and Parent, Merger Sub and their Representatives hereby disclaim any such other express or implied representations or warranties, and the Company acknowledges the foregoing.

ARTICLE VI

COVENANTS OF THE COMPANY

Section 6.1 Operating Covenants. From the date of this Agreement until the earlier of the Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 9.1 (the “Interim Period”), except (i) as Parent may otherwise consent to in writing (which consent shall not be unreasonably withheld, conditioned or delayed), (ii) as set forth in Section 6.1 of the Company Disclosure Letter, (iii) as otherwise required or expressly contemplated by this Agreement or (iv) as required by applicable Law, (A) the Company will, and will cause each of the Company Subsidiaries to, use commercially reasonable efforts to (1) conduct its business in the ordinary course of business in all material respects, (2) preserve intact its respective business organization, assets, goodwill, Business Permits and relationships with all Governmental Authorities, customers, employees, contractors, suppliers, distributors, licensors, licensees, collaborators, strategic and joint venture partners and others having material business dealings with the Company or any Company Subsidiary, (3) keep available the services of its and the Company Subsidiaries’ current officers and key employees and (4) maintain its and the Company Subsidiaries’ material rights and franchises (provided that the failure by the Company or any Company Subsidiary to take any action prohibited by any of the provisions in the following clause (B) of this Section 6.1 shall not be deemed a breach of the covenants contained in this clause (A)) and (B) in addition to and without limiting the generality of the foregoing, the Company will not, and will not permit any Company Subsidiary to:

(a) amend or modify any of the Constituent Documents of the Company or any Company Subsidiary (but in the case of such Constituent Documents of any Company Subsidiary, solely to the extent such amendment or modification would be adverse to Parent or Merger Sub or would, or would reasonably be expected to, have the effect of delaying, impairing or preventing the consummation of the transactions contemplated by this Agreement);

(b) declare, set aside or make or pay any dividend or other distribution (whether in cash, stock or property) in respect of any Securities of the Company or any Company Subsidiary, other than (i) cash dividends or distributions by wholly owned Company Subsidiaries to the Company or any other wholly owned Company Subsidiary and (ii) payment of interest on, or payment of cash in connection with any conversions of, any Convertible Notes or any other cash payment required under the Convertible Notes Indenture;

(c) split, reverse split, combine, subdivide or reclassify any Securities of the Company or any Company Subsidiary, or issue any other Securities in respect of, in lieu of, or in substitution for, any Securities of the Company or any Company Subsidiary, other than issuances of shares of Common Stock upon (i) the exercise of Company Options or the vesting or settlement of Company Equity Awards, in each case, outstanding on the Capitalization Date or granted in accordance with this Agreement and in accordance with their respective terms and the terms of the applicable Stock Plan as in effect on the date of this Agreement (or as amended, modified or entered into in accordance with this Agreement), (ii) the completion of the offering period in effect under the Company ESPP as of the date of this Agreement as contemplated by Section 2.8, or (iii) the conversion of the Convertible Notes under the terms as in effect on the date of this Agreement (or as amended or modified in accordance with this Agreement);

(d) repurchase, redeem or otherwise acquire any Securities of the Company or any Company Subsidiary, or any rights, warrants or options to acquire any such Securities, other than (i) the acquisition by the Company of shares of Common Stock in connection with the surrender of shares of Common Stock by holders of Company Options outstanding on the Capitalization Date in order to pay the exercise price thereof, (ii) the withholding of shares of Common Stock to satisfy Tax obligations with respect to the vesting or settlement of Company Equity Awards outstanding on the Capitalization Date or granted in accordance with this Agreement and in accordance with their respective terms and the terms of the applicable Stock Plan as in effect on the date of this Agreement (or as amended, modified or entered into in accordance with this Agreement), (iii) the acquisition by the Company of shares of Common Stock underlying Company Equity Awards outstanding on the Capitalization Date or granted in accordance with this Agreement in connection with the forfeiture thereof, in any such case, as may be in accordance with the respective terms of such Company Equity Awards and the terms of the applicable Stock Plan as in effect on the date of this Agreement (or as amended, modified or entered into in accordance with this Agreement), (iv) transactions solely among the Company and any wholly owned Company Subsidiaries or among any wholly owned Company Subsidiaries or (v) to the extent constituting a repurchase, redemption or acquisition of shares of Common Stock, any cash payments upon conversion of the Convertible Notes;

(e) except for transactions solely among the Company and any wholly owned Company Subsidiaries or among any wholly owned Company Subsidiaries, (i) issue, sell, transfer, dispose of, grant, pledge or otherwise encumber any Securities of the Company or any Company Subsidiaries, other than issuances of Common Stock upon (A) the exercise of Company Options or the vesting or settlement of Company Equity Awards, in each case, outstanding on the Capitalization Date or granted in accordance with this Agreement and in accordance with their respective terms and the terms of the applicable Stock Plan, (B) the completion of the offering period in effect under the Company ESPP as of the date of this Agreement as contemplated by Section 2.8 or (C) the conversion of the Convertible Notes under the terms as in effect on the date of this Agreement (or as amended or modified in accordance with this Agreement), or (ii) enter into any Contract with respect to the voting of any Securities of the Company or any Company Subsidiary;

(f) merge or consolidate the Company or any Company Subsidiary with any Person, or acquire or purchase (by merger, consolidation, acquisition of stock or assets, exercise of options to purchase, license or otherwise acquire or obtain rights, or otherwise) Securities, assets or liabilities (in any transaction or series of related transactions), (i) constituting a business or (ii) with a value or purchase price in the aggregate in excess of $7,500,000 individually or $30,000,000 in the aggregate, other than, in the case of each of the foregoing clauses (i) and (ii), (A) pursuant to Company Contracts in effect on the date of this Agreement and set forth in Section 6.1(f) of the Company Disclosure Letter, (B) capital expenditures in accordance with clause (j) of this Section 6.1(B), (C) purchases of Securities pursuant to cash management programs in the ordinary course of business consistent with past practice and (D) transactions solely among the Company and any wholly owned Company Subsidiaries or among any wholly owned Company Subsidiaries;

(g) transfer, sell, assign, lease, grant any Lien (other than Permitted Liens) on, license, surrender, cancel, abandon, divest or otherwise dispose of (including by merger, consolidation, sale of stock or assets or otherwise) any material asset, product line or line of business (including any interest in a partnership, joint venture or similar entity, but excluding in each case Intellectual Property) that has a fair market value of, or for a purchase price of, in excess of $7,500,000 individually or $30,000,000 in the aggregate, other than (i) the sale of Company Products to customers and distributors in the ordinary course of business, (ii) in replacement of existing machinery in the ordinary course of business consistent with past practice, (iii) the disposal of unused, excess, expired or obsolete tangible assets in the ordinary course of business consistent with past practice, (iv) pursuant to Company Contracts in effect on the date of this Agreement and set forth in Section 6.1(g) of the Company Disclosure Letter, and (v) transactions solely among the Company and any wholly owned Company Subsidiaries or among any wholly owned Company Subsidiaries (it being understood and agreed that this clause (g) of this Section 6.1(B) shall not restrict any capital expenditure permitted by clause (j) of this Section 6.1(B));

(h) make any loans, advances or capital contributions to, or investments in, any other Person (other than of the type subject to clause (f) of this Section 6.1(B)), other than (i) by the Company or any wholly owned Company Subsidiary to or in the Company or any wholly owned Company Subsidiary, (ii) for travel and similar advances to employees in the ordinary course of business consistent with past practice or (iii) pursuant to Company Contracts in effect on the date of this Agreement and set forth in Section 6.1(h) of the Company Disclosure Letter (it being understood and agreed that this clause (h) of this Section 6.1(B) shall not restrict any transaction permitted by clause (f) of this Section 6.1(B));

(i) create, incur, guarantee or assume any indebtedness for borrowed money, or issue or sell any debt securities, except (i) indebtedness (and guarantees thereof) created, incurred or assumed under the Company Credit Agreement (including in connection with any reimbursement or payment obligations in respect of letters of credit issued thereunder) or (ii) pursuant to transactions solely among the Company and any wholly owned Company Subsidiaries or among any wholly owned Company Subsidiaries;

(j) except as set forth in the capital expenditure budget made available to Parent prior to the date of this Agreement and set forth in Section 6.1(j) of the Company Disclosure Letter (the “Capex Budget”), make any capital expenditures in any fiscal year in excess of five percent of the amount budgeted for capital expenditures for such fiscal year in the Capex Budget;

(k) (i) materially amend or materially modify, terminate, or waive or release any material right under, any Company Contract or Company Material Lease, (ii) materially amend or materially modify, terminate, or waive or release any material right under, or enter into, any Contract that (A) obligates the Company or any of its Subsidiaries to conduct any business on an exclusive basis with any third party in any material respect or (B) would, following the Closing, obligate Parent and its Subsidiaries (excluding the Company and its Subsidiaries) to conduct any business on an exclusive basis with any third party, or (iii) enter into any other Contract that would have been a Company Contract or Company Material Lease if it had been entered into prior to the date of this Agreement, other than, in the case of the foregoing clauses (i) and (iii), (1) Contracts for settlements permitted by clause (q)(ii) of this Section 6.1(B) or (2) in the ordinary course of business consistent with past practice (provided that the exception in this clause (2) shall not apply to Company Contracts of the type described in clauses (i)(B), (iv), (ix) or (x) of Section 4.20(a));

(l) (i) sell, transfer, assign, license or otherwise dispose of to any Person any rights to any material Owned Intellectual Property (except for licensing non-exclusive rights, in the ordinary course of business consistent with past practice), (ii) cancel, dedicate to the public, disclaim, forfeit or abandon without filing a substantially identical counterpart in the same jurisdiction with the same priority or allow to lapse (except in the ordinary course of business or with respect to Intellectual Property expiring in accordance with their final, non-renewable statutory terms) any material Owned Intellectual Property, (iii) grant any Lien (other than Permitted Liens) on any material Owned Intellectual Property or (iv) disclose to any Person (other than Representatives of Parent and Merger Sub) any Trade Secrets, except in the ordinary course of business to a Person that is subject to confidentiality obligations;

(m) other than as required by the terms of any Benefit Plan as in effect on the date of this Agreement, (i) increase or agree to increase the compensation payable or that may become payable to, or the benefits provided to, any Individual Service Provider (including the payment of any amounts to any such Individual Service Provider not otherwise due), (ii) grant any severance, retention, change in control or termination payments or benefits (or provide for any increase or modification thereof) to, or pay, loan or advance any amount to, any Individual Service Provider, (iii) grant or accelerate the vesting of, or lapsing of restrictions with respect to, any incentive compensation or any equity or equity-based awards to any such Individual Service Provider, (iv) establish, adopt, enter into, commence participation in, terminate, amend, or otherwise modify benefits under any Benefit Plan (or any plan, program, policy, agreement or arrangement that would be a Benefit Plan if in effect on the date hereof), or (v) except as required by Section 2.7, take any action to accelerate the vesting, lapsing of restrictions or timing of payment, or fund or in any other way secure the payment, in respect of any Company Equity Award, or any other payment, award or benefit provided pursuant to any Benefit Plan;

(n) (i) hire, transfer or promote any Individual Service Provider, other than (A) an employee below the level of senior director, or an independent contractor with total annual fees below $350,000, or (B) to fill a vacancy arising due to the termination of employment or service of an employee, in the case of both (A) and (B), in the ordinary course of business consistent with past practice, or (ii) terminate the employment or service of any employee at or above the level of senior director, or an independent contractor with total annual fees of $350,000 or more, other than for cause;

(o) enter into, amend or modify or commence participation in a collective bargaining agreement or similar labor Contract with a labor union, works council, employee committee or representative or other labor organization with respect to employees of the Company or any Company Subsidiary;

(p) effect any “plant closing” or “mass layoff” that would trigger notice requirements under the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any comparable Law;

(q) settle or compromise any Proceeding, other than settlements or compromises (i) of Proceedings governed by Section 6.8 or (ii) that require only payments of money by the Company or the Company Subsidiaries without ongoing limits on the conduct or operation of the Company or the Company Subsidiaries

(except for customary confidentiality and similar de minimis obligations), or after the Closing, Parent and its Affiliates, or other non-monetary relief, which payments of money will not exceed $5,000,000 per Proceeding or $25,000,000 in the aggregate for all such Proceedings (in each case in this clause (ii), exclusive of any amounts covered by insurance);

(r) adopt or implement a plan of complete or partial liquidation or resolution providing for or authorizing such liquidation or a dissolution, merger, restructuring, consolidation, recapitalization or other reorganization of the Company or any Company Subsidiary;

(s) (i) make, revoke or amend any material election relating to Taxes, (ii) take any position on any Tax Return that is materially inconsistent with past practice or positions taken in preparing or filing similar Tax Returns in prior periods, (iii) settle or compromise any material Proceeding relating to Taxes, (iv) make a written request for a private letter ruling or similar determination of a Taxing Authority relating to Taxes, (v) file any material amended Tax Return, (vi) surrender or waive any claim to a material Tax refund of the Company or any Company Subsidiary, (vii) enter into any material closing agreement with respect to Taxes, (viii) extend or waive any statute of limitations with respect to the assessment or collection of any material Taxes of the Company or any Company Subsidiary (except pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business), or (ix) change any material Tax accounting method;

(t) amend, modify, supplement or terminate any Convertible Notes Indenture or voluntarily increase the Conversion Rate (as defined in the applicable Convertible Notes Indenture) from that set forth in Section 4.3(a) (other than as contemplated pursuant to Section 7.9);

(u) make any material change with respect to accounting policies or procedures, except as may be required by changes in GAAP (or any authoritative interpretation thereof), Regulation S-X or a Governmental Authority or quasi-Governmental Authority (including the Financial Accounting Standards Board or any similar organization); or

(v) agree or commit to do any of the foregoing.

Section 6.2 Preparation and Mailing of Proxy Statement.

(a) As promptly as reasonably practicable following the date of this Agreement (and in any event within 25 Business Days following the date hereof, subject to receipt of Parent’s information required for the Proxy Statement on a timely basis), the Company will prepare and file with the SEC the preliminary Proxy Statement. The Company shall use its reasonable best efforts so that the Proxy Statement will comply as to form in all material respects with the applicable provisions of the Exchange Act. Parent will furnish to the Company all information concerning Parent and Merger Sub as may be reasonably requested by the Company in connection with the Proxy Statement, including the information relating to Parent and Merger Sub as is required by the Exchange Act, and shall otherwise reasonably assist and cooperate with the Company in the preparation of the Proxy Statement and the resolution of comments from the SEC (or the staff of the SEC).

(b) The Company (i) will provide Parent with a reasonable opportunity to review and propose comments on the Proxy Statement, any amendment or supplement to the Proxy Statement (other than any amendment or supplement made in connection with a Change of Recommendation) and any written responses to any comments of the SEC (or the staff of the SEC) prior to filing such documents and communications with the SEC and (ii) will give due consideration to all comments to such documents and communications reasonably proposed by Parent. The Company will, as promptly as reasonably practicable after receipt thereof, provide Parent with copies of any written comments and advise Parent of any oral comments or requests with respect to the Proxy Statement received from the staff of the SEC.

(c) The Company will use its reasonable best efforts to respond as promptly as reasonably practicable after filing to any comments of the SEC (or the staff of the SEC) with respect to the Proxy Statement, and will cause the definitive Proxy Statement to be filed with the SEC and mailed to its stockholders as promptly as reasonably practicable after the Proxy Statement Clearance Date.

(d) If at any time prior to the Effective Time, any information relating to the Parties, or any of their respective Affiliates, directors or officers, is discovered by any of the Parties which should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, then such Party shall promptly inform the others, and the Company will prepare such amendment or supplement in accordance with this Section 6.2 as promptly as reasonably practicable, will file as promptly as reasonably practicable with the SEC an amendment or supplement to the Proxy Statement to correct such information and, as required by Law, disseminate the information contained in such amendment or supplement to the stockholders of the Company.

Section 6.3 Stockholders Meeting; Recommendation.

(a) The Company will (i) set a record date reasonably satisfactory to Parent for determining the stockholders of the Company entitled to notice of and to vote at the Stockholders Meeting as soon as practicable after the date of this Agreement and (ii) duly take all action necessary under applicable Law and the Company’s Constituent Documents to call, give notice of, convene and hold a meeting of the stockholders of the Company (the “Stockholders Meeting”) on a date no more than 45 days after the mailing of the Proxy Statement for the purpose of obtaining the Stockholder Approval and will, unless the Board of Directors has made a Change of Recommendation, use its reasonable best efforts to solicit and obtain the Stockholder Approval. The Company will use its reasonable best efforts to cause all proxies solicited in connection with the Stockholders Meeting to be solicited in compliance with all applicable Laws. The Company will not postpone or adjourn the Stockholders Meeting, except to the extent (A) Parent has consented to such postponement or adjournment in writing (which consent will not be unreasonably withheld, conditioned or delayed) or (B) the Board of Directors of the Company, acting in good faith after consulting with the Company’s outside legal counsel, determines that (1) after consultation with Parent, such postponement or adjournment is necessary to ensure that any required amendment or supplement to the Proxy Statement is provided to the Company’s stockholders within a reasonable amount of time in advance of the Stockholders Meeting, (2) it will not receive proxies sufficient to obtain the Stockholder Approval, whether or not a quorum is present, or it will not have a sufficient number of shares of Common Stock represented in person or by proxy to constitute a quorum necessary to conduct the business of the Stockholders Meeting or (3) such postponement or adjournment is required to comply with applicable Law or a request from the SEC or its staff; provided that in the case of a postponement or adjournment in accordance with clause (B)(1) or (2) above, (I) the date of the Stockholders Meeting will not be postponed or adjourned by more than an aggregate of 20 Business Days without Parent’s prior written approval (which will not be unreasonably withheld, conditioned or delayed) and (II) no postponement or adjournment shall be permitted under clause (B)(1) or (2) above if it would require a change in the record date for the Stockholders Meeting. Furthermore, the Company will postpone or adjourn the Stockholders Meeting if reasonably requested to do so in writing by Parent in order for the Company to solicit additional proxies sufficient to obtain the Stockholder Approval, whether or not a quorum is present, or to constitute a quorum necessary to conduct the business of the Stockholders Meeting, provided, however, that the Company will not be obligated to postpone or adjourn the Stockholders Meeting, at Parent’s request, more than once or for more than 20 Business Days.

(b) Except as expressly permitted by Section 6.5(d) or Section 6.5(e), neither the Board of Directors of the Company nor any committee thereof will (i) fail to include the Recommendation in the Proxy Statement, (ii) change, withdraw or qualify or modify in a manner adverse to Parent, or propose publicly to change, withdraw or qualify or modify in a manner adverse to Parent, the Recommendation, (iii) with respect to the public announcement of any Acquisition Proposal (other than the commencement of a tender offer or exchange offer), fail to confirm publicly through a press release or similar means the Recommendation within 10 Business Days after the date when requested to do so in writing by Parent (it being understood that Parent may make such request only once with respect to each such Acquisition Proposal (provided that Parent may make another written request in the event of any publicly disclosed change to the price or other material terms of such Acquisition Proposal)), (iv) approve, adopt, publicly declare advisable, publicly endorse or recommend, or publicly propose to approve, adopt, declare advisable, endorse or recommend, any Acquisition Proposal or (v) if a tender or exchange offer for shares of Common Stock is commenced, fail to recommend against acceptance of such tender or exchange offer by the stockholders or the Company no later than the tenth Business Day after the commencement of such tender or exchange offer pursuant to Rule 14d-2 under the Exchange Act (any of the foregoing actions in clause (i) through (v), a “Change in Recommendation”).

(c) The notice for the Stockholders Meeting will also contain a proposal, which will be separate from the proposal relating to the Stockholder Approval, with respect to any non-binding advisory vote of the Company’s stockholders required pursuant to Rule 14a-21(c) under the Exchange Act and may also contain a separate, customary adjournment proposal. The approval of such proposals by the stockholders of the Company will not be a condition to the obligations of the Parties to effect the Merger in accordance with Article VIII, and the failure of the stockholders of the Company to approve such proposals at the Stockholders Meeting, or any adjournment or postponement thereof, will not affect any of the rights or obligations of the Parties in connection with this Agreement.

Section 6.4 Access to Information; Confidentiality.

(a) During the Interim Period, upon reasonable advance notice, the Company will, and will cause each of the Company Subsidiaries to, afford to Parent and its authorized Representatives reasonable access during normal business hours to the respective properties, books, records (including Tax records), Contracts and personnel of the Company and the Company Subsidiaries and provide, reasonably promptly, all information concerning the business, assets, operations, employees and properties of the Company and the Company Subsidiaries, for purposes of preparing for and effecting the transactions contemplated by this Agreement and integration planning (and including for purposes of performing environmental site assessments or any audits for compliance with applicable Law, in each case, to the extent reasonably requested by Parent and to the extent not involving any invasive environmental testing, monitoring, investigations or sampling), in each case, to the extent reasonably requested by Parent.

(b) Notwithstanding Section 6.4(a) and subject to the Company’s obligations under Section 7.1, the Company will not be required to, or to cause any Company Subsidiary to, permit any access to, or to disclose, any information or documents that (i) in the reasonable judgment of the Company, with the advice of counsel, would, or would be reasonably likely to, (A) violate applicable Law, (B) unreasonably disrupt the businesses and operations of the Company or any of the Company Subsidiaries, (C) breach any agreement of the Company or any of the Company Subsidiaries with any third party or (D) waive the protection of an attorney-client privilege or other legal privilege or (ii) are reasonably pertinent to any litigation in which the Company or any of its Affiliates, on the one hand, and Parent or any of its Affiliates, on the other hand, are adverse parties.

(c) Without limiting the foregoing, in the event that the Company does not provide access or information in reliance on clause (i) in the immediately preceding sentence, it will provide notice to Parent that it is withholding such access or information and will use its commercially reasonable efforts to communicate, to the extent feasible, the applicable information in a way that would not violate such applicable Law, unreasonably disrupt such business or operations, breach such agreement or risk waiver of such privilege (including using commercially reasonable efforts to obtain any required consent under such agreement or entering into joint defense agreements or other arrangements, as appropriate, so as to allow for such access or disclosure in a manner that does not result in the loss of attorney-client privilege or other legal privilege).

(d) All information furnished pursuant to this Section 6.4 or otherwise pursuant to this Agreement will be subject to the confidentiality agreement, dated as of October 21, 2025, between the Company and Parent (the

“Confidentiality Agreement”), and the clean team agreement, dated as of November 7, 2025, between the Company and Parent (the “Clean Team Agreement”). No investigation or access provided pursuant to this Section 6.4 will affect the representations, warranties or conditions to the obligations of the Parties contained in this Agreement. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement and Clean Team Agreement will continue in full force and effect in accordance with their terms.

Section 6.5 Non-Solicitation; Acquisition Proposals; Intervening Events.

(a) During the Interim Period, except as expressly permitted in accordance with Section 6.5(c) or Section 6.5(d), the Company will, and will cause each Company Subsidiary to, and will use its reasonable best efforts to cause each Representative of the Company and any Company Subsidiary to, (i) immediately cease and cause to be terminated any existing communications, discussions, negotiations and other activities with any Person or its Representatives (other than Parent and Merger Sub and their Representatives) with respect to any Acquisition Proposal, or any inquiry, proposal, offer or indication of interest that could reasonably be expected to lead to any Acquisition Proposal, (ii) within one Business Day after the date of this Agreement, terminate and discontinue any access of any Person and its Representatives (other than Parent and Merger Sub and their Representatives and the Company and its Representatives) to any data room (virtual, physical or otherwise) or similar information-sharing platform containing any of the Company’s (or any Company Subsidiary’s) confidential information maintained in connection with a possible Acquisition Proposal and (iii) within one Business Day after the date of this Agreement, request the prompt return or destruction of any confidential information previously furnished or made available to such Persons and their Representatives (other than Parent and Merger Sub and their Representatives) through such platform or in connection with a possible Acquisition Proposal.

(b) During the Interim Period, except as expressly permitted in accordance with Section 6.5(c) or Section 6.5(d), the Company will not, and will cause each Company Subsidiary not to, and will use its reasonable best efforts to cause each Representative of the Company and any Company Subsidiary not to, directly or indirectly, (i) initiate, seek, solicit, knowingly facilitate or encourage, or knowingly induce or take any other action designed or intended to lead to any Acquisition Proposal, (ii) enter into, participate or engage in or continue any communications, discussions or negotiations regarding, furnish to any Person (other than Parent and Merger Sub and their Representatives) any information or data with respect to, furnish to any Person (other than Parent and Merger Sub and their Representatives) any access to the Company’s or any Company Subsidiary’s business, books, records, properties or assets with respect to, or otherwise knowingly cooperate with, or take any other action to knowingly facilitate, any Acquisition Proposal, (iii) grant any waiver, consent or release under (or terminate, amend or modify) any standstill or similar obligations, except that if the Board of Directors of the Company determines in good faith, after consultation with the Company’s outside legal counsel, that the failure to grant any waiver, consent or release with respect to such standstill or similar obligations would be inconsistent with the fiduciary duties of the Board of Directors of the Company to the stockholders of the Company under Delaware Law, then the Company may grant a waiver, consent or release of such obligations solely to the extent necessary to allow a third Person to make an Acquisition Proposal, (iv) enter into any letter of intent, memorandum of understanding, agreement in principle, term sheet, merger agreement, acquisition agreement, option agreement or other Contract (other than an Acceptable Confidentiality Agreement) relating to, or providing for, or that could reasonably be expected to lead to, an Acquisition Proposal, (v) knowingly take any action to make the provisions of any Anti-Takeover Laws (including the approval of any Person becoming an “interested stockholder” pursuant to Section 203 of the DGCL) inapplicable to any transactions contemplated by an Acquisition Proposal (and, to the extent permitted thereunder, the Company will promptly take all steps within its control that are necessary to terminate any waiver that may have been heretofore granted, to any Person other than Parent and Merger Sub under any such provisions) or (vi) submit to the stockholders of the Company for their approval, adoption or consideration any Acquisition Proposal.

(c) Notwithstanding Section 6.5(b), at any time prior to, but not after, the Company’s receipt of the Stockholder Approval, the Company may, in response to a bona fide written Acquisition Proposal made after the date of this Agreement and prior to the receipt of the Stockholder Approval that did not result from a material breach of Section 6.3(b), (i) furnish information and data to the Person making such Acquisition Proposal and its Representatives pursuant to and in accordance with an Acceptable Confidentiality Agreement and (ii) participate and engage in discussions or negotiations with such Person and its Representatives regarding such Acquisition Proposal, if and only if, in each case of the preceding clause (i) and this clause (ii), the Board of Directors of the Company has determined in good faith, after consultation with the Company’s outside legal counsel and financial advisor, that such Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Proposal. All information and data concerning the businesses and operations of the Company or any Company Subsidiary provided by the Company or any Company Subsidiary to any Person entering into or that has entered into an Acceptable Confidentiality Agreement pursuant to this Section 6.5(c) and that has not been previously provided to Parent shall be provided by the Company to Parent prior to or substantially concurrently with the time it is provided to such Person.

(d) Notwithstanding anything to the contrary contained in this Agreement, but subject to Section 6.5(e), at any time prior to, but not after, the Company’s receipt of the Stockholder Approval, if:

(i) an Intervening Event has occurred, then the Board of Directors of the Company may effect a Change in Recommendation if and only if the Board of Directors of the Company has determined in good faith, after consultation with the Company’s outside legal counsel, that the failure to do so would be inconsistent with the fiduciary duties of the Board of Directors of the Company to the stockholders of the Company under Delaware Law; or

(ii) the Company has received an Acquisition Proposal after the date of this Agreement that did not result from a material breach of Section 6.3(b), which the Board of Directors of the Company has determined in good faith, after consultation with the Company’s outside legal counsel and financial advisor, constitutes a Superior Proposal, and that the failure to effect a Change in Recommendation pursuant to Section 6.5(d) or terminate this Agreement pursuant to Section 9.1(d)(ii), as applicable, would be inconsistent with the fiduciary duties of the Board of Directors of the Company to the stockholders of the Company under Delaware Law, then the Board of Directors of the Company may, as applicable, effect a Change in Recommendation or may terminate this Agreement pursuant to Section 9.1(d)(ii) and, substantially concurrently with such termination, enter into a definitive agreement with respect to such Superior Proposal (provided that substantially concurrently with such termination, the Company pays or causes to be paid to Parent the Company Termination Fee in accordance with Section 9.3(a)(iii)).

(e) Notwithstanding Section 6.5(d), the Board of Directors of the Company may not effect a Change in Recommendation or terminate this Agreement pursuant to Section 9.1(d)(ii) unless (i) the Company has first provided at least five Business Days’ advance written notice to Parent that it is prepared to effect a Change in Recommendation pursuant to Section 6.5(d) or terminate this Agreement pursuant to Section 9.1(d)(ii), which notice will, in the case of an Intervening Event, include a written description in reasonable detail of such Intervening Event and, in the case of an Acquisition Proposal constituting a Superior Proposal, include the identity of any Person making such Superior Proposal and the most current version of the proposed agreement or agreements relating to such Superior Proposal (or if there is no such proposed agreement or agreements, a description in reasonable detail of the material terms and conditions of such Superior Proposal, including the material terms and conditions of any financing related to such Superior Proposal), (ii) during such five Business Day period, the Company and its Representatives have engaged in good-faith discussions and negotiations with Parent and its Representatives (to the extent Parent desires to discuss or negotiate) regarding any proposed amendments, modifications or changes to the terms and conditions of this Agreement and the transactions contemplated hereby as are proposed by Parent, it being understood and agreed that any material Change to any Superior Proposal or any Intervening Event shall require a new notice under clause (i) of this Section 6.5(e) and a new discussion and negotiation period under this clause (ii) of this Section 6.5(e) (but, in each case, the five Business Day period shall instead be the longer of (1) three Business Days and (2) the amount of time remaining on the initial five Business Day period), and (iii) no earlier than after the end of the applicable discussion and negotiation period, the Board of Directors of the Company determines in good faith (taking into account any amendments, modifications or changes to the terms and conditions of this Agreement and the transactions contemplated hereby as are proposed by Parent as provided in this Section 6.5(e)), after consultation with the Company’s outside legal counsel and financial advisor, (A) in the case of an Acquisition Proposal constituting a Superior Proposal, such Acquisition Proposal still constitutes a Superior Proposal and that the failure to effect a Change in Recommendation pursuant to Section 6.5(d) or terminate this Agreement pursuant to Section 9.1(d)(ii), as applicable, would be inconsistent with the fiduciary duties of the Board of Directors of the Company to the stockholders of the Company under Delaware Law and (B) in the case of an Intervening Event, the failure to effect a Change of Recommendation pursuant to Section 6.5(d) would be inconsistent with the fiduciary duties of the Board of Directors of the Company to the stockholders of the Company under Delaware Law.

(f) Notwithstanding any Change in Recommendation, the Board of Directors of the Company will continue to comply with its obligations under this Agreement, including Section 6.2 and Section 6.3, and will submit this Agreement to the stockholders of the Company for the purpose of obtaining the Stockholder Approval unless this Agreement has been terminated prior to the date of the Stockholders Meeting, or any adjournment or postponement thereof, in accordance with Article IX.

(g) As promptly as practicable after the receipt by the Company and, in any case within 24 hours after the receipt thereof, of (i) any Acquisition Proposal, whether orally or in writing, or (ii) any request for nonpublic information relating to the Company or any of the Company Subsidiaries in connection with an Acquisition Proposal, or any request to engage in communications, discussions or negotiations with respect to an Acquisition Proposal, the Company will provide written notice to Parent of such Acquisition Proposal or request, the identity of the Person making any such Acquisition Proposal or request and the material terms and conditions of such Acquisition Proposal or request, including a copy of any such written Acquisition Proposal, or written request, as applicable. The Company will keep Parent informed on a reasonably prompt basis of the status of any such Acquisition Proposal or request and any material modifications or proposed material modifications thereto. The Company will, reasonably promptly upon receipt or delivery thereof, provide Parent with copies of all drafts and final versions of definitive or other agreements (including schedules and exhibits thereto), and all other written communications describing any of the material terms and conditions of such Acquisition Proposal (and any amendments or modifications thereto) exchanged between the Company, any Company Subsidiary or any Representative of the Company, on the one hand, and the Person making such Acquisition Proposal or any of its Representatives, on the other hand.

(h) Nothing contained in this Agreement will prohibit the Company or the Board of Directors of the Company from (i) disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, or from issuing a “stop, look and listen” statement pending disclosure of its position thereunder, or (ii) making any disclosure to its stockholders if the Board of Directors of the Company determines in good faith, after consultation with the Company’s outside legal counsel, that the failure of the Board of Directors of the Company to make such disclosure would be inconsistent with its fiduciary duties to the stockholders of the Company under Delaware Law, provided that the Board of Directors of the Company may not effect a Change in Recommendation except in accordance with Section 6.5(d) and Section 6.5(e).

(i) Any breach or violation of the restrictions set forth in this Section 6.5 by any Company Subsidiary or by any officer, director or financial advisor of the Company acting at the direction of senior management of the Company or the Board of Directors of the Company will be deemed to be a breach or violation of this Section 6.5 by the Company.

Section 6.6 State Takeover Laws. If any Anti-Takeover Law is or becomes applicable to, or restricts or limits in any manner, any of this Agreement or the transactions contemplated by this Agreement, including the Merger, the Company and its Board of Directors will, to the fullest extent practicable and permitted under applicable Law, grant such approvals and take such actions (i) as are necessary so that the transactions contemplated by this Agreement, including the Merger, may be consummated as promptly as practicable on the terms contemplated by this Agreement and (ii) to minimize the effects of any such Anti-Takeover Law on the transactions contemplated by this Agreement, including the Merger.

Section 6.7 Section 16 of the Exchange Act. Prior to the Closing, each of the Company and Parent will take all such steps as may be required or reasonably advisable (to the extent permitted under applicable Law and no-action letters issued by the SEC) to cause any dispositions of the Company’s Securities (including derivative Securities with respect to Common Stock) or acquisitions of Parent Shares (including derivative Securities with respect to Parent Shares) resulting from the transactions contemplated by this Agreement, including the Merger, by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company or who shall become subject to such reporting requirements with respect to Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by applicable Law.

Section 6.8 Stockholder Litigation. The Company will promptly advise Parent of any Proceeding, whether commenced prior to or after the date of this Agreement, brought by any stockholder of the Company against the Company or its directors or officers relating to this Agreement or the transactions contemplated by this Agreement, including the Merger, and will keep Parent informed on a reasonably prompt basis regarding any such Proceeding, including discussions and developments in respect of settlement thereof. The Company will give Parent the opportunity to participate in, subject to a customary joint defense agreement, but not control the defense of, any such Proceeding or the settlement thereof, will give due consideration to Parent’s views with respect to such Proceeding or the settlement thereof and will not settle or offer to settle any such Proceeding without the prior written consent of Parent (which consent will not be unreasonably withheld, conditioned or delayed).

Section 6.9 Deregistration and Delisting. Prior to the Closing Date, the Company will cooperate with Parent and use commercially reasonable efforts, in accordance with applicable Laws and the rules and regulations of Nasdaq, to facilitate the commencement of the delisting by the Surviving Corporation of the Common Stock from Nasdaq and the termination of the registration of the Common Stock under the Exchange Act as promptly as practicable after the Effective Time. If the Surviving Corporation is or is reasonably likely to be required to file any quarterly or annual report by a filing deadline that is imposed by the Exchange Act and which falls on a date within the 10 days following the Closing Date, the Company will use reasonable best efforts to deliver to Parent at least three Business Days prior to the Closing a substantially final draft of any such quarterly or annual report.

ARTICLE VII

ADDITIONAL AGREEMENTS

Section 7.1 Efforts; Consents and Approvals.

(a) Subject to the terms and conditions of this Agreement, each of Parent and the Company will, and will cause their respective Subsidiaries to, use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Law to consummate the Merger and the other transactions contemplated by this Agreement, including (i) determining all necessary, proper or advisable filings, notices, petitions, clearances, statements, registrations, submissions of information, applications and other documents for consummating the Merger and the other transactions contemplated by this Agreement (including from or to Governmental Authorities or third parties), (ii) preparing and filing as promptly as practicable all documentation to effect such filings, notices, petitions, clearances, statements, registrations, submissions of information, applications and other documents and (iii) obtaining all approvals, consents, registrations, waivers, permits, authorizations, clearances, orders and other confirmations from any Governmental Authority or third party (including notices to or consents from third parties under Company Contracts or Leases) necessary, proper or advisable to consummate the Merger and the other transactions contemplated by this Agreement, including any such approvals, consents, registrations, waivers, permits, authorizations, clearances, orders and other confirmations required under the HSR Act and any other applicable Competition Laws or Foreign Investment Laws; provided that, without limiting Parent’s obligations under Section 7.1(e), in connection with obtaining any consent for or waiver under any Company Contract or Lease, neither the Company nor any Company Subsidiary may agree to any payment, obligation or undertaking, or any limitation on any rights of the Company or any Company Subsidiary, or any obligation or limitation of rights of Parent or its Affiliates, without the prior written consent of Parent (it being understood that the failure to obtain any such consent or waiver shall not affect any of the conditions set forth in Article VIII or give rise to any right to terminate under Article IX).

(b) Each of Parent and the Company will (i) make or prepare, or cause to be made or prepared, the documents, forms, filings or submissions required or advisable of such Party under the HSR Act and any other applicable Competition Laws and Foreign Investment Laws with respect to the transactions contemplated by this Agreement as promptly as practicable and advisable, (ii) use reasonable best efforts to comply with any request for additional information, documents or other materials (including a “second request” under the HSR Act) received by such Party from the FTC, the Antitrust Division of the DOJ or any other Governmental Authority under any applicable Competition Laws or Foreign Investment Laws with respect to such filings or such transactions as promptly as practicable and advisable, (iii) subject to the terms and conditions of this Agreement, act in good faith and reasonably cooperate with the other Party in connection with any such filings and in connection with resolving any investigation or other inquiry of any such agency or other Governmental Authority under the HSR Act or any other applicable Competition Laws or Foreign Investment Laws with respect to any such filing or any such transaction and (iv) not extend any waiting period under the HSR Act or any other applicable Competition Laws or Foreign Investment Laws or enter into any Contract with or Order of any Governmental Authority not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed).

(c) Parent will, on behalf of Parent and the Company, and subject to reasonable and good-faith consultation with the Company and its Representatives, control and lead all communications and strategy related to any filings, obtaining any necessary approvals, and resolving any investigation or other inquiry of any agency or other Governmental Authority under the HSR Act or any other applicable Competition Laws or Foreign Investment Laws. Subject to the foregoing, neither Party shall participate in any substantive meeting, communication, discussion or negotiation with any Governmental Authority in connection with this Agreement unless it gives the other Party prior notice of, consults with the other Party in good faith in advance of, and, to the extent not prohibited by such Governmental Authority, gives the other Party the opportunity to attend and participate in, such meeting, communication, discussion or negotiation. The Parties will use reasonable best efforts to provide, and to cause their respective Affiliates to provide, prompt, full and effective support to the other Parties in all such meetings, communications, discussions and negotiations to the extent requested.

(d) To the extent not prohibited by applicable Law, each of Parent and the Company will use its reasonable best efforts to furnish to the other Party all information required for any application or other filing to be made pursuant to any applicable Law in connection with the transactions contemplated by this Agreement or any other written materials made to or received from any applicable Governmental Authority; provided that materials may be redacted (i) to remove references concerning the valuation of Parent, the Company or any of their Subsidiaries and (ii) as necessary to address reasonable privilege or confidentiality concerns. Each of Parent and the Company will give the other Party reasonable and prompt prior notice of any communication with, and any proposed understanding, undertaking or Contract with, any Governmental Authority regarding any such filings or any such transaction, and keep the other Party informed as to the status of any request, inquiry, objection, charge or other action, by or before any Governmental Authority with respect to the transactions contemplated by this Agreement.

(e) Notwithstanding anything in this Agreement to the contrary and in furtherance of and consistent with Parent’s obligations under Section 7.1(a), Parent will, and will cause its Subsidiaries to, do all things necessary, proper or advisable to eliminate each and every impediment under Competition Laws or Foreign Investment Laws, and to permit and cause the satisfaction of the conditions set forth in Article VIII, in each case, to permit the Closing to occur as promptly as reasonably practicable and in any event prior to the End Date, including by proposing to, proffering, agreeing to and taking any action, and causing to be done, the execution, carrying out or termination of Contracts or Orders or submitting to Laws or other legally binding requirements (i) providing for the license, sale, lease, transfer or other disposition of, any Lien on, or holding separate (through the establishment of trust or otherwise) of, any assets, Securities or rights of Parent or the Company or any of their respective Subsidiaries, (ii) providing for the termination of existing relationships, ventures, arrangements, contractual rights or obligations of Parent or the Company or any of their respective Subsidiaries, (iii) imposing or seeking to impose any limitation on the ability of Parent, the Company or any of their respective Subsidiaries to conduct their respective businesses or own or operate any assets or to acquire, hold or exercise full rights of ownership of the business of Parent, the Company or their respective Subsidiaries, or (iv) effectuating any other change or restructuring of Parent, the Company, the Surviving Corporation or their respective Subsidiaries (any such action in (i) through (iv), a “Remedy Action”); provided, however, that, notwithstanding anything in this Agreement to the contrary, Parent and its Subsidiaries will not be required to propose, proffer, agree to or take or cause to be done any Remedy Action that would, or would reasonably be expected to, individually or in the aggregate, (A) be material to the Company and the Company Subsidiaries, taken as a whole, (B) affect any businesses, products, rights or assets of Parent’s molecular diagnostics business representing, in the aggregate, more than $100,000,000 of revenue for fiscal year ended December 31, 2024, or (C) affect any businesses, products, rights or assets of Parent and its Affiliates (other than those of the Company and the Company Subsidiaries or Parent’s molecular diagnostics business) (any Remedy Action having such result in (A), (B) or (C), a “Burdensome Condition”), or that is not conditioned on the consummation of the transactions contemplated by this Agreement. The Company will not, and will cause its Subsidiaries not to, agree or commit to any Remedy Action without the written consent of Parent, provided that the Company shall, and shall cause each Company Subsidiary to, undertake such actions as requested by Parent if the effectiveness of such action is conditioned upon the occurrence of the Closing. Each of the Parties agrees to cooperate and use its reasonable best efforts to contest and resist any Proceeding, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other Order (whether temporary, preliminary or permanent) that is in effect and that restricts, prevents or prohibits consummation of the Merger and the transactions contemplated by this Agreement, including reasonably pursuing administrative and judicial appeal.

(f) Prior to the Closing, none of Parent, Merger Sub or any of Parent’s other Subsidiaries will consummate, enter into any agreement providing for, or announce, any investment, acquisition or other business combination that would, or would reasonably be expected to, prevent or materially delay satisfaction of the condition set forth in Section 8.1(b).

Section 7.2 Employee Matters.

(a) Parent shall, or shall cause the Surviving Corporation to, for a period beginning at the Effective Time and ending on the first anniversary of the Effective Time (or such shorter period of employment, as the case may be), provide each Continuing Employee with (i) a base salary or base wage rate (as applicable) that is no less than that provided to such Continuing Employee immediately prior to the Effective Time, (ii) a target annual cash incentive opportunity that is no less favorable than that provided to such Continuing Employee immediately prior to the Effective Time, (iii) a target long-term incentive opportunity for the calendar year following the calendar year of Closing that is no less favorable than that provided to similarly situated employees of Parent, (iv) severance benefits in accordance with the terms of the applicable Benefit Plan in which such Continuing Employee is eligible to participate immediately prior to the Effective Time, and (v) other employee benefits (excluding benefits under the Company ESPP) that are no less favorable in the aggregate than (1) through the end of the calendar year of Closing, those provided to such Continuing Employee immediately prior to the Effective Time and (2) thereafter through the first anniversary of the Effective Time, those provided to similarly situated employees of Parent.

(b) To the extent unpaid as of the Effective Time, in respect of each Continuing Employee’s annual bonus for 2025 (the “2025 Annual Bonus”), Parent shall, or shall cause the Surviving Corporation to, pay such Continuing Employee their 2025 Annual Bonus (with the amount of such 2025 Annual Bonus determined by the Human Capital Committee of the Board of Directors of the Company in the ordinary course of business consistent with past practice based on actual levels of performance achievement) within 30 days immediately following the Effective Time.

(c) To the extent that any Continuing Employee becomes eligible to participate in an “employee benefit plan” as defined in Section 3(3) of ERISA (whether or not subject to ERISA) maintained by Parent or any of its Subsidiaries (collectively, the “Parent Benefit Plans”), then, for purposes of determining eligibility to participate and vesting, service with the Company or any of the Company Subsidiaries prior to the Effective Time shall be treated as service with Parent or any of its Subsidiaries to the extent recognized by the Company and the Company Subsidiaries under any similar Benefit Plan prior to the Effective Time in which such Continuing Employee was eligible to participate immediately prior to the Effective Time; provided, that such service shall not be recognized to the extent that such recognition would result in any duplication of benefits, and Parent shall not be required to provide credit for any purpose under any Parent Benefit Plan that is (i) a cash or equity incentive compensation plan, (ii) a defined benefit pension plan, (iii) a post-retirement welfare plan or (iv) a Parent Benefit Plan under which similarly situated employees of Parent and its Subsidiaries do not receive credit for prior service or that is grandfathered or frozen, either with respect to level of benefits or participation.

(d) In addition, subject to applicable Law, Parent shall, or shall cause the Surviving Corporation to, use commercially reasonable efforts to (i) waive, or cause to be waived, any pre-existing condition limitations and waiting periods with respect to participation and coverage requirements applicable to Continuing Employees (and their eligible dependents) under any Parent Benefit Plan that is a welfare benefit plan in which such Continuing Employees may be eligible to participate after the Effective Time, except to the extent that such pre-existing condition limitations and waiting periods would not have been satisfied or waived under the comparable Benefit Plan immediately prior to the Effective Time and (ii) solely with respect to any medical plan, provide each Continuing Employee with credit for any deductibles or co-payments paid during the plan year in which the Effective Time occurs in satisfying any applicable deductible or maximum out-of-pocket requirements under any Parent Benefit Plans that are welfare plans in which such Continuing Employee is eligible to participate for the plan year that includes the Effective Time, in each case, to the extent such deductibles and co-payments would have been applied under the comparable Benefit Plan in which such Continuing Employee participated immediately prior to the Effective Time.

(e) The Parties acknowledge and agree that all provisions contained in this Section 7.2 are included for the sole benefit of the Parties, and that nothing in this Section 7.2, whether express or implied, (i) shall create any third-party beneficiary or other rights (A) in any other Person, including any Individual Service Provider or other current or former service providers of the Company or any Company Subsidiary, any Continuing Employee, or any dependent or beneficiary thereof, or (B) to continued employment with the Company, Parent or any of their respective Affiliates (including, after the Closing, the Surviving Corporation), (ii) shall be treated as an amendment or other modification of any Benefit Plan or Parent Benefit Plan, or (iii) shall limit the right of Parent or its Affiliates (including, after the Closing, the Surviving Corporation) to amend, terminate or otherwise modify any Benefit Plan or Parent Benefit Plan.

Section 7.3 Fees and Expenses. Except as otherwise provided in this Agreement, whether or not the Merger is consummated, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement will be paid by the Party incurring such fees and expenses.

Section 7.4 Directors’ and Officers’ Indemnification and Insurance.

(a) From and after the Effective Time and for a period of six (6) years thereafter, the Surviving Corporation will, and Parent will cause the Surviving Corporation to, (i) indemnify and hold harmless against any costs or expenses (including reasonable attorneys’ fees), and any judgments, fines, losses, claims, damages, settlements, penalties and other amounts or liabilities incurred or paid in connection with any threatened, pending or completed investigation, claim, action, inquiry, suit, proceeding or other matter, whether criminal, civil, administrative or investigative, based on, arising out of, relating to or in connection with the fact that such Person is or was (A) a director, officer, member or manager of the Company or any Company Subsidiary at any time at or prior to the Effective Time or (B) serving as a director, officer, member, manager, trustee or fiduciary of any other Person at the written request of, or with the knowledge and consent of, the Company or any Company Subsidiary (collectively in the preceding (A) and (B), the “Indemnified Persons”) and, in each case, based on, arising out of, relating to or in connection with, any actual or alleged acts, omissions, facts, circumstances, events or other matters occurring or existing (or alleged to have occurred or existed) at or prior to the Effective Time (including in connection with this Agreement and the transactions contemplated hereby), (ii) provide the advancement of expenses to each Indemnified Person on a current basis (but no later than 30 days after the submission of invoices) in connection with any matters that are the subject of the foregoing clause (i), subject to receipt of an undertaking (which shall not require any security) to repay such advances if it is ultimately determined by a court of competent jurisdiction that such Indemnified Person is not entitled to such indemnification or advancement, in the case of the preceding clause (i) and this clause (ii), to the fullest extent permitted by applicable Law, and (iii) maintain and honor the provisions with respect to indemnification, advancement of expenses and exculpation from liability as set forth in the Company’s and the Company Subsidiaries’ Constituent Documents in effect as of immediately prior to the Effective Time, which provisions will not be amended, repealed or otherwise modified in any manner that could adversely affect the rights thereunder of any Indemnified Person without such Indemnified Person’s written consent, except to the extent required by applicable Law. Parent and the Surviving Corporation shall be entitled to control and appoint lead counsel for the defense (reasonably satisfactory to the Indemnified Person subject to such investigation, claim, action, inquiry, suit, proceeding or other matter) of any threatened, pending or completed investigation, claim, action, inquiry, suit, proceeding or other matter described in the prior sentence (unless counsel to such Indemnified Person reasonably concludes that there may be a conflict of interest between Parent or the Surviving Corporation and such Indemnified Person), provided that Parent will not, and Parent will cause the Surviving Corporation not to, settle or compromise or consent to the entry of any judgment or otherwise seek termination with respect to any investigation, claim, action, inquiry, suit, proceeding or other matter in which an Indemnified Person sought or could have sought indemnification, unless such settlement, compromise, consent or termination includes a full and unconditional release of such Indemnified Person or such Indemnified Person consents in writing. From and after the Effective Time, Parent will guarantee and stand surety for, and will cause the Surviving Corporation to honor, in accordance with their respective terms, each of the covenants contained in this Section 7.4.

(b) The Surviving Corporation shall, at Parent’s expense, maintain for a period of six years after the Effective Time directors’ and officers’ liability, fiduciary liability and employment practices liability insurance (“D&O Insurance”) covering each Insured Person, providing for at least the same coverage and amounts as, and containing terms and conditions which are no less favorable to the Insured Persons than, such D&O Insurance in effect as of immediately prior to the Effective Time, with respect to claims or other matters arising from actual or alleged acts, omissions, facts, circumstances, events or other matters that existed or occurred at or before the Effective Time, including in connection with the approval of this Agreement and the consummation of the transactions contemplated by this Agreement; provided that in no event will Parent or the Surviving Corporation be required to expend for any one coverage year more than 300 percent of the current aggregate annual cost expended by the Company and the Company Subsidiaries, as set forth in Section 7.4(b) of the Company Disclosure Letter, to maintain such D&O Insurance (such amount, the “Maximum Amount”); provided, further, that if the aggregate annual cost of such D&O Insurance exceeds the Maximum Amount, the Surviving Corporation will be obligated to obtain the most advantageous such insurance available for a cost not exceeding the Maximum Amount. In lieu of the foregoing, the Company, in its sole discretion, may, and if the Company does not, Parent may direct the Company to, purchase, at Parent’s expense, directors’ and officers’ liability, fiduciary liability and employment practices liability “tail” insurance covering each Insured Person, providing for at least the same coverage and amounts as, and containing terms and conditions that are no less favorable to the

Insured Persons than, the D&O Insurance in effect as of immediately prior to the Effective Time, with respect to claims or other matters arising from actual or alleged acts, omissions, facts, circumstances, events or other matters that existed or occurred at or before the Effective Time, including in connection with the approval of this Agreement and the consummation of the transactions contemplated by this Agreement; provided that in no event shall Parent be required to, nor shall the Company, expend for such “tail” insurance an amount in excess of the Maximum Amount; provided, further, that if the aggregate cost of such “tail” insurance exceeds the Maximum Amount, the Company shall obtain the most advantageous such “tail” insurance available for a cost not exceeding the Maximum Amount.

(c) Parent and Merger Sub agree that the rights of each Indemnified Person and each Insured Person hereunder will be in addition to, and not in limitation or substitution of, any other rights such Indemnified Person or Insured Person may have under the Constituent Documents of the Company or any Company Subsidiary or the Surviving Corporation, any other indemnification Contract, the DGCL or otherwise. Nothing in this Agreement, including this Section 7.4, is intended to, shall be construed to or shall release, waive or impair any rights to insurance under any policy that is or has been in existence with respect to the Company or any Company Subsidiary or the Indemnified Persons or Insured Persons, it being understood and agreed that the indemnification provided for in this Section 7.4 is not prior to, or in limitation of or substitution for, any claims under any such policies.

(d) The provisions of this Section 7.4 will survive the consummation of the Merger and expressly are intended to benefit, and are enforceable by, each of the Indemnified Persons, the Insured Persons and their respective heirs, executors, administrators and personal representatives, each of whom will be third-party beneficiaries of this Section 7.4. In the event that the Surviving Corporation or Parent, or any of their respective successors or assigns, (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers or conveys 50 percent or more of its properties or assets to any Person (including by liquidation, dissolution or assignment for the benefit of creditors or similar action), then, and in either such case, proper provision will be made so that the successors and assigns of the Surviving Corporation or Parent, as applicable, will assume, and comply with, the obligations set forth in this Section 7.4.

Section 7.5 Public Announcements. Parent and the Company agree that no public release or announcement concerning this Agreement, the Merger or the transactions contemplated hereby shall be issued by any Party without the prior written consent of the Company and Parent (such consent not to be unreasonably withheld, conditioned or delayed), except (a) as such public release or announcement may be required by applicable Law, Order, court process or the rules and regulations of, or any listing agreement with, any national securities exchange or national securities quotation system, in which case the Party required to make the public release or announcement shall use its commercially reasonable efforts to allow the other Party reasonable time to comment on such public release or announcement in advance of such issuance (including by providing the contents of such public release or announcement), it being understood that the final form and content of any such public release or announcement, to the extent required, shall be at the final discretion of the disclosing Party, or (b) for such public release or announcement that (i) relates to any dispute among the Parties or their Affiliates regarding this Agreement, the Merger or the transactions contemplated hereby or (ii) is made by the Company, in compliance with Section 6.5, in response to the receipt or existence of any Acquisition Proposal or Superior Proposal, its consideration of the foregoing or the making of a Change in Recommendation pursuant to Section 6.5. Notwithstanding the foregoing, this Section 7.5 will not apply to any public release or announcement made by the Company or Parent, the text of which is substantially consistent with information included in a public release or announcement previously made in compliance with this Section 7.5. The Company and Parent agree that any press release announcing the execution and delivery of this Agreement shall be a joint release of, and shall not be issued prior to the approval of, Parent and the Company.

Section 7.6 Notice of Certain Events. During the Interim Period, the Company will promptly notify Parent in writing, and Parent will promptly notify the Company in writing, as applicable, after receiving or becoming aware of (a) any written notice or other communication from any Person alleging that the consent or waiver of such Person is or may be required in connection with the transactions contemplated by this Agreement, if the failure of such Party to obtain such consent or waiver could reasonably be expected to be material to the Company, the Surviving Corporation or Parent, as the case may be (and the response thereto from Parent or the Company, as the case may be), (b) the occurrence, or non-occurrence, of any event which could be reasonably likely to cause any condition set forth in Section 8.2 (in the case of the Company as the notifying Party) or Section 8.3 (in the case of Parent as the notifying Party) to not be met and (c) any Proceeding commenced or, to its knowledge, threatened against, relating to or otherwise involving Parent or any of the Subsidiaries of Parent (if Parent is the notifying Party) or the Company or any Company Subsidiary (if the Company is the notifying Party) that relates to the consummation of the transactions contemplated by this Agreement. The delivery of any notice pursuant to this Section 7.6 will not (i) limit, modify or otherwise affect any of the representations, warranties, covenants, agreements or conditions contained in this Agreement, (ii) limit or otherwise affect the rights or remedies of Parent or the Company, (iii) be deemed to affect or modify Parent’s or Merger Sub’s reliance on the representations, warranties, covenants and agreements made by the Company in this Agreement or the Company’s reliance on the representations, warranties, covenants, and agreements made by Parent and Merger Sub in this Agreement or (iv) be deemed to amend or supplement the Company Disclosure Letter or prevent or cure any misrepresentation, breach of warranty or breach of covenant by the Company, Parent or Merger Sub.

Section 7.7 Control of Operations. Without limiting any Party’s rights or obligations under this Agreement, the Parties understand and agree that (a) nothing contained in this Agreement will give Parent or Merger Sub, directly or indirectly, the right to control, direct or influence the Company’s or any Company Subsidiary’s operations prior to the Effective Time, and (b) prior to the Effective Time, the Company will exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ operations.

Section 7.8 Financing Cooperation.

(a) Parent expressly acknowledges and agrees that neither the availability, the terms nor the obtaining of the Financing or any other financing is in any manner a condition to the Merger, the Closing or the obligations of Parent to consummate the transactions contemplated hereby, and reaffirms its obligation to consummate the Merger, the Closing and the transactions contemplated hereby, irrespective and independently of the availability of the Financing or any other financing.

(b) The Company shall, and shall cause the Company Subsidiaries to, use its and their reasonable best efforts to, and shall use its reasonable best efforts to cause its and their respective Representatives to, provide customary cooperation and customary financial information, in each case that is reasonably requested by Parent upon reasonable prior written notice in connection with any financing obtained or to be obtained by Parent for the purpose of financing the Merger or any transaction undertaken in connection therewith (the “Financing”), including by (i) furnishing, or causing to be furnished, to Parent (A) audited consolidated balance sheets and related consolidated statements of operations, comprehensive loss, stockholders’ equity and cash flows for the Company for each of the three most recently completed fiscal years of the Company ended at least 60 days prior to the Closing Date, prepared in accordance with GAAP applied on a basis consistent with that of the most recent fiscal year, and (B) unaudited condensed consolidated balance sheets and related condensed consolidated statements of operations, comprehensive loss, stockholders’ equity and cash flows (in each case, subject to normal year-end adjustments and absence of footnotes) for each subsequent fiscal quarter ended on a date that is at least 40 days prior to the Closing Date; provided that the financial statements required to be delivered pursuant to this clause (i) shall be deemed to have been delivered on the date on which such items have been publicly filed with, and made available on the website of, the SEC or made publicly available on the website of any national securities exchange, and (ii) using reasonable best efforts to cause the Company’s and the Company Subsidiaries’ independent accountants, as reasonably requested by Parent, to (A) consent to the use of their audit reports on the financial statements of the Company and the Company Subsidiaries in any materials relating to the Financing or in connection with any filings made with the SEC or pursuant to the Securities Act or Exchange Act in connection with the Financing, (B) provide any customary “comfort letters” (including drafts thereof that such accountants are prepared to issue at the time of pricing and at closing of any offering or placement of the Financing) necessary and reasonably requested in writing by Parent in connection with any debt capital markets transaction comprising a part of the Financing, and (C) participate in a reasonable number of customary due diligence sessions; provided, however, that (1) no such cooperation shall be required to the extent it would (I) unreasonably interfere with the conduct of the Company’s or any Company Subsidiary’s business, (II) require the Company or any of the Company Subsidiaries to incur any fees, expenses or other liability or to reimburse any expenses prior to the Effective Time for which it has not received prior reimbursement or is not otherwise indemnified by or on behalf of Parent, (III) be reasonably expected to cause any Representative of the Company or any Company Subsidiary to incur any personal liability, (IV) require the Company or any Company Subsidiary to waive, breach or amend any terms of this Agreement, or agree to any change or modification of any other existing agreement or other documentation in connection therewith that would be effective prior to the Effective Time, (V) require the Company, any Company Subsidiary or any of their respective Representatives to provide any information that is prohibited or restricted by applicable Law or is legally privileged (provided, however, that the Company shall use its reasonable best efforts to make appropriate substitute arrangements to permit reasonable disclosure not in violation of Law or to allow for such access or disclosure to the maximum extent that does not result in a loss or waiver of such legal privilege), (VI) require the Company, any Company Subsidiary or any of their respective Representatives to take any action that conflicts with, or results in any violation or breach of, or default (with or without notice or lapse of time, or both) under, the organizational documents of the Company or any Company Subsidiary, any applicable Laws, or any Contracts of the Company or any Company Subsidiary, or (VII) require the Company, any Company Subsidiary or any of their respective Representatives to produce any financial information regarding the Company and the Company Subsidiaries that is not readily available or within the Company’s possession or to prepare or produce any projections or pro forma financial statements and (2) the Company, the Company Subsidiaries and their respective Representatives shall not be required to execute any credit or security documentation or any other definitive agreement (other than customary authorization and representation letters in connection with the Financing), adopt any resolution or otherwise take any corporate or similar action or incur any obligation or liability in connection with the Financing or to approve or authorize the Financing (including the documentation or instruments pursuant to which the Financing is obtained) or provide any indemnity, in each case of this clause (2), prior to the Effective Time, and shall not be required to deliver or cause to be delivered any opinion of counsel or solvency certificate in connection with such cooperation. The Company hereby consents to the use of its and the Company Subsidiaries’ logos in connection with the Financing so long as such logos are used solely in a manner that is reasonable and customary and not intended or reasonably likely to harm, disparage or otherwise adversely affect the Company or any of the Company Subsidiaries or the reputation or goodwill of the Company or any of the Company Subsidiaries.

(c) Parent shall indemnify and hold harmless the Company, the Company Subsidiaries, and their respective Representatives from and against any claims, damages, injuries, judgments, awards, penalties, fines, costs, settlement payments, expenses, liabilities or losses suffered or incurred by them based on, arising out of, relating to or in connection with, in whole or in part, the Financing or their cooperation therewith and any information utilized in connection therewith, except in the event such claims, damages, injuries, judgments, awards, penalties, fines, costs, settlement payments, expenses, liabilities or losses arise out of or result from (i) the willful misconduct, gross negligence or bad faith of the Company and the Company Subsidiaries or any of their respective Representatives, (ii) the material breach by the Company of its obligations under this Agreement or (iii) any intentional misstatement or omission in information provided in writing hereunder by or on behalf of the Company, the Company Subsidiaries or any of their respective Representatives for use in connection with the Financing (clauses (i) through (iii), collectively, the “Indemnity Exceptions”). Parent shall, promptly upon request by the Company, reimburse the Company and the Company Subsidiaries for all reasonable and documented out-of-pocket costs actually incurred by the Company and the Company Subsidiaries (including those of their respective Representatives and reasonable and documented attorneys’ fees) in connection with taking action required or requested by Parent pursuant to this Section 7.8, other than those arising out of or resulting from the Indemnity Exceptions.

Section 7.9 Treatment of Company Indebtedness.

(a) The Company shall (and shall cause the Company Subsidiaries to) deliver all notices and take all other actions, in each case required to be delivered or taken by the Company or any Company Subsidiary, as applicable, to facilitate substantially concurrently with, or prior to, the Effective Time the termination of all commitments outstanding under the Company Credit Agreement, the repayment in full of all obligations outstanding thereunder, the release of all Liens securing such obligations, and the release of all guarantees in connection therewith. In furtherance and not in limitation of the foregoing, the Company shall, and shall cause the Company Subsidiaries to, (i) use reasonable best efforts to deliver to Parent at least five Business Days prior to the Closing Date, a draft payoff letter and draft related release documentation and (ii) deliver to Parent on or prior to the Closing Date, an executed payoff letter and executed related release documentation, in each case, with respect to the Company Credit Agreement (the “Payoff Letter”), in form and substance customary for transactions of this type, from the agent on behalf of the Persons to whom such indebtedness is owed, which Payoff Letter, together with any related release documentation, shall, among other things, include the payoff amount and provide that all guarantees and Liens granted in connection therewith relating to the assets, rights and properties of the Company and the Company Subsidiaries and securing such indebtedness and any other obligations secured thereby, shall, upon receipt of the payoff amount set forth in the Payoff Letter by the applicable Persons listed in the Payoff Letter substantially concurrently with, or prior to, the Effective Time and in accordance with the terms of the Payoff Letter, be released and terminated.

(b) Within the time periods required by the terms of the applicable Convertible Notes Indenture, the Company shall, and shall cause the Company Subsidiaries to, take all actions required by the applicable Convertible Notes Indenture and applicable Law to be performed by the Company or any Company Subsidiary at or prior to the Effective Time as a result of the execution and delivery of this Agreement or the consummation of the Merger, including the giving of any notices that may be required and delivery to the trustee, holders or other applicable Persons, as applicable, of any documents or instruments required to be delivered at or prior to the Effective Time to such trustee, holders or other applicable Persons, in each case in connection with the execution and delivery of this Agreement, the Merger or as otherwise required by the applicable Convertible Notes Indenture; provided that the Company (or the applicable Company Subsidiary) shall use reasonable best efforts to deliver a copy of any such notice or other document to Parent at least three Business Days prior to delivering or entering into such notice or other document in accordance with the terms of the applicable Convertible Notes Indenture. Without limiting the generality of the foregoing, prior to the Effective Time, the Company agrees to cooperate with Parent, at Parent’s written request, by (i) executing and delivering (or causing to be executed and delivered, as applicable) at the Effective Time, one or more supplemental indentures, officer’s certificates and opinions of counsel, in each case in form and substance reasonably acceptable to Parent, pursuant to each Convertible Notes Indenture and (ii) using its reasonable best efforts to cause the trustee under each Convertible Notes Indenture to execute at the Effective Time, any such supplemental indenture.

(c) In the event that Parent desires to consummate a repurchase offer, redemption or similar transaction with respect to any or all of the Convertible Notes (any such transaction, a “Repurchase Transaction”), each of the Company, Parent and Merger Sub shall use their respective reasonable best efforts to, and will use their respective reasonable best efforts to cause their respective Subsidiaries and Representatives to, cooperate with one another in good faith to permit such Repurchase Transaction to be effected on such terms, conditions and timing as reasonably requested by Parent, including if so requested by Parent, causing such Repurchase Transaction to be consummated substantially concurrently with, but not prior to, the Closing, and the Company shall prepare (and execute and deliver (or cause to be executed and delivered)) any documentation related thereto in form and substance reasonably satisfactory to Parent (including any officer’s certificates or opinions of counsel required under the Convertible Notes Indentures in connection therewith); it being understood that in no event shall the Company be required to (i) prepare or commence any documentation for any Repurchase

Transaction that will result in such Repurchase Transaction being effective prior to the Effective Time or (ii) incur any other cost or expense in connection with such Repurchase Transaction unless Parent agrees to reimburse the Company for all costs and expenses incurred by the Company in connection therewith. Any dealer manager, information agent, depositary or other agent retained in connection with any Repurchase Transaction will be selected by Parent or its Subsidiaries and retained by the Company, and their fees and out-of-pocket expenses will be paid directly by Parent.

Section 7.10 Merger Sub. Parent will take all actions necessary to (a) cause Merger Sub to comply with this Agreement, to perform its obligations under this Agreement and to consummate the Merger, in each case, on the terms and conditions set forth in this Agreement, and (b) ensure that, prior to the Effective Time, Merger Sub shall not conduct any business, make any investments or incur or guarantee any indebtedness or liabilities other than as specifically contemplated by this Agreement.

ARTICLE VIII

CONDITIONS PRECEDENT

Section 8.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each Party to effect the Merger are subject to the satisfaction, or waiver (if permissible under applicable Law) by the Company and Parent, at or prior to the Closing of the following conditions:

(a) the Company shall have obtained the Stockholder Approval;

(b) the waiting period under the HSR Act applicable to the Merger (or any extension thereof, including the expiration or termination of any timing agreement entered into with any Governmental Authority in accordance with the terms of this Agreement) shall have expired or been terminated and all consents, approvals or authorizations of, declarations or filings with or notices to any Governmental Authority pursuant to any other applicable Competition Law or Foreign Investment Law in connection with the consummation of the Merger that are set forth in Section 8.1(b) of the Company Disclosure Letter shall have been obtained and made, as the case may be, and shall be in full force and effect, in each case without the imposition of any Burdensome Condition; and

(c) no Laws shall have been enacted, enforced, entered, adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other Order shall have been issued by a court or other Governmental Authority and remain in effect, having the effect of restraining, enjoining, making illegal or otherwise prohibiting consummation of the Merger (such Laws and Orders, collectively, “Restraints”).

Section 8.2 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction, or waiver (if permissible under applicable Law) by Parent, at or prior to the Closing of the following additional conditions:

(a) (i) each of the representations and warranties of the Company set forth in the first sentence of Section 4.1 and in Section 4.3(c), Section 4.4, Section 4.6 and Section 4.28 (collectively, the “Fundamental Representations”) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representations and warranties expressly speak as of another date, in which case such representations and warranties shall be true and correct in all material respects as of such other date), (ii) each of the representations and warranties of the Company set forth in Section 4.3(a), Section 4.3(b) and Section 4.3(d) (solely to the extent applicable to the Company and Securities of the Company) (collectively, the “Capitalization Representations”) shall be true and correct in all respects (other than de minimis inaccuracies) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representations and warranties expressly speak as of another date, in which case such representations and warranties shall be true and correct in all respects (other than de minimis inaccuracies) as of such other date), (iii) the representation and warranty of the Company set forth in Section 4.10(a) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date and (iv) each of the other representations and warranties of the Company set forth in this Agreement, in each case made as if none of such representations and warranties contained any qualifications or limitations as to “materiality,” “Material Adverse Effect” or similar qualification, shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representations and warranties expressly speak as of another date, in which case such representations and warranties shall be true and correct as of such other date), except where the failure of such representations and warranties to be true and correct as so made has not had and would not reasonably be expected to have a Material Adverse Effect;

(b) the Company shall have performed or complied in all material respects with all covenants and agreements required to be performed by it or complied with by it under this Agreement at or prior to the Closing;

(c) since the date of this Agreement, no Material Adverse Effect shall have occurred; and

(d) Parent shall have received a certificate of a duly authorized officer of the Company certifying the matters set forth in Section 8.2(a), Section 8.2(b) and Section 8.2(c).

Section 8.3 Conditions to Obligations of the Company. The obligations of the Company to effect the Merger are subject to the satisfaction, or waiver (if permissible under applicable Law) by the Company, at or prior to the Closing of the following additional conditions:

(a) each of the representations and warranties of Parent and Merger Sub set forth in this Agreement, in each case made as if none of such representations and warranties contained any qualifications or limitations as to “materiality,” “material adverse effect” or similar qualification, shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representations and warranties expressly speak as of another date, in which case such representations and warranties shall be true and correct as of such other date), except where the failure of such representations and warranties to be true and correct as so made has not had and would not reasonably be expected to have a Parent Material Adverse Effect;

(b) each of Parent and Merger Sub shall have performed or complied in all material respects with all covenants and agreements required to be performed by it or complied with by it under this Agreement at or prior to the Closing; and

(c) the Company shall have received a certificate of a duly authorized officer of Parent certifying the matters set forth in Section 8.3(a) and Section 8.3(b).

ARTICLE IX

TERMINATION

Section 9.1 Termination. Notwithstanding anything to the contrary contained in this Agreement, this Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time, whether before or after receipt of the Stockholder Approval or approval of the Merger by the sole stockholder of Merger Sub (except as otherwise expressly noted):

(a) by mutual written agreement of Parent and the Company;

(b) by either Parent or the Company, if:

(i) the Merger has not been consummated by November 19, 2026 (the “End Date”), whether the End Date is before or after the date of the Stockholder Approval; provided that (A) if, as of the date that is the third Business Day prior to the End Date, all of the conditions set forth in Article VIII have been satisfied or waived (other than (1) the condition set forth in Section 8.1(b), (2) the condition set forth in Section 8.1(c) as it relates to a Restraint which is, or is imposed pursuant to, a Competition Law or Foreign Investment Law, or (3) those conditions that by their nature are to be satisfied at the Closing (if such conditions are capable of being satisfied were the Closing to occur at such time)), the then-applicable End Date shall be automatically extended to the first Business Day that is at least 90 days after the then-applicable End Date (with all references in this Agreement to the End Date thereafter being deemed to be references to the End Date as so extended), and (B) if all of the conditions set forth in Article VIII are satisfied (or in the case of conditions that by their nature are to be satisfied at the Closing, are then capable of being satisfied were the Closing to occur at such time) on a date that occurs on or prior to the End Date, but the Closing would thereafter occur in accordance with Section 2.2 on a date (the “Specified Date”) after the End Date, then the End Date shall automatically be extended to such Specified Date, and the Specified Date shall become the End Date for all purposes of this Agreement; provided, further, that the right of termination pursuant to this Section 9.1(b)(i) shall not be available to any Party that has materially breached its (and in the case of Parent, including Merger Sub’s) covenants or agreements under this Agreement and such breach was the primary cause for the failure of the Merger to be consummated by the End Date;

(ii) any Restraint on the consummation of the Merger or making the Merger illegal is in effect and has become final and non-appealable; provided that the right of termination pursuant to this Section 9.1(b)(ii) shall not be available to any Party that has materially breached its (and in the case of Parent, including Merger Sub’s) covenants or agreements under this Agreement and such breach was the primary cause of the issuance of such final and non-appealable Restraint; or

(iii) the Stockholder Approval is not obtained upon a vote taken on the adoption of this Agreement at the Stockholders Meeting or any adjournment or postponement thereof;

(c) by Parent, if:

(i) the Company has breached or failed to perform or comply with any of its representations, warranties, covenants or agreements contained in this Agreement, or any such representations or warranties have become inaccurate after the date of this Agreement, and such breach, failure or inaccuracy would result in a failure of any condition set forth in Section 8.2(a) or Section 8.2(b) and is incapable of being cured by the Company or, if capable of being cured, is not cured prior to the earlier of (A) 30 days after the date written notice thereof is given by Parent to the Company and (B) the End Date; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 9.1(c)(i) if Parent or Merger Sub is then in material breach of any of its covenants or agreements under this Agreement so as to result in the failure of a condition set forth in Section 8.3(b); or

(ii) at any time prior to obtaining the Stockholder Approval, if the Board of Directors of the Company has effected a Change in Recommendation; or

(d) by the Company, if:

(i) Parent or Merger Sub has breached or failed to perform or comply with any of its representations, warranties, covenants or agreements contained in this Agreement, or any such representations or warranties have become inaccurate after the date of this Agreement, and such breach, failure or inaccuracy would result in a failure of any condition set forth in Section 8.3(a) or Section 8.3(b) and is incapable of being cured by Parent or Merger Sub or, if capable of being cured, is not cured prior to the earlier of (A) 30 days after the date written notice thereof is given by the Company to Parent and (B) the End Date; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 9.1(d)(i) if the Company is then in material breach of any of its covenants or agreements under this Agreement so as to result in the failure of a condition set forth in Section 8.2(b); or

(ii) at any time prior to obtaining the Stockholder Approval, in order for the Company to substantially concurrently with such termination enter into a definitive agreement with respect to a Superior Proposal to the extent permitted by, and subject to the applicable terms and conditions of, Section 6.5(d) and Section 6.5(e), provided, however, that substantially concurrently with such termination, the Company pays or causes to be paid to Parent the Company Termination Fee in accordance with Section 9.3(a)(iii).

Section 9.2 Effect of Termination. In the event of any termination of this Agreement as provided in Section 9.1, written notice thereof shall be given by the terminating Party to the other Party, specifying the provisions hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void and of no effect, the obligations of the Parties under this Agreement will terminate and there will be no liability on the part of any Party with respect thereto, except for the confidentiality provisions of Section 6.4, Section 7.8(c) and the provisions of this Section 9.2, Section 9.3 and Article X, each of which will remain in full force and effect; provided that, except as otherwise provided in Section 9.3, no Party will be relieved or released from any liability or damages (which may include, in the case of the Company, amounts representing, or based on the loss of, any premium or other economic entitlement the stockholders of the Company would be entitled to receive pursuant to the terms of this Agreement if the Merger were consummated in accordance with the terms of this Agreement) arising or resulting from any actual fraud in the making of the representations and warranties set forth in this Agreement or knowing and intentional breach of any covenants or agreements under this Agreement. For purposes of this Agreement, “knowing and intentional breach” shall mean an action or omission taken or omitted to be taken that the breaching Party intentionally takes (or intentionally fails to take) and knows would, or knows would reasonably be expected to, cause a material breach of this Agreement.

Section 9.3 Company Termination Fee.

(a) The Company will pay or cause to be paid by a U.S. Person to Parent, by wire transfer of cash in immediately available funds, $628,694,446 (the “Company Termination Fee”) if this Agreement is terminated under the following circumstances:

(i) if (A) this Agreement is terminated (1) by either Parent or the Company pursuant to Section 9.1(b)(i), (2) by either Parent or the Company pursuant to Section 9.1(b)(iii) or (3) by Parent pursuant to Section 9.1(c)(i) on the basis of a breach of a covenant or agreement contained in this Agreement, and after the date of this Agreement and prior to such termination described in the foregoing clause (1) through (3), an Acquisition Proposal has been publicly announced or disclosed or has otherwise become publicly known or, solely in the cases of clauses (A)(1) and (A)(2), a non-public Acquisition Proposal has been made to the Board of Directors of the Company after the date of this Agreement and prior to such termination, which Acquisition Proposal has not been withdrawn (publicly, if public) at the time of such termination, in the case of a termination pursuant to Section 9.1(b)(i), at the time of such breach, in the case of a termination pursuant to Section 9.1(c)(i) or, at least two Business Days before the Stockholders Meeting, in the case of a termination pursuant to Section 9.1(b)(iii), and (B) within 12 months after the date of such termination pursuant to Section 9.1(b)(i), Section 9.1(b)(iii) or Section 9.1(c)(i), the Company (I) enters into a definitive agreement with respect to any Acquisition Proposal (including any Acquisition Proposal made after the date of the termination of this Agreement), or (II) consummates the transaction contemplated by any Acquisition Proposal (including any Acquisition Proposal made after the date of termination of this Agreement), then the Company will pay or cause to be paid by a U.S. Person the Company Termination Fee substantially concurrently with the earlier of the entry into such definitive agreement or the consummation of such transaction; provided that, for purposes of this Section 9.3(a)(i), all references to 20 percent included in the definition of the term “Acquisition Proposal” will be deemed to refer to 50 percent;

(ii) if this Agreement is terminated by Parent pursuant to Section 9.1(c)(ii), then the Company will pay or cause to be paid by a U.S. Person the Company Termination Fee by the second Business Day following the date of such termination;

(iii) if this Agreement is terminated by the Company pursuant to Section 9.1(d)(ii), then the Company will pay or cause to be paid by a U.S. Person the Company Termination Fee substantially concurrently with such termination; or

(iv) if this Agreement is terminated by the Company pursuant to Section 9.1(b)(i) or Section 9.1(b)(iii) and, at the time of such termination, Parent is entitled to terminate this Agreement pursuant to Section 9.1(c)(ii), then the Company will pay or cause to be paid by a U.S. Person the Company Termination Fee by the second Business Day following the date of such termination.

(b) Each of the Parties acknowledges that any amounts payable by the Company to Parent pursuant to this Section 9.3 are not a penalty, but rather constitute liquidated damages in a reasonable amount that will compensate Parent for the efforts and resources expended and opportunities foregone while proposing and negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger, which amount would otherwise be impossible to calculate with precision.

(c) The Company acknowledges and agrees that the agreements contained in this Section 9.3 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Parent would not enter into this Agreement. Accordingly, if the Company fails promptly to pay any amounts due under this Section 9.3 and, in order to obtain such payment, Parent commences any Proceeding that results in a judgment against the Company for such amounts, the Company will pay interest on such amounts from the date payment of such amounts was due to the date of actual payment at the prime rate as published by Bloomberg in effect on the date such payment was due, together with the costs and expenses (including reasonable legal fees and expenses) incurred by Parent in connection with such Proceeding.

(d) Notwithstanding anything to the contrary set forth in this Agreement, the Parties agree that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion.

ARTICLE X

GENERAL PROVISIONS

Section 10.1 Non-Survival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and agreements prior to the Effective Time, will survive the Effective Time, provided that nothing in this Section 10.1 shall limit (a) any covenants or agreements contained in this Agreement that by their terms apply or are to be performed after the Effective Time or (b) this Article X.

Section 10.2 Notices. All notices and other communications in connection with this Agreement will be in writing and will be deemed duly given (a) on the date of delivery if delivered personally, (b) on the third Business Day following the date of dispatch if delivered pre-paid by a recognized overnight courier service or (c) when sent by email, with no “bounceback” or notice of non-delivery generated to sender, if sent before 6:00 p.m. addressee’s local time on a Business Day, or on the next Business Day if sent after 6:00 p.m. addressee’s local time (or, the first Business Day following such sending if the sending date is not a Business Day). All notices in connection with this Agreement will be delivered as set forth below or pursuant to such other instructions as may be designated in writing by the Party to receive such notice in a notice given in accordance with this Section 10.2:

If to Parent or Merger Sub, to:

Abbott Laboratories
100 Abbott Park Road, D-364
Abbott Park, IL 60064-3500
Attention:	Executive Vice President, General Counsel and Secretary
Email:	[***]
[***]

with a copy (which will not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attention:	David K. Lam
Ahsan M. Barkatullah
Email:	[***]
[***]

If to the Company, to:

Exact Sciences Corporation
5505 Endeavor Lane
Madison, WI 53719
Attention:	General Counsel
Email:	[***]

with a copy (which will not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
320 South Canal Street
Chicago, IL 60606
Attention:	Richard C. Witzel, Jr.
Rachel E. Cohn
Email:	[***]
[***]

Section 10.3 Entire Agreement; Third-Party Beneficiaries. This Agreement (including the Exhibits and the Company Disclosure Letter), the Confidentiality Agreement and the Clean Team Agreement constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the Parties or any of them with respect to their subject matter. The Parties have not made any other agreements or binding statements, oral or otherwise, express or implied, pertaining to this Agreement (including the Exhibits and the Company Disclosure Letter), the Confidentiality Agreement and the Clean Team Agreement. This Agreement will be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement, express or implied, is intended to or will confer upon any Person not a party to this Agreement any rights, benefits or remedies of any nature whatsoever; provided that from and after the Effective Time, (a) the obligations set forth in Section 7.4 may be enforced by the Indemnified Persons and the Insured Persons and (b) subject to the terms and conditions in Article II and Article III, following the occurrence of the Effective Time, the right of the Company’s stockholders and holders of Company Equity Awards to receive the Merger Consideration or payment under Section 2.7 may be enforced by such stockholders or holders of Company Equity Awards. Notwithstanding the foregoing, in the event of a termination of this Agreement, and subject to Section 9.2, the Company shall have the right, on behalf of the Company’s stockholders and holders of Company Equity Awards (who are and shall be third-party beneficiaries hereunder solely to the extent necessary for this sentence to be enforceable) to pursue and recover damages against Parent and Merger Sub for loss of the Merger Consideration or payment under Section 2.7 pursuant to this Agreement (including the loss of the premium that such stockholders or holders of Company Equity Awards would be entitled to receive pursuant to the terms of this Agreement if the Merger were consummated in accordance with the terms of this Agreement); provided that the rights granted pursuant to this sentence shall be enforceable on behalf of the Company’s stockholders and holders of Company Equity Awards only by the Company, in its sole and absolute discretion, on behalf of such stockholders and holders of Company Equity Awards, and any amounts received by the Company in connection therewith may be retained by the Company. Parent’s obligations under the Confidentiality Agreement and the Clean Team Agreement will terminate as of the Closing.

Section 10.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any Law (including as a matter of public policy), all other terms and provisions of this Agreement will nevertheless remain in full force and effect. Notwithstanding the foregoing, upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

Section 10.5 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the Parties, in whole or in part (whether by operation of Law or otherwise), without the prior written consent of the other Parties, and any attempt to make any such assignment without such consent will be null and void; provided that, with the prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed), prior to the Effective Time, Parent may assign and transfer the Securities of Merger Sub held by Parent to any direct or indirect wholly owned Subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

Section 10.6 Amendment. This Agreement may be amended by the Parties, by action taken or authorized by their respective Boards of Directors, at any time before or after obtaining the Stockholder Approval or by the sole stockholder of Merger Sub, but after such adoption and approval, no amendment will be made which by Law or in accordance with the rules of Nasdaq requires further adoption or approval by any such stockholders without such further adoption and approval, as applicable. In any event, this Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

Section 10.7 Extension; Waiver. At any time prior to the Effective Time, the Parties, by action taken or authorized by their respective Boards of Directors, may to the extent legally permitted, (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties of the other Parties contained in this Agreement or in any document delivered pursuant to this Agreement and (c) waive compliance with any of the agreements or conditions contained in this Agreement. Following the receipt of the Stockholder Approval, no extension or waiver will be made which by Law or in accordance with the rules of Nasdaq requires further approval by the stockholders of the Company without such further approval. Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in a written instrument signed on behalf of such Party. The failure or delay of any Party to assert any of its rights under this Agreement or otherwise will not constitute a waiver of those rights, nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 10.8 Governing Law and Venue: Waiver of Jury Trial.

(a) THIS AGREEMENT WILL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS WILL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH, AND ALL ACTIONS, SUITS AND PROCEEDINGS ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT WILL BE GOVERNED BY, THE SUBSTANTIVE AND PROCEDURAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ANY CHOICE OR CONFLICTS OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

(b) The Parties irrevocably submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, if such court declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) with respect to all matters arising out of or relating to this Agreement, the interpretation and enforcement of the provisions of this Agreement, and of the documents referred to in this Agreement, and in respect of the transactions contemplated by this Agreement, and irrevocably waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that such Parties are not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or convenient or that this Agreement or any such document may not be enforced in or by such courts, and the Parties agree that all claims with respect to such action, suit or proceeding will be heard and determined exclusively in such courts. The Parties consent to and grant any such court jurisdiction over the person of such Parties solely for such purpose and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action, suit or proceeding in the manner provided in Section 10.2 or in such other manner as may be permitted by Law will be valid and sufficient service. The Parties agree that a final judgment in any such action, suit or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided that nothing in the foregoing will restrict any Party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.

(c) EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY ACKNOWLEDGES AND AGREES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY SUCH ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING WHATSOEVER BETWEEN OR AMONG THEM RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER. EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS IN THIS SECTION 10.8(C).

Section 10.9 Enforcement. The Parties acknowledge and agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the Parties will be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the performance of the terms and provisions hereof in any court referred to in Section 10.8, without proof of actual damages (and each Party hereby waives any requirement for the securing or posting of any bond or other undertaking in connection with such remedy), this being in addition to any other remedy to which they are entitled at Law or in equity. The Parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for such breach.

Section 10.10 Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original but all of which will constitute one and the same instrument. This Agreement will become effective when each Party has received counterparts executed and delivered by the other Parties. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, “pdf,” “tif” or “jpg”) and other electronic signatures (including DocuSign and Adobe Sign). The use of electronic signatures and electronic records shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the Delaware Uniform Electronic Transactions Act and any other applicable Law.

Section 10.11 Financing Provisions. Notwithstanding anything in this Agreement to the contrary, the Company, on behalf of itself, its Subsidiaries and each of its controlled Affiliates, hereby (a) agrees that any legal action involving the Financing Entities and arising out of or relating to this Agreement or the Financing, or any of the agreements entered into in connection with the Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, whether at law or in equity, whether in contract or in tort or otherwise, shall be subject to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, New York, New York, so long as such forum is and remains available, and any appellate court thereof, and each Party irrevocably submits itself and its property with respect to any such legal action to the exclusive jurisdiction of such court, (b) agrees that any such legal action shall be governed by the Laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the Laws of another state), except as otherwise provided in any agreement relating to the Financing and except to the extent relating to the interpretation of any provisions in this Agreement (including any applicable commitment letter or in any definitive documentation related to the Financing that expressly specifies that the interpretation of such provisions shall be governed by and construed in accordance with the Laws of the State of Delaware), (c) knowingly, intentionally and voluntarily waives, to the fullest extent permitted by applicable Law, trial by jury in any such legal action brought against the Financing Entities in any way arising out of or relating to this Agreement or the Financing, or any of the agreements entered into in connection with the Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, (d) agrees that none of the Financing Entities shall have any liability to the Company or any of the Company Subsidiaries or any of their respective controlled Affiliates or Representatives arising out of or relating to this Agreement or the Financing or any of the agreements entered into in connection with the Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder (subject to the last sentence of this Section 10.11) and waives any and all rights or claims against the Financing Entities with respect to the foregoing and agrees not to commence (and if commenced, agrees to dismiss or otherwise terminate) any legal action against any Financing Entity with respect to the foregoing, and (e) agrees that the Financing Entities are express third-party beneficiaries of, and may enforce, any of the provisions of this Section 10.11, and that this Section 10.11 may not be amended in a manner adverse to the Financing Entities without the written consent of the Financing Parties (such consent not to be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, nothing in this Section 10.11 shall in any way limit or modify the rights and obligations of Parent under this Agreement or any Financing Party’s obligations to Parent under any applicable commitment letter or other definitive documentation executed in connection with the Financing, or the rights of the Company and the Company Subsidiaries against the Financing Parties with respect to the Financing or any of the transactions contemplated thereby or any services thereunder following the Closing Date.

Section 10.12 Certificates. In executing any certificate or other documentation in connection with this Agreement, officers and employees of the Parties are acting in their corporate capacities and are not assuming personal liability in connection therewith.

[Signature page follows.]

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first above written.

ABBOTT LABORATORIES

By:	/s/ Philip P. Boudreau
Name:	Philip P. Boudreau
Title:	Executive Vice President, Finance and Chief Financial Officer

BADGER MERGER SUB I, INC.

By:	/s/ Philip P. Boudreau
Name:	Philip P. Boudreau
Title:	President

[Signature Page to Agreement and Plan of Merger]

EXACT SCIENCES CORPORATION

By:	/s/ Kevin T. Conroy
Name:	Kevin T. Conroy
Title:	President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Exhibit A

Form of Surviving Corporation Certificate of Incorporation

[See attached]

Final Form

SEVENTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

EXACT SCIENCES CORPORATION

* * *

ARTICLE I

The name of the corporation (hereinafter called the “Corporation”) is Exact Sciences Corporation.

ARTICLE II

The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV

The total number of shares of stock which the Corporation shall have authority to issue is 1,000, all of which shall be common stock, and the par value of each such share shall be $0.01.

ARTICLE V

No director (including any advisory director) of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that, to the extent provided by applicable law, this provision shall not eliminate the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

ARTICLE VI

Section 6.1 Actions, Suits and Proceedings Other than by or in the Right of the Corporation. The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding anything to the contrary in this Article VI, except as set forth in Section 6.6 below, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the board of directors of the Corporation.

Section 6.2 Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys’ fees) which the Court of Chancery of Delaware or such other court shall deem proper.

Section 6.3 Indemnification for Expenses of Successful Party. Notwithstanding the other provisions of this Article VI, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Section 6.1 and Section 6.2 of this Article VI, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, he shall be indemnified against all expenses (including attorneys’ fees) actually and reasonably incurred by him or on his behalf in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by the Indemnitee, (iv) an adjudication that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his conduct was unlawful, the Indemnitee shall be considered for the purpose hereof to have been wholly successful with respect thereto.

Section 6.4 Notification and Defense of Claim. As a condition precedent to his right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this Section 6.4. The Indemnitee shall have the right to employ his own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article VI. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

Section 6.5 Advance of Expenses. Subject to the provisions of Section 6.6 below, in the event that the Corporation does not assume the defense pursuant to Section 6.4 of this Article VI of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article VI, any expenses (including attorneys’ fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter; provided, however, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article VI. Such undertaking may be accepted without reference to the financial ability of such person to make such repayment.

Section 6.6 Procedure for Indemnification. In order to obtain indemnification or advancement of expenses pursuant to Section 6.1, Section 6.2, Section 6.3 or Section 6.5 of this Article VI, the Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to requests under Section 6.1, Section 6.2 or Section 6.5 the Corporation determines, by clear and convincing evidence, within such 60-day period that the Indemnitee did not meet the applicable standard of conduct set forth in Section 6.1 or Section 6.2, as the case may be. Such determination shall be made in each instance by (a) a majority vote of the directors of the Corporation who are not at that time parties to the action, suit or proceeding in question (the “disinterested directors”), even though less than a quorum, (b) if there are no such disinterested directors, or if such disinterested directors so direct, by independent legal counsel (who may be regular legal counsel to the corporation) in a written opinion, (c) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, or (d) a court of competent jurisdiction.

Section 6.7 Remedies. The right to indemnification or advances as granted by this Article VI shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the 60-day period referred to above in Section 6.6. Unless otherwise provided by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article VI shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 6.6 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee’s expenses (including attorneys’ fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

Section 6.8 Subsequent Amendment. No amendment, termination or repeal of this Article VI or of the relevant provisions of the DGCL or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

Section 6.9 Other Rights. The indemnification and advancement of expenses provided by this Article VI shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this Article VI shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article VI. In addition, the Corporation may, to the extent authorized from time to time by its board of directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article VI.

Section 6.10 Partial Indemnification. If an Indemnitee is entitled under any provision of this Article VI to indemnification by the Corporation for some or a portion of the expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

Section 6.11 Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 6.12 Merger or Consolidation. If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article VI with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

Section 6.13 Savings Clause. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by an applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

Section 6.14 Definitions. Terms used herein and defined in Section 145(h) and Section 145(i) of the DGCL shall have the respective meanings assigned to such terms in such Section 145(h) and Section 145(i).

Section 6.15 Subsequent Legislation. If the DGCL is amended after adoption of this Article VI to expand further the indemnification permitted to Indemnitees, then the Corporation shall indemnify such persons to the fullest extent permitted by the DGCL, as so amended.

Section 6.16 Merger Agreement. Reference is made to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 19, 2025, by and among the Corporation, Abbott Laboratories (“Parent”) and Badger Merger Sub I, Inc. (“Merger Sub”), setting forth, among other things, the terms and conditions of the merger of the Corporation with and into Merger Sub (the effective time of such merger, the “Effective Time”), with the Corporation surviving the merger in accordance with the DGCL as a wholly owned subsidiary of Parent. Notwithstanding anything to the contrary contained in this Amended and Restated Certificate of Incorporation (this “Amended and Restated Certificate of Incorporation”), the provisions of Article V and this Article VI shall not, for a period of at least six (6) years from and after the Effective Time, be amended, repealed or otherwise modified in any manner that could adversely affect the rights hereunder or under the bylaws of the Corporation (the “Bylaws”) of any Indemnified Person (as defined in the Merger Agreement) without such Indemnified Person’s written consent, except to the extent required by applicable law.

ARTICLE VII

In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation shall have the power, both before and after receipt of any payment for any of the Corporation’s capital stock, to adopt, amend, repeal or otherwise alter the Bylaws; provided, however, that the grant of such power to the board of directors shall not divest the stockholders of or limit their power to adopt, amend, repeal or otherwise alter the Bylaws.

ARTICLE VIII

The duration of the Corporation shall be perpetual.

ARTICLE IX

Elections of directors need not be by written ballot unless the Bylaws so provide.

ARTICLE X

Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under § 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under § 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

ARTICLE XI

Subject to Section 6.8 and Section 6.16 the Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. No amendment, modification or repeal of any provision set forth in this Amended and Restated Certificate of Incorporation shall affect any individual’s right to indemnification or the limitation of liability with respect to any acts or omissions or such individual occurring prior to such amendment, modification or repeal.

* * *

Exhibit B

Form of Surviving Corporation Bylaws

[See attached]

Final Form

EIGHTH AMENDED AND RESTATED

BYLAWS

OF

EXACT SCIENCES CORPORATION

(Delaware)

* * *

ARTICLE I

Offices

Section 1.1 Registered Office. The corporation shall maintain a registered office and registered agent in the State of Delaware. The registered office and/or registered agent of the corporation may be changed from time to time by action of the board of directors.

Section 1.2 Other Offices. The corporation may also have offices at such other places either within or outside the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

Section 1.3 Books and Records. Books and records of the corporation may be kept at the corporation’s headquarters or such other location or locations, within or outside the State of Delaware, as may from time to time be designated by the board of directors.

ARTICLE II

Stockholders

Section 2.1 Action by Consent Without Meeting. Any action required or permitted to be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its principal place of business or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 2.2 Annual Elections. An annual election of directors shall be held either by written consent of stockholders without a meeting, under Section 2.1 of these bylaws, or at a meeting at such time as shall be determined by resolution of the board of directors, and duly called to be held at such hour and place either within or without the State of Delaware as may be stated in the call and notice. If the consent is less than unanimous, it will constitute a consent in lieu of the annual meeting only if all of the directorships to which directors could be elected at an annual meeting held at the effective time of the consent were (i) vacant at the effective time and (ii) filled by action of the consent.

Section 2.3 Special Meetings. Special meetings of stockholders may be held upon call of the president or a majority of the board of directors (and shall be called by the secretary upon written request, stating the purpose of the meeting, of stockholders who together own of record 25% of the outstanding stock of any class entitled to vote at such meeting), at such time and place either within or without the State of Delaware as may be stated in the call and notice.

Section 2.4 Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date, time and means of remote communication, if any, of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at their address as it appears on the records of the corporation.

Section 2.5 Adjournments. Any meeting of stockholders may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meetings. If the adjournment is for more than thirty days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the board of directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 2.9 of these bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 2.6 Quorum. At each meeting of stockholders, except where otherwise provided by law or the certificate of incorporation or these bylaws, the holders present in person or by proxy of a majority of the outstanding shares of each class of stock entitled to vote at the meeting shall constitute a quorum. For purposes of the foregoing, two or more classes or series of stock shall be considered a single class if entitled to vote together as a single class upon a particular election or question. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided by Section 2.5 of these bylaws until a quorum shall attend.

Section 2.7 Organization. Meetings of stockholders shall be presided over by the president, or in their absence by a vice president, or in the absence of the foregoing persons by a chairperson chosen at the meeting. The secretary shall act as secretary of the meeting, but in their absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 2.8 Voting; Proxies. Unless otherwise provided in the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question. Each such stockholder may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. All elections of directors shall be by written ballot, unless otherwise provided in the certificate of incorporation; but voting on other questions by stockholders need not be by ballot and need not be conducted by inspectors. A plurality of the votes cast shall be sufficient for election of directors by stockholders. Unless otherwise provided by law, the certificate of incorporation or these bylaws, or a resolution of the board of directors, all other questions shall be decided by the vote of the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at a meeting, or by written consent without a meeting of the number of votes required by Section 2.1 of these bylaws.

Section 2.9 Fixing Date for Determination of Stockholders of Record. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix in advance a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held and (ii) the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by law, shall be the first date on which a signed written consent is delivered to the corporation. If no record date has been fixed by the board of directors and prior action by the board of directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action. The record date for determining stockholders for any purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

ARTICLE III

Board of Directors

Section 3.1 Management of Affairs of Corporation. The property and business of the corporation shall be managed by or under the direction of its board of directors. The board of directors may exercise all such powers of the corporation and do all such lawful acts and things as are not reserved exclusively to the stockholders by law, the certificate of incorporation or these bylaws.

Section 3.2 Number; Qualifications. The board of directors shall consist of one or more members. The number of directors shall be such as may be fixed from time to time either by stockholder action or by resolution of the board of directors. Directors need not be stockholders.

Section 3.3 Election; Resignation; Vacancies. Any director may resign at any time upon written notice to the corporation. Any vacancy occurring in the board of directors for any cause may be filled by a majority of the remaining members of the board of directors, although less than a quorum, or by a sole remaining director; or by a plurality of the votes cast at a meeting of stockholders; or by consent in writing signed by the holders of outstanding stock having not less than a majority of the votes of such stock. Whether elected at an annual election of directors or to fill an interim vacancy, each director shall hold office until the next succeeding annual election or until their successor is elected and qualified or until their earlier resignation or removal. Any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

Section 3.4 Regular Meetings. Regular meetings of the board of directors may be held at such places within or without the State of Delaware and at such times as the board of directors may from time to time determine, and if so determined, notices thereof need not be given.

Section 3.5 Special Meetings. Special meetings of the board of directors may be held at any time or place within or without the State of Delaware whenever called by a quorum of the board of directors. At least two days’ notice thereof shall be given by the person or persons calling the meeting.

Section 3.6 Telephonic Meetings Permitted. Members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of such board of directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.

Section 3.7 Quorum. At all meetings of the board of directors a majority of the entire board of directors shall constitute a quorum for the transaction of business. Except in cases in which the certificate of incorporation or these bylaws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

Section 3.8 Organization. Meetings of the board of directors shall be presided over by the president, or in their absence by a chairperson chosen at the meeting. The secretary shall act as secretary of the meeting, but in the secretary’s absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 3.9 Informal Action by Directors. Any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting, if all members of the board of directors or of such committee, as the case may be, consent to the action in writing or by electronic transmission, and the writing or electronic transmission is filed with the minutes of proceedings of the board of directors or committee.

ARTICLE IV

Officers

Section 4.1 Executive Officers; Election; Qualifications; Term of Office; Resignations; Vacancies. The board of directors, as soon as practicable after the annual election of directors in each year, shall elect a president, a secretary, and it may, if it so determines, elect a chairperson of the board of directors who need not be a member, one or more vice presidents, a treasurer and such other officers as the board of directors shall determine. The board of directors may also choose one or more assistant officers. Any offices may be held, and the duties performed, by one and the same person. Each such officer shall hold office until the first meeting, or action by consent without a meeting, of the board of directors after the annual election of directors next succeeding their election, or until their successor is elected and qualified or until their earlier resignation or removal. Any officer may resign at any time upon written notice to the corporation. Any officer may be removed from office at any time by the affirmative vote of a majority of the members of the board of directors then in office. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the board of directors at any regular or special meeting, or by unanimous written consent without a meeting.

Section 4.2 Powers and Duties of Executive Officers. The officers of the corporation shall have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time shall be conferred by these bylaws or the board of directors. The president shall, subject to the board of directors, have general direction and supervision of the business operations and affairs of the corporation. The chairperson of the board of directors shall have only such powers and authority as may be specifically delegated to him by the board of directors.

ARTICLE V

Stock

Section 5.1 Certificates. Every holder of stock shall be entitled to have a certificate signed by or in the name of the corporation by any two authorized officers of the corporation, certifying the number of shares owned by him in the corporation. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if they were such officer, transfer agent, or registrar at the date of issue.

Section 5.2 Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or their legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 5.3 Transfer of Stock. Transfers of shares of stock shall be made only on the books of the corporation by the registered holder thereof or by its attorney or successor duly authorized as evidenced by documents filed with the secretary or transfer agent of the corporation. In the case of certificated shares, upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and in compliance with any restrictions on transfer of which the corporation has notice applicable to the certificate or shares represented thereby, the corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. The board of directors may adopt such additional rules and regulations as it deems advisable concerning the transfer and registration of certificates of stock of the corporation.

ARTICLE VI

Miscellaneous

Section 6.1 Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors. In the absence of such a resolution, the fiscal year of the corporation shall be the calendar year.

Section 6.2 Seal. The corporate seal shall have the name of the corporation inscribed thereon and shall be in such form as may be approved from time to time by the board of directors.

Section 6.3 Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. The presence of a person at a meeting, or their participation in a telephonic meeting, shall constitute a waiver of notice, except when a person attends a meeting or participates in a telephonic meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called, convened or initiated. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

Section 6.4 Insurance. If authorized by the board of directors, the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or has served at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the full extent permitted by the DGCL as in effect at the time of the adoption of these bylaws or as amended from time to time.

Section 6.5 Amendment of Bylaws. These bylaws may be altered, amended or repealed by (i) the affirmative vote of a majority of the stock having voting power present in person or by proxy at any annual meeting of stockholders at which a quorum is present, or at any special meeting of stockholders at which a quorum is present, if notice of the proposed alteration, amendment or repeal is contained in the notice of such special meeting, or (ii) the affirmative vote of a majority of the directors then qualified and acting at any regular or special meeting of the board, if the certificate of incorporation confers such power upon the board; provided, however, that the stockholders may provide specifically for limitations on the power of directors to amend particular bylaws and, in such event, the directors’ power of amendment shall be so limited; and further provided that no reduction in the number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

Annex B

Centerview Partners LLC

31 West 52nd Street

New York, NY 10019

November 19, 2025

The Board of Directors

Exact Sciences Corporation

5505 Endeavor Lane

Madison, WI 53719

The Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock, par value $0.0l per share (the “Shares”) (other than Excluded Shares, as defined below), of Exact Sciences Corporation, a Delaware corporation (the “Company”), of the $105.00 per Share in cash, without interest, proposed to be paid to such holders pursuant to the Agreement and Plan of Merger proposed to be entered into (the “Agreement”) by and among Abbott Laboratories, an Illinois corporation (“Parent”), Badger Merger Sub I, Inc., a Delaware corporation and direct, wholly owned subsidiary of Parent (“Merger Sub”), and the Company. The Agreement provides that Merger Sub will be merged with and into the Company (the “Merger” and, collectively with the other transactions contemplated by the Agreement, the “Transaction”), as a result of which the Company will become a wholly owned, direct subsidiary of Parent and each issued and outstanding Share immediately prior to the effective time of the Merger (other than (i) each Share owned by the Company, Parent or Merger Sub, (ii) each Share owned by any direct or indirect wholly owned subsidiary of Parent (other than Merger Sub) or of the Company and (iii) Dissenting Shares (as defined in the Agreement) (the shares referred to in clauses (i) - (iii), together with any Shares held by any affiliate of the Company or Parent, “Excluded Shares”)) will be converted into the right to receive $105.00 per Share in cash, without interest (the $105.00 per Share consideration to be paid in the Merger, the “Consideration”). The terms and conditions of the Transaction are more fully set forth in the Agreement.

We have acted as financial advisor to the Board of Directors of the Company in connection with the Transaction. We will receive a fee for our services in connection with the Transaction, a portion of which is payable upon the rendering of this opinion and a substantial portion of which is contingent upon the consummation of the Transaction. In addition, the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement.

We are a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the past two years, except for our current engagement with the Company, we have not been engaged to provide financial advisory or other services to the Company, and we have not received any compensation from the Company during such period. In the past two years, we have not been engaged to provide financial advisory or other services to Parent or Merger Sub, and we have not received any compensation from Parent or Merger Sub during such period. We may provide financial advisory and other services to or with respect to the Company or Parent or their respective affiliates in

31 WEST 52ND STREET, 22ND FLOOR, NEW YORK, NY 10019

PHONE: (212) 380-2650  FAX: (212) 380-2651  WWW.CENTERVIEWPARTNERS.COM

The Board of Directors

Exact Sciences Corporation

November 19, 2025

the future, for which we may receive compensation. Certain (i) of our and our affiliates’ directors, officers, members and employees, or family members of such persons, (ii) of our affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, the Company, Parent or any of their respective affiliates, or any other party that may be involved in the Transaction.

In connection with this opinion, we have reviewed, among other things: (i) a draft of the Agreement dated November 19, 2025 (the “Draft Agreement”); (ii) Annual Reports on Form 10-K of the Company for the years ended December 31, 2024, December 31, 2023 and December 31, 2022; (iii) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; (iv) certain publicly available research analyst reports for the Company; (v) certain other communications from the Company to its stockholders; and (vi) certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of the Company, including certain financial forecasts, analyses and projections relating to the Company prepared by management of the Company and furnished to us by the Company for purposes of our analysis (the “Forecasts”) (collectively, the “Internal Data”). We have also participated in discussions with members of the senior management and representatives of the Company regarding their assessment of the Internal Data. In addition, we reviewed publicly available financial and stock market data, including valuation multiples, for the Company and compared that data with similar data for certain other companies, the securities of which are publicly traded, in lines of business that we deemed relevant. We also compared certain of the proposed financial terms of the Transaction with the financial terms, to the extent publicly available, of certain other transactions that we deemed relevant and conducted such other financial studies and analyses and took into account such other information as we deemed appropriate.

We have assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by us for purposes of this opinion and have, with your consent, relied upon such information as being complete and accurate. In that regard, we have assumed, at your direction, that the Internal Data (including, without limitation, the Forecasts) has been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the matters covered thereby and we have relied, at your direction, on the Internal Data for purposes of our analysis and this opinion. We express no view or opinion as to the Internal Data or the assumptions on which it is based. In addition, at your direction, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal, and we have not been asked to conduct, and did not conduct, a physical inspection of the properties or assets of the Company. We have assumed, at your direction, that the final executed Agreement will not differ in any respect material to our analysis or this opinion from the Draft Agreement reviewed by us. We have also assumed, at your direction, that the Transaction will be consummated on the terms set forth in the Agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to our analysis or this opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction, condition or other change will be imposed, the effect of which would be material to our analysis or this opinion. We have not evaluated and do not express any opinion as to the solvency or fair value of the Company, or the ability of the Company to pay its obligations when they come due, or as to the impact of the Transaction on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We are not legal, regulatory, tax or accounting advisors, and we express no opinion as to any legal, regulatory, tax or accounting matters.

The Board of Directors

Exact Sciences Corporation

November 19, 2025

We express no view as to, and our opinion does not address, the Company’s underlying business decision to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Company or in which the Company might engage. This opinion is limited to and addresses only the fairness, from a financial point of view, as of the date hereof, to the holders of the Shares (other than Excluded Shares) of the Consideration to be paid to such holders pursuant to the Agreement. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Agreement or the Transaction, including, without limitation, the structure or form of the Transaction, or any other agreements or arrangements contemplated by the Agreement or entered into in connection with or otherwise contemplated by the Transaction, including, without limitation, the fairness of the Transaction or any other term or aspect of the Transaction to, or any consideration to be received in connection therewith by, or the impact of the Transaction on, the holders of any other class of securities, creditors or other constituencies of the Company or any other party. In addition, we express no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of the Company or any party, or class of such persons in connection with the Transaction, whether relative to the Consideration to be paid to the holders of the Shares pursuant to the Agreement or otherwise. Our opinion is necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof, and we do not have any obligation or responsibility to update, revise or reaffirm this opinion based on circumstances, developments or events occurring after the date hereof. Our opinion does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transaction or any other matter.

Our financial advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction. The issuance of this opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.

Based upon and subject to the foregoing, including the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth herein, we are of the opinion, as of the date hereof, that the Consideration to be paid to the holders of Shares (other than Excluded Shares) pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

CENTERVIEW PARTNERS LLC

EXACT SCIENCES CORPORATION

5505 ENDEAVOR LANE

MADISON, WISCONSIN 53719

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/EXAS2026SM

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V82552-S28673         KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED.       DETACH AND RETURN THIS PORTION ONLY

EXACT SCIENCES CORPORATION

The Board of Directors recommends a vote FOR Proposals 1, 2 and 3:	For	Against	Abstain

1.

Proposal to adopt the Agreement and Plan of Merger, dated as of November 19, 2025, as it may be amended from time to time (the “Merger Agreement”), by and among Exact Sciences Corporation, Abbott Laboratories and Badger Merger Sub I, Inc. (the “Merger Agreement Proposal”).

	☐	☐	☐

2.

Proposal to approve, on an advisory (nonbinding) basis, the compensation that may be paid or become payable to Exact Sciences Corporation’s named executive officers that is based on or otherwise related to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”).

	☐	☐	☐

3.

Proposal to approve any adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the Special Meeting to approve the Merger Agreement Proposal (the “Adjournment Proposal”).

	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting and any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

V82553-S28673

EXACT SCIENCES CORPORATION

SPECIAL MEETING OF STOCKHOLDERS

February 20, 2026, at 10:00 a.m., Central Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

EXACT SCIENCES CORPORATION

Each signatory on the reverse side appoints Kevin T. Conroy and James Herriott, or either of them, with full power of substitution, as proxies to vote all the shares of common stock of Exact Sciences Corporation that the signatory is entitled to vote at the Special Meeting of Stockholders of Exact Sciences Corporation to be held on February 20, 2026, beginning at 10:00 a.m., Central Time (the “Special Meeting”), via live audio webcast at www.virtualshareholdermeeting.com/EXAS2026SM, and at any adjournment or postponement thereof.

To the extent the signatory is a participant in the Exact Sciences Corporation 401(k) Plan (the “401(k) Plan”), the signatory hereby instructs the trustee under the 401(k) Plan to vote as indicated on the reverse side all shares of Exact Sciences Corporation common stock held in the 401(k) Plan as to which the signatory would be entitled to give voting instructions if present at the Special Meeting. Shares held in the 401(k) Plan as to which voting instructions are not properly given in a timely manner will not be voted, except as required by applicable law. All participant voting instructions will be kept confidential by the trustee of the 401(k) Plan.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR each of Proposal 1 (the Merger Agreement Proposal), Proposal 2 (the Compensation Proposal) and Proposal 3 (the Adjournment Proposal). In their discretion, the proxies named herein are authorized to vote in accordance with their judgment upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

Continued and to be signed on reverse side